                                                    Rule Pursuant to 424B5
                                                    Registration No. 0001318784

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 18, 2005

                                 $1,381,986,000
                                 (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C1
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   depositor

                             COLUMN FINANCIAL, INC.
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                             mortgage loan sellers

                           --------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 166 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 25 classes of certificates, nine (9) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in April 2005. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 100.48% of the total initial principal balance of the offered certificates plus accrued interest from March 1, 2005. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-31 of this prospectus supplement.

                          Approximate         Initial
                         Total Initial      Pass-Through     Assumed Final        Rated Final      Expected Ratings
Offered Classes        Principal Balance        Rate       Distribution Date   Distribution Date   (Moody's/Fitch)
---------------        ------------------   ------------   -----------------   -----------------   ----------------
Class A-1............    $ 113,741,000       4.3460%        November 2009       February 2038        Aaa/AAA
Class A-2............    $ 125,500,000       4.6090%          April 2010        February 2038        Aaa/AAA
Class A-AB...........    $ 113,100,000       4.8150%        November 2013       February 2038        Aaa/AAA
Class A-3............    $ 181,606,000       4.8130%         January 2012       February 2038        Aaa/AAA
Class A-4............    $ 674,347,000       5.0140%         January 2015       February 2038        Aaa/AAA
Class A-J............    $  92,510,000       5.0750%         January 2015       February 2038        Aaa/AAA
Class B..............    $  43,423,000       5.1240%         January 2015       February 2038        Aa2/AA
Class C..............    $  13,216,000       5.1440%         January 2015       February 2038        Aa3/AA-
Class D..............    $  24,543,000       5.2030%         January 2015       February 2038         A2/A

    Delivery of the offered certificates, in book-entry form only, will be made on or about March 17, 2005.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse First Boston LLC, GMAC Commercial Holding Capital Markets Corp., Banc of America Securities LLC and Greenwich Capital Markets, Inc. will act as underwriters with respect to this offering. Credit Suisse First Boston LLC and GMAC Commercial Holding Capital Markets Corp. will be the co-lead managers, and Credit Suisse First Boston LLC will be the sole book running manager. Banc of America Securities LLC and Greenwich Capital Markets, Inc. will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

CREDIT SUISSE FIRST BOSTON
      GMAC COMMERCIAL HOLDING CAPITAL MARKETS CORP.
            BANC OF AMERICA SECURITIES LLC
                  RBS GREENWICH CAPITAL

            The date of this prospectus supplement is March 3, 2005.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C1

                                  [MAP OMITTED]

CALIFORNIA                         MARYLAND
21 PROPERTIES                      4 PROPERTIES
14.1% OF TOTAL                     1.0% OF TOTAL
NORTHERN CALIFORNIA
6 PROPERTIES                       PENNSYLVANIA
5.5% OF TOTAL                      5 PROPERTIES
SOUTHERN CALIFORNIA                4.7% OF TOTAL
15 PROPERTIES
8.6% OF TOTAL                      CONNECTICUT
                                   1 PROPERTY
NEVADA                             0.2% OF TOTAL
3 PROPERTIES
0.7% OF TOTAL                      MASSACHUSETTS
                                   1 PROPERTIES
UTAH                               0.1% OF TOTAL
2 PROPERTIES
1.9% OF TOTAL                      MAINE
                                   2 PROPERTIES
ARIZONA                            0.2% OF TOTAL
9 PROPERTIES
6.3% OF TOTAL                      NEW YORK
                                   8 PROPERTIES
KANSAS                             8.7% OF TOTAL
1 PROPERTY
0.1% OF TOTAL                      OHIO
                                   12 PROPERTIES
OKLAHOMA                           4.9% OF TOTAL
3 PROPERTIES
0.4% OF TOTAL                      MICHIGAN
                                   4 PROPERTIES
TEXAS                              1.0% OF TOTAL
31 PROPERTIES
14.2% OF TOTAL                     INDIANA
                                   2 PROPERTIES
LOUISIANA                          3.5% OF TOTAL
1 PROPERTY
0.1% OF TOTAL                      ILLINOIS
                                   3 PROPERTIES
MISSISSIPPI                        1.3% OF TOTAL
3 PROPERTIES
0.6% OF TOTAL                      WISCONSIN
                                   1 PROPERTY
ALABAMA                            0.3% OF TOTAL
3 PROPERTIES
1.8% OF TOTAL                      IOWA
                                   2 PROPERTIES
FLORIDA                            0.1% OF TOTAL
14 PROPERTIES
5.2% OF TOTAL                      NEBRASKA
                                   1 PROPERTY
GEORGIA                            0.4% OF TOTAL
2 PROPERTIES
0.3% OF TOTAL                      COLORADO
                                   8 PROPERTIES
KENTUCKY                           2.4% OF TOTAL
1 PROPERTY
0.7% OF TOTAL                      IDAHO
                                   1 PROPERTY
SOUTH CAROLINA                     1.9% OF TOTAL
1 PROPERTY
0.6% OF TOTAL                      WASHINGTON
                                   9 PROPERTIES
NORTH CAROLINA                     2.4% OF TOTAL
10 PROPERTIES
7.7% OF TOTAL                      OREGON
                                   2 PROPERTIES
VIRGINIA                           0.5% OF TOTAL
4 PROPERTIES
6.2% OF TOTAL                      WYOMING
                                   1 PROPERTY
DISTRICT OF COLUMBIA               2.8% OF TOTAL
1 PROPERTY
2.9% OF TOTAL

[CHART]

Hotel           10.2%
Industrial       2.4%
Mixed Use        2.0%
Self Storage     1.1%
Retail          33.6%
Multifamily     35.6%
Office          15.2%

[GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

28. HOTEL GIRAFFE                  48. BANK ONE BUILDINGS
    NEW YORK, NY                       DENVER, CO

                                   [GRAPHIC OMITTED]

                                   1D. THREE RIVERS MALL
                                       KELSO, WA

[GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

91. 910 OFFICE BUILDING            17. BP HUNTINGTON RIDGE APARTMENTS
    FT.LAUDERDALE, FL                  IRVING, TX

[GRAPHIC OMITTED]

11. SHOPPES AT BRINTON LAKE
    CONCORD TOWNSHIP, PA

[GRAPHIC OMITTED]
                                   [GRAPHIC OMITTED]
4. BEXLEY COMMONS AT ROSEDALE
   APARTMENTS                      6. SHERATON PREMIERE TYSONS CORNER
   CHARLOTTE, NC                      VIENNA, VA

[GRAPHIC OMITTED]
78. MIDLAND HEIGHTS APARTMENTS
    PAPILLION, NE

[GRAPHIC OMITTED]

84. MISSION VALLEY SQUARE
    SAN DIEGO, CA

[GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

9. BEXLEY CREEKSIDE APARTMENTS     15. THE MALL AT YUBA CITY
   CHARLOTTE, NC                       YUBA CITY, CA

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS......................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM..............S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.......................S-5
RISK FACTORS..........................................S-31
CAPITALIZED TERMS USED IN THIS PROSPECTUS
  SUPPLEMENT..........................................S-51
FORWARD-LOOKING STATEMENTS............................S-51
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS..........S-52
DESCRIPTION OF THE OFFERED CERTIFICATES..............S-108
YIELD AND MATURITY CONSIDERATIONS....................S-128
THE POOLING AND SERVICING AGREEMENT..................S-133
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
  FOR MORTGAGED PROPERTIES LOCATED IN
  TEXAS AND CALIFORNIA...............................S-158
FEDERAL INCOME TAX CONSEQUENCES......................S-159
ERISA CONSIDERATIONS.................................S-161
LEGAL INVESTMENT.....................................S-164
USE OF PROCEEDS......................................S-165
UNDERWRITING.........................................S-165
LEGAL MATTERS........................................S-166
RATING...............................................S-166
GLOSSARY.............................................S-168

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1    --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

EXHIBIT A-2    --   MORTGAGE POOL INFORMATION

EXHIBIT B      --   FORM OF TRUSTEE REPORT

EXHIBIT C      --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D      --   SCHEDULE OF REFERENCE RATES

EXHIBIT E      --   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT F      --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
  PRESENTED IN THIS PROSPECTUS...........................3
AVAILABLE INFORMATION; INCORPORATION BY
  REFERENCE..............................................3
SUMMARY OF PROSPECTUS....................................4
RISK FACTORS............................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS...............29
CREDIT SUISSE FIRST BOSTON MORTGAGE
  SECURITIES CORP.......................................29
USE OF PROCEEDS.........................................29
DESCRIPTION OF THE TRUST ASSETS.........................30
YIELD AND MATURITY CONSIDERATIONS.......................53
DESCRIPTION OF THE CERTIFICATES.........................59
DESCRIPTION OF THE GOVERNING DOCUMENTS..................67
DESCRIPTION OF CREDIT SUPPORT...........................77
LEGAL ASPECTS OF MORTGAGE LOANS.........................79
FEDERAL INCOME TAX CONSEQUENCES.........................90
STATE AND OTHER TAX CONSEQUENCES.......................124
ERISA CONSIDERATIONS...................................124
LEGAL INVESTMENT.......................................127
PLAN OF DISTRIBUTION...................................129
LEGAL MATTERS..........................................130
FINANCIAL INFORMATION..................................130
RATING.................................................130
GLOSSARY...............................................132

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL JUNE 15, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C1 Commercial Mortgage Pass-Through Certificates. The series 2005-C1 certificates will consist of 25 classes. The table below identifies and specifies various characteristics for 22 of those classes.

                                             APPROXIMATE
                                             % OF TOTAL
                            INITIAL TOTAL      INITIAL                                                  ASSUMED
            EXPECTED      PRINCIPAL BALANCE  CERTIFICATE                  PASS-THROUGH    INITIAL       WEIGHTED
             RATINGS         OR NOTIONAL      PRINCIPAL    APPROXIMATE        RATE      PASS-THROUGH  AVERAGE LIFE
 CLASS   (MOODY'S/FITCH)       AMOUNT          BALANCE    CREDIT SUPPORT  DESCRIPTION       RATE        (YEARS)
-------  ---------------  -----------------  -----------  --------------  ------------  ------------  ------------
  A-1         Aaa/AAA       $   113,741,000      7.53%         20.00%         Fixed        4.3460%         3.2
  A-2         Aaa/AAA       $   125,500,000      8.31%         20.00%         Fixed        4.6090%         4.9
  A-AB        Aaa/AAA       $   113,100,000      7.49%         20.00%         Fixed        4.8150%         6.7
  A-3         Aaa/AAA       $   181,606,000     12.02%         20.00%         Fixed        4.8130%         6.8
  A-4         Aaa/AAA       $   674,347,000     44.65%         20.00%        WAC Cap       5.0140%         9.6
  A-J         Aaa/AAA       $    92,510,000      6.12%         13.88%        WAC Cap       5.0750%         9.8
   B          Aa2/AA        $    43,423,000      2.87%         11.00%        WAC Cap       5.1240%         9.8
   C          Aa3/AA-       $    13,216,000      0.88%         10.13%        WAC Cap       5.1440%         9.8
   D           A2/A         $    24,543,000      1.62%          8.50%        WAC Cap       5.2030%         9.8
   E           A3/A-        $    18,880,000      1.25%          7.25%        WAC Cap       5.2920%         N/A
   F         Baa1/BBB+      $    20,767,000      1.37%          5.88%         Fixed        4.8210%         N/A
   G         Baa2/BBB       $    15,104,000      1.00%          4.88%        WAC Cap       4.9650%         N/A
   H         Baa3/BBB-      $    18,880,000      1.25%          3.63%        WAC Cap       5.4460%         N/A
   J          Ba1/BB+       $     5,663,000      0.37%          3.25%        WAC Cap       4.8550%         N/A
   K          Ba2/BB        $     5,664,000      0.38%          2.88%        WAC Cap       4.8550%         N/A
   L          Ba3/BB-       $     5,664,000      0.38%          2.50%        WAC Cap       4.8550%         N/A
   M           B1/B+        $     5,664,000      0.38%          2.13%        WAC Cap       4.8550%         N/A
   N           B2/B         $     5,664,000      0.38%          1.75%        WAC Cap       4.8550%         N/A
   O           B3/B-        $     3,776,000      0.25%          1.50%        WAC Cap       4.8550%         N/A
   P           NR/NR        $    22,655,836      1.50%          0.00%        WAC Cap       4.8550%         N/A
  A-X         AAA/Aaa       $ 1,510,367,836       N/A            N/A       Variable IO     0.0614%         N/A
  A-SP        AAA/Aaa       $ 1,426,004,000       N/A            N/A       Variable IO     0.5846%         N/A

          ASSUMED
         PRINCIPAL      ASSUMED FINAL
 CLASS     WINDOW    DISTRIBUTION DATE
-------  ----------  -----------------
  A-1    4/05-11/09    November 2009
  A-2    11/09-4/10      April 2010
  A-AB   4/10-11/13    November 2013
  A-3    11/11-1/12     January 2012
  A-4    11/13-1/15     January 2015
  A-J    1/15-1/15      January 2015
   B     1/15-1/15      January 2015
   C     1/15-1/15      January 2015
   D     1/15-1/15      January 2015
   E        N/A             N/A
   F        N/A             N/A
   G        N/A             N/A
   H        N/A             N/A
   J        N/A             N/A
   K        N/A             N/A
   L        N/A             N/A
   M        N/A             N/A
   N        N/A             N/A
   O        N/A             N/A
   P        N/A             N/A
  A-X       N/A             N/A
  A-SP      N/A             N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-AB, A-3, A-4, A-J, B, C and D certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Fitch, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in February 2038.

     - All of the classes in the table shown on this page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2005-C1 certificates with principal balances constitute the series 2005-C1 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M,
          N, O and P certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2005-C1 certificates through and including the distribution date in March 2006, the sum of (a) the lesser of $103,008,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F and G certificates outstanding from time to time;

          (2) during the period following the distribution date in March 2006 through and including the distribution date in March 2007, the sum of (a) the lesser of $36,466,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F and G certificates outstanding from time to time;

          (3) during the period following the distribution date in March 2007 through and including the distribution date in March 2008, the sum of (a) the lesser of $90,412,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class A-AB, A-3, A-4, A-J, B, C, D, E, F and G certificates outstanding from time to time;

          (4) during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $22,283,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-3, A-4, A-J, B, C, D, E and F certificates outstanding from time to time, and (c) the lesser of $2,475,000 and the total principal balance of the class G certificates outstanding from time to time;

          (5) during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $18,742,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-4, A-J, B, C and D certificates outstanding from time to time, and
               (c) the lesser of $16,572,000 and the total principal balance of the class E certificates outstanding from time to time;

          (6) during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $61,475,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the total principal balance of the class A-4, A-J, B and C certificates outstanding from time to time, and (c) the lesser of $18,529,000 and the total principal balance of the class D certificates outstanding from time to time;

          (7) during the period following the distribution date in March 2011 through and including the distribution date in March 2012, the sum of (a) the lesser of $563,887,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-J and B certificates outstanding from time to time, and (c) the lesser of $12,345,000 and the total principal balance of the class C certificates outstanding from time to time; and

          (8)  following the distribution date in March 2012, $0.

     - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the February 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C1 principal balance certificates. If the entire total principal balance of any class of series 2005-C1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C1 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the February 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the March 2012 interest accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C1 principal balance certificates. In general, the total principal balance of each class of series 2005-C1 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2005-C1 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2012 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2005-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2005-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C1 principal balance certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C1 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the February 2012 interest accrual period, the total principal balance of each class of series 2005-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C1 principal balance certificates whose principal balance makes up such component.

     - The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (including, in the case of any mortgage loan that provides for payment of a fixed interest amount during any interest-only period, the interest rate effective during such interest-only period (calculated based on the stated mortgage interest rate, the assumption of a year consisting of twelve 30-day months, and, in some cases, applying an adjustment factor of 1.0138889)), minus the sum of the annual rates at which the related master servicing fee, any related primary servicing fee and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days (except any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during such interest-only period), then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - The initial pass-through rates shown in the table on page S-5 for the class A-X and A-SP certificates are approximate.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2005-C1 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of March 1, 2005, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2005-C1 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in March 2005. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance.................................................................     $   1,510,367,836
     Number of underlying mortgage loans...........................................................                   166
     Number of mortgaged real properties...........................................................                   177

     Greatest cut-off date principal balance.......................................................     $     119,572,264
     Smallest cut-off date principal balance.......................................................     $         664,395
     Average cut-off date principal balance........................................................     $       9,098,601

     Highest annual mortgage interest rate.........................................................                7.010%
     Lowest annual mortgage interest rate..........................................................                4.882%
     Weighted average annual mortgage interest rate................................................                5.399%

     Longest original term to maturity or anticipated repayment date...............................            240 months
     Shortest original term to maturity or anticipated repayment date..............................             60 months
     Weighted average original term to maturity or anticipated repayment date......................            109 months

     Longest remaining term to maturity or anticipated repayment date..............................            240 months
     Shortest remaining term to maturity or anticipated repayment date.............................             40 months
     Weighted average remaining term to maturity or anticipated repayment date.....................            105 months

     Highest debt service coverage ratio, based on underwritten net cash flow......................                 2.66x
     Lowest debt service coverage ratio, based on underwritten net cash flow.......................                 1.10x
     Weighted average debt service coverage ratio, based on underwritten net cash flow.............                 1.46x

     Highest cut-off date loan-to-value ratio......................................................                 80.0%
     Lowest cut-off date loan-to-value ratio.......................................................                 31.7%
     Weighted average cut-off date loan-to-value ratio.............................................                 73.0%

     In reviewing the foregoing table, please note that:

     - In the case of eight (8) of the underlying mortgage loans, which represent 3.7% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those eight (8) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND...............  CSFB Commercial Mortgage Trust 2005-C1, a New York
                           common law trust, will issue the series 2005-C1 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR................  Credit Suisse First Boston Mortgage Securities Corp.,
                           a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICER..........  GMAC Commercial Mortgage Corporation will act as master servicer with respect to the mortgage pool. It is also one of the mortgage loan sellers, and it is an affiliate of GMAC Commercial Holding Capital Markets Corp., one of the underwriters. Its servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania, 19044. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

SPECIAL SERVICER.........  Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the mortgage pool. Its servicing offices are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

                           The special servicer will, in general, be responsible for servicing and administering:

                           - underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                           - any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                           The special servicer and its affiliates will be permitted to purchase series 2005-C1 certificates.

                           The holders of a majority interest in the series 2005-C1 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool.

TRUSTEE..................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2005-C1 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF
SERIES 2005-C1
CERTIFICATEHOLDERS.......  At any time of determination, the controlling class of series 2005-C1 certificateholders will be the holders of the most subordinate class of series 2005-C1 certificates, exclusive of the A-X, A-SP, R, LR and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2005-C1 certificates, exclusive of the A-X, A-SP, R, LR and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2005-C1 certificateholders will be the holders of the most subordinate class of series 2005-C1 certificates, exclusive of the A-X, A-SP, R, LR and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2005-C1 certificateholders, the class A-1, A-2, A-AB, A-3 and A-4 certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series 2005-C1 Directing Certificateholder and the Series 2005-C1 Controlling Class" in this prospectus supplement.

SERIES 2005-C1 DIRECTING
CERTIFICATEHOLDER........  The series 2005-C1 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C1 controlling class selected by holders (or beneficial owners) of series 2005-C1 certificates representing a majority interest in the series 2005-C1 controlling class.

                           As and to the extent described under "The Pooling and Servicing Agreement--The Series 2005-C1 Directing Certificateholder and the Series 2005-C1 Controlling Class" in this prospectus supplement, the series 2005-C1 directing certificateholder may direct the special servicer with respect to various servicing matters involving the underlying mortgage loans.

                           See "The Pooling and Servicing Agreement--The Series 2005-C1 Directing Certificateholder and the Series 2005-C1 Controlling Class" in this prospectus supplement.

                           If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2005-C1 directing certificateholder or the special servicer may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

UNDERWRITERS.............  Credit Suisse First Boston LLC, GMAC Commercial
                           Holding Capital Markets Corp., Greenwich Capital Markets, Inc. and Banc of America Securities LLC are the underwriters with respect to this offering. Credit Suisse First Boston LLC and GMAC Commercial Holding Capital Markets Corp. will be the co-lead managers and Credit Suisse First Boston LLC will be the sole book running manager. Greenwich Capital Markets, Inc. and Banc of America

                           Securities LLC will be the co-managers. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. GMAC Commercial Holding Capital Markets Corp. is an affiliate of GMAC Commercial Mortgage Corporation, which is also one of the mortgage loan sellers and the master servicer.

MORTGAGE LOAN SELLERS....  We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers:

                           - Column Financial, Inc., a Delaware corporation. It is an affiliate of us and of Credit Suisse First Boston LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326; and

                           -    GMAC Commercial Mortgage Corporation, a
                                California corporation. It is also the master servicer and an affiliate of GMAC Commercial Holding Capital Markets Corp., one of the underwriters. GMAC Commercial Mortgage Corporation's principal offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

                           See "Description of the Underlying Mortgage
                           Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.............  All payments and collections received on each of the underlying mortgage loans after its due date in March 2005, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in March 2005 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE...............  The date of initial issuance for the series 2005-C1 certificates will be on or about March 17, 2005.

DUE DATES................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                              NUMBER OF    % OF INITIAL MORTGAGE
                              DUE DATE     MORTGAGE LOANS      POOL BALANCE
                           --------------  --------------  ---------------------
                                11th            133                62.8%
                                 1st             32                29.3%
                                 5th              1                 7.9%

DETERMINATION DATE.......  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2005-C1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with April 2005, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE........  Distributions on the series 2005-C1 certificates are scheduled to occur monthly, commencing in April 2005. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE..............  The record date for each monthly distribution on a series 2005-C1 certificate will be the last business day of the prior calendar month. The registered holders of the series 2005-C1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD........  Amounts available for distribution on the series
                           2005-C1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                           -    will relate to a particular distribution date,

                           - will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                           - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD..  The amount of interest payable with respect to the interest-bearing classes of the series 2005-C1 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL..................  The series 2005-C1 certificates offered by this prospectus supplement are the class A-1, A-2, A-AB, A-3, A-4, A-J, B, C and D certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. PRIORITY OF
   DISTRIBUTIONS.........  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2005-C1 certificateholders, in the following order:

                                DISTRIBUTION ORDER                        CLASS
                           ----------------------------    ------------------------------------
                                        1st                 A-1, A-2, A-AB, A-3, A-4, A-X and
                                                                           A-SP
                                        2nd                                A-J
                                        3rd                                 B
                                        4th                                 C
                                        5th                                 D
                                    Thereafter                The Other Non-Offered Classes,
                                                           Exclusive of the R, LR and V Classes

                           Interest distributions with respect to the A-1, A-2, A-AB, A-3, A-4, A-X and A-SP classes are to be made concurrently on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates.

                           Allocation of principal distributions among the A-1, A-2, A-AB, A-3 and A-4 classes is described under "--Distributions--Principal Distributions" below. The class A-X, A-SP, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                           See "Description of the Offered
                           Certificates--Distributions--Priority of
                           Distributions" in this prospectus supplement.

B. INTEREST
   DISTRIBUTIONS.........  Each class of series 2005-C1 certificates, other than the class R, class LR and class V certificates, will bear interest. With respect to each interest-bearing class of series 2005-C1 certificates, that interest will accrue during each interest accrual period based upon:

                           - the pass-through rate with respect to that class for that interest accrual period;

                           - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                           - the assumption that each year consists of twelve 30-day months.

                           However, the class A-SP certificates will not accrue interest beyond the February 2012 interest accrual period.

                           If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                           Distributions" in this prospectus supplement, the resulting interest shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2005-C1 certificates, including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                           On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                           See "Description of the Offered
                           Certificates--Distributions--Interest Distributions"
                           and "--Distributions--Priority of Distributions" in this prospectus supplement.

C. PRINCIPAL
   DISTRIBUTIONS.........  Subject to--

                           -    available funds,

                           - the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                           - the reductions to principal balances described under "--Reductions of Certificate Principal Balances in Connection with Losses and Expenses" below,

                           the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                           However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2005-C1 certificates, prior to being reimbursed out of payments and other collections of interest otherwise distributable on the series 2005-C1 certificates.

                           Additionally, in the event that any advance
                           (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                           The trustee must make principal distributions in a specified sequential order such that:

                           - no principal distributions will be made to the holders of any of the class E, F, G, H, J, K, L, M, N, O or P certificates until the total principal balance of the offered certificates is reduced to zero;

                           - no principal distributions will be made to the holders of the class A-J, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                           - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero;

                           - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in April 2010 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1, class A-2 and class A-3 certificates are reduced to zero prior to such date;

                           - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                           - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                           - except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                           - except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero.

                           Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-AB, A-3 and A-4 classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-AB, A-3 and A-4 classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                           The total distributions of principal to be made on the series 2005-C1 certificates on any distribution date will, in general, be a function of--

                           - the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                           - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                           The class A-X, A-SP, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                           See "Description of the Offered
                           Certificates--Distributions--Principal Distributions"
                           and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES...  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                           Certificates--Distributions--Distributions of Yield
                           Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X certificates and/or as additional interest to any holders of class A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES
AND EXPENSES.............  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal may fall below the total principal balance of the series 2005-C1 principal balance certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2005-C1 certificates on any distribution date, then the principal balances of the following classes of series 2005-C1 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                 REDUCTION ORDER                   CLASS
                           --------------------------   ---------------------------
                                       1st                           P
                                       2nd                           O
                                       3rd                           N
                                       4th                           M
                                       5th                           L
                                       6th                           K
                                       7th                           J
                                       8th                           H
                                       9th                           G
                                      10th                           F
                                      11th                           E
                                      12th                           D
                                      13th                           C
                                      14th                           B
                                      15th                          A-J
                                      16th              A-1, A-2, A-AB, A-3 and A-4

                           Any reduction of the principal balances of the A-1, A-2, A-AB, A-3 and A-4 classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                           See "Description of the Offered
                           Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS.................  Except as described in the next three paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                           Neither the master servicer nor the trustee will advance master servicing fees or work-out fees.

                           Neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer and the trustee will conclusively rely on any determination of nonrecoverability made by the special servicer.

                           In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                           - the principal balance of, and other delinquent amounts (which may include unpaid servicing fees, unreimbursed servicing advances and interest on advances) due under or with respect to, the subject mortgage loan, exceed

                           -    an amount equal to--

                                1. 90% of the new estimated value of that real property, minus

                                2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                3.   the amount of related escrow payments,
                                     reserve funds and letters of credit which may be applied to payments on the subject mortgage loan,

                           then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2005-C1 certificates outstanding that evidences an interest in the subject mortgage loan.

                           See "Description of the Offered
                           Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS.......  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2005-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at the request of the depositor.

                           You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices, as applicable, during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                           See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.....  The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2005-C1 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C1 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                           - any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2005-C1 controlling class;

                           -    the special servicer; and

                           -    the master servicer.

                           If any party above exercises this option, then the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS............  The offered certificates will be issuable in registered form, in the following denominations:

                                                                     MULTIPLES IN EXCESS
                                                          MINIMUM        OF MINIMUM
                                     CLASS             DENOMINATION     DENOMINATION
                           --------------------------  -----------  --------------------
                           A-1, A-2, A-AB, A-3, A-4,     $ 10,000           $  1
                                A-J, B, C and D

CLEARANCE AND
SETTLEMENT...............  You will initially hold your offered certificates through The Depository Trust Company, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES.............  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as two separate real estate mortgage investment conduits in a tiered structure under Sections 860A through 860G of the Internal Revenue Code. Those two REMICs are as follows:

                           - REMIC I, which will consist of, among other things--

                                1. the regular interest in the "JFK Medical Pavilion II Loan REMIC" described below,

                                2. the mortgage loans that back the offered certificates (other than the JFK Medical Pavilion II loan), and

                                3. any mortgaged real properties that may be acquired by the trust fund following a borrower default (other than any mortgaged property that may be acquired following a default by the borrower under the JFK Medical Pavilion II loan), but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                           - REMIC II, which will hold the regular interests in REMIC I.

                           In addition, a separate REMIC election will be made with respect to the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 as JFK Medical Pavilion II. The "JFK Medical Pavilion II Loan REMIC" will generally consist of the JFK Medical Pavilion II loan, proceeds thereof and a beneficial interest in any related mortgaged property acquired by the trust fund following a borrower default.

                           Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                           The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                           It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes.

                           When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                           - the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                           - no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                           - there will be no extension of maturity for any underlying mortgage loan.

                           However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                           For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS.....  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                           We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                           -    Title I of ERISA, or

                           - Section 4975 of the Internal Revenue Code will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                           If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.........  The class A-1, A-2, A-AB, A-3, A-4, A-J, B and C offered certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest ratings categories by one of the rating agencies. The class D offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.

                           You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                           The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                           See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL..................  We intend to include the 166 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                           -    "Description of the Underlying Mortgage Loans";

                           - "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                           - Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Real Properties; and

                           -    Exhibit A-2--Mortgage Pool Information.

                           When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                           - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                           - All weighted average information provided with respect to the underlying mortgage loans or any sub-group of those mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement.

                           - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in March 2005 are timely made, and

                                2.   there are no prepayments or other
                                     unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in February 2005 up to and including its due date in March 2005.

                           - Whenever we refer to the term "initial mortgage pool balance" in this prospectus supplement, we intend for it to mean the total cut-off date principal balance of the entire mortgage pool.

                           - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                           - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

                           - In some cases, an individual underlying mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                1.   relative appraised values,

                                2.   relative underwritten net cash flow, or

                                3. prior allocations reflected in the related loan documents.

                           - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                           - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                           - Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS...........  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from two separate sellers. Each of the underlying mortgage loans was originated by--

                           - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                           - an affiliate of the related mortgage loan seller,

                           - a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program, or

                           - another third-party originator that sold such mortgage loan to a mortgage loan seller.

                           The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:


                                                                             NUMBER OF    % OF INITIAL MORTGAGE
                                       MORTGAGE LOAN SELLER               MORTGAGE LOANS      POOL BALANCE
                           ---------------------------------------------  --------------  ---------------------
                           1. Column Financial, Inc.....................       135                70.9%
                           2. GMAC Commercial Mortgage Corporation......        31                29.1%
                                                                          --------------  ---------------------
                           TOTAL........................................       166               100.0%

PAYMENT AND OTHER TERMS..  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                           Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                           Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor.

                           Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                           None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                           Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates and described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest," the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS............  One hundred fifty-nine (159) of the mortgage loans that we intend to include in the trust fund, which represent 98.4% of the initial mortgage pool balance, are balloon loans that provide for:

                           - an amortization schedule that is significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                           - in either case, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES..........  Four (4) of the mortgage loans that we intend to include in the trust fund, which represent 1.0% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                           - Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                1.   be deferred,

                                2.   in some cases, be compounded,

                                3.   be payable only after the outstanding
                                     principal balance of the subject mortgage loan is paid in full, and

                                4. be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                           - Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                           - Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                           - After the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS...  Three (3) of the mortgage loans that we intend to include in the trust fund, which represent 0.6% of the initial mortgage pool balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These three (3) mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INITIAL INTEREST ONLY
PERIODS..................  Six (6) of the mortgage loans that we intend to include in the trust fund, which represent 10.4% of the initial mortgage pool balance, do not provide for any amortization prior to the maturity date (or in certain cases, anticipated repayment date, as applicable). Forty-four (44) other mortgage loans that we intend to include in the trust fund, which represent 37.9% of the initial mortgage pool balance, provide for an interest only period of between 12 and 60 months following origination.

CROSSED MORTGAGE LOANS
AND MULTI-PROPERTY
MORTGAGE LOANS...........  The trust fund will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                              NUMBER OF  % OF INITIAL
                                                                              MORTGAGE     MORTGAGE
                                      PROPERTY/PORTFOLIO NAME(S)                LOANS    POOL BALANCE
                           -------------------------------------------------  ---------  ------------
                           1.  Bexley Multifamily Portfolio.................      2          3.5%
                           2.  BP Multifamily Portfolio A...................      4          3.1%
                           3.  BP Multifamily Portfolio B...................      3          2.0%
                           4.  Highland - Highland Park Place
                               Highland - 13939 Livernois Avenue............      2          0.3%

                           The trust fund will also include six (6) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                         % OF INITIAL
                                                                              NUMBER OF    MORTGAGE
                                      PROPERTY/PORTFOLIO NAME(S)             PROPERTIES  POOL BALANCE
                           ------------------------------------------------- ----------  ------------
                           1.  GGP Retail Portfolio.........................      4          7.9%
                           2.  Boyd Multifamily Portfolio...................      5          0.4%
                           3.  Carole Properties Portfolio..................      3          0.4%
                           4.  Fitchburg - Findlay Retail Properties........      2          0.3%
                           5.  Madison County Self Storages Portfolio.......      2          0.3%
                           6.  CT Storage Portfolio                               4          0.2%

                           In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in each of the foregoing two tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of
                           Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans,
                           Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE
LOANS....................  One hundred fifty-seven (157) of the mortgage loans that we intend to include in the trust fund, which represent 98.0% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

ADDITIONAL COLLATERAL
MORTGAGE LOANS...........  Nine (9) of the mortgage loans that we intend to include in the trust fund, which represent 8.5% of the initial mortgage pool balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                           - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                           - if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                           In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                           See "Description of the Underlying Mortgage
                           Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS............  Forty-nine (49) mortgage loans that we intend to include in the trust fund, which represent 53.4% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                           HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                           SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                           - a failure to pay the related mortgage loan in full on, or before, any related anticipated repayment date; or

                           - a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                           - a failure to meet a specified debt service coverage ratio; or

                           -    an event of default under the mortgage; or

                           - certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

                           For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                           MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                           The above-referenced 49 mortgage loans provide for the following types of lockbox accounts:

                                                                                                 % OF INITIAL
                                                                                  NUMBER OF      MORTGAGE POOL
                                           TYPE OF LOCKBOX                      MORTGAGE LOANS      BALANCE
                           -------------------------------------------------    --------------   -------------
                           Springing........................................         35              43.0%
                           Hard.............................................         14              10.4%
                           Modified.........................................          0               0.0%
                                                                                --------------   -------------
                           TOTAL                                                     49              53.4%

PREPAYMENT
CHARACTERISTICS OF THE
MORTGAGE LOANS...........  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                           - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                           - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                           - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                           However, as described under "--Additional Collateral Mortgage Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                           The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the trust fund following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                           Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                                          MORTGAGE POOL
                                                                                        -----------------
                           Maximum remaining lock-out or lock-out/defeasance period....     238 months
                           Minimum remaining lock-out or lock-out/defeasance period....      32 months
                           Weighted average remaining lock-out or lock-out/
                              defeasance period........................................     100 months

                           In some cases, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.......  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in March 2005.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS.......  The mortgage loans that we intend to include in the mortgage pool will have the following general characteristics as of their respective due dates in March 2005:

                                                                                                    MORTGAGE
                                                                                                      POOL
                                                                                                ----------------
                           Initial mortgage pool balance......................................  $  1,510,367,836
                           Number of underlying mortgage loans................................               166
                           Number of mortgaged real properties................................               177

                           Greatest cut-off date principal balance............................  $    119,572,264
                           Smallest cut-off date principal balance............................  $        664,395
                           Average cut-off date principal balance.............................  $      9,098,601

                           Highest annual mortgage interest rate..............................            7.010%
                           Lowest annual mortgage interest rate...............................            4.882%
                           Weighted average annual mortgage interest rate.....................            5.399%

                           Longest original term to maturity or anticipated repayment date....        240 months
                           Shortest original term to maturity or anticipated repayment date...         60 months
                           Weighted average original term to maturity or anticipated
                             repayment date...................................................        109 months

                           Longest remaining term to maturity or anticipated repayment date..         240 months
                           Shortest remaining term to maturity or anticipated repayment date..         40 months
                           Weighted average remaining term to maturity or anticipated
                             repayment date...................................................        105 months

                           Highest debt service coverage ratio, based on underwritten net
                             cash flow........................................................             2.66x
                           Lowest debt service coverage ratio, based on underwritten net
                             cash flow........................................................             1.10x
                           Weighted average debt service coverage ratio, based on
                             underwritten net cash flow.......................................             1.46x

                           Highest cut-off date loan-to-value ratio...........................             80.0%
                           Lowest cut-off date loan-to-value ratio............................             31.7%
                           Weighted average cut-off date loan-to-value ratio..................             73.0%

                           In reviewing the foregoing table, please note that:

                           - In the case of eight (8) of the underlying mortgage loans, which represent 3.7% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those eight
                                (8) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                           - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

B. GEOGRAPHIC
   CONCENTRATION.........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                      NUMBER OF   % OF INITIAL MORTGAGE
                                              STATE                   PROPERTIES      POOL BALANCE
                           -----------------------------------------  ----------  ---------------------
                           Texas....................................      31             14.2%
                           California...............................      21             14.1%
                           New York.................................       8              8.7%
                           North Carolina...........................      10              7.7%
                           Arizona..................................       9              6.3%
                           Virginia.................................       4              6.2%
                           Florida..................................      14              5.3%

                           The remaining mortgaged real properties with respect to the mortgage pool are located throughout 27 other states and the District of Columbia. No more than 4.9% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                           Fifteen (15) of the California properties, securing mortgage loans that represent 8.6% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and six (6) of the California properties, securing mortgage loans that represent 5.5% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                      NUMBER OF   % OF INITIAL MORTGAGE
                                         PROPERTY TYPE                PROPERTIES      POOL BALANCE
                           -----------------------------------------  ----------  ---------------------
                           Multifamily(1)...........................      71              35.6%
                           Retail...................................      60              33.6%
                           Office...................................      19              15.2%
                           Hotel....................................      10              10.2%
                           Industrial...............................       7               2.4%
                           Mixed Use................................       3               2.0%
                           Self Storage.............................       7               1.1%
                           TOTAL                                         177             100.0%

----------

                           (1) Multifamily properties include conventional rental properties as well as manufactured housing properties and cooperative properties.

D. ENCUMBERED INTERESTS..  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                    ENCUMBERED INTEREST IN THE        NUMBER OF   % OF INITIAL MORTGAGE
                                     MORTGAGED REAL PROPERTY          PROPERTIES      POOL BALANCE
                           -----------------------------------------  ----------  ---------------------
                           Fee......................................     170              90.2%
                           Leasehold................................       5               7.1%
                           Fee/Leasehold............................       2               2.7%
                                                                      ----------  ---------------------
                           TOTAL                                         177             100.0%

                           In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE
   LOANS.................  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund represent 36.0% of the initial mortgage pool balance. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    anchored, including shadow anchored, and unanchored retail properties;

     - multifamily properties, including manufactured housing properties and mobile home parks;

     -    office properties;

     -    industrial properties;

     -    self storage properties;

     -    limited service and full service hotel properties; and

     -    mixed use properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred fifty-nine (159) of the mortgage loans that we intend to include in the trust fund, which represent 98.4% of the initial mortgage pool balance, are balloon loans; and four (4) of the mortgage loans that we intend to include in the trust fund, which represent 1.0% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred twenty-nine
(129) of these mortgage loans, which represent 68.8% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from March 1, 2014 to February 28, 2015. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     -    increase in vacancy rates;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - increase in operating expenses at the mortgaged real property and in relation to competing properties;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - a decline in rental rates as leases are renewed or entered into with new tenants;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     -    creditworthiness of tenants;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     -    a decline in the financial condition of a major tenant;

     -    tenant defaults;

     -    demographic factors;

     -    consumer confidence;

     -    consumer tastes and preferences;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     -    proximity and attractiveness of competing properties;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     -    in the case of rental properties, the rate at which new rentals occur;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Seventy-one (71) mortgaged real properties, securing mortgage loans that represent 35.6% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     -    local factory or other large employer closings;

     - the location of the property, for example, a change in the neighborhood over time;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - the ability of the management to provide adequate maintenance and insurance;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

     -    distance from employment centers and shopping areas;

     - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level; and

     -    the financial condition of the owner of the subject property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Sixty (60) of the mortgaged real properties, securing mortgage loans that represent 33.6% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    the rights of certain tenants to terminate their leases;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 35 of the subject retail properties, securing mortgage loans that represent 27.2% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 25 of the subject retail properties, securing mortgage loans that represent 6.4% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchored tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchored tenant may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property (or occupancy otherwise drops), other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Nineteen (19) of the mortgaged real properties, securing mortgage loans that represent 15.2% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    an economic decline in the business operated by the tenants;

     -    location and accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements and/or sophisticated building systems and the adaptability of the building to changes in technological needs of the tenants;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     - an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     - diversity of an office building's tenants (or reliance on a single or dominant tenant); and

     -    the financial condition of the owner of the subject property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Ten (10) of the mortgaged real properties, securing mortgage loan that represent 10.2% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

     - the proximity of a hotel property to major population centers or attractions;

     - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

     - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

     - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

     - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

     Hotel properties also face risks related to their specialized function, including:

     - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

     - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

     - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

     The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Five (5) mortgaged real properties, securing mortgage loans that represent 0.9% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 20 other mortgaged real properties, securing mortgage loans that represent 9.8% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated, an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged property. These rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds or marketability.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the trust fund are secured by mortgaged real properties that consist of the related borrower's condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged property may not be readily convertible due to restrictive covenants applicable to a mortgaged property subject to a condominium regime. The rights of any other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such mortgaged real properties, due to the possible existence of multiple loss payees on any insurance policy covering those mortgaged real properties, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                                        % OF INITIAL
                                                                                   CUT-OFF DATE           MORTGAGE
                         PROPERTY/PORTFOLIO NAME                                PRINCIPAL BALANCE       POOL BALANCE
-------------------------------------------------------------------------       ------------------    ----------------
1.  GGP Retail Portfolio.................................................         $  119,572,264            7.9%
2.  Phelps Dodge Tower...................................................         $   54,500,000            3.6%
3.  Bexley Multifamily Portfolio(1)......................................         $   53,300,000            3.5%
4.  The Mansards.........................................................         $   52,000,000            3.4%
5.  Sheraton Premiere Tysons Corner......................................         $   51,332,283            3.4%
6.  BP Multifamily Portfolio A(2)........................................         $   47,420,000            3.1%
7.  Shoppes at Brinton Lake..............................................         $   45,500,000            3.0%
8.  2001 M Street........................................................         $   44,500,000            2.9%
9.  Rachel Bridge Apartments.............................................         $   38,000,000            2.5%
10. Battery Park City Retail and Entertainment Complex...................         $   37,830,000            2.5%

----------
(1) Consists of Bexley Creekside Apartments and Bexley Commons at Rosedale Apartments.
(2) Consists of BP Sweetwater Ranch Apartments, BP Prescott Place II Apartments, BP Prescott Place I Apartments and BP Berkshire of Addison Apartments.

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Four (4) groups of mortgage loans that we intend to include in the trust fund, which represent 9.0% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Twelve (12) of the mortgage loans that we intend to include in the trust fund, which represent 8.1% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB, A-3, A-4, A-J, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 34 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.9%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                               NUMBER OF               % OF INITIAL
                                                               MORTGAGED                 MORTGAGE
                             STATE                         REAL PROPERTIES            POOL BALANCE
          -------------------------------------------    --------------------    ------------------------
          Texas......................................             31                      14.2%
          California.................................             21                      14.1%
          New York...................................              8                       8.7%
          North Carolina.............................             10                       7.7%
          Arizona....................................              9                       6.3%
          Virginia...................................              4                       6.2%
          Florida....................................             14                       5.3%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

     - the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer or the special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of 30 underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of 136 mortgaged real properties, securing mortgage loans that represent 94.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 12-month period ending in March 2005. In the case of certain of the mortgaged real properties which are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     - those conditions were remediated or abated in all material respects prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

     - in those cases in which an offsite property is the location of the contamination, a responsible party may have been identified under applicable law, and generally either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of certain mortgaged real properties, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible generally in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Seven (7) of the mortgage loans that we intend to include in the trust fund, which represent 15.8% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests (including, in one case, a subleasehold interest) with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease or of a sub-ground lessor or sub-ground lessee under a sub-ground lease, the debtor entity has the right to continue or terminate the ground lease or sub-ground lease, as applicable. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee or sub-ground lessee whose ground lease and/or sub-ground lease, as applicable, is terminated by a debtor ground lessor or sub-ground lessor, as applicable, has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor or sub-ground lessor to provide any services required under the ground lease and/or sub-ground lease, as applicable. In the event of concurrent bankruptcy proceedings involving the ground lessor or sub-ground lessor and the ground lessee/sub-ground lessee/borrower, the ground lease and/or sub-ground lease, as applicable, could be terminated. It is also possible that, in the case of a sub-ground leasehold mortgage loan, a termination of the sub-ground lease could occur as a result of a termination of the ground lease in connection with a ground lessor or ground lessee bankruptcy or otherwise.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. V. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease or sub-ground lease, as applicable, upon a lease default, lending on a leasehold or subleasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    height and set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 33-month period preceding March 2005. One hundred sixty-seven (167) of those inspected mortgaged real properties, securing mortgage loans that represent 98.2% of the initial mortgage pool balance, were inspected during the 12-month period preceding March 2005. The scope of those inspections generally included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At seven (7) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if the exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     The master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions. If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2005-C1 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the trust fund, which represents 0.1% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. The special servicer, on behalf of the trust fund, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2005-C1 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2005-C1 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

     In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, the trust may in certain jurisdictions, particularly in California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C1 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-J, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-AB, A-3, A-4, A-X AND A-SP CERTIFICATES. If you purchase class A-J, B, C or D certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2005-C1 certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2005-C1 certificates,

     - the order in which the principal balances of the respective classes of the series 2005-C1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-C1 certificates,

     - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans, and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2005-C1 certificateholders.

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge or prepayment premium in connection with an involuntary prepayment. In general, yield maintenance charges or prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2005-C1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge or prepayment premium which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2005-C1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2005-C1 CERTIFICATES. The master servicer, the special servicer or an affiliate of either of them may purchase any of the series 2005-C1 certificates. In fact, it is anticipated that an affiliate of Lennar Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2005-C1 certificates. The purchase of series 2005-C1 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2005-C1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-C1 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2005-C1 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C1 certificates representing a majority interest in the controlling class of series 2005-C1 certificates will be entitled to designate a particular series 2005-C1 controlling class certificateholder (or beneficial owner of series 2005-C1 controlling class certificates) to exercise the rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--The Series 2005-C1 Directing Certificateholder and the Series 2005-C1 Controlling Class" in this prospectus supplement. You should expect that the series 2005-C1 directing certificateholder will exercise those rights and powers on behalf of the series 2005-C1 controlling class certificateholders, and it will not be liable to any class of series 2005-C1 certificateholders for doing so. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of certificates representing a majority interest in the controlling class of series 2005-C1 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C1 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2005-C1 controlling class will be a non-offered class of series 2005-C1 certificates. The series 2005-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-C1 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C1 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C1 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 166 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,510,367,836. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in March 2005, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in March 2005, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in February 2005 up to and including its due date in March 2005.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the trust fund. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" below, none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include four (4) groups of mortgage loans which represent approximately 9.0% of the initial mortgage pool balance that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                                 NUMBER OF STATES           % OF INITIAL
                                                                               WHERE THE PROPERTIES           MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                                  ARE LOCATED              POOL BALANCE
-------------------------------------------------------------------------      --------------------      -------------------
1.  Bexley Multifamily Portfolio(1)......................................              1                         3.5%
2.  BP Multifamily Portfolio A(2)........................................              1                         3.1%
3.  BP Multifamily Portfolio B(3)........................................              1                         2.0%
4.  Highland - Highland Park Place
    Highland - 13939 Livernois Avenue....................................              1                         0.3%

----------
(1) Consists of Bexley Creekside Apartments and Bexley Commons at Rosedale Apartments. See "--Significant Mortgage Loans--Bexley Multifamily Portfolio" in this prospectus supplement.
(2) Consists of BP Sweetwater Ranch Apartments, BP Prescott Place II Apartments, BP Prescott Place I Apartments and BP Berkshire of Addison Apartments. See "--Significant Mortgage Loans--BP Multifamily Portfolio A" in this prospectus supplement.
(3) Consists of BP Huntington Lakes Apartments, BP Huntington Ridge Apartments, and BP Berkshire Springs Apartments.

     In the case of the two (2) groups of cross-collateralized mortgage loans listed above as BP Multifamily Portfolio A and BP Multifamily Portfolio B, which collectively represent 5.1% of the initial mortgage pool balance, in connection with the defeasance or assumption of any one (1) or more of the seven (7) mortgage loans at any time after the fifth anniversary of the origination of the mortgage loans, the related borrower or borrowers may obtain a release of the defeased or assumed mortgage loan or loans from the cross-collateralization provisions (such that the mortgage loan or loans will no longer be cross-collateralized and cross-defaulted with the other mortgage loans in the cross-collateralized group) and a release of the mortgaged real property or properties related to such defeased or assumed mortgage loan or loans if certain conditions are satisfied, including the loans remaining in the crossed group (and in the case of an assumed loan, such assumed loan) having a loan-to-value ratio of no more than 75% and a debt service coverage ratio not less than 1.30x, and in the case of defeasance, an opinion of counsel that the trust fund will not fail to maintain its REMIC status as a result of the defeasance.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                                 NUMBER OF STATES           % OF INITIAL
                                                                               WHERE THE PROPERTIES           MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                                  ARE LOCATED              POOL BALANCE
-------------------------------------------------------------------------      --------------------      -------------------
1.  GGP Retail Portfolio.................................................               4                        7.9%
2.  Boyd Multifamily Portfolio...........................................               1                        0.4%
3.  Carole Properties Portfolio..........................................               1                        0.4%
4.  Fitchburg - Findlay Retail Properties................................               2                        0.3%
5.  Madison County Self Storages Portfolio...............................               1                        0.3%
6.  CT Storage Portfolio.................................................               1                        0.2%

     In the case of the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the GGP Retail Portfolio, which represents 7.9% of the initial mortgage pool balance, the borrower may obtain the release of any one of the four (4) mortgaged properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios for the remaining properties and defeasance of a portion of the mortgage loan equal to 105% of the allocated loan amount stipulated in the related loan documents for the individual property being released (or if the undefeased portion of the mortgage loan at the time a release is requested is less than the stipulated amount, defeasance of the remaining mortgage loan balance at the time of release). Additionally, the related borrower has the right to obtain the release of not more than two (2) individual mortgaged properties (and no more than one (1) property at any time) by substituting therefor another retail property of like kind and quality provided that certain conditions are satisfied, including minimum appraised value and net operating income requirements for the substitute property and receipt of rating agency confirmation that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the series 2005-C1 certificates in effect immediately before the substitution.

     In the case of the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Boyd Multifamily Portfolio, which represents 0.4% of the initial mortgage pool balance, the borrower may obtain a partial release of an individual mortgaged property after the expiration of the lockout period, upon the satisfaction of specified conditions, including the payment of 125% of the allocated loan amount specified in the related loan documents, a post-release combined loan-to-value ratio not in excess of 70% and a post-release combined debt service coverage ratio of at least 1.30x.

     In the case of the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Fitchburg-Findlay Retail Properties, which represents 0.3% of the initial mortgage pool balance, the borrower may obtain the release of any one (1) of the three (3) mortgaged properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios for the remaining properties and defeasance of a portion of the mortgage loan equal to the greater of 125% of the allocated loan amount stipulated in the related loan documents for the individual property being released or 80% of such individual property's sale price (or if the undefeased portion of the mortgage loan at the time a release is requested is less than the stipulated amount, defeasance of the remaining mortgage loan balance at the time of release).

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                                            % OF INITIAL
                                                                                    NUMBER OF                 MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                                 MORTGAGE LOANS            POOL BALANCE
-------------------------------------------------------------------------      --------------------      -------------------
1.  BP Multifamily Portfolio A/BP Multifamily Portfolio B/Kings Crossing
    Apartments/BP Berkshire Hills Apartments/Trails of Windfern
    Apartments/BP Pleasant Woods Apartments/Rosemont Crossing
    Apartments/Glenwood Apartments/Brookhaven Apartments/Sausalito
    Apartments...........................................................               15                       9.3%
2.  Hotel Giraffe/Library Hotel/Hotel Casablanca.........................                3                       1.9%
3.  Paseo Marketplace/Sunridge Plaza Phase II............................                2                       1.6%
4.  Tower Place Apartments/Stone Gate Apartments/Park Lane Apartments....                3                       1.0%

PARTIAL RELEASES OF PROPERTY

     In the case of certain of the underlying mortgage loans, including among others, those described below, the borrower has the right to obtain a release of an unimproved parcel or a parcel not otherwise included in underwritten income, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions, which generally include, among other things, (i) no existence of default, (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use, parking or other legal requirements applicable to the remaining mortgaged real property, and (iii) providing evidence that the future uses of the parcel to be released will not violate any covenant, restriction conditions or other title matter then encumbering the mortgaged real property.

     More specifically, in the case of the underlying mortgage loan secured by the GGP Retail Portfolio properties, which represents 7.9% of the initial mortgage pool balance, the borrower has certain rights to obtain a release of a portion of one or more individual mortgaged real properties. See "--Significant Mortgage Loans--GGP Retail Portfolio" in this prospectus supplement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Walnut Creek Retail, which represents 1.3% of the initial mortgage pool balance, the borrower has a put option to cause one of its tenants, Shurgard Storage Centers, Inc., to purchase the portion of the mortgaged real property leased by such tenant at a purchase price specified in the related lease. Shurgard also has a right of first refusal to purchase the leased premises at a specified price. The borrower may obtain a partial release of the Shurgard premises if the premises are being sold to Shurgard for at least the put option price or, if Shurgard has refused to purchase the premises, to another buyer for at least the put option price. The borrower is required to provide the lender with rating agency confirmation that this partial release will not result in a downgrade of any of the then-current ratings assigned to the series 2005-C1 certificates.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Columbus Center, which represents 1.0% of the initial mortgage pool balance, the lender may not unreasonably withhold its consent to the partial release of a paved parking area located on the mortgaged property, subject to the borrower satisfying certain conditions, no event of default existing under the mortgage loan, all governmental consents having been obtained, no impairment of access to, or the use of, the remaining property, creation of a separate tax lot for the remaining property, implementation of a cross-easement agreement between the release lot and the remaining property, the satisfaction of any other requirements deemed commercially reasonably by lender and if required, rating agency confirmation that the partial release will not result in a downgrade of any of the then-current ratings assigned to the series 2005-C1 certificates.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                    % OF INITIAL
                                              NUMBER OF               MORTGAGE
                  DUE DATE                 MORTGAGE LOANS           POOL BALANCE
          -------------------------    ----------------------    ------------------
          11th.....................              133                    62.8%
          1st......................               32                    29.3%
          5th......................                1                     7.9%
                                       ----------------------    ------------------
          TOTAL                                  166                   100.0%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred fifty-nine (159) of the mortgage loans that we intend to include in the trust fund, which represent 91.3% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis. Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 3.8% of the initial mortgage pool balance, accrue interest on a 30/360 Basis. Five (5) of the mortgage loans that we intend to include in the trust fund, which represent 4.9% of the initial mortgage pool balance, accrue interest at an implied rate calculated on the basis of a fixed series of payments during an interest-only period, followed by a period of required scheduled amortization, with interest accruing during such amortization period on an Actual/360 Basis.

     BALLOON LOANS. One hundred fifty-nine (159) of the mortgage loans that we intend to include in the trust fund, which represent 98.4% of the initial mortgage pool balance, are each characterized by--

     - an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD LOANS. Four (4) of the mortgage loans that we intend to include in the trust fund, which represent 1.0% of the initial mortgage pool balance, are each characterized by the following features:

     - A maturity date that is generally 15 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 11 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to, in the case of four (4) ARD Loans, which represent 1.0% of the initial mortgage pool balance, two percentage points over the initial mortgage interest rate).

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so.

The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Three (3) of the mortgage loans that we intend to include in the trust, which represent 0.6% of the initial mortgage pool balance, are characterized by--

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Forty-four (44) of the mortgage loans that we intend to include in the trust fund, which represent 37.9% of the initial mortgage pool balance, provide for an initial interest only period of between 12 and 60 months.

     Six (6) of the mortgage loans that we intend to include in the trust fund, which represent 10.4% of the initial mortgage pool balance, provide for an initial interest only period of between 60 and 120 months, which interest only period is either the entire term of such mortgage loans or until the anticipated repayment date.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - One hundred fifty-six (156) of the mortgage loans that we intend to include in the trust fund, which represent 97.7% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period and a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or yield maintenance charge;

     - Nine (9) of the mortgage loans that we intend to include in the trust fund, which represent 2.0% of the initial mortgage pool balance, provided for -

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. One hundred fifty-seven (157) of the mortgage loans that we intend to include in the trust fund, which represent 98.0% of the initial mortgage pool balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in March 2005. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in March 2005 is 238 months with respect to the entire mortgage pool;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in March 2005 is 34 months with respect to the entire mortgage pool; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in March 2005 is 101 months with respect to the entire mortgage pool.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 2.0% of the initial mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate plus or minus any applicable spread when compounded semi-annually. The term "Treasury Rate" will generally mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property.

The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Nine (9) mortgage loans that we intend to include in the trust fund, which represent 8.5% of the initial mortgage pool balance, are secured by letters of credit or cash reserves or a combination of both that in each such case:

     - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     The total amount of that additional collateral was $10,351,500 at the time of closing of each of those mortgage loans.

     DEFEASANCE LOANS. One hundred fifty-seven (157) of the mortgage loans that we intend to include in the trust fund, which represent 98.0% of the initial mortgage pool balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government obligations that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - may be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund, other than the JFK Medical Pavilion II mortgage loan, may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Forty-nine (49) mortgage loans that we intend to include in the trust fund, which represent 53.4% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

          5. certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

All of the mortgage loans referred to above provide for lockbox accounts as follows:

                                                                    % OF INITIAL
                                              NUMBER OF               MORTGAGE
               TYPE OF LOCKBOX             MORTGAGE LOANS           POOL BALANCE
          -------------------------    ----------------------    ------------------
          Springing................               35                    43.0%
          Hard.....................               14                    10.4%
          Modified.................                0                     0.0%
                                       ----------------------    ------------------
          TOTAL                                   49                    53.4%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 158 of the mortgage loans that we intend to include in the trust fund, which represent 83.0% of the initial mortgage pool balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, which may include because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 155 of the mortgage loans that we intend to include in the trust fund, which represent 78.4% of the initial mortgage pool balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

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     Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, which may include because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are generally required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

     - the borrower agreed to perform the required repairs within a certain time period, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-C1 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount deemed appropriate by the lender; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance regarding the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, with a deductible at a certain threshold or subject to certain other limitations as may be set forth in the related loan documents.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the trust fund, which represent 0.1% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in March 2005, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twenty (20) mortgaged real properties, securing mortgage loans that represent 9.8% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Five (5) mortgaged real properties, securing mortgage loans that represent 0.9% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     GROUND LEASES. Seven (7) of the mortgage loans that we intend to include in the trust fund, which represent 15.8% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest (and in one instance, the borrower's sub-ground leasehold interest) in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease or sub-ground lease, as applicable, after giving effect to all extension options, expires approximately 12 years or more after the stated maturity of the related mortgage loan,

     - the related ground lessor or sub-ground lessor, as applicable, has agreed in the related ground lease or sub-ground lease, as applicable, or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee or sub-ground lease, as applicable, and

     - in general, the ground lease or sub-ground lease, as applicable, or a separate estoppel or other agreement otherwise contains provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The mortgaged real property identified on Exhibit A-1 as 2001 M Street, which property represents security for 2.9% of the initial mortgage pool balance, secures two (2) mortgage loans held by a borrower affiliate, both of which are subject to a subordination and standstill agreement. See "--Significant Mortgage Loans--2001 M Street--Subordinate Financing."

     The mortgaged real property identified on Exhibit A-1 as Stuart Place Apartments, which property represents security for 0.1% of initial mortgage pool balance, secures three (3) mortgage loans other than the mortgage loan included in the trust. All three (3) of those loans, which had an original principal balance totaling $126,847, are subject to a subordination and standstill agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Kent Plaza Apartments, which underlying mortgage loan represents 0.2% of the initial mortgage pool balance, the related borrower may incur additional debt on or after September 30, 2005 secured by the related mortgaged real property on a subordinate basis upon the written approval of the holder of the related mortgage and the satisfaction of various specified conditions, including among other things, a combined loan-to-value ratio not greater than 80%, a combined debt service coverage ratio not greater than 1.25x, execution of a subordination and standstill agreement acceptable to the lender of the Kent Plaza Apartments mortgage loan, establishment of a lockbox arrangement and, if required, receipt of rating agency confirmation.

     Each CBA A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, a CBA B-Note Companion Loan, that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 3.7% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

     MEZZANINE DEBT. In the case of 14 mortgage loans that we intend to include in the trust fund, which represent 23.2% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by ownership interests in the borrower. This type of financing effectively reduces the indirect equity interest of any principal or any other owner in the borrower in the corresponding real mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the two (2) groups of cross-collateralized and cross-defaulted mortgage loans secured by the BP Multifamily Portfolio A properties and the BP Multifamily Portfolio B properties, respectively, and the two (2) individual underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BP Pleasant Woods Apartments and BP Berkshire Hills Apartments, mezzanine loans in the aggregate amount of $18,225,000 are secured by ownership interests in each of these affiliated borrowers. See "--The BP Mezzanine Loans."

     In the case of the underlying mortgage loan secured by the GGP Retail Portfolio properties, which mortgage loan represents 7.9% of the initial mortgage pool balance, the related loan documents permit the pledge of direct or indirect interests in the borrower as security for a mezzanine loan upon the prior consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement and rating agency confirmation that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings of the certificates. See "--Significant Mortgage Loans--GGP Retail Portfolio--Other Financing."

     In the case of the underlying mortgage loan secured by the 2001 M Street property, the related loan documents permit the pledge of direct or indirect interests in the borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including specified loan-to-value and debt service coverage ratios. See "--Significant Mortgage Loans--2001
M Street--Mezzanine Financing."

     In the case of the underlying mortgage loan secured by the Mall at Yuba City property, which mortgage loan represents 2.4% of the initial mortgage pool balance, the sole members of the related borrowers obtained two (2) mezzanine loans. The current amount outstanding pursuant to such mezzanine loans is approximately $4,000,000 but such amount may be increased up to $7,000,000. One of the purposes of such mezzanine loans is to provide security to the issuer of the letter of credit that constitutes additional collateral for the Mall at Yuba City mortgage loan. Such mezzanine loans are secured by a pledge of the ownership interests in the related borrowers. The lender of the subject underlying mortgage loan and the holders of the mezzanine financing, GMAC Commercial Holding Capital Corp. and Paramount Community Development Fund, LLC entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the Shoppes at Brinton Lake property, which mortgage loan represents 3.0% of the initial mortgage pool balance, the limited partner of each related borrower obtained a mezzanine loan in the amount of $6,000,000. Such mezzanine loan is secured by a pledge of all ownership interests in the related borrowers. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, GMAC Commercial Mortgage Corporation entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's

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ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Cross Creek Apartments, which underlying mortgage loan represents 0.9% of the initial mortgage pool balance, a $1,660,000 mezzanine loan is secured by ownership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Rubicon Mezzanine Loan Fund I, LLC, entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Phelps Dodge Tower, which mortgage loan represents 3.6% of the initial mortgage pool balance, the related borrower may obtain unsecured loans from affiliates up to $5,000,000, subject to certain conditions. See "--Significant Mortgage Loans--Phelps Dodge Tower--Other Financing."

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hatteras Island Plaza, which mortgage loan represents 0.4% of the initial mortgage pool balance, the related borrower may incur unsecured subordinate financing upon satisfaction of various specified conditions including, among other things, the combined loan-to-value ratio must not exceed 80%, the combined debt service coverage ratio must be at least 1.20x and the holder of the unsecured debt must execute a subordination and standstill agreement acceptable to the holder of the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mission Valley Square, which mortgage loan represents 0.4% of the initial mortgage pool balance, the related borrower may incur unsecured subordinate financing in an amount of up to $3,000,000 upon satisfaction of various specified conditions including, among other things, the combined loan-to-value ratio must not exceed 75%, the combined debt service coverage ratio must be at least 1.25x and the holder of the unsecured debt must execute a subordination and standstill agreement acceptable to the holder of the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Kingston Corners Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance, the related borrower may incur unsecured subordinate financing upon satisfaction of various specified conditions including, among other things, the combined loan-to-value ratio must not exceed 80%, the combined debt service coverage ratio must be at least 1.25x and the holder of the unsecured debt must execute a subordination and standstill agreement acceptable to the holder of the subject underlying mortgage loan.

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     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hampton Inn & Suites - Reagan National Airport, which mortgage loan represents 1.1% of the initial mortgage pool balance, the related borrower is indebted pursuant to that certain unsecured Amended and Restated Revolving Promissory Note to InterAmerican Hotels Corp. in the amount of $1,500,000.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE BP MEZZANINE LOANS

     The borrowers under the mortgage loans secured by the BP Multifamily Portfolio A and BP Multifamily Portfolio B properties and the mortgaged real properties identified on Exhibit A-1 as the BP Pleasant Woods Apartments and BP Berkshire Hills Apartments (each of such borrowers, a "2005-C1 BP Borrower" and each of such mortgage loans, a "2005-C1 BP Loan") are nine (9) affiliated Texas limited partnerships, organized between (i) a Delaware limited liability company with numerous investor members ("Investor LLC"), which owns a 99% limited partnership interest in each of the borrowers and (ii) a single member Delaware limited liability company acting as general partner of each of the borrowers and owning a 1% partnership interest (the "General Partner"). The General Partner is wholly-owned by Investor LLC. Investor LLC and the General Partner have also formed nine (9) other similarly structured limited partnerships, each of which is a borrower of a mortgage loan secured by a multifamily property that will not be included in the trust (each of such borrowers, a "Non-Trust BP Borrower" and each of such mortgage loans, a "Non-Trust BP Loan").

     Investor LLC is the borrower of mezzanine loans in the aggregate amount of $18,225,000, which mezzanine loans are collectively secured by Investor LLC's interests in (a) the General Partner, (b) each of the 2005-C1 BP Borrowers and
(c) each of the Non-Trust BP Borrowers. In total, there are ten (10) mezzanine loans, and all are cross-collateralized and cross-defaulted with each other. Four (4) of the mezzanine loans are related to the 2005-C1 BP Loans, and the other six (6) are related to the Non-Trust BP Loans. Of the four (4) related to the 2005-C1 BP Loans:

     - one (1) mezzanine loan in the amount of $3,600,000 relates to the BP Multifamily Portfolio A mortgage loans, which mortgage loans are cross-collateralized and cross-defaulted;

     - one (1) mezzanine loan in the amount of $3,705,000 relates to the BP Multifamily Portfolio B mortgage loans, which mortgage loans are cross-collateralized and cross-defaulted;

     - one (1) mezzanine loan in the amount of $500,000 relates to the BP Pleasant Woods Apartments mortgage loan; and

     - one (1) mezzanine loan in the amount of $550,000 relates to the BP Berkshire Hills Apartments mortgage loan.

     The collateral for the mezzanine loans is divided into two categories:
"primary" and "secondary." The "primary" collateral for any mezzanine loan consists of the equity interests and related rights in the borrower or borrowers of the mortgage loan or group of cross-collateralized mortgage loans related to such mezzanine loan. For example, the primary collateral for the mezzanine loan related to the BP Multifamily Portfolio A mortgage loans consists of the equity interests and related rights in the four 2005-C1 BP Borrowers of the four cross-collateralized 2005-C1 BP Loans included in the BP

                                      S-69
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Multifamily Portfolio A. Likewise, the primary collateral for the mezzanine loan related to the BP Pleasant Woods Apartments mortgage loan is the equity interest and related rights in the 2005-C1 BP Borrower of that 2005-C1 BP Loan. The "secondary" collateral for any mezzanine loan consists of the equity interests in the borrowers of the mortgage loans related to any of the other mezzanine loans. In the case of the mezzanine loan related to the BP Multifamily Portfolio A mortgage loans, the secondary collateral, therefore, consists of the equity interests and related rights in all of the other 2005-C1 BP Borrowers and all of the Non-Trust BP Borrowers. The same is true for the BP Pleasant Woods
Apartments mortgage loan. The mezzanine lender has different rights with respect to primary and secondary collateral.

     If an event of default occurs under any mezzanine loan, the mezzanine lender generally is entitled to:

     (i)     foreclose on the primary collateral related to that mezzanine loan,

     (ii) exercise its rights under the mezzanine cash management agreement to control the operating accounts of the borrowers included in the primary collateral for that mezzanine loan, and

     (iii) exercise its rights under the mezzanine cash management agreement to control the operating accounts of the borrowers included in the secondary collateral for that mezzanine loan.

If, for example, an event of default were to occur under the mezzanine loan related to the BP Multifamily Portfolio A, then the mezzanine lender generally will have the right to foreclose on the primary collateral for that mezzanine loan (I.E., the equity interests in each of the four (4) 2005-C1 BP Borrowers under the four (4) 2005-C1 BP Loans included in the BP Multifamily Portfolio A) and also will have the right to take control of the operating accounts of all of the other 2005-C1 BP Borrowers and all of the Non-Trust BP Borrowers. If an event of default were to occur under a mezzanine loan related to a Non-Trust BP Loan, the mezzanine lender generally will have the right to foreclose on the equity interest of the Non-Trust BP Borrower of that Non-Trust Loan and to control the operating accounts of all other Non-Trust BP Borrowers and all 2005-C1 BP Borrowers.

     Pursuant to the cash management agreements related to the 2005-C1 BP Loans, each of the 2005-C1 BP Borrowers must cause all rents to be deposited within one business day of receipt directly into a lockbox account controlled solely by the lender of the related 2005-C1 BP Loan. Absent a "cash trap period" under the related 2005-C1 BP Loan, the cash management agreement permits the lockbox bank to transfer all rents, when received, into an operating account established for the benefit of the mezzanine lender and administered, prior to any event of default under the mezzanine loans, jointly by the related borrower and the mezzanine lender. If a "cash trap period" exists under the related 2005-C1 BP Loan, the lockbox bank will no longer transfer rents to the operating account, but will instead divert such rents to a cash management account administered by the lender of the related 2005-C1 BP Loan. A "cash trap period" under a 2005-C1 BP Loan will commence upon the occurrence of an event of default under the related mortgage loan documents and last until the related loan is paid in full or the default is cured to the lender's satisfaction (the cure must continue without recurrence for six (6) months and must be the first default/cure to occur within a 24-month period).

     Pursuant to the mezzanine cash management agreement, if an event of default occurs under any mezzanine loan, the mezzanine lender may take exclusive control of the borrowers' operating accounts. After the payment of debt service on the mortgage loans and the payment of operating expenses for the related properties, the mezzanine lender may then use excess cash flow from any or all of the properties to reduce the outstanding principal balance of the mezzanine loans. For example, if an event of default were to occur with respect to a mezzanine loan related to a Non-Trust BP Loan, the mezzanine lender may use excess cash flow from the properties securing any or all of the Non-Trust BP Loans and the 2005-C1 BP Loans to reduce the outstanding principal balance of the mezzanine loans.

     The lender of each of the 2005-C1 BP Loans and the holders of the mezzanine loans, LEM Funding XIII, LP and LEM Parallel XIII, LP, entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

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THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 3.7% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Columbia III Shopping Center, El Dorado Shopping Center, Fiddlers Cove, Garden City Apartments, Trails of Windfern Apartments, Sunridge Plaza Phase II, Brookhaven Apartments and Regency Apartments-Milwaukee, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The holder of each CBA B-Note Companion Loan is CBA Mezzanine Capital Finance, LLC ("CBA"), and such CBA B-Note Companion Loans will NOT be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Companion Loan has an interest rate of 12.75% per annum, except for Sunridge Plaza Phase II which is 12.95% per annum, and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The servicer of each CBA B-Note Companion Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan, but will not collect payments with respect to such CBA B-Note Companion Loan until the occurrence of certain events of default with respect to such CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied FIRST to the principal balance of the subject CBA A-Note Mortgage Loan and THEN to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion

                                      S-71
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Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, unless the lender was required to get the CBA B-Note Companion Loan holder's consent at a time when such holder had the right to so consent and failed to do so, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have (subject to the discussion in the fourth preceding paragraph) the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to such CBA A-Note Mortgage Loan,

                                      S-72
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together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of 30 underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of 136 mortgaged real properties, securing mortgage loans that represent 94.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 12-month period ending in March 2005. In the case of certain mortgaged real properties which are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     - those conditions were remediated or abated in all material respects prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

     - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party may have been identified under applicable law, and generally either--

          1. that condition is not known to have affected the mortgaged real property, or

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          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy); or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     - the mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the mortgaged real property was limited, or

     -    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     -    any of the other parties to the pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of certain mortgaged real properties, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. Such mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In some cases, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich and AIG or one of their member companies. Zurich currently has an "A" rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 33-month period ending in March 2005 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred sixty-seven (167) of those mortgaged real properties, securing mortgage loans that represent 98.2% of the initial mortgage pool balance, were inspected during the 12-month period ending in March 2005.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 170 mortgaged real properties, securing mortgage loans that represent 100% of the initial mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 18-month period ending in March 2005, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the material noncompliance was found or property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

     In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

     Thirty (30) of the underlying mortgage loans, which represent 3.8% of the initial mortgage pool balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              GGP RETAIL PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $120,000,000

CUT-OFF DATE PRINCIPAL BALANCE:          $119,572,264

FIRST PAYMENT DATE:                      January 5, 2005

MORTGAGE INTEREST RATE:                  5.080% per annum

AMORTIZATION TERM:                       360 months

HYPERAMORTIZATION:                       N/A

ARD DATE:                                N/A

MATURITY DATE:                           December 5, 2011

MATURITY/ARD BALANCE:                    $106,397,560

BORROWERS:                               Pine Ridge Mall L.L.C.,
                                         PDC-Red Cliffs Mall L.L.C.,
                                         Three Rivers Mall L.L.C. and
                                         PDC-Eastridge Mall L.L.C.

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance until the
                                         date that is 3 months prior to
                                         the Maturity Date

LOAN PER SQUARE FOOT:                    $65(1)

UP-FRONT RESERVES:                       None

ONGOING RESERVES:                        Tax and Insurance Reserve(2)
                                         Rollover Reserve(3)
                                         Replacement Reserve(4)
                                         Ground Rent Reserve(5)

LOCKBOX:                                 Springing

MEZZANINE:                               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                  Portfolio

PROPERTY TYPE:                           Retail

PROPERTY SUB-TYPE:                       Anchored

LOCATION:                                Various(6)

YEAR BUILT/RENOVATED:                    Various(6)

SQUARE FEET:                             1,845,851(7)

OCCUPANCY AT U/W:                        84%(8)

OWNERSHIP INTEREST:                      Fee/Leasehold

PROPERTY MANAGEMENT:                     Owner Managed

U/W NCF:                                 $10,792,190(9)

U/W DSCR:                                1.38x

APPRAISED VALUE:                         $163,100,000(10)

APPRAISAL DATE:                          Various(6)

CUT-OFF DATE LTV RATIO:                  73.3%(1)

MATURITY/ARD LTV RATIO:                  65.2%

(1)  Based on the cut-off date principal balance.
(2) After the occurrence and during the continuance of a "trigger event," the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) all insurance premiums prior to the expiration of the related policies. A "trigger event" occurs (a) upon an event of default and continues until the default is waived or cured or upon (b) the debt service coverage ratio for the loan falling below 1.35x and continues until the debt service coverage ratio rises above 1.35x.
(3) After the occurrence and during the continuance of a trigger event, the borrower is required to deposit $62,976 per month into a rollover reserve to fund the cost of tenant improvements and leasing commissions, provided that at no time will the reserve exceed $755,707.
(4) After the occurrence and during the continuance of a trigger event, the borrower is required to deposit $24,502 per month into a replacement reserve to fund the cost of ongoing repairs and replacements, provided that at no time will the reserve exceed $375,515.
(5) After the occurrence and during the continuance of a trigger event, the borrower is required to make monthly payments into a ground rent reserve to accumulate funds necessary to pay all ground rent prior to its due date.
(6)  See "--The Properties" below.
(7) This is the aggregate square footage at the four (4) GGP Retail Portfolio properties. See "--The Properties" below for the square footage at each property.
(8) This is the weighted average occupancy at U/W for the four (4) GGP Retail Portfolio properties, based on the rent rolls October 31, 2004 for Pine Ridge Mall, November 1, 2004 for Eastridge Mall and November 3, 2004 for the other two (2) malls. See "--The Properties" below for occupancy at each GGP Retail Portfolio property.
(9) This is the aggregate U/W NCF for the GGP Retail Portfolio properties. See "--The Properties" below for the U/W NCF for each property.
(10) This is the total appraised value of the GGP Retail Portfolio properties. See "--The Properties" below for the appraised value of each property.

     THE LOAN. The largest loan was originated on November 12, 2004. The GGP Retail Portfolio loan is secured by a first priority mortgage encumbering four
(4) regional malls.

     THE BORROWER. The borrowers under the GGP Retail Portfolio loan are Pine Ridge Mall L.L.C., PDC-Red Cliffs Mall L.L.C., Three Rivers Mall L.L.C. and PDC-Eastridge Mall L.L.C. Each borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, General Growth Properties, Inc. ("GGP") is a publicly-traded REIT engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers. As of November 2004, GGP owned 185 retail properties in the United

States, totaling over 173 million square feet. Price Development Company, L.P. ("Price"), a wholly-owned subsidiary of GGP, has executed a limited guaranty of the borrower's obligations in the amount of $3,687,190.

     THE PROPERTY. The following table identified the GGP Retail Portfolio properties and sets forth the specified information with respect to each of them.

                                         ORIGINAL
                                      ALLOCATED LOAN  YEAR BUILT/                                   OCCUPANCY AT
PROPERTY NAME            LOCATION         AMOUNT       RENOVATED   SQUARE FEET  APPRAISED VALUE(1)     U/W(2)
--------------------  --------------  --------------  -----------  -----------  ------------------  ------------
Eastridge Mall......    Casper, WY    $   41,900,000   1982/1997     493,482    $       52,700,000      95.0%
Pine Ridge Mall.....   Pocatello, ID  $   28,250,000   1981/1997     538,772    $       37,000,000      89.0%
Red Cliffs Mall.....  St. George, UT  $   26,850,000   1990/1999     385,643    $       39,600,000      66.0%
Three Rivers Mall...     Kelso, WA    $   23,000,000   1987/2002     427,954    $       33,800,000      80.0%

----------
(1) Appraisals dated November 1, 2004 for Eastridge Mall and Pine Ridge Mall, October 21, 2004 for Red Cliffs Mall and November 4, 2004 for Three Rivers Mall.
(2) Based on rent rolls dated October 31, 2004 for Pine Ridge Mall, November 1, 2004 for Eastridge Mall and November 3, 2004 for the other two (2) malls.

     MAJOR TENANTS. The following table identifies major tenants with respect to the Eastridge Mall property.

                                                  % OF TOTAL NET
MAJOR TENANTS    NET RENTABLE SQUARE FOOTAGE   RENTABLE SQ. FOOTAGE  LEASE EXPIRATION
-------------    ---------------------------   --------------------  ----------------
Sears........               87,382                     17.7%            10/31/2032
JC Penney....               65,597                     13.3%            10/31/2007
Bon Marche...               60,934                     12.3%            1/31/2009

     The following table identifies major tenants with respect to the Pine Ridge Mall property.

                                                  % OF TOTAL NET
MAJOR TENANTS    NET RENTABLE SQUARE FOOTAGE   RENTABLE SQ. FOOTAGE  LEASE EXPIRATION
-------------    ---------------------------   --------------------  ----------------
Dillard's....               122,512                    22.7%            7/31/2006
Sears(1).....                77,870                    14.5%            10/24/2017
JC Penney....                65,765                    12.2%            7/31/2006

----------
(1)  Tenant is operating under a ground lease.

     The following table identifies major tenants with respect to the Red Cliffs Mall property.

                                                  % OF TOTAL NET
MAJOR TENANTS    NET RENTABLE SQUARE FOOTAGE   RENTABLE SQ. FOOTAGE  LEASE EXPIRATION
-------------    ---------------------------   --------------------  ----------------
Sears(1).....               73,719                     19.1%            10/20/2018
JC Penney....               49,398                     12.8%            3/31/2010
Dillard's....               39,669                     10.3%            8/31/2015

----------
(1)  Tenant is operating under a ground lease.

     The following table identifies major tenants with respect to the Three Rivers Mall property.

                                                  % OF TOTAL NET
MAJOR TENANTS    NET RENTABLE SQUARE FOOTAGE   RENTABLE SQ. FOOTAGE  LEASE EXPIRATION
-------------    ---------------------------   --------------------  ----------------
Sears........               52,659                     12.3%            3/1/2008
Bon-Macy's...               51,607                     12.1%            1/2/2008
JC Penney....               50,061                     11.7%            8/31/2007

     PROPERTY MANAGEMENT. The GGP Retail Portfolio properties are owner-managed. The management of the GGP Retail Portfolio properties will be performed by the borrower or its affiliate, or a substitute manager that is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the GGP Retail Portfolio properties, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that the substitute management organization will not cause a downgrade, withdrawal or qualification of the then-current ratings of the series 2005-C1 certificates and, if the replacement manager is an affiliate of the borrower, a non-consolidation opinion. The lender under the GGP Retail Portfolio loan has the right to require the borrower to engage a manager or to terminate any management agreement following the occurrence of, among other circumstances, an event of default under the GGP Retail Portfolio loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the GGP Retail Portfolio loan must cause the tenants of the GGP Retail Portfolio properties to deposit all rents directly into a lockbox account under the control of the lender. The rents are transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the GGP Retail Portfolio loan are made. Absent the occurrence and continuance of an event of default, the borrower has access to the funds remaining after all required payments are made.

     RELEASE. The borrower may obtain the release of any one of the GGP Retail Portfolio properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios for the remaining properties and defeasance of a portion of the mortgage loan equal to 105% of the allocated loan amount for the individual property being released (or, if the undefeased portion of the mortgage loan at the time a release is requested is less than the stipulated amount, defeasance of the remaining loan balance at the time of release). The borrower also has the right to obtain a release of one or more parcels or outlots in connection with a sale to a third party in connection the expansion or development of an individual mortgaged property, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, among other things, (i) no existence of default and (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for (a) the borrower's use or operation of any individual mortgaged property and may be readily separated from the individual mortgaged property without a material diminution in value of the individual mortgaged property or (b) the remaining mortgaged real property to comply with any zoning, parking, land use or other legal requirements applicable to the remaining mortgaged real property. Additionally, in connection with a proposed relocation of the Dillard's store at the Red Cliffs Mall property, the borrower will have the right to obtain a partial release of 80,000 square feet of space within a currently vacant parcel in connection with the sale of such parcel to Dillard's, subject to the satisfaction of certain conditions, including among other things, delivery of a reciprocal easement agreement, evidence of zoning compliance, a REMIC opinion and rating agency confirmation that the release of such space will not result in a withdrawal or downgrade of the then-current ratings of the series 2005-C1 certificates. The lender has agreed to permit the borrower to terminate the Dillard's lease, which termination will coincide with the opening of the new Dillard's store, provided that the borrower must deliver a replacement for the existing guaranty from Price, in a minimum amount of $3,000,000. The replacement guaranty will terminate upon the borrower's satisfaction of the conditions for partial release, the opening of the new Dillard's store and lender's receipt of estoppels from tenants representing $242,226 of new rental income at the Red Cliffs Mall property, which represents the loss of revenue from the canceled Dillard's lease.

     SUBSTITUTION. The borrower has the right to obtain the release of not more than two (2) individual mortgaged properties (and no more than one (1) property at any time) by substituting therefore another retail property of like kind and quality provided that certain conditions are satisfied, including minimum appraised value and net operating income requirements for the substitute property and receipt of rating agency confirmation that such substitution will not result in a withdrawal, qualification or downgrade of the then-current ratings assigned to the series 2005-C1 certificates.

     OTHER FINANCING. The related loan documents permit the pledge of direct interests in the borrower under the GGP Retail Portfolio loan as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things, (i) no continuing event of default under the GGP Retail Portfolio loan, (ii) the mezzanine lender's execution of an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the lender under the GGP Retail Portfolio loan, (iii) if such mezzanine loan bears interest at a floating rate, an interest rate cap at a strike price such that the strike price plus the applicable spread of the mezzanine loan results in a debt service coverage ratio of not less than 1.20x,
(iv) if the mezzanine loan bears interest at a fixed rate, the weighted average debt service constant for the GGP Retail Portfolio loan and the mezzanine debt is not greater than 6.50%, (v) the loan-to-value ratio immediately following the origination of the mezzanine debt, based on the aggregate principal balance of the GGP Retail Portfolio loan and the mezzanine debt and an appraisal acceptable to the lender under the GGP Retail Portfolio loan, is not greater than 70% and
(vi) the debt service coverage ratio immediately following the origination of the mezzanine debt will not be less than 1.30x.

     The related loan documents permit pledges of direct and indirect interests in the borrower under the GGP Retail Portfolio loan, provided that, among other things, the following conditions are satisfied: (i) the pledge is to a "qualified pledgee" (as defined below) or is subject to the lender's prior written consent, which consent may be withheld in its sole and absolute discretion (which includes the right to impose additional conditions with respect thereto), provided that the lender's consent may not be unreasonably withheld, if the borrower has delivered (A) written confirmation from the rating agencies to the effect that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the series 2005-C1 certificates and (B) a revised substantive non-consolidation opinion in form, scope and substance reasonably acceptable to the lender and the rating agencies, (ii) in the event that in connection with the pledge, the property manager (or the borrower, if self-managed) will not thereafter continue to manage the GGP Retail Portfolio properties, then the replacement manager must meet the conditions of a substitute manager as described in "--Property Management" above, (iii) immediately prior to the pledge, no event of default under the GGP Retail Portfolio loan has occurred and is continuing, (v) upon the request of the rating agencies, following the exercise of any remedies available to the pledgee pursuant to the pledge, the borrower will deliver, or cause to be delivered, to the lender a non-consolidation opinion reasonably acceptable to a prudent lender and the rating agencies, and (vi) the pledgee shall not, in any event, pledge, sell, assign, further pledge or otherwise transfer the pledge or any of the documents that evidence or secure the pledge to a person or entity other than to a qualified pledgee. Pledges of equity to/from affiliates are also permitted.

     A "qualified pledgee" means one or more of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan provided such entity (A) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties, and (ii) an entity for which the borrower has obtained prior written confirmation from the rating agencies that the applicable pledge of direct or indirect equity interests to such entity will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current ratings of the series 2005-C1 certificates.

                               PHELPS DODGE TOWER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $54,500,000

CUT-OFF DATE PRINCIPAL BALANCE:              $54,500,000

FIRST PAYMENT DATE:                          February 11, 2005

MORTGAGE INTEREST RATE:                      5.149% per annum

AMORTIZATION TERM:                           Interest Only(1)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               January 11, 2015

MATURITY/ARD BALANCE:                        $54,500,000

BORROWER:                                    Copper Square Associates, L.L.C.

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 6 months prior to
                                             the Maturity Date

LOAN PER SQUARE FOOT:                        $133(2)

UP-FRONT RESERVES:                           None

ONGOING RESERVES:                            Tax and Insurance Reserve(3)
                                             Ground Rent Reserve(4)
                                             TI/LC Reserve(5)

LOCKBOX:                                     Springing

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset

PROPERTY TYPE:                               Office

PROPERTY SUB-TYPE:                           Central Business District

LOCATION:                                    Phoenix, Arizona

YEAR BUILT/RENOVATED:                        2001/N/A

SQUARE FEET:                                 409,889

OCCUPANCY AT U/W:                            84%(6)

OWNERSHIP INTEREST:                          Leasehold

                                                     % OF TOTAL
MAJOR TENANT(S)                              NRSF       NRSF    LEASE EXPIRATION
---------------                              ----       ----    ----------------
Phelps Dodge Corporation                     176,982    43.2%      12/31/2011

Ryley, Carlock &
Applewhite, PA                                49,275    12.0%      09/30/2012

USA/Government -
Department of HUD                             30,993     7.6%      04/30/2012

PROPERTY MANAGEMENT:                         Ryan Properties US, Inc.

U/W NCF:                                     $5,563,612

U/W DSCR:                                    1.96x

APPRAISED VALUE:                             $84,300,000

APPRAISAL DATE:                              December 1, 2004

CUT-OFF DATE LTV RATIO:                      64.7%(2)

MATURITY/ARD LTV RATIO:                      64.7%

(1)  The Phelps Dodge Tower loan is interest-only for the entire term.
(2)  Based on the cut-off date principal balance.
(3) Following an event of default, the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to
     (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. The borrower, however, will be relieved of its obligation to make deposits for the payment of insurance premiums if (x) no event of default is continuing and
     (y) the lender receives evidence acceptable to it that all premiums due have been paid and that the other conditions of the loan agreement with respect to insurance policies have been satisfied.
(4) Upon the occurrence and during the continuance of an event of default, the borrower is required to make monthly deposits into a reserve to pay one-twelfth of the rents (including both base and additional rents) and other charges that the lender estimates will be payable by borrower as lessee under the ground lease during the next ensuing twelve (12) months in order to accumulate with lender sufficient funds the ground rents at least thirty (30) days prior to their respective due dates.
(5) In connection with the borrower's acquisition of the Phelps Dodge Tower property in April 2004, the seller of the property placed $4,300,000 in an escrow to be used in connection with tenant improvements at the Phelps Dodge Tower property during the 13-month period following the sale. The borrower will be required to deposit amounts remaining in such escrow at the end of the 13-month period, if any, into a leasing reserve (or furnish a letter of credit in an equivalent amount) to be used in connection with future leasing expenses at the Phelps Dodge Tower property.
(6)  Based on the December 15, 2004 rent roll.

     THE LOAN. The second largest loan was originated on December 23, 2004. The Phelps Dodge Tower loan is secured by a first priority leasehold mortgage encumbering an office building in Phoenix, Arizona.

     THE BORROWER. The borrower under the Phelps Dodge Tower Loan is Copper Square Associates, L.L.C. The borrower is a limited liability company organized under the laws of the State of Arizona. The sponsor, Sumitomo Corporation of America, is a subsidiary of the Sumitomo Corporation, which is traded on the Tokyo Stock Exchange. Sumitomo Corporation of America's real estate division focuses on the acquisition and development of, and investment in, a variety of real estate assets, including commercial office buildings, apartment buildings and single-family homes.

     THE PROPERTY. The Phelps Dodge Tower property consists of Phelps Dodge Tower, a 20-story, Class A office building located in downtown Phoenix, Arizona. Built in 2001, Phelps Dodge Tower has 409,889 square feet of office and retail space, with eight (8) levels of parking.

     PROPERTY MANAGEMENT. The Phelps Dodge Tower property is managed by Ryan Properties US, Inc., a Minnesota corporation unaffiliated with the borrower. The management agreement generally provides for a management fee of 3% of revenues per annum, the payment of which is subordinated to the Phelps Dodge Tower loan. The management of the Phelps Dodge Tower property must be performed by either Ryan Properties US, Inc., or a substitute manager that, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Phelps Dodge Tower property, provided that the borrower must obtain prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then-current ratings of the series 2005-C1 certificates. The lender under the Phelps Dodge Tower Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Phelps Dodge Tower loan. Ryan Properties US, Inc. is a national commercial real estate firm offering a full range of real estate management services to customers in more than 150 cities throughout the United States. Headquartered in Minneapolis, Ryan also has offices in Phoenix, Chicago, Cedar Rapids, Davenport and Des Moines.

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence of an event of default, the borrower or the property manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. The rents will then be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Phelps Dodge Tower loan will be made.

     OTHER FINANCING. The borrower may, from time to time, obtain loans from its affiliates in an aggregate principal amount of up to five million dollars ($5,000,000) outstanding at any time (each an "affiliate loan"), provided, among other things, that: (i) any and all affiliate loans must be fully subordinate to the Phelps Dodge Tower loan; (ii) each affiliate loan must be non-recourse to the borrower and its assets, including the Phelps Dodge Tower property; (iii) amounts payable pursuant to any affiliate loan will be permitted only to the extent there is net cash flow available after any and all payments required under the Phelps Dodge Tower loan have been made; (iv) no obligee under an affiliate loan in a bankruptcy action involving borrower may vote in favor of any plan of reorganization in favor of which lender has not voted; (v) no obligee under an affiliate loan may take any action to enforce any of its rights or remedies to collect all or a portion of any affiliate loan while the Phelps Dodge Tower loan is outstanding; (vi) the affiliate loan must be evidenced by a promissory note reasonably approved by lender and contain the provisions set forth in clauses (i) through (v) of this paragraph; (vii) upon lender's request, the obligee of the affiliate loan shall enter into a subordination agreement with lender in form and substance reasonably acceptable to lender; and (ix) the borrower shall deliver to lender a letter from counsel confirming that consummation of the affiliate loan does not alter the conclusions set forth in the insolvency opinion delivered in connection with the Phelps Dodge Tower loan, which letter shall be satisfactory in form and substance to lender.

                          BEXLEY MULTIFAMILY PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $53,300,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:              $53,300,000(1)

FIRST PAYMENT DATE:                          December 11, 2004

MORTGAGE INTEREST RATE:                      4.960% per annum

AMORTIZATION TERM:                           Interest Only(2)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               November 11, 2009

MATURITY/ARD BALANCE:                        $53,300,000(3)

BORROWER:                                    Various

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 5 months prior to
                                             the Maturity Date

LOAN PER UNIT:                               $65,000(4)

UP-FRONT RESERVES:                           None

ONGOING RESERVES:                            Tax and Insurance Reserve(5)
                                             Replacement Reserve(6)

LOCKBOX:                                     N/A

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Crossed Portfolio

PROPERTY TYPE:                               Multifamily

PROPERTY SUB-TYPE:                           Conventional

LOCATION:                                    Charlotte, North Carolina

YEAR BUILT/RENOVATED:                        2000/N/A(7)

UNITS:                                       820(8)

OCCUPANCY AT U/W:                            97%(9)

OWNERSHIP INTEREST:                          Fee

PROPERTY MANAGEMENT:                         Weinstein Management Co., Inc.

U/W NCF:                                     $3,973,301(10)

U/W DSCR:                                    1.48x(11)

APPRAISED VALUE:                             $68,030,000(12)

APPRAISAL DATE:                              September 24, 2004

CUT-OFF DATE LTV RATIO:                      78.3%(13)

MATURITY/ARD LTV RATIO:                      78.3%(13)

(1) This is the aggregate original and cut-off date principal balance of the two (2) mortgage loans that are secured by the mortgaged properties identified on Exhibit A-1 as Bexley Creekside Apartments ("Bexley Creekside") and Bexley Commons at Rosedale ("Bexley Commons"), which have original and cut-off date principal balances of $31,500,000 and $21,800,000, respectively, and which are cross-defaulted and cross-collateralized.
(2) The Bexley Creekside loan and the Bexley Commons loan are interest-only for the full term.
(3) This is the aggregate maturity principal balance of the Bexley Creekside loan ($31,500,000) and the Bexley Commons loan ($21,800,000).
(4) Based on the aggregate cut-off date principal balance of the Bexley loans and the aggregate total units at the Bexley properties.
(5) Each borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) Each borrower is required to make deposits into a replacement reserve to fund ongoing repairs and replacements in the following amounts: Bexley Creekside - $8,200 and Bexley Commons - $5,467. Each borrower may cease making deposits into the replacement reserve when the amounts on deposit therein equal or exceed $196,800 for Bexley Creekside and $131,200 for Bexley Commons; however if the balance falls below the specified cap the applicable borrower must resume making the required monthly deposits.
(7)  See "--The Properties" below.
(8) Based on the aggregate total units at the Bexley Creekside property (492) and the Bexley Commons property (328).
(9) This is the weighted average occupancy for the two Bexley properties based on the September 24, 2004 rent roll. See "--The Properties" below for occupancy at each Bexley property.
(10) This is the aggregate U/W NCF for the Bexley properties. U/W NCF for the Bexley Creekside property is $2,289,103 and U/W NCF for the Bexley Commons property is $1,684,198.
(11) Based on the combined Bexley loans and properties.
(12) This is the total appraised value of the two Bexley Properties. See "--The Properties" below for the appraised value of each Bexley property.
(13) Based on the aggregate cut-off and maturity date principal balances of the Bexley loans.

     THE LOANS. The Bexley Creekside loan and the Bexley Commons loan (together, the third largest of the significant mortgage loans or groups of cross-collateralized loans) were originated on November 9, 2004. Each loan is secured by a first priority deed of trust encumbering a multifamily property located in Charlotte, North Carolina. The two (2) loans are cross-collateralized and cross-defaulted.

     THE BORROWERS. The borrowers under the Bexley Creekside loan and the Bexley Commons loan are WMCi Charlotte II, LLC and WMCi Charlotte I, LLC, respectively. Each borrower is a limited liability company organized under the laws of the State of Virginia. The managing member of each borrower under the Bexley Commons loan and the Bexley

Creekside loan is Marcus M. Weinstein. Mr. Weinstein has provided a partial guaranty of the Bexley Creekside loan in the amount of $3,150,000.

     THE PROPERTIES. The Bexley Creekside and Bexley Commons properties consist of two (2) multi-family properties located in Charlotte, North Carolina. The following table identifies the properties and sets forth the specified information with respect to each of them:

                    CUT-OFF DATE LOAN  YEAR BUILT/                             OCCUPANCY AT
PROPERTY NAME       PRINCIPAL BALANCE   RENOVATED    UNITS  APPRAISED VALUE(1)    U/W(2)
-----------------   -----------------  -----------   -----  ------------------ ------------
Bexley Creekside      $  31,500,000      2000/NA      492     $  39,990,000         97%
Bexley Commons        $  21,800,000      2000/NA      328     $  28,040,000         98%

----------
(1)  Appraisals dated September 24, 2004.
(2)  Based on rent rolls dated September 24, 2004.

     PROPERTY MANAGEMENT. Each of the Bexley Creekside and Bexley Commons properties is managed under a separate management agreement by Weinstein Management Co., Inc., which is an affiliate of the borrowers. Upon a default under the loan documents, the manager is required, upon receipt of the lender's written notice and demand, to continue performing its obligations under the management agreements. The lender has the right to terminate the management agreements (i) in the event that lender acquires title to the property by foreclosure or otherwise or (ii) upon, or at any time after, an event of default under the loan documents. The manager has agreed that it will not look to lender for payment of any accrued but unpaid fees pursuant to the management agreements unless the lender requests that the manager continue performance following an event of default under the loan documents. The management agreement for Bexley Creekside provides for a monthly fixed fee of 3 1/2% of gross rents, and the management agreement for Bexley Commons provides for a monthly fixed fee of 6% of gross rents, provided that upon an event of default pursuant to the loan documents and notice to the manager, the monthly fee automatically reduces to 4%. Weinstein Management Co., Inc., headquartered in Richmond, Virginia, manages 28 properties comprising approximately 9,700 units.

                                  THE MANSARDS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $52,000,000

CUT-OFF DATE PRINCIPAL BALANCE:              $52,000,000

FIRST PAYMENT DATE:                          February 1, 2005

MORTGAGE INTEREST RATE:                      5.210% per annum

AMORTIZATION TERM:                           360 months(1)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               January 1, 2012

MATURITY/ARD BALANCE:                        $48,970,630

BORROWER:                                    Mansards Apartments Limited
                                             Partnership

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 1 month prior to
                                             the Maturity Date

LOAN PER UNIT:                               $38,893(2)

UP-FRONT RESERVES:                           None

ONGOING RESERVES:                            Tax Reserve(3)
                                             Insurance Reserve(4)
                                             Replacement Reserve(5)
LOCKBOX:                                     Springing

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset

PROPERTY TYPE:                               Multifamily

PROPERTY SUB-TYPE:                           Conventional

LOCATION:                                    Griffith, Indiana

YEAR BUILT/RENOVATED:                        1976/N/A

UNITS:                                       1,337

OCCUPANCY AT U/W:                            92%(6)

OWNERSHIP INTEREST:                          Fee

PROPERTY MANAGEMENT:                         Bayshore Management Company
                                             LLC

U/W NCF:                                     $4,355,833

U/W DSCR:                                    1.27x

APPRAISED VALUE:                             $66,000,000

APPRAISAL DATE:                              November 9, 2004

CUT-OFF DATE LTV RATIO:                      78.8%(2)

MATURITY/ARD LTV RATIO:                      74.2%

(1)  The Mansards loan has an interest-only period of 36 months.
(2)  Based on the cut-off date principal balance.
(3) The borrower is required to make monthly payments into a tax reserve to accumulate funds necessary to pay all taxes prior to their respective due dates.
(4) The borrower is required to make monthly payments into an insurance reserve to accumulate funds necessary to pay all insurance premiums prior to the expiration of the related policies prior to their respective due dates.
(5) The borrower is required to deposit $30,528 per month into a replacement reserve to fund ongoing repairs and replacements.
(6)  Based on the November 19, 2004 rent roll.

     THE LOAN. The Mansards loan was originated on December 29, 2004. The Mansards loan is secured by a first priority mortgage encumbering a multifamily property in Griffith, Indiana.

     THE BORROWER. The borrower under the Mansards loan, Mansards Apartments Limited Partnership, is a limited partnership organized under the laws of the State of Illinois. The sponsor is Plato Foufas.

     THE PROPERTY. The Mansards property consists of The Mansards Apartments located in Griffith, Indiana. The Mansards loan is secured by a 1,337-unit Class B apartment complex contained in 45 three-story buildings which are situated on
69.76 acres of land in Griffith, Indiana, which is approximately 25 miles southeast of the Chicago central business district. The amenities at the property include two outdoor swimming pools and a renovated clubhouse area with fireplace and plasma television. The complex has laundry rooms in each building. There are a total of 2,208 parking spaces or 1.65 spaces per residential unit.

     PROPERTY MANAGEMENT. The Mansards property is managed by Bayshore Management Company LLC. The management agreement generally provides for a management fee of 4.5% of gross collections which is subordinated to the Mansards loan. The management of the Mansards property will be performed by either Bayshore Management Company LLC or a substitute manager, subject to lender's consent, and if required by lender, rating agency confirmation. The lender under the Mansards loan has the right to require termination of the management agreement upon prior notice if (i) the lender, in its reasonable discretion, determines that the Mansards property is not being properly managed in accordance with management practices customarily employed for properties similar to the Mansards property or (ii) the property manager becomes insolvent.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within two (2) business days of receipt directly into a lockbox account under the control of the lender. Unless and until an event of default occurs under the Mansards loan, the borrower will have access to those funds.

     OTHER FINANCING. None.

                         SHERATON PREMIERE TYSONS CORNER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $51,500,000

CUT-OFF DATE PRINCIPAL BALANCE:              $51,332,283

FIRST PAYMENT DATE:                          February 1, 2005

MORTGAGE INTEREST RATE:                      5.220% per annum

AMORTIZATION TERM:                           300 months

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               April 1, 2010

MATURITY/ARD BALANCE:                        $45,450,285

BORROWER:                                    Tysons Corner Hotel Company,
                                             L.L.C.

INTEREST CALCULATION:                        30/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 2 months prior to
                                             the Maturity Date

LOAN PER ROOM:                               $117,465(1)

UP-FRONT RESERVES:                           Replacement Reserve(2)   $1,000

ONGOING RESERVES:                            Tax Reserve(3)
                                             Replacement Reserve(4)

LOCKBOX:                                     Springing

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset

PROPERTY TYPE:                               Hotel

PROPERTY SUB-TYPE:                           Full-Service

LOCATION:                                    Vienna, Virginia

YEAR BUILT/RENOVATED:                        1985/N/A

ROOMS:                                       437

OCCUPANCY AT U/W:                            73%(5)

OWNERSHIP INTEREST:                          Fee

PROPERTY MANAGEMENT:                         Sheraton Operating Corporation

U/W NCF:                                     $6,631,017

U/W DSCR:                                    1.80x

APPRAISED VALUE:                             $74,000,000

APPRAISAL DATE:                              October 21, 2004

CUT-OFF DATE LTV RATIO(1):                   69.4%

MATURITY/ARD LTV RATIO:                      61.4%

(1)  Based on the cut-off date principal balance.
(2) The replacement reserve was established at closing to fund ongoing repairs and replacements.
(3) The Sheraton Premiere borrower is required to make monthly payments into a tax reserve to accumulate funds necessary to pay all taxes prior to their respective due dates.
(4) Each month the Sheraton Premiere borrower is required to deposit 1/12th of 4% of the total gross revenues derived from the operation of the Sheraton Premiere property during the immediately preceding calendar year into a replacement reserve to fund ongoing repairs and replacements.
(5)  Based on the twelve-month period ended September 2004.

     THE LOAN. The Sheraton Premiere loan was originated on December 23, 2004. The Sheraton Premiere loan is secured by a first priority mortgage encumbering a full-service hotel in Vienna, Virginia.

     THE BORROWER. The borrower under the Sheraton Premiere loan is Tysons Corner Hotel Company, L.L.C. The Sheraton Premiere borrower is a limited liability company organized under the laws of the State of Delaware. The sponsors are FelCor Lodging Limited Partnership, a Delaware limited partnership, and Starwood Hotels and Resorts Worldwide, Inc., a Maryland corporation.

     THE PROPERTY. The Sheraton Premiere property consists of a 437-room, full-service hotel built in 1985, consisting of an approximate 310,000 sq. ft. building located in Vienna, Virginia. The hotel is comprised of a 24-story main tower connected to a one-story commercial building. There are a total of 530 parking spaces provided via a two-story, covered parking structure and surface parking lot. The amenities at the hotel include an indoor and outdoor swimming pool, indoor whirlpool, a racquetball court, approximately 35,000 sq. ft. of meeting space, a 10,800 sq. ft. grand ballroom and a 5,400 sq. ft. junior ballroom, a business center, a gift shop, a restaurant and a 60-seat lounge. The hotel's room mix is comprised of 236 kings, 183 double/double, and 18 suites.

     OPERATING LEASE. The Sheraton Premiere property is operated by FCH/SH Leasing, L.L.C., a Delaware limited liability company (the "Sheraton Premiere Operating Lessee"), pursuant to an Amended and Restated Lease Agreement dated January 1, 2003, which lease has been subordinated to the Sheraton Premiere loan.

     PROPERTY MANAGEMENT. The Sheraton Premiere property is managed by Sheraton Operating Corporation. The management agreement generally provides for a management fee of 2.5% of revenues per annum for the first 18 months of the management agreement term, then 3% of revenues per annum for the remaining term. The Sheraton Premiere Operating Lessee has assigned to lender all of its rights under the management agreement.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rent from the Sheraton Premiere Operating Lessee to be deposited into an account maintained by or on behalf of the borrower. From and after (i) an event of default or (ii) notice to the borrower from the lender that a minimum debt service coverage ratio, measured on a quarterly basis for the prior 12-month period, of 1.20x has not been met, the borrower must cause all rent to be deposited directly into a lockbox account under the control of the lender.

     OTHER FINANCING. None.

                           BP MULTIFAMILY PORTFOLIO A

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $47,420,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:              $47,420,000 (1)

FIRST PAYMENT DATE:                          January 11, 2005

MORTGAGE INTEREST RATE:                      5.373% per annum

AMORTIZATION TERM:                           360 months(2)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               December 11, 2014

MATURITY/ARD BALANCE:                        $41,412,553(3)

BORROWER:                                    Various

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 5 months prior to
                                             the Maturity Date

LOAN PER UNIT:                               $40,255(4)

UP-FRONT RESERVES:                           Engineering Reserve (5):$408,000

ONGOING RESERVES:                            Tax and Insurance Reserve(6)
                                             Replacement Reserve(7)

LOCKBOX:                                     Hard

MEZZANINE:                                   Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Crossed Portfolio

PROPERTY TYPE:                               Multifamily

PROPERTY SUB-TYPE:                           Conventional

LOCATION:                                    Various(9)

YEAR BUILT/RENOVATED:                        Various(9)

UNITS:                                       1,178(10)

OCCUPANCY AT U/W:                            92%(11)

OWNERSHIP INTEREST:                          Fee

PROPERTY MANAGEMENT:                         CNC Investments, Ltd., L.L.P.

U/W NCF:                                     $4,275,462 (12)

U/W DSCR:                                    1.34x(13)

APPRAISED VALUE:                             $59,600,000(14)

APPRAISAL DATE:                              Various(9)

CUT-OFF DATE LTV RATIO:                      79.6%(15)

MATURITY/ARD LTV RATIO:                      69.5%(16)

(1) This is the combined original and cut-off date principal balance of the four (4) mortgage loans that are secured by the mortgaged properties identified on Exhibit A-1 as BP Sweetwater Ranch Apartments ("Sweetwater Ranch"), BP Prescott Place II Apartments ("Prescott II"), BP Prescott Place I Apartments ("Prescott I") and BP Berkshire of Addison Apartments ("Addison" and collectively with Sweetwater Ranch, Prescott II and Prescott I, the "BP Multifamily Portfolio A"), which have original and cut-off date principal balances of $18,000,000, $10,880,000, $10,060,000 and $8,480,000,
     respectively. These four mortgage loans are cross-collateralized and cross-defaulted.
(2) Each of the BP Multifamily Portfolio A loans has an interest-only period of twenty-four (24) months.
(3) This is the aggregate maturity principal balance of the Sweetwater Ranch loan ($15,719,653), the Prescott II loan ($9,501,657), the Prescott I loan ($8,785,540), and the Addison loan ($7,405,703).
(4) Based on the aggregate cut-off date principal balance of the BP Multifamily Portfolio A loans and the combined total units at the BP Multifamily Portfolio A properties.
(5) At closing, the borrowers under the Prescott II, Prescott I and Addison loans were required to deposit $228,000, $100,000 and $80,000 into separate reserves to fund the cost of capital improvements at their respective properties. Of the initial amounts deposited with respect to the Prescott II, Prescott I and Addison properties, $40,663, $12,500 and $5,500 respectively are for immediate repairs at those properties.
(6) Each borrower is required to make monthly deposits into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) Each borrower is required to make monthly payments into a replacement reserve to fund ongoing repairs and replacements in the following amounts:
     Sweetwater Ranch - $5,200; Prescott II - $7,000; Prescott I - $6,625; and Addison - $4,417.
(8)  See "--Other Financing" below.
(9)  See "--The Properties" below.
(10) This is the aggregate number of units at the four properties. See "--The Properties" below for the units at each property.
(11) This is the weighted average occupancy at U/W for the four BP Multifamily Portfolio A properties based on the October 26, 2004 rent rolls. See "--The Properties" below for occupancy at each BP Multifamily Portfolio A property.
(12) This is the aggregate U/W NCF for the BP Multifamily Portfolio A properties. See "--The Properties" below for U/W NCF for each property.
(13) Based on all four loans and properties.
(14) This is the aggregate appraised value of the BP Multifamily Portfolio A properties. See "--The Properties" below for the appraised value of each property.
(15) Based on aggregate cut-off date principal balance.
(16) Based on aggregate maturity date principal balance.

     THE LOANS. The BP Multifamily Portfolio A loans (collectively, the sixth largest of the significant mortgage loans or groups of cross-collateralized loans) were originated on November 18, 2004. Each BP Multifamily Portfolio A loan is secured by a first priority mortgage encumbering a multifamily property located in the Dallas, Texas metropolitan area.

     THE BORROWERS. The borrowers under the Sweetwater Ranch loan, the Prescott II loan, the Prescott I loan and the Addison loan are CNC Swagat Limited Partnership, CNC-Swagat Nine Limited Partnership, CNC-Swagat Eight Limited Partnership and CNC-Swagat Three Limited Partnership, respectively. Each borrower is a limited partnership organized under the laws of the State of Texas between (i) a Delaware limited liability company with numerous investor members ("Investor LLC"), which owns a 99% limited partnership interest in each borrower, and (ii) a single member Delaware limited liability company, which owns a 1% limited partnership interest in each borrower and acts as general partner of each borrower (the "General Partner"). The General Partner is wholly owned by Investor LLC. The sponsor of each of the borrowers, Chowdary Yalamanchili, is president and owner of CNC Investments Ltd., L.L.P., the property manager of each of the BP Multifamily Portfolio A properties.

     THE PROPERTIES. The following table identifies the BP Multifamily Portfolio A properties and sets forth the specified information with respect to each of them.

                                    CUT-OFF DATE LOAN  YEAR BUILT/            APPRAISED    OCCUPANCY AT
     PROPERTY          LOCATION     PRINCIPAL BALANCE   RENOVATED    UNITS     VALUE(1)       U/W(2)
------------------  --------------  -----------------  -----------  -------  ------------  ------------
Sweetwater Ranch    Richardson, TX    $  18,000,000      1994/NA      312    $ 22,800,000       93%
Prescott II          Mesquite, TX     $  10,880,000      1983/NA      336    $ 13,600,000       91%
Prescott I           Mesquite, TX     $  10,060,000      1982/NA      318    $ 12,600,000       89%
Addison               Addison, TX     $   8,480,000     1978/1996     212    $ 10,600,000       95%

(1) Appraisals dated October 5, 2004, for Sweetwater Ranch, September 21, 2004, for Prescott II and I and September 24, 2004 for Addison.
(2)  Based on rent rolls dated October 26, 2004.

     PROPERTY MANAGEMENT. Each of the BP Multifamily Portfolio A properties is managed under a separate management agreement by CNC Investments, Ltd., L.L.P., an affiliate of the borrowers. Each management agreement generally provides for a management fee of 3.0% of gross revenues per annum, which is subordinated to the related BP Multifamily Portfolio A loan. The management of each BP Multifamily Portfolio A property will be performed by either CNC Investments, Ltd., L.L.P., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the relevant property, provided that the related borrower must obtain prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender has the right under each BP Multifamily Portfolio A loan to require termination of the related management agreement following the occurrence of, among other circumstances, an event of default under the related BP Multifamily Portfolio A loan. CNC Investments, Ltd., L.L.P. manages approximately 28,000 multifamily units in six (6) states, including over 16,000 multifamily units in Texas.

     CASH MANAGEMENT/LOCKBOX. Each borrower or the property manager must cause all rents to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. While rent revenues are to be deposited by the property manager into a lockbox account over which the related borrower has no access or control, absent the existence of a "cash trap period," such money is transferred by the lockbox bank, as received, into an operating account, which is jointly administered by the borrower and the related mezzanine lender. See "--Other Financing" below. During a cash trap period, however, all deposits into the lockbox account will be diverted into a cash management account administered by the lender. A "cash trap period" will commence upon the occurrence of an event of default and last until the related loan is paid in full or the default is cured to the lender's satisfaction, which cure (i) continues without recurrence during the following six (6) months and (ii) is the first such default/cure to occur within a twenty-four (24) month period.

     RELEASE. In connection with the defeasance or assumption of any one (1) or more of the BP Multifamily Portfolio A loans at any time after the fifth anniversary of the origination of the mortgage loans, the related borrower or borrowers may obtain a release of the defeased or assumed mortgage loan or loans from the cross-collateralization provisions (such that the mortgage loan or loans will no longer be cross-collateralized and cross-defaulted with the other BP Multifamily Portfolio A mortgage loans) and a release of the mortgaged real property or properties related to such defeased or assumed mortgage loan or loans if certain conditions are satisfied, including the loans remaining in the crossed group (and in the case of an assumed loan, such assumed loan) having a loan-to-value ratio of no more than 75% and a debt service coverage ratio not less than 1.30x, and in the case of defeasance, an opinion of counsel that the trust fund will not fail to maintain its REMIC status as a result of the defeasance.

     OTHER FINANCING. Investor LLC has obtained a mezzanine loan in the amount of $3,600,000, which loan is secured by Investor LLC's interests in the General Partner and each of the BP Multifamily Portfolio A borrowers. This mezzanine loan is cross-defaulted and cross-collateralized with certain other mezzanine loans made to Investor LLC. For a more detailed description of these mezzanine loans and the rights of the mezzanine lender, see "--The BP Mezzanine Loans" above.

                             SHOPPES AT BRINTON LAKE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $45,500,000

CUT-OFF DATE PRINCIPAL BALANCE:              $45,500,000

FIRST PAYMENT DATE:                          February 1, 2005

MORTGAGE INTEREST RATE:                      5.480% per annum

AMORTIZATION TERM:                           360 months(1)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               January 1, 2015

MATURITY/ARD BALANCE:                        $40,691,554

BORROWER:                                    CPBP-I Associates, L.P., CPBP-V
                                             Associates, L.P., CPBP-VI
                                             Associates, L.P., and CPBP-VII
                                             Associates, L.P.

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 2 months prior to
                                             the Maturity Date

LOAN PER SQUARE FOOT:                        $236(2)

UP-FRONT RESERVES:                           Ruby's TI/LC Reserve(3):     $  100,520
                                             Ruby's Free Rent Reserve(4): $  119,475
                                             Christopher & Banks
                                             TI/LC Reserve(5):            $   83,000

ONGOING RESERVES:                            Tax and Insurance Reserves(6)
                                             Replacement Reserve(7)
                                             TI/LC Reserve(8)

LOCKBOX:                                     Springing

MEZZANINE:                                   $6,000,000

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset

PROPERTY TYPE:                               Retail

PROPERTY SUB-TYPE:                           Anchored

LOCATION:                                    Concord Township, Pennsylvania

YEAR BUILT/RENOVATED:                        2003/ N/A

SQUARE FEET:                                 192,647

OCCUPANCY AT U/W:                            98%(9)

OWNERSHIP INTEREST:                          Fee

MAJOR TENANT(S)        NRSF   % OF TOTAL NRSF  LEASE EXPIRATION
---------------        ----   ---------------  ----------------
Foodsource            26,664       13.8%           4/30/2021
Borders Books & Music 24,000       12.5%           3/31/2021
Organized Living      19,879       10.3%           3/31/2016

PROPERTY MANAGEMENT:                         Wynnewood Development, Inc.

U/W NCF:                                     $3,732,320

U/W DSCR:                                    1.21x

APPRAISED VALUE:                             $58,000,000

APPRAISAL DATE:                              November 12, 2004

CUT-OFF DATE LTV RATIO:                      78.4%(2)

MATURITY/ARD LTV RATIO:                      70.2%

(1)  The Brinton Lake loan has an interest-only period of 36 months.
(2)  Based on the cut-off date principal balance.
(3) The Ruby's TI/LC Reserve was established at closing to fund tenant improvements and payment of leasing commissions with respect to the space leased to Ruby's Diner.
(4) At closing, a reserve was taken to cover potential debt service shortfalls as a result of the first four months of free rent granted to the tenant Ruby's Diner. Upon commencement of the tenant's full rental payments as evidenced by an estoppel, any remaining funds in the reserve will be disbursed to the borrower.
(5) The Christopher & Banks TI/LC Reserve was established at closing to fund tenant improvements and payment of leasing commissions with respect to the space to be leased to Christopher & Banks.
(6) The Brinton Lake borrower is required to make monthly payments into the Tax and Insurance Reserves to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) The Brinton Lake borrower is required to deposit $2,408 per month into the Replacement Reserve to fund ongoing repairs and replacements.
(8) The Brinton Lake borrower is required to deposit $15,824 per month into the TI/LC Reserve to fund the costs of tenant improvements and leasing commissions. During any period in which the balance of the TI/LC Reserve account equals or exceeds $379,782, the Brinton Lake Borrower shall not be required to make any monthly TI/LC deposits.
(9)  Occupancy at U/W is based on the October 1, 2004 rent roll.

     THE LOAN. The loan (the "Brinton Lake Loan") was originated on December 22, 2004. The Brinton Lake Loan is secured by a first priority mortgage encumbering a lifestyle shopping center in Concord Township, Pennsylvania (the "Brinton Lake Property").

     THE BORROWER. The borrowers under the Brinton Lake Loan are CPBP-I Associates, L.P., CPBP-V Associates, L.P., CPBP-VI Associates, L.P., and CPBP-VII Associates, L.P. (collectively, the "Brinton Lake Borrowers"), each owning one of the 4 parcels that comprise the Brinton Lakes Property. Each of the Brinton Lake Borrowers is a limited liability partnership organized under the laws of the State of Pennsylvania. The sponsor is Frederick Weitzman.

     THE PROPERTY. The Brinton Lake Property consists of The Shoppes at Brinton Lake located in Concord Township, Pennsylvania. The Shoppes at Brinton Lake is a 192,647 SF, single-level, open-air lifestyle shopping center comprised of two adjacent freestanding buildings, five pad sites, a day care center, and a CVS.

     PROPERTY MANAGEMENT. The Brinton Lake Property is managed by Wynnewood Development, Inc. The management agreement generally provides for a management fee of 4.00% of revenues per annum which is subordinated to the Brinton Lake Loan. The lender under the Brinton Lake Loan has the right to require termination of the management agreement following the occurrence of: (i) an event of default under the Brinton Lake Loan, (ii) an event of default under the management agreement, (iii) the insolvency of the property manager, or (iv) the debt service coverage ratio for the three (3) full calendar months immediately preceding the calculation being less than 1.10x.

     CASH MANAGEMENT/LOCKBOX. The Brinton Lake Borrowers must cause the tenants of the Brinton Lake Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Brinton Lake Loan or other trigger event occurs under the cash management agreement, the Brinton Lake Borrowers will have access to those funds.

     OTHER FINANCING. GMAC Commercial Mortgage Corporation made a mezzanine loan in the amount of $6,000,000.00 ("Brinton Mezzanine Loan") to Brinton Lake Capital Partners, L.P ("Brinton Mezzanine Borrower"). The Brinton Mezzanine Loan is secured by a pledge directly or indirectly of 100% of the limited partnership interests in each Brinton Lake Borrower and 100% of the membership interest in the general partner of each Brinton Lake Borrower.

                                  2001 M STREET

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $44,500,000

CUT-OFF DATE PRINCIPAL BALANCE:              $44,500,000

FIRST PAYMENT DATE:                          January 11, 2005

MORTGAGE INTEREST RATE:                      5.249% per annum

AMORTIZATION TERM:                           360 months(1)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               December 11, 2014

MATURITY/ARD BALANCE:                        $41,191,565

BORROWER:                                    Post Office Box Associates LLC

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 3 months prior to
                                             the Maturity Date

LOAN PER SQUARE FOOT:                        $212(2)

UP-FRONT RESERVES:                           None

ONGOING RESERVES:                            Tax and Insurance(3)
                                             Replacement Reserve(4)
                                             KPMG Rollover Reserve(5)

LOCKBOX:                                     Springing

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset

PROPERTY TYPE:                               Office

PROPERTY SUB-TYPE:                           Central Business District (CBD)

LOCATION:                                    Washington, D.C.

YEAR BUILT/RENOVATED:                        1987/2002

SQUARE FEET:                                 209,645

OCCUPANCY AT U/W:                            100%(6)

OWNERSHIP INTEREST:                          Fee

                                  % OF TOTAL
MAJOR TENANT(S)            NRSF      NRSF      LEASE EXPIRATION
---------------            ----      ----      ----------------
KPMG LLP(7)               193,424    92.3%        12/31/2011
United States Postal
Service                     7,213     3.4%        10/03/2013

PROPERTY MANAGEMENT:                         Trizec Property Management D.C., LLC

U/W NCF:                                     $4,189,169

U/W DSCR:                                    1.42x

APPRAISED VALUE:                             $77,000,000

APPRAISAL DATE:                              November 3, 2004

CUT-OFF DATE LTV RATIO:                      57.8%(2)

MATURITY/ARD LTV RATIO:                      53.5%(8)

(1)  The 2001 M Street loan has an interest-only period of 60 months.
(2)  Based on the cut-off date principal balance.
(3) During a cash sweep period, the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) all insurance premiums prior to the expiration of the related policies.
(4) During a cash sweep period, as described under "--Cash Management/Lockbox" below, the borrower is required to deposit $6,100 per month into a replacement reserve to fund the cost of ongoing repairs and replacements.
(5) During a cash sweep period, as described under "--Cash Management/Lockbox" below, the borrower is required to deposit $28,675 per month into a rollover reserve to fund the cost of tenant improvements, leasing commissions, lease cancellation fees, buy-out fees, or similar costs. In addition, whether or not a cash sweep period is in effect, (a) in the event that KPMG LLP has not renewed its lease or entered into a new lease at least 18 months before the expiration thereof, beginning in the 18th month before the lease expires, the borrower is required to make monthly deposits into a rollover reserve in the amount of $20.00 per rentable square foot of space demised at such time under the KPMG lease divided by 18 (unless the KPMG lease at such time demises less than 28,000 square feet and the additional space previously demised under the KPMG lease was recaptured by or surrendered to the borrower and re-leased to tenants approved by lender under leases approved by lender), and (b) if KPMG exercises its option to reduce the space demised under the KPMG lease, then the borrower is required to make monthly deposits into the rollover reserve in the amount of $20.00 per rentable square foot of the space released divided by 12. The lender has agreed that, in lieu of making monthly deposits into the rollover reserve fund, the borrower may post either a letter of credit in the aggregate amount of the required monthly payments or provide lender with a guaranty acceptable to lender.
(6)  Based on rent roll dated August 31, 2004.
(7)  KPMG LLP has two five-year renewal options at 90% of market rent.
(8)  Based on the maturity date principal balance.

     THE LOAN. The eighth largest loan was originated on November 12, 2004. The 2001 M Street loan is secured by a first priority mortgage encumbering an office building located in Washington, D.C.

     THE BORROWER. The borrower under the 2001 M Street loan is Post Office Box Associates LLC, a Delaware limited liability company. The borrower's sponsor, Trizec Properties, Inc., is a Delaware corporation whose shares are traded on the New York Stock Exchange. Trizec, a real estate investment trust, owns and manages 58 commercial properties totaling 41 million square feet in the major metropolitan areas of Atlanta, Chicago, Dallas, Los Angeles, New York and Washington, D.C. Ulysses Auger and Richard Cohen, who combined hold a 50.5% non-controlling interest in the borrower, have executed a limited guaranty in the amount of $21,400,000, which can be drawn upon in the event of foreclosure and after exhaustion of all other remedies.

     THE PROPERTY. The 2001 M Street mortgaged real property consists of the office building located at 2001 M Street Northwest in Washington, D.C. The building is a 209,645 square foot Class A building with nine stories and a two-story subterranean garage. The office portion of the 2001 M Street Property is 100% leased to KPMG, the major tenant in the building since 1987. Various retail tenants including the United States Post Office and Huckleberry Cheesecake occupy the 8% balance of building square footage. The parking garage is operated by Standard Parking Corporation and contains 225 parking spaces.

     PROPERTY MANAGEMENT. The 2001 M Street property is managed by Trizec Property Management D.C., LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.5% of rents collected per annum, the payment of which is subordinated to the 2001 M Street loan. The management of the 2001 M Street property will be performed either by (a) Trizec Property Management D.C., LLC or (b) the borrower in a manner consistent with other prudent owners of real estate similar to the 2001 M Street property and in accordance with the terms and provisions of the 2001 M Street loan. The borrower is prohibited from terminating or amending the management agreement without the express consent of the lender, which consent may not be unreasonably withheld, provided that any substitute manager must be a qualified manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value to the 2001 M Street property, and provided that the lender may require the borrower to obtain prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then-current ratings of the series 2005-C1 certificates. The lender has the right to require the borrower to replace the manager with a manager that is not an affiliate of, but is chosen by, the borrower and approved by the lender following the occurrence of, among other circumstances, an event of default under the 2001 M Street loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause the tenants of the 2001 M Street mortgaged property to deposit all rents directly into a lockbox account. The borrower has access to that lockbox account unless a "cash sweep period" is in effect. During a cash sweep period, all funds deposited into the lockbox account are swept daily into a cash management account controlled solely by the lender and from which all required payments and deposits to reserves under the 2001 M Street loan will be made. A "cash sweep period" is (a) the period beginning upon the occurrence of an event of default under the loan agreement and ending (assuming no other cash sweep trigger) when the default has been cured or no longer exists or has been waived in writing by the lender or (b) a period beginning when the actual net cash flow of the mortgaged property, determined in accordance with the loan agreement, is less than $3,670,815 and ending (assuming no other cash sweep trigger) when the actual net cash flow for two (2) consecutive fiscal quarters is equal to or greater than $3,670,815.

     SUBORDINATE FINANCING. There are two subordinate notes secured by deeds of trust on the 2001 M Street property in the amounts of $15,733,310 and $6,997,357 held by an affiliate of the borrower and subject to a subordination and standstill agreement in favor of the lender of the 2001 M Street loan.

     MEZZANINE FINANCING. The owners of the borrower are permitted in the future to obtain mezzanine financing secured by membership or partnership interests in the borrower or owners of the borrower, provided that, among other things, (a) the mezzanine financing must be junior and subordinate to the 2001 M Street loan, (b) the lender of the 2001 M Street loan reviews and approves the terms and conditions of the mezzanine financing, (c) the mezzanine financing is payable only out of excess cash flow, (d) the mezzanine financing together with the 2001 M Street loan has a combined loan-to-value ratio of no greater than 65%, (e) the combined debt service coverage ratio will not be less than the ratio in effect as of the origination date of the 2001 M Street loan, (f) the mezzanine lender enters into an intercreditor agreement satisfactory to the 2001 M Street lender, (g) the mezzanine lender is a qualified lender as defined in the mortgage loan documents, (h) the mezzanine loan is non-recourse and not secured by a lien against the 2001 M Street mortgaged property, and (i) if required by the lender, the delivery of rating agency confirmation that the mezzanine financing will not cause any downgrade or withdrawal of the then-current ratings of the series 2005-C1 certificates.

                            RACHEL BRIDGE APARTMENTS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $38,000,000

CUT-OFF DATE PRINCIPAL BALANCE:              $38,000,000

FIRST PAYMENT DATE:                          December 11, 2004

MORTGAGE INTEREST RATE:                      4.967% per annum

AMORTIZATION TERM:                           Interest Only(1)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               November 11, 2014

MATURITY/ARD BALANCE:                        $38,000,000

BORROWER:                                    The George Units LLC(2)

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 3 months prior to
                                             the Maturity Date

LOAN PER UNIT:                               $39,583(3)

UP-FRONT RESERVES:                           Engineering Reserve(4):   $ 1,270,500
                                             Environmental Reserve(5): $     9,313

ONGOING RESERVES:                            Tax and Insurance Reserve(6)
                                             Replacement Reserve(7)

LOCKBOX:                                     Springing

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset

PROPERTY TYPE:                               Multifamily

PROPERTY SUB-TYPE:                           Conventional

LOCATION:                                    New York, New York

YEAR BUILT/RENOVATED:                        1962/1992

UNITS:                                       960(8)

OCCUPANCY AT U/W:                            100%(9)

OWNERSHIP INTEREST:                          Fee

PROPERTY MANAGEMENT:                         Owner Managed(10)

U/W NCF:                                     $4,308,074

U/W DSCR:                                    2.25x

APPRAISED VALUE:                             $58,500,000

APPRAISAL DATE:                              August 6, 2004

CUT-OFF DATE LTV RATIO:                      65.0%(3)

MATURITY/ARD LTV RATIO:                      65.0%

(1)  The Rachel Bridge Apartments loan is interest-only for the full term.
(2) Rachel Bridge Corp., the original mortgagor, transferred the Rachel Bridge Apartments property and assigned its interest under the mortgage and other loan documents to The George Units LLC, a Delaware limited liability company effective February 28, 2005. The George Units LLC assumed all obligations of Rachel Bridge Corp. pursuant to an Assumption Agreement executed and delivered to the lender. Rachel Bridge Corp. is the managing member of The George Units LLC.
(3)  Based on the cut-off date principal balance.
(4) The engineering reserve was established at closing to fund the cost of immediate repairs.
(5) The environmental reserve was established at closing to fund the cost of abatement of all damaged asbestos and the development and maintenance of an asbestos operation and maintenance plan.
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to deposit $26,500 per month into a replacement reserve to fund the cost of ongoing repairs and replacements. This obligation is suspended, however, for so long as the borrower delivers to the lender, not later than sixty (60) days prior to the end of each fiscal year, a budget showing actual capital expenditures for that year and anticipated capital expenditures for the following year.
(8) The Rachel Bridge Apartments property contains, in addition to 960 residential units, 26,441 square feet of commercial space.
(9)  Based on the December 20, 2004 rent roll.
(10) The property is self-managed by The George Units LLC.

     THE LOAN. The ninth largest loan was originated on November 4, 2004. The Rachel Bridge Apartments loan is secured by a first priority mortgage encumbering four buildings located atop the Trans-Manhattan, or Cross Bronx, Expressway in New York, New York.

     THE BORROWER. The original borrower under the Rachel Bridge Apartments loan was Rachel Bridge Corp., a New York corporation. The original borrower's interests in the property were transferred to The George Units LLC, the successor borrower effective February 28, 2005. The successor borrower is a limited liability company organized under the laws of the State of Delaware. One of the sponsors of both the original borrower and the successor borrower, David Bistricer, has actively owned and operated multifamily real estate throughout New York and New Jersey since 1978. Berkshire Capital, the primary business of David and Moric Bistricer, currently owns 21 properties, including a 212-unit luxury apartment building immediately opposite the George Washington Bridge from the Rachel Bridge Apartments property.

     THE PROPERTY. The Rachel Bridge Apartments property consists of four (4) thirty-two (32) story buildings that in the aggregate contain 960 residential units of various sizes and 26,441 square feet of commercial space. The buildings are located next to the George Washington Bridge atop the Trans-Manhattan Expressway. The borrower's fee interest consists of six volumes of space above the plane.

     PROPERTY MANAGEMENT. The management of the Rachel Bridge Apartments property will be performed by either The George Units LLC, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Rachel Bridge Apartments property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Rachel Bridge Apartments loan has the right to require the provision of a qualified replacement manager or the termination of the management agreement following the occurrence of, among other circumstances, a monetary event of default under the Rachel Bridge Apartments loan.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. During a "sweep period," the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Rachel Bridge Apartments loan will be made. Unless and until an event of default occurs under the Rachel Bridge Apartments loan, the borrower will have access to the funds remaining after all such required payments are made. A "sweep period" is the period of time from (x) the earlier of the occurrence of (i) a default beyond any applicable grace or cure period under the management agreement, (ii) a monetary event of default under the Rachel Bridge Apartments loan and (iii) the date that is three (3) months prior to the Maturity Date to (y) the satisfaction in full of the Rachel Bridge Apartments loan, provided that if the sweep period results solely from the occurrence of a monetary default under the Rachel Bridge Apartments loan, the sweep period will end upon the lender's acceptance of a cure payment. The lender, however, will not be required to terminate the sweep period more than once in any consecutive 12-month period and will be entitled to reinstate the sweep period upon the re-occurrence of a second monetary event of default.

               BATTERY PARK CITY RETAIL AND ENTERTAINMENT COMPLEX

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                  $37,830,000

CUT-OFF DATE PRINCIPAL BALANCE:              $37,830,000

FIRST PAYMENT DATE:                          February 11, 2005

MORTGAGE INTEREST RATE:                      5.440% per annum

AMORTIZATION TERM:                           360 months(1)

HYPERAMORTIZATION:                           N/A

ARD DATE:                                    N/A

MATURITY DATE:                               January 11, 2015

MATURITY/ARD BALANCE:                        $33,804,129

BORROWER:                                    FC Battery Park Associates, LLC

INTEREST CALCULATION:                        Actual/360

CALL PROTECTION:                             Lockout/defeasance until the
                                             date that is 3 months prior to
                                             the Maturity Date

LOAN PER SQUARE FOOT:                        $238(2)

UP-FRONT RESERVES:                           Board of Managers Reserve(3): $ 500,000
                                             Hotel Unit Owner Reserve(4):  $  97,549
                                             Ground Rent Reserve(5):       $  13,747

ONGOING RESERVES:                            Tax and Insurance Reserve(6)
                                             Replacement Reserve(7)
                                             TI/LC Reserve(8)

LOCKBOX:                                     Springing

MEZZANINE:                                   None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                      Single Asset
PROPERTY TYPE:                               Retail
PROPERTY SUB-TYPE:                           Anchored
LOCATION:                                    New York, New York
YEAR BUILT/RENOVATED:                        2000/N/A
SQUARE FEET:                                 158,719
OCCUPANCY AT U/W:                            98%(9)
OWNERSHIP INTEREST:                          Leasehold

                              % OF TOTAL
MAJOR TENANT(S)        NRSF       NRSF     LEASE EXPIRATION
---------------       ------      ----     ----------------
Regal Cinemas         72,000     45.4%        7/05/2011
DSW Shoe Warehouse    29,600     18.6%        1/31/2015
New York Sports Club  18,290     11.5%        9/30/2020

PROPERTY MANAGEMENT:                         First New York Partners

U/W NCF:                                     $3,285,385

U/W DSCR:                                    1.28x

APPRAISED VALUE:                             $49,000,000

APPRAISAL DATE:                              September 7, 2004

CUT-OFF DATE LTV RATIO:                      77.2%(2)

MATURITY/ARD LTV RATIO:                      69.0%

(1) The Battery Park City Retail and Entertainment Complex loan has an interest-only period of 36 months.
(2)  Based on the cut-off date principal balance.
(3) The borrower deposited at closing the sum of $97,549 into the Board of Managers' Reserve, which represents the current annual amount due from borrower to the condominium under the current board of managers' budget (see "--Condominium" below for additional information).
(4) The borrower deposited at closing $500,000 into the hotel unit owner reserve to cover borrower's obligations to the hotel condominium unit owner for expenses of maintenance and operation of the shared atrium (see "--Condominium" below for additional information).
(5) The borrower deposited $13,747 at closing into a ground rent reserve, which amount represents one (1) month's rent under the Ground Lease described below and which amount serves as additional security for the Battery Park City Retail and Entertainment Complex loan.
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. At closing, the borrower made an initial deposit into the tax and insurance reserve.
(7) The borrower is required to deposit $1,984 per month into a replacement reserve to fund the cost of ongoing repairs and replacements.
(8) The borrower is required to deposit $3,307 per month into a reserve to fund the cost of tenant improvements and leasing commissions. The TI/LC reserve is capped at $119,040.
(9)  Based on the December 1, 2004 rent roll.

     THE LOAN. The tenth largest loan was originated on December 13, 2004. The Battery Park City Retail and Entertainment Complex loan is secured by a first priority leasehold mortgage encumbering a retail/entertainment complex in Battery Park City, New York, New York.

     THE BORROWER. The borrower under the Battery Park City Retail and Entertainment Complex loan (the "Battery Park City Retail loan") is FC Battery Park Associates, LLC. The borrower is a limited liability company organized under the laws of the State of New York. The sponsor, Forest City Enterprises, Inc., owns and manages commercial properties in 21 states and the District of Columbia throughout the United States.

     THE PROPERTY. The Battery Park City Retail property consists of the Battery Park City Retail and Entertainment Complex located in New York, New York. The Battery Park City Retail property consists of a leasehold interest in the retail condominium unit of Site 25 in Battery Park City. The other condominium unit of Site 25 is a hotel unit, which contains an Embassy Suites hotel. The ground lessor is the Battery Park City Authority ("BPCA"), which owns both condominium units.

The condominium comprising the retail and hotel units is subject to two senior ground leases; under each of these senior ground leases, the BPCA is both tenant and landlord.

     PROPERTY MANAGEMENT. The Battery Park City Retail property is managed by First New York Partners, an affiliate of Forest City Enterprises, Inc., which is an affiliate of Bruce C. Ratner. The management agreement generally provides for the payment of a management fee of 2% of revenues per annum which is subordinated to the Battery Park City Retail Loan. The management of the Battery Park City Retail property will be performed by either First New York Partners, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Battery Park City Retail property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Battery Park City Retail loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Battery Park City Retail loan, the manager becoming bankrupt or insolvent or a material default occurs under the management agreement beyond any applicable grace and cure periods. First New York Partners is headquartered in Brooklyn, New York.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Battery Park City Retail loan must cause the tenants of the Battery Park City Retail property to deposit all rents directly into a lockbox account. Unless and until an event of default under the Battery Park City Retail loan occurs, the borrower will have access to the funds deposited into the lockbox account.

     GROUND LEASE. The entire Battery Park City Site 25 complex is leased pursuant to a ground lease (the "Master Lease") and a sub-lease (the "Ground Lease"). BPCA is both landlord and tenant under each of the Master Lease and Ground Lease. Battery Park City Site 25 was subjected to a condominium regime by BPCA as tenant under the Ground Lease. The hotel unit is sub-sub-ground leased to an affiliate of the borrower. The retail unit is sub-sub-ground leased to the borrower.

     CONDOMINIUM. The condominium at Battery Park City Site 25 contains the borrower's retail unit and also a hotel unit. The hotel unit is presently owned by an affiliate of borrower, which affiliate is partially owned by the principals of borrower. Under the condominium regime, the hotel unit owner is entitled to reimbursement from borrower for borrower's share (35%) of the expenses of maintaining and operating the atrium, which is space to which the retail unit owner and guests have access rights, but which is contained within the hotel unit. The hotel unit owner has a lien against the retail unit for borrower's share of the expenses, which lien is superior to the lien of the mortgage up to a maximum of $500,000. The borrower is obligated to maintain at all times a reserve with lender in the amount of $500,000.

     In addition, the borrower is obligated to pay its share (34%) of the board of managers' expenses relative to the condominium. The board of managers have a lien against the retail unit, which lien is superior to the lien of the mortgage up to a maximum of $500,000, but which cap (unlike the atrium expenses lien priority cap described above) is permanently reduced by the amount of any sums paid by the mortgagee on behalf of borrower for such expenses. The borrower is obligated to maintain at all times a reserve in the amount of the then-current annual budgeted amount of borrower's share of the board of managers' expenses. At origination, this amount was $97,549.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

- Column--135 mortgage loans, representing 70.9% of the initial mortgage pool balance; and

- GMAC Commercial Mortgage Corporation ("GMACCM")--31 mortgage loans, representing 29.1% of the initial mortgage pool balance.

     Column originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

     Certain of the mortgage loans that GMACCM is selling to us were originated by GMAC Commercial Mortgage Bank, an affiliate of GMACCM, and subsequently purchased by GMACCM. GMACCM originated the other mortgage loans that it is selling to us.

     COLUMN. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 5,800 commercial and multifamily rental mortgage loans totaling $49 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     GMAC COMMERCIAL MORTGAGE CORPORATION. GMACCM, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also the master servicer and an affiliate of GMAC Commercial Holding Capital Corp., one of the underwriters. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents and, if delivered in blank, except for completing the name of the assignee;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the subject mortgage loan has been assumed;

     -    copies of the letters of credit, if any;

     - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy, a "marked up" commitment for title insurance or signed escrow instructions, which in any case is binding on the title insurance company); and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2005-C1 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of the series 2005-C1 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2005-C1 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others:

     - The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in March 2005 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

          3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in April 2005,

          4. the mortgage interest rate for the subject mortgage loan as of the related due date in March 2005, and

          5. the original and remaining term to stated maturity for the subject mortgage loan.

     - Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

     - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

     - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

     - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

     - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

     - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

     - To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

     - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy, which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent, or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in that policy and (d) any other Permitted Encumbrances.

     - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     - An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

     - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

     - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

     - The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

          (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

          (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

          (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

          (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor);

          (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

          (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

     - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund.

     - Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
          (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

     - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not yet delinquent -- which, with the passage of time oR the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     - there exists a breach of any of the above-described representations and warranties made by either mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of the series 2005-C1 certificateholders in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2005-C1 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a Material Breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the collection date in the due period of purchase (which includes unpaid master servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate, plus

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          4.   all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following its receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution.

     In addition to the foregoing, if--

     - any mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x;

     - the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of
          (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2005-C1 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust fund, would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, executed escrow instructions, or a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

     - the absence from the mortgage file of any original letter of credit (unless such original has been delivered to the Master Servicer and a copy thereof is part of the Mortgage File); provided that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2005-C1 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Document Defect or a Material Breach of any of its representations or warranties. There can be no assurance that Column or GMACCM has or will have sufficient assets with which to fulfill any repurchase/substitution on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in March 2005. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C1 certificates will be issued, on or about March 17, 2005, under a pooling and servicing agreement to be dated as of March 1, 2005, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in March 2005, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C1 certificates will include the following classes:

     - the A-1, A-2, A-AB, A-3, A-4, A-J, B, C and D classes, which are the classes of series 2005-C1 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, E, F, G, H, J, K, L, M, N, O, P, R, LR and V classes, which are the classes of series 2005-C1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates are the series 2005-C1 certificates that will have principal balances. The series 2005-C1 certificates with principal balances constitute the series 2005-C1 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2005-C1 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2005-C1 certificates through and including the distribution date in March 2006, the sum of (a) the lesser of $103,008,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F and G certificates outstanding from time to time;

          (2) during the period following the distribution date in March 2006 through and including the distribution date in March 2007, the sum of (a) the lesser of $36,466,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F and G certificates outstanding from time to time;

          (3) during the period following the distribution date in March 2007 through and including the distribution date in March 2008, the sum of (a) the lesser of $90,412,000 and the total principal balance of the class A-2 certificates outstanding from time to time and (b) the total principal balance of the class A-AB, A-3, A-4, A-J, B, C, D, E, F and G certificates outstanding from time to time;

          (4) during the period following the distribution date in March 2008 through and including the distribution date in March 2009, the sum of (a) the lesser of $22,283,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-3, A-4, A-J, B, C, D, E and F certificates outstanding from time to time, and (c) the lesser of $2,475,000 and the total principal balance of the class G certificates outstanding from time to time;

          (5) during the period following the distribution date in March 2009 through and including the distribution date in March 2010, the sum of (a) the lesser of $18,742,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the total principal balance of the class A-AB, A-4, A-J, B, C and D certificates outstanding from time to time, and
               (c) the lesser of $16,572,000 and the total principal balance of the class E certificates outstanding from time to time;

          (6) during the period following the distribution date in March 2010 through and including the distribution date in March 2011, the sum of (a) the lesser of $61,475,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the total principal balance of the class A-4, A-J, B and C certificates outstanding from time to time, and (c) the lesser of $18,529,000 and the total principal balance of the class D certificates outstanding from time to time;

          (7) during the period following the distribution date in March 2011 through and including the distribution date in March 2012, the sum of (a) the lesser of $563,887,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-J and B certificates outstanding from time to time, and (c) the lesser of $12,345,000 and the total principal balance of the class C certificates outstanding from time to time; and

          (8)  following the distribution date in March 2012, $0.

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     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2005-C1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanyinG prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in thE accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in thE accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2005-C1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2005-C1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (c) amounts payable to any holder of a CBA B-Note Companion Loan, and

               (d)  amounts payable with respect to other trust fund expenses;

          4.   net investment income on the funds in the collection account; and

          5. amounts deposited in the master servicer's collection account in error.

          - Any advances of delinquent monthly debt service payments made by the master servicer with respect to the mortgage pool for that distribution date.

          - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--CollectioN Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanyinG prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year commencing in 2006 and each distribution date during January of any year commencing in 2006 that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during the interest-only period);

     - to pay itself interest and other investment income earned on funds held in the distribution account; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2005-C1 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G and/or H certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2005-C1 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to any CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year commencing in 2006, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis (except any mortgage loans then in an interest-only period that provide for the payment of fixed interest amounts during an interest-only period) and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year commencing in 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2005-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2005-C1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2005-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2005-C1 certificates will bear interest, except for the R, LR and V classes.

     With respect to each interest-bearing class of the series 2005-C1 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the February 2012 interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2005-C1 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2005-C1 certificates.

     If the holders of any interest-bearing class of the series 2005-C1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2005-C1 certificates will equal:

     - in the case of each interest-bearing class of series 2005-C1 certificates, the product of--

          1. the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2005-C1 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2005-C1 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2005-C1 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates applicable to the class A-1, A-2, A-AB, A-3 and F certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-5.

     The pass-through rates applicable to the class A-4, A-J, B, C, D, E, G, H, J, K, L, M, N, O and P certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2005-C1 certificates for the initial interest accrual period shown on page S-5, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the February 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2005-C1 principal balance certificates. If the entire total principal balance of any class of series 2005-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C1 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C1 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the February 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the March 2012 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C1 principal balance certificates. In general, the total principal balance of each class of series 2005-C1 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any such class of series 2005-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the February 2012 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2005-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted

          Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C1 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2005-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C1 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C1 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the February 2012 interest accrual period, the total principal balance of each class of series 2005-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C1 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2005-C1 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-AB, A-3 and A-4 certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date, until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets); and

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-4 classes are outstanding at that time, distributions of principal on the A-1, A-2, A-AB, A-3 and/or A-4 classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled on each distribution date will, in the case of each of those classes, equal the minimum of:

     - the total principal balance of the subject class of series 2005-C1 principal balance certificates outstanding immediately prior to the subject distribution date; and

     - the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total principal balance of all other classes of series 2005-C1 principal balance certificates that, as described under "--Priority of Distributions" below, are senior in right of distribution to the subject class of series 2005-C1 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-J, B, C, D, E, F, G, H, J, K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-AB, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-C1 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2, A-AB, A-3 AND A-4 CERTIFICATES) BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2005-C1 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2005-C1 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2005-C1 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the Class A-AB Certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2005-C1 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-C1 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2005-C1 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF       RECIPIENT
DISTRIBUTION  CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
------------  ----------------  ---------------------------------------------------------------------------------------
    1st        A-1, A-2, A-AB,  Interest up to the total interest distributable on those classes, PRO RATA based on
               A-3, A-4, A-X    the respective interest entitlements of those classes
                 and A-SP*

    2nd          A-1, A-2,      Principal up to the portion of the Total Principal Distribution Amount, to class
               A-AB, A-3 and    A-AB until the principal balance of the class A-AB certificates has been reduced to the

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-AB, A-3, A-4, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth on Exhibit E hereto, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-AB certificates (except as necessary to reduce the total principal balance of such class to the balance set forth on Exhibit E hereto) until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-AB certificates is reduced to zero. On and after the Senior Principal Distribution Cross-Over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2, A-AB, A-3 and A-4 classes will be made on a pro rata basis in accordance with outstanding balances.

  ORDER OF       RECIPIENT
DISTRIBUTION  CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
------------  ----------------  --------------------------------------------------------------------------------------------
                    A-4**       targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, then class A-1, A-2, A-3, A-AB and A-4 certificates in that order, in each case until the total principal balance of that class has been reduced to zero

    3rd        A-1, A-2, A-AB,  Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the
                 A-3 and A-4    respective loss reimbursement amounts for those classes

    4th             A-J         Interest up to the total interest distributable on that class

    5th             A-J         Principal up to the total principal distributable on that class

    6th             A-J         Reimbursement up to the loss reimbursement amount for that class

    7th             B           Interest up to the total interest distributable on that class

    8th             B           Principal up to the total principal distributable on that class

    9th             B           Reimbursement up to the loss reimbursement amount for that class

    10th            C           Interest up to the total interest distributable on that class

    11th            C           Principal up to the total principal distributable on that class

    12th            C           Reimbursement up to the loss reimbursement amount for that class

    13th            D           Interest up to the total interest distributable on that class

    14th            D           Principal up to the total principal distributable on that class

    15th            D           Reimbursement up to the loss reimbursement amount for that class

    16th            E           Interest up to the total interest distributable on that class

    17th            E           Principal up to the total principal distributable on that class

    18th            E           Reimbursement up to the loss reimbursement amount for that class

    19th            F           Interest up to the total interest distributable on that class

    20th            F           Principal up to the total principal distributable on that class

    21st            F           Reimbursement up to the loss reimbursement amount for that class

    22nd            G           Interest up to the total interest distributable on that class

    23rd            G           Principal up to the total principal distributable on that class

    24th            G           Reimbursement up to the loss reimbursement amount for that class

    25th            H           Interest up to the total interest distributable on that class

    26th            H           Principal up to the total principal distributable on that class

    27th            H           Reimbursement up to the loss reimbursement amount for that class

    28th            J           Interest up to the total interest distributable on that class

    29th            J           Principal up to the total principal distributable on that class

    30th            J           Reimbursement up to the loss reimbursement amount for that class

    31st            K           Interest up to the total interest distributable on that class

    32nd            K           Principal up to the total principal distributable on that class

    33rd            K           Reimbursement up to the loss reimbursement amount for that class

    34th            L           Interest up to the total interest distributable on that class

    35th            L           Principal up to the total principal distributable on that class

  ORDER OF       RECIPIENT
DISTRIBUTION  CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
------------  ----------------  --------------------------------------------------------------------------------------------
    36th            L           Reimbursement up to the loss reimbursement amount for that class

    37th            M           Interest up to the total interest distributable on that class

    38th            M           Principal up to the total principal distributable on that class

    39th            M           Reimbursement up to the loss reimbursement amount for that class

    40th            N           Interest up to the total interest distributable on that class

    41st            N           Principal up to the total principal distributable on that class

    42nd            N           Reimbursement up to the loss reimbursement amount for that class

    43rd            O           Interest up to the total interest distributable on that class

    44th            O           Principal up to the total principal distributable on that class

    45th            O           Reimbursement up to the loss reimbursement amount for that class

    46th            P           Interest up to the total interest distributable on that class

    47th            P           Principal up to the total principal distributable on that class

    48th            P           Reimbursement up to the loss reimbursement amount for that class

    49th        R and LR        Any remaining portion of the Available P&I Funds

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C1 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C1 principal balance certificates on the subject distribution date and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2005-C1 certificates.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charge to any particular class of series 2005-C1 certificates will be applied to the charges in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any Yield Maintenance Charge, or

     -    the collectability of that Yield Maintenance Charge.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2005-C1 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2005-C1 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C1 principal balance certificates. If this occurs following the distributions made to the series 2005-C1 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2005-C1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-C1 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing

Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

              ORDER OF ALLOCATION                   CLASS
              -------------------          -----------------------
                      1st                             P
                      2nd                             O
                      3rd                             N
                      4th                             M
                      5th                             L
                      6th                             K
                      7th                             J
                      8th                             H
                      9th                             G
                      10th                            F
                      11th                            E
                      12th                            D
                      13th                            C
                      14th                            B
                      15th                           A-J
                      16th                 A-1, A-2, A-AB, A-3 and
                                                    A-4*

----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2005-C1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2005-C1 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgages pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest and Default Interest, and assumed monthly debt service payments, in each case net of related master servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2005-C1 certificates on that distribution date.

     Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. The master servicer and the trustee will not be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not be permitted to make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a nonrecoverable debt service advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the underlying mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance, and the master servicer and the trustee will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance.

     Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, either of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described in the second succeeding paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2005-C1 certificateholders to the detriment of other classes of series 2005-C1 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or a violation of any fiduciary duty owed by any party to the series 2005-C1 certificateholders.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the trust fund will be payable in connection with the reimbursement of that monthly debt service advance--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2005-C1 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2005-C1 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2005-C1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in May 2005.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2005-C1 certificateholders only those persons in whose names the series 2005-C1 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. To the extent received, the pooling and servicing agreement will obligate the trustee (or, in the case of items 5., 6. and 7. below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any registered holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     1. the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C1 certificateholders since the date of initial issuance of the offered certificates;

     3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     5. the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the master servicer or the special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer or the special servicer;

     7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     8. the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, the master servicer, the special servicer, as applicable, upon request. However, except with respect to the Series 2005-C1 Directing Certificateholder (to the

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extent such request is not excessive or duplicative), the trustee, the master servicer or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series 2005-C1 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates, will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     - in the case of a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates, will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2005-C1 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

     Voting rights allocated to a class of series 2005-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

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     PASS-THROUGH RATES. The pass-through rates on the class A-4, A-J, B, C and
D certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Interest Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Interest Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     As described in this prospectus supplement, the principal up to the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3, A-AB and A-4 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero. Following retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation, in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the class A-1, A-2 and A-3 certificates remain outstanding. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the Total Principal Distribution Amount will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2 and A-3 certificates were outstanding.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

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     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2005-C1 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2005-C1 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

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     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 17, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount with regard to principal for each distribution date will be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), then to the class A-1, A-2, A-3, A-AB, and/or A-4 certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB and/or A-4 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2005-C1 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

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     -    all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C1 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of March 1, 2005, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER AND THE SPECIAL SERVICER

     GENERAL. Pursuant to the series 2005-C1 pooling and servicing agreement, GMACCM will be the master servicer and Lennar will be the special servicer.

     The information set forth in this prospectus supplement concerning each of the master servicer and the special servicer has been provided by GMACCM and Lennar, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     GMACCM. GMAC Commercial Mortgage Corporation is a California corporation with its principal offices located at 200 Witmer Road, Horsham Pennsylvania 19044. As of December 31, 2004, GMACCM was the servicer of a portfolio of multifamily and commercial loans totaling approximately $192.1 billion in aggregate outstanding principal balance.

     LENNAR. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the underlying mortgage loans. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     Lennar and its affiliates have regional offices located across the country in Florida, Georgia Oregon, Texas, Massachusetts, North Carolina and California, and in Europe in London, England and Paris, France. As of May 31, 2004, Lennar and its affiliates were managing a portfolio which included an original count of approximately 16, 700 assets in all 50 states and in Europe with an original face value of $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

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THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The information set forth in the immediately preceding paragraph has been provided by Wells Fargo. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2005-C1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     UNDERLYING MORTGAGE LOANS. The master servicer and the special servicer must service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to specified requirements and certain consents and approvals of the Series 2005-C1 Directing Certificateholder and/or the holder of any related CBA B-Note Companion Loan, as applicable, provided for in the pooling and servicing agreement and the related intercreditor agreement, as applicable, the special servicer will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to receive payments and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required with respect to any specially serviced mortgage loans and REO Properties in the trust fund; and

     - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the pooling and servicing agreement by the master

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servicer or special servicer, as applicable, if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan, including--

          1.   each mortgage loan, if any, that is being specially serviced,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     -    in the case of each and every underlying mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable (or, in the case of those mortgage loans that provide for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter),

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.029% per annum to 0.125% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.048% per annum.

     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan during any collection period (other than a Prepayment Interest Shortfall resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan,
(ii) as a result of the payment of insurance proceeds or condemnation proceeds,
(iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and it has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Series 2005-C1 Directing Certificateholder or (v) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

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then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

     -    the special servicing fee,

     -    the work-out fee, and

     -    the liquidation fee.

     SPECIAL SERVICING FEE. The special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable (or, in the case of those mortgage loans that provide for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter),

          2. accrue at a special servicing fee rate of 0.35% per annum (subject to a minimum of $4,000 per loan per month and, provided that such minimum amount may be reduced by the Series 2005-C1 Directing Certificateholder),

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the special servicer from amounts received with respect to interest on that mortgage loan.

     WORK-OUT FEE. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the trust fund will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2005-C1 certificateholders.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation

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proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased or replaced as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any liquidation expenses, and further exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase or replacement of any underlying mortgage loan for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

     - the purchase of any Defaulted Loan by the special servicer or any of its affiliates pursuant to a fair value purchase option, as described under "--Fair Value Purchase Option" below;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

     - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2005-C1 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C1 certificateholders.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the pooling and servicing agreement to the extent not prohibited under the respective CBA A/B Intercreditor Agreements.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of:

     - the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

     In addition, the following items collected on the underlying mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by, and reimbursed to, that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

          3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, defeasance fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     - will be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds.

     PAYMENT OF EXPENSES; SERVICING ADVANCES. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

     If the master servicer fails to make a required servicing advance within the time required under the series 2005-C1 pooling and servicing agreement, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

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     -    if the failure continues for three more business days after that notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee will conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C1 certificateholders to the detriment of other classes of series 2005-C1 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series 2005-C1 certificateholders.

     In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance out of general collections in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C1 certificateholders (as a collective whole) or, if a CBA A/B Loan Pair or an REO Property related to a CBA A/B Loan Pair is involved, the series 2005-C1 certificateholders and the holder of the related Companion Loan (as a collective whole).

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET

JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the holder or holders of series 2005-C1 certificates representing a majority interest in the series 2005-C1 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2005-C1 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and Fitch, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-C1 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

     In general, the master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the trust fund, or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender's consent provided certain conditions are satisfied, that such conditions have been satisfied. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, performing mortgage loans in the trust fund that were acquired from GMACCM. The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund that were not acquired from GMACCM.

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     The master servicer or the special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the trust fund, unless the special servicer determines in accordance with the Servicing Standard, that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

     If the special servicer determines that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the master servicer or the special servicer, as applicable, is authorized to (or may authorize the master servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     - the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

     - with respect to any underlying mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2005-C1 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage loans described in the second bullet point of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     As long as the mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     The master servicer, with respect to performing mortgage loans in the trust fund that we acquired from GMACCM, or the special servicer, with respect to all specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund that not acquired from GMACCM, will be required to enforce any due-on-encumbrance clause in any mortgage loan in the trust fund, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless--

     - the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions, and

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     -    with respect to any mortgage loan that (1) is a Significant Mortgage
          Loan, or (2) together with the proposed subordinate debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and Fitch that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2005-C1 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     If the special servicer, in accordance with the Servicing Standard, objects to the determination by the master servicer with respect to a performing mortgage loan acquired from GMACCM, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan. If the special servicer, in accordance with the Servicing Standard, determines with respect to any other mortgage loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan.

     If the master servicer rejects a borrower's request in connection with a due-on-sale or due-on-encumbrance clause with respect to a performing mortgage loan in the trust fund that was acquired from GMACCM, the special servicer may review and, subject to the conditions and other provisions set forth in the pooling and servicing agreement with respect to approving such requests, determine to approve the borrower's request.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer, or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a defeasance or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, the special servicer may--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

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     -    reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of any specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2005-C1 certificateholders and any affected holder of a Companion Loan.

     However, in no event will the special servicer be permitted (or permit the master servicer) to--

     (1) extend the maturity date of any underlying mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2005-C1 Directing Certificateholder and the Series 2005-C1 Controlling Class" below and "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the

                                      S-143
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related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, any CBA A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, any CBA A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the CBA B-Note Companion Loans.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in March 2005 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

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     -    all principal payments, including principal prepayments, collected on the underlying mortgage loans;

     - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the underlying mortgage loans;

     - any Yield Maintenance Charges and late payment charges collected on the underlying mortgage loans;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure, any purchase thereof by a mezzanine lender or as otherwise contemplated under "--The Series 2005-C1 Directing Certificateholder and the Series 2005-C1 Controlling Class," "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a holder of a CBA B-Note Companion Loan in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts paid by or on behalf of Column or GMACCM in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the master servicer's collection account;

     - all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     - any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

     - any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of the collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to the collection account.

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     WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2005-C1 certificateholders in accordance with any of clauses 2. through
               20. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself or the trustee earned and unpaid master servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

     7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the trust fund as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

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     9.   to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the unadvanced costs and expenses incurred by the trust fund due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the trust fund for certain additional environmental testing at any mortgaged real property;

     13. to pay itself, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the trust fund, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

     15. to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     16.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     17. to pay any other items described in this prospectus supplement as being payable from the collection account;

     18. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     19. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement;

     20.  to withdraw amounts deposited in the collection account in error; and

     21. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                      S-147
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FAIR VALUE PURCHASE OPTION

     The pooling and servicing agreement grants the Series 2005-C1 Directing Certificateholder and the special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a Series 2005-C1 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2005-C1 certificates is no longer the series 2005-C1 controlling class.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2005-C1 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the trust fund, including as the Series 2005-C1 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

     Each holder of the Purchase Option may, at its option, purchase a Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

     If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted

                                      S-148
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Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

     There can be no assurance that the Fair Value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     If a default on any underlying mortgage loan in the trust fund has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

provided that the pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2005-C1 certificates (or, in the case of a CBA A/B Loan Pair, the holders of the series 2005-C1 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

     -    either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking

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               any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2005-C1 certificates, as a collective whole (or, in the case of a CBA A/B Loan Pair, for the holders of the series 2005-C1 certificates and the holder of the related Companion Loan, as a collective whole), on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2005-C1 certificates and, in the case of a CBA A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2005-C1 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2005-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of a CBA A/B Loan Pair, on behalf of the trust fund and the holder of the related Companion Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent

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contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     -    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust fund receives from an REO Property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2005-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection

                                      S-151
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period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of:

     - any withdrawals made out of those amounts, as described in the preceding sentence; and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to a CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2005-C1 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2005-C1 CONTROLLING CLASS

     GENERAL. As of any date of determination, the controlling class of series 2005-C1 certificateholders will be the holders of the most subordinate class of series 2005-C1 certificates then outstanding, other than the Class A-X, A-SP, R, LR and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2005-C1 certificates, exclusive of the Class A-X, A-SP, R, LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C1 certificateholders will be the holders of the most subordinate class of series 2005-C1 certificates then outstanding, other than the Class A-X, A-SP, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2005-C1 controlling class, the class A-1, A-2, A-AB, A-3 and A-4 certificates will represent a single class. As of the closing date, the initial series 2005-C1 controlling class will be the class P certificates.

     The "Series 2005-C1 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C1 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C1 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2005-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2005-C1 controlling class that a Series 2005-C1 Directing Certificateholder is no longer designated, the series 2005-C1 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2005-C1 controlling class certificates will be the Series 2005-C1 Directing Certificateholder.

     CERTAIN RIGHTS AND POWERS OF THE SERIES 2005-C1 DIRECTING CERTIFICATEHOLDER. The special servicer is, in general, required to notify the Series 2005-C1 Directing Certificateholder of its intention to take, or consent to the master servicer's taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool or any REO Property held by the Trust Fund. The special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the Trust Fund as to which the Series 2005-C1 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2005-C1 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the Trust Fund without waiting for the Series 2005-C1 Directing Certificateholder's response.

     In addition, the Series 2005-C1 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2005-C1 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

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     Notwithstanding the foregoing, no such advice, direction or objection of the Series 2005-C1 Directing Certificateholder contemplated by the foregoing paragraphs may--

     - require or cause the special servicer or master servicer to violate any applicable law;

     - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC;

     - require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

     - expose the master servicer, the special servicer, us, either of the mortgage loan sellers, the trust fund, the trustee or their or our affiliates, officers, directors, shareholders, members, managers, employees or agents to any claim, suit or liability for which the pooling and servicing agreement would not provide indemnification to such party; or

     - materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and

neither the master servicer nor the special servicer will follow any such direction if given by the Series 2005-C1 Directing Certificateholder or initiate any such actions.

     By its acceptance of a series 2005-C1 certificate, each series 2005-C1 certificateholder confirms its understanding that the Series 2005-C1 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2005-C1 certificates over other classes of the series 2005-C1 certificates and that the Series 2005-C1 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2005-C1 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2005-C1 Directing Certificateholder, each series 2005-C1 certificateholder agrees to take no action against the Series 2005-C1 Directing Certificateholder as a result of such a special relationship or conflict.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2006, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C1 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     Beginning in 2006 and each year thereafter, on or before a date set forth in the pooling and servicing agreement, the master servicer and the special servicer must each:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

                                      S-153
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          2.   on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions, among others, will be considered events of default under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which written notice has been given to the master servicer by the trustee or any other party to the pooling and servicing agreement;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2005-C1 Directing Certificateholder, by certificateholders entitled to not less than 25% of the series 2005-C1 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C1 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2005-C1 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2005-C1 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has

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          commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - a servicing officer of the master servicer or the special servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2005-C1 certificates, or (b) placed any class of series 2005-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action; or

     - the trustee shall have received written notice from Fitch that the continuation of the master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of series 2005-C1 certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-C1 certificateholders entitled to not less than 25% of the series 2005-C1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2005-C1 certificateholder or (b) with respect to any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2005-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C1 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2005-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first and second bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2005-C1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the

                                      S-155
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party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2005-C1 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2005-C1 certificateholders entitled to not less than 25% of the series 2005-C1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C1 certificateholders, unless in the trustee's opinion, those series 2005-C1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its affiliates may hold series 2005-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. The trustee fee will accrue with respect to each and every underlying mortgage loan in the trust fund, including those as to which the related mortgaged real property has become an REO Property. In each case, the trustee fee will accrue at 0.0016% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan (or, in the case of those mortgage loans that provide for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter). The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

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     -    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2005-C1 controlling class, the special servicer or the master servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2005-C1 certificateholder. The final distribution with respect to each series 2005-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the series 2005-C1 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2005-C1 certificates. However, the right of any single holder or group of holders of the series 2005-C1 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C1 certificateholders, will constitute part of the Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

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AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2005-C1 certificates entitled to not less than 66 2/3% of the series 2005-C1 voting rights, not taking into account series 2005-C1 certificates held by us or any of our affiliates or agents, and

     - all of the series 2005-C1 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, subject to certain exceptions, no amendment of the pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person. The pooling and servicing agreement will also contain certain limitations on amendments to the pooling and servicing agreement which relate to any obligations of the mortgage loan seller or any defined terms contained therein relating to or affecting such obligations without the consent of the mortgage loan seller.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2005-C1 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2005-C1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer is required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
              MORTGAGED PROPERTIES LOCATED IN TEXAS AND CALIFORNIA

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in Texas, which mortgage loans represent 14.2% of the initial mortgage pool balance, and in California, which mortgage loans represent 14.1% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

TEXAS

     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process. Judicial process is generally not used. A mortgage does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

CALIFORNIA

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of

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time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and
(b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and any amendments thereto and the continued qualification of the REMICs formed under that agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Internal Revenue Code. In addition, a separate REMIC election will be made with respect to the JFK Medical Pavilion II loan. The assets of the "JFK Medical Pavilion II Loan REMIC" will generally include the JFK Medical Pavilion II loan, proceeds thereof, and a beneficial interest in any related REO Property acquired pursuant to the pooling and servicing agreement. The arrangements under which the right to Post-ARD Additional Interest and the residual interest in the JFK Medical Pavilion II loan are held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     -    the regular interest in the JFK Medical Pavilion II Loan REMIC,

     -    the mortgage loans (other than the JFK Medical Pavilion II loan),

     - the trust fund's interest in any REO Properties acquired on behalf of the series 2005-C1 certificateholders with respect to the mortgage loans (other than any REO Property acquired with respect to the JFK Medical Pavilion II loan),

     -    the master servicer's collection account,

     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

(in each case exclusive of amounts held in the JFK Medical Pavilion II Loan REMIC) but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

     - The REMICs will be "tiered," meaning that REMIC I will hold as assets the regular interest issued by the JFK Medical Pavilion II Loan REMIC, and REMIC II will hold as assets the regular interests issued by REMIC
          I. REMIC II will issue the class A-X, A-SP, A-1, A-2, A-AB, A-3, A-4, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates as "regular interests." The class R certificates will evidence the residual interest in REMIC II, and the class LR certificates will evidence the residual interests in each of the JFK Medical Pavilion II Loan REMIC and REMIC I for federal income tax purposes; and

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     -    The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

     Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the offered certificates will be issued at a premium.

     The amount of original issue discount or amortizable bond premium, if any, will depend on the certificateholder's purchase price and the stated redemption price at maturity of the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code.

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     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          1. the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the mortgage loan documents allow that substitution,

          3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid or Yield Maintenance Charges had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

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you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2005-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

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     -    FIFTH, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

     -    solely as a result of the Plan's ownership of offered certificates.

     - Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The class A-1, A-2, A-AB, A-3, A-4, A-J, B and C offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the rating agencies. The class D offered certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of the class D certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the class D certificates are subject to significant interpretative uncertainties.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them, or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated March 3, 2005, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

            UNDERWRITER                  CLASS A-1       CLASS A-2       CLASS A-AB      CLASS A-3       CLASS A-4
------------------------------------   -------------   -------------   -------------   -------------   -------------
Credit Suisse First Boston LLC......   $ 113,741,000   $ 125,500,000   $ 113,100,000   $ 181,606,000   $ 674,347,000
GMAC Commercial Holding Capital
   Markets Corp.....................   $           0   $           0   $           0   $           0   $           0
Banc of America Securities LLC......   $           0   $           0   $           0   $           0   $           0
Greenwich Capital Markets, Inc......   $           0   $           0   $           0   $           0   $           0
                                       -------------   -------------   -------------   -------------   -------------
TOTAL...............................   $ 113,741,000   $ 125,500,000   $ 113,100,000   $ 181,606,000   $ 674,347,000

            UNDERWRITER                  CLASS A-J        CLASS B         CLASS C         CLASS D
------------------------------------   -------------   -------------   -------------   -------------
Credit Suisse First Boston LLC......   $  92,510,000   $  43,423,000   $  13,216,000   $  24,543,000
GMAC Commercial Holding Capital
   Markets Corp.....................   $           0   $           0   $           0   $           0
Banc of America Securities LLC......   $           0   $           0   $           0   $           0
Greenwich Capital Markets, Inc......   $           0   $           0   $           0   $           0
                                       -------------   -------------   -------------   -------------
TOTAL...............................   $  92,510,000   $  43,423,000   $  13,216,000   $  24,543,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately 100.48% of the total initial principal balance of the offered certificates, plus accrued interest from March 1, 2005, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,500,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and certain of the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                        CLASS   MOODY'S   FITCH
                        -----   -------   -----
                         A-1      Aaa      AAA
                         A-2      Aaa      AAA
                        A-AB      Aaa      AAA
                         A-3      Aaa      AAA
                         A-4      Aaa      AAA
                         A-J      Aaa      AAA
                          B       Aa2       AA
                          C       Aa3      AA-
                          D       A2        A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     -    The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     - The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     -    the distribution of the broker strip fees to the broker strip payees;
          and

     - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

     - Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch and/or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     THE FOLLOWING CAPITALIZED TERMS WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THIS "GLOSSARY" SECTION WHENEVER THEY ARE USED IN THIS PROSPECTUS SUPPLEMENT, INCLUDING IN ANY OF THE EXHIBITS TO THIS PROSPECTUS SUPPLEMENT OR ON THE ACCOMPANYING DISKETTE.

     "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Acceptable Insurance Default" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     -    is not included in the calculation of a Realized Loss,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     - We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "Allocated Loan Amount" means, for each mortgaged real property relating to a multi-property mortgage loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

     "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required

Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (i) the sum of (A) 90% of the appraised value of the related mortgaged real property as determined (I) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (II) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (ii) the sum of (X) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (Y) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (Z) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, first, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and second, to the subject CBA A-Note Mortgage Loan.

     "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of series 2005-C1 principal balance certificates (other than the series 2005-C1 class A-1, A-2, A-3, A-4 and A-AB certificates) have been reduced to zero.

     "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Audit Program" means the Audit Program for Mortgages serviced for FHLMC.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C1 certificates (other than the Class V, R and LR certificates) on that date.

     "BP Multifamily Portfolio A" consists of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BP Sweetwater Ranch Apartments, BP Prescott Place II Apartments, BP Prescott Place I Apartments and BP Berkshire of Addison Apartments.

     "BP Multifamily Portfolio B" consists of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BP Huntington Lakes Apartments, BP Huntington Ridge Apartments, and BP Berkshire Springs Apartments.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B Intercreditor Agreement" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between Column, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B Loan Pair" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B Material Default" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "CBA A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Columbia III Shopping Center, El Dorado Shopping Center, Fiddlers Cove, Garden City Apartments, Trails of Windfern Apartments, Sunridge Plaza Phase II, Brookhaven Apartments and Regency Apartments-Milwaukee, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-Note Companion Loan" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Clearstream, Luxembourg" means Clearstream Banking Luxembourg.

     "Column" means Column Financial, Inc.

     "Companion Loans" means, collectively, the CBA B-Note Companion Loans.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "Defaulted Loan" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among others, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2002 or 2003 or a trailing 12-month period ended in 2004,

          2. by annualizing the amount of expenses for partial 2004 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property generally include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of

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some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses generally include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     Estimated Annual Operating Expenses for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged property are lower, and may be materially lower, than the annual operating expenses for that mortgaged property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

     "Estimated Annual Revenues" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property generally include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass-throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

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     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     - In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     Estimated Annual Revenues for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged property are higher, and may be materially higher, than the annual revenues for that mortgaged property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

     "Euroclear" means Euroclear Bank N.A., as operator of The Euroclear System.

     "Exemption-Favored Party" means any of the following--

     -    Credit Suisse First Boston LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the fair value of the Defaulted Loan, determined in accordance with the Servicing Standard, taking into account the factors set forth in the pooling and servicing agreement.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "GMACCM" means GMAC Commercial Mortgage Corporation.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income

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Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Lennar" means Lennar Partners, Inc.

     "LNR" means LNR Property Corporation.

     "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

     "Material Document Defect" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "Maturity/ARD Balance" means with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2005-C1 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,510,367,836;

     - the mortgage loans accrue interest as described under "Description of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest";

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     -    the total initial principal balance or notional amount, as the case may be, of each class of series 2005-C1 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2005-C1 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

          (3)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee and the master servicing fee as listed on Exhibit A-1 as Administrative Fees;

     -    there are no Additional Trust Fund Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in April 2005; and

     - the offered certificates are settled on an assumed settlement date of March 17, 2005.

     "Moody's" means Moody's Investors Service, Inc.

     "Most Recent Appraised Value" or "Appraised Value" means for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in March 2005; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2005;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2005 through and including the due date in February 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided, further, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve.

     The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

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     "Most Recent Expenses" generally means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged property are lower, and may be materially lower, than the annual operating expenses for that mortgaged property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

     "Most Recent Net Cash Flow" or "Most Recent NCF" means, with respect to each mortgaged real property that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "Most Recent Net Operating Income" or "Most Recent NOI" generally means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" generally means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property. Most Recent Revenues for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged property are higher, and may be materially higher, than the annual revenues for that mortgaged property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     -    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "Net Mortgage Interest Rate" means with respect to any mortgage loan in the trust fund, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates (including, in the case of any mortgage loan that provides for payment of a fixed interest amount during any interest-only period, the interest rate effective during such interest-only period (calculated based on the stated mortgage interest rate, the assumption of a year consisting of twelve 30-day months, and, in some cases, applying an adjustment factor of 1.0138889)) reduced by the sum of the annual rates at which the related master servicing fee, any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

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     "Net Mortgage Pass-Through Rate" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis and any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during such interest- only period, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (including any mortgage loan that provided for the payment of a fixed interest amount during any interest-only period, after the expiration of the interest-only period), for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "Option Period" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy, a marked-up commitment for title insurance or signed escrow instructions, which in any case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA concerning what constitutes the assets of a Plan.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "Principal Distribution Adjustment Amount" means with respect to any Distribution Date, the sum of (i) the amount of any nonrecoverable advance that was reimbursed to the master servicer or trustee that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status that was reimbursed to the master servicer or trustee, with interest on such advance, that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

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     "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or Fitch to any class of series 2005-C1 certificates then rated by Moody's or Fitch, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Series 2005-C1 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2005-C1 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2005-C1 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2005-C1 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "Restricted Group" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

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     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-4 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-AB, A-3 and A-4 certificates have been made on that distribution date.

     "Series 2005-C1 Directing Certificateholder" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C1 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C1 controlling class; provided, however, that until a Series 2005-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C1 controlling class that a Series 2005-C1 Directing Certificateholder is no longer designated, the series 2005-C1 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2005-C1 controlling class certificates will be the Series 2005-C1 Directing Certificateholder.

     "Servicing Standard" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which the master servicer and the special servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement in the best interests and for the benefit of the series 2005-C1 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair, for the benefit of the series 2005-C1 certificateholders and the holder(s) of the related B-Note Companion Loan (as a collective whole, as determined by the servicer or special servicer in the exercise of its reasonable judgment taking into account that the related B-Note Companion Loan is subordinate to the A-Note Mortgage Loan), which standard will be to perform such servicing and administration in accordance with applicable

                                      S-183
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law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - with the same care, skill and diligence as is normal and usual in the master servicer's or special servicer's, as applicable, general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those for which it is obligated to service and administer pursuant to the pooling and servicing agreement; and

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2005-C1 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2005-C1 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

          (b) the ownership of any series 2005-C1 certificate or any B-Note Companion Loan by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

          (c)  the master servicer's obligation to make advances,

          (d) the special servicer's obligation to request that the master servicer make servicing advances,

          (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

          (f) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied beyond the earlier of
          (i) 60 days after its maturity date or (ii) the expiration of such commitment;

     2.   any monthly payment is more than 60 or more days delinquent;

     3.   the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     4. the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     5. in the judgment of the master servicer or special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60

                                      S-184
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          days (or in the case of a payment default or imminent payment default, for the time period described in clause 1. or 2., as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2005-C1 Directing Certificateholder has concurred with such determination; or

     6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note).

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

     - with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "Significant Mortgage Loans" has the meaning given to that term under "The Pooling and Servicing Agreement--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Designated Servicing Actions" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the pooling and servicing agreement:

     - any modification, waiver or amendment of a monetary term of a mortgage loan (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

     - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

     - any proposed or actual sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing
          Agreement--Termination";

     - any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than in accordance with the terms of that mortgage loan);

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

     - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any mortgage loan;

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     -    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     - any release of collateral for a specially serviced mortgage loan or releases of earn-out reserves or related letters of credit with respect to an underlying mortgage loan (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan); and

     - such other events as may be expressly provided for in the pooling and servicing agreement.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in March 2005 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2005-C1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in March 2005 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in March 2005, and

                                      S-186
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          4.   all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date. The Total Principal Distribution Amount will be increased on any Distribution Date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to a mortgage loan if such advance was previously reimbursed from principal in a manner that resulted in a Principal Distribution Adjustment Amount on a prior Distribution Date.

     "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in March 2005; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in March 2005;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in March 2005 through and including the due date in February 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided further that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve.

     The Underwritten Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Underwritten Debt Service Coverage Ratios accurately reflect that ability.

     "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

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     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "United States Person" means

     -    a citizen or resident of the United States;

     -    a domestic partnership;

     -    a domestic corporation;

     - any estate, other than a foreign estate within the meaning of Section 7701(a)(31) of the Internal Revenue Code, and

     -    any trust if -

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

                                      S-188
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     "Units" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank, N.A.

     "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage, which in some cases may vary, of the amount prepaid.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "Zurich" means Zurich Financial Services Group.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                      CUT-OFF DATE         MORTGAGE
                                                        PRINCIPAL            LOAN
 #   CROSSED PROPERTY NAME                             BALANCE (1)          SELLER           MANAGEMENT COMPANY
 -   ------- -------------                             -----------          ------           ------------------
 1a          Eastridge Mall                         $    41,750,649  Column Financial, Inc.  Owner Managed
 1b          Pine Ridge Mall                             28,149,304  Column Financial, Inc.  Owner Managed
 1c          Red Cliffs                                  26,754,294  Column Financial, Inc.  Owner Managed
 1d          Three Rivers Mall                           22,918,017  Column Financial, Inc.  Owner Managed
 2           Phelps Dodge Tower                          54,500,000  Column Financial, Inc.  Ryan Companies US, Inc.
 3     (A)   Bexley Creekside Apartments                 31,500,000  Column Financial, Inc.  Weinstein Management Co., Inc.
 4     (A)   Bexley Commons at Rosedale Apartments       21,800,000  Column Financial, Inc.  Weinstein Management Co., Inc.
 5           The Mansards                                52,000,000  GMACCM                  Bayshore Management Company LLC
 6           Sheraton Premiere Tysons Corner             51,332,283  GMACCM                  Sheraton Operating Corporation
 7     (B)   BP Sweetwater Ranch Apartments              18,000,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 8     (B)   BP Prescott Place II Apartments             10,880,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 9     (B)   BP Prescott Place I Apartments              10,060,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 10    (B)   BP Berkshire of Addison Apartments           8,480,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 11          Shoppes at Brinton Lake                     45,500,000  GMACCM                  Wynnewood Development, Inc.
 12          2001 M Street                               44,500,000  Column Financial, Inc.  Trizec Property Management D.C., LLC
 13          Rachel Bridge Apartments                    38,000,000  Column Financial, Inc.  Owner Managed
 14          Battery Park City Retail and
             Entertainment Complex                       37,830,000  Column Financial, Inc.  First New York Partners
 15          The Mall at Yuba City                       36,000,000  GMACCM                  Steadfast Commercial Management
                                                                                             Company, Inc.
 16    (C)   BP Huntington Lakes Apartments              15,740,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 17    (C)   BP Huntington Ridge Apartments               7,400,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 18    (C)   BP Berkshire Springs Apartments              7,120,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 19          National and Hayden Complex                 25,690,768  GMACCM                  Samitaur Constructs
 20          Auburn Apartments                           23,785,000  GMACCM                  EY Coleman Management, LLC
 21          Walnut Creek Retail                         19,830,110  Column Financial, Inc.  M&J Wilkow of California, Ltd.
 22          Kings Crossing Apartments                   19,409,150  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 23          Paseo Marketplace                           18,911,233  Column Financial, Inc.  JDS Real Estate, Inc., and Kaufman
                                                                                             Properties, Inc.
 24          Vintage Pointe Apartments                   18,300,000  GMACCM                  Mullins Services, L.L.C.
 25          Voice of America Center Phase I             17,200,000  Column Financial, Inc.  Midland Atlantic Development Company,
                                                                                             LLC
 26          Hampton Inn & Suites - Reagan
             National Airport                            16,885,692  GMACCM                  Sound Hospitality Management LLC
 27          Courtyard-Cypress                           16,100,000  GMACCM                  Dimension Development Company, Inc.
 28          Hotel Giraffe                               15,891,782  Column Financial, Inc.  HK Hotels, LLC
 29          Best Western Gateway Hotel                  15,625,261  Column Financial, Inc.  Aames Warner Corporation
 30          One Columbus Center                         15,500,000  Column Financial, Inc.  Divaris Property Management Corp.
 31          Pavilions at Arrowhead                      15,100,000  Column Financial, Inc.  Gleiberman Properties, Inc.
 32          The Regions Financial Tower                 15,000,000  GMACCM                  Florida Management Company
 33          New Haven Plaza                             14,467,080  GMACCM                  A-1 Realty Management, Inc.
 34          Rancho Vista Industrial 5 & 6               13,754,853  Column Financial, Inc.  Square One Development Corporation
 35          Cross Creek Apartments                      13,280,000  Column Financial, Inc.  Owner Managed
 36          Coral Island Shopping Center                12,500,000  Column Financial, Inc.  Rivercrest Realty Associates, LLC
 37          Courtyard-Shadyside                         12,443,022  GMACCM                  Concord Hospitality Enterprises Company
 38          Lafayette Corporate Campus                  11,510,090  Column Financial, Inc.  Etkin Johnson Group LLC
 39          Meadows Manor Mobile Home Park              11,500,000  GMACCM                  Waterhouse Management Corporation
 40          Brittany Bay Apartments                     10,949,693  Column Financial, Inc.  Concord Management, Ltd.
 41          Shoppes of Plantation Acres                 10,452,247  Column Financial, Inc.  Owner Managed
 42          Kingstowne I Apartments                     10,204,415  Column Financial, Inc.  Owner Managed
 43          Howard and Western Retail                    9,975,799  GMACCM                  Mid-America Asset Management, Inc.
 44          Shops at Pinnacle Peak                       9,945,604  Column Financial, Inc.  Robert F. Knight & Associates, L.L.C.
 45          333 Gellert Boulevard                        9,600,000  Column Financial, Inc.  Menlo Management Company
 46          Library Hotel                                9,475,624  Column Financial, Inc.  HK Hotels, LLC
 47          Columbia III Shopping Center                 9,360,000  Column Financial, Inc.  Hauck Holdings, Ltd.
 48          Bank One Buildings                           9,128,605  Column Financial, Inc.  U-Hills Property Management, LLC
 49          Miller West Plaza                            8,876,574  Column Financial, Inc.  RMC Leasing and Management, LLC
 50          Lohman's Crossing Shopping Center            8,700,000  Column Financial, Inc.  Capital Area Management, Inc.
 51          El Dorado Shopping Center                    8,631,131  Column Financial, Inc.  Transwestern Property Company
                                                                                             Southwest, L.P.
 52          Hanford Town Center                          8,600,000  GMACCM                  Shelter Bay Retail Group, Inc.
 53          Fiddler's Cove                               8,516,475  Column Financial, Inc.  Fox Realty, LLC
 54          Jenkintown Plaza                             8,320,000  GMACCM                  Pearl Properties Commercial Management,
                                                                                             LLC
 55          Residence Inn - Frederick                    8,213,690  GMACCM                  Plamondon Enterprises, Inc.
 56          Bridges of Southpoint Apartments             8,200,000  Column Financial, Inc.  BNP Residential Properties Limited
                                                                                             Partnership
 57          Bromley Park Apartments                      7,962,866  Column Financial, Inc.  Parr Investments II, Inc.
 58          Windtree Apartments                          7,958,400  Column Financial, Inc.  BH Management Services, Inc.
 59          BP Berkshire Hills Apartments                7,935,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 60          Valley Plaza                                 7,353,880  Column Financial, Inc.  The Arba Group, Inc.
 61          Timber Ridge Plaza                           7,156,328  Column Financial, Inc.  IM SAM, Inc.
 62          Garden City Apartments                       7,127,890  Column Financial, Inc.  KMR Property Management
 63          Belvedere Park Plaza                         7,100,000  GMACCM                  J. Herzog & Sons, Inc.
 64          Trails of Windfern Apartments                6,962,814  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 65          Hatteras Island Plaza                        6,776,775  Column Financial, Inc.  Commercial Properties, Inc., of Raleigh
 66          Tower Place Apartments                       6,661,877  Column Financial, Inc.  Doital USA, Inc.
67a          Parkway Apartments                           1,983,587  Column Financial, Inc.  Owner Managed
67b          Fontanelle Apartments                        1,636,460  Column Financial, Inc.  Owner Managed
67c          J & E Apartments                             1,239,742  Column Financial, Inc.  Owner Managed
67d          Islander Apartments                          1,016,589  Column Financial, Inc.  Owner Managed
67e          Chinook Apartments                             768,640  Column Financial, Inc.  Owner Managed
 68          3400 Dundee Road                             6,590,882  GMACCM                  3400 Management LLC
 69          BP Pleasant Woods Apartments                 6,560,000  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 70          Daneland Mobile Home Park                    6,484,114  Column Financial, Inc.  Owner Managed
 71          Rosemont Crossing Apartments                 6,353,158  Column Financial, Inc.  CNC Investments, LTD., L.L.P.
 72          Glenwood Apartments                          6,340,406  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 73          Austin Heights                               6,200,000  GMACCM                  Kalee Investments, Inc.
 74          Shops on Montevallo                          6,100,000  Column Financial, Inc.  RGS Properties, Inc.
 75          Fieldstone Apartments                        6,050,000  Column Financial, Inc.  Towne Properties Asset Management
                                                                                             Company
 76          Unizan Plaza                                 6,000,000  Column Financial, Inc.  American Property Global Partners Inc.
 77          Brown and Gilbert Plaza                      5,985,739  GMACCM                  Phoenix Commercial Property Management,
                                                                                             Inc.
 78          Midland Heights Apartments                   5,973,565  Column Financial, Inc.  Pinnacle Enterprises, Inc.
 79          Goldenpointe Apartments                      5,909,215  Column Financial, Inc.  KRB Management, Inc.
 80          Sunridge Plaza Phase II                      5,842,428  Column Financial, Inc.  Mark Kaufman Properties Inc.
 81          Stone Gate Apartments                        5,766,998  Column Financial, Inc.  Doital USA, Inc.
 82          Hampton Inn - San Antonio                    5,672,797  GMACCM                  Crossroads Hospitality Company, L.L.C.

 #   CROSSED PROPERTY NAME                          ADDRESS                                              CITY
 -   ------- -------------                          -------                                              ----
 1a          Eastridge Mall                         601 Southeast Wyoming Boulevard                      Casper
 1b          Pine Ridge Mall                        4155 Yellowstone Highway                             Pocatello
 1c          Red Cliffs                             1770 East Red Cliffs Drive                           St George
 1d          Three Rivers Mall                      351 Three Rivers Drive                               Kelso
 2           Phelps Dodge Tower                     One North Central Avenue                             Phoenix
 3     (A)   Bexley Creekside Apartments            4101 Double Creek Crossing Drive                     Charlotte
 4     (A)   Bexley Commons at Rosedale Apartments  13255 Rosedale Hill Avenue                           Charlotte
 5           The Mansards                           1818 Mansard Boulevard                               Griffith
 6           Sheraton Premiere Tysons Corner        8661 Leesburg Pike                                   Vienna
 7     (B)   BP Sweetwater Ranch Apartments         540 Buckingham Road                                  Richardson
 8     (B)   BP Prescott Place II Apartments        2861 Franklin Drive                                  Mesquite
 9     (B)   BP Prescott Place I Apartments         2701 Franklin Drive                                  Mesquite
 10    (B)   BP Berkshire of Addison Apartments     14600 Marsh Lane                                     Addison
 11          Shoppes at Brinton Lake                951 Baltimore Pike                                   Concord Township
 12          2001 M Street                          2001 M Street, Northwest                             Washington
 13          Rachel Bridge Apartments               1365 and 1370 Saint Nicholas Avenue, 111 Wadsworth
                                                    Avenue and 260 Audubon Avenue                        New York
 14          Battery Park City Retail and
             Entertainment Complex                  102 North End Avenue                                 New York
 15          The Mall at Yuba City                  1215 Colusa Avenue                                   Yuba City
 16    (C)   BP Huntington Lakes Apartments         7324 Skillman Street                                 Dallas
 17    (C)   BP Huntington Ridge Apartments         4220 Esters Road                                     Irving
 18    (C)   BP Berkshire Springs Apartments        5704 Spring Valley Road                              Dallas
 19          National and Hayden Complex            3520-3542 Hayden Avenue and 8536 National Boulevard  Culver City
 20          Auburn Apartments                      801 East Woodcroft Parkway                           Durham
 21          Walnut Creek Retail                    2500-2540 North Main Street                          Walnut Creek
 22          Kings Crossing Apartments              4545 Kingwood Drive                                  Kingwood
 23          Paseo Marketplace                      3637-3755 Thousand Oaks Boulevard                    Thousand Oaks
 24          Vintage Pointe Apartments              5600 Carmichael Road                                 Montgomery
 25          Voice of America Center Phase I        7616-7725 Voice of America Drive                     West Chester
 26          Hampton Inn & Suites - Reagan
             National Airport                       2000 Jefferson Davis Highway                         Arlington
 27          Courtyard-Cypress                      5865 Katella Avenue                                  Cypress
 28          Hotel Giraffe                          101 East 26th Street                                 New York
 29          Best Western Gateway Hotel             1920 Santa Monica Boulevard                          Santa Monica
 30          One Columbus Center                    1 Columbus Center                                    Virginia Beach
 31          Pavilions at Arrowhead                 7400 West Arrowhead Clubhouse Drive                  Glendale
 32          The Regions Financial Tower            1555 Palm Beach Lakes Boulevard                      West Palm Beach
 33          New Haven Plaza                        267 Beach 14th Street                                Far Rockaway
 34          Rancho Vista Industrial 5 & 6          1370 and 1390 Decision Street and 1330, 1340 and
                                                    1350 Specialty Drive                                 Vista
 35          Cross Creek Apartments                 1300 Cross Creek Drive                               Brunswick
 36          Coral Island Shopping Center           1650 Richmond Avenue                                 Staten Island
 37          Courtyard-Shadyside                    5308 Liberty Avenue                                  Pittsburgh
 38          Lafayette Corporate Campus             2600 Campus Drive and 2655-2675 Crescent Drive       Lafayette
 39          Meadows Manor Mobile Home Park         49 Blanca Lane                                       Watsonville
 40          Brittany Bay Apartments                14925 Lighthouse Road                                Naples
 41          Shoppes of Plantation Acres            12260-12370 West Sunrise Boulevard                   Plantation
 42          Kingstowne I Apartments                201 Kingstowne Drive                                 Newport News
 43          Howard and Western Retail              7510-7572 North Western Avenue                       Chicago
 44          Shops at Pinnacle Peak                 7601, 7605, 7609 and 7615 East Pinnacle Peak Road    Scottsdale
 45          333 Gellert Boulevard                  333 Gellert Boulevard                                Daly City
 46          Library Hotel                          299 Madison Avenue                                   New York
 47          Columbia III Shopping Center           5424 Forest Drive                                    Columbia
 48          Bank One Buildings                     2696 South Colorado Boulevard and 4201
                                                    East Yale Avenue  Denver                             Denver
 49          Miller West Plaza                      15703-15785 Southwest 56th Street                    Miami
 50          Lohman's Crossing Shopping Center      2300 Lohman's Crossing Road                          Lakeway
 51          El Dorado Shopping Center              570 El Dorado                                        Houston
 52          Hanford Town Center                    550 & 700 North Eleventh Avenue                      Hanford
 53          Fiddler's Cove                         70920-71340 Van Dyke Road (M-53)                     Bruce Township
 54          Jenkintown Plaza                       101 Greenwood Avenue                                 Jenkintown
 55          Residence Inn - Frederick              5230 Westview Drive                                  Frederick
 56          Bridges of Southpoint Apartments       7304 Calibre Park Drive                              Durham
 57          Bromley Park Apartments                2113 Bromley Park Drive                              Winston-Salem
 58          Windtree Apartments                    3630 Brennan Boulevard                               Amarillo
 59          BP Berkshire Hills Apartments          2430 Cromwell Circle                                 Austin
 60          Valley Plaza                           12201-12215 Victory Boulevard                        North Hollywood
 61          Timber Ridge Plaza                     9199 Sprague Road                                    North Royalton
 62          Garden City Apartments                 9601 Montgomery Road                                 Houston
 63          Belvedere Park Plaza                   6870 North 9th Avenue                                Pensacola
 64          Trails of Windfern Apartments          13035 Windfern Road                                  Houston
 65          Hatteras Island Plaza                  41934 North Carolina Highway 12                      Avon
 66          Tower Place Apartments                 51 Tala Place Drive, Southwest                       Concord
67a          Parkway Apartments                     7401 Rainier Avenue South                            Seattle
67b          Fontanelle Apartments                  7325 Rainier Avenue South                            Seattle
67c          J & E Apartments                       7900 Rainier Avenue South                            Seattle
67d          Islander Apartments                    5231 39th Avenue South                               Seattle
67e          Chinook Apartments                     5205 39th Avenue South                               Seattle
 68          3400 Dundee Road                       3400 Dundee Road                                     Northbrook
 69          BP Pleasant Woods Apartments           9236 Church Road                                     Dallas
 70          Daneland Mobile Home Park              1199 North Terry Steet                               Eugene
 71          Rosemont Crossing Apartments           8916 Datapoint Drive                                 San Antonio
 72          Glenwood Apartments                    3800 Spring Valley                                   Addison
 73          Austin Heights                         1533 Austin Highway                                  San Antonio
 74          Shops on Montevallo                    4500 Montevallo Road                                 Birmingham
 75          Fieldstone Apartments                  4451 Love Lane                                       Beavercreek
 76          Unizan Plaza                           220 Market Avenue South                              Canton
 77          Brown and Gilbert Plaza                1911-1933 East Brown Road & 1106 North Gilbert Road  Mesa
 78          Midland Heights Apartments             1602 South Grandview Avenue                          Papillion
 79          Goldenpointe Apartments                7325 Goldenpointe Boulevard                          Orlando
 80          Sunridge Plaza Phase II                10870 and 10890 South Eastern Avenue                 Henderson
 81          Stone Gate Apartments                  950 Southwood Oaks Lane                              Charlotte
 82          Hampton Inn - San Antonio              414 Bowie Street                                     San Antonio

 #   CROSSED PROPERTY NAME                          COUNTY                 STATE  ZIP CODE
 -   ------- -------------                          ------                 -----  --------
 1a          Eastridge Mall                         Natrona                 WY    82609
 1b          Pine Ridge Mall                        Bannock                 ID    83202
 1c          Red Cliffs                             Washington              UT    84790
 1d          Three Rivers Mall                      Cowlitz                 WA    98626
 2           Phelps Dodge Tower                     Maricopa                AZ    85004
 3     (A)   Bexley Creekside Apartments            Mecklenburg             NC    28269
 4     (A)   Bexley Commons at Rosedale Apartments  Mecklenburg             NC    28078
 5           The Mansards                           Lake                    IN    46319
 6           Sheraton Premiere Tysons Corner        Fairfax                 VA    22182
 7     (B)   BP Sweetwater Ranch Apartments         Dallas                  TX    75081
 8     (B)   BP Prescott Place II Apartments        Dallas                  TX    75150
 9     (B)   BP Prescott Place I Apartments         Dallas                  TX    75150
 10    (B)   BP Berkshire of Addison Apartments     Dallas                  TX    75001
 11          Shoppes at Brinton Lake                Delaware                PA    19342
 12          2001 M Street                          District of Colombia    DC    20036
 13          Rachel Bridge Apartments               New York                NY    10033
 14          Battery Park City Retail and
             Entertainment Complex                  New York                NY    10282
 15          The Mall at Yuba City                  Sutter                  CA    95991
 16    (C)   BP Huntington Lakes Apartments         Dallas                  TX    75231
 17    (C)   BP Huntington Ridge Apartments         Dallas                  TX    75038
 18    (C)   BP Berkshire Springs Apartments        Dallas                  TX    75240
 19          National and Hayden Complex            Los Angeles             CA    90232
 20          Auburn Apartments                      Durham                  NC    27713
 21          Walnut Creek Retail                    Contra Costa            CA    94597
 22          Kings Crossing Apartments              Harris                  TX    77345
 23          Paseo Marketplace                      Ventura                 CA    91362
 24          Vintage Pointe Apartments              Montgomery              AL    36117
 25          Voice of America Center Phase I        Butler                  OH    45069
 26          Hampton Inn & Suites - Reagan
             National Airport                       Arlington               VA    22202
 27          Courtyard-Cypress                      Orange                  CA    90630
 28          Hotel Giraffe                          New York                NY    10010
 29          Best Western Gateway Hotel             Los Angeles             CA    90404
 30          One Columbus Center                    Virginia Beach City     VA    23462
 31          Pavilions at Arrowhead                 Maricopa                AZ    85308
 32          The Regions Financial Tower            Palm Beach              FL    33401
 33          New Haven Plaza                        Queens                  NY    11691
 34          Rancho Vista Industrial 5 & 6          San Diego               CA    92083
 35          Cross Creek Apartments                 Medina                  OH    44212
 36          Coral Island Shopping Center           Richmond                NY    10314
 37          Courtyard-Shadyside                    Allegheny               PA    15224
 38          Lafayette Corporate Campus             Boulder                 CO    80026
 39          Meadows Manor Mobile Home Park         Santa Cruz              CA    95076
 40          Brittany Bay Apartments                Collier                 FL    34119
 41          Shoppes of Plantation Acres            Broward                 FL    33323
 42          Kingstowne I Apartments                Newport News City       VA    23606
 43          Howard and Western Retail              Cook                    IL    60645
 44          Shops at Pinnacle Peak                 Maricopa                AZ    85255
 45          333 Gellert Boulevard                  San Mateo               CA    94015
 46          Library Hotel                          New York                NY    10017
 47          Columbia III Shopping Center           Richland                SC    29206
 48          Bank One Buildings                     Denver                  CO    80222
 49          Miller West Plaza                      Miami-Dade              FL    33193
 50          Lohman's Crossing Shopping Center      Travis                  TX    78734
 51          El Dorado Shopping Center              Harris                  TX    77598
 52          Hanford Town Center                    Kings                   CA    93230
 53          Fiddler's Cove                         Macomb                  MI    48065
 54          Jenkintown Plaza                       Montgomery              PA    19046
 55          Residence Inn - Frederick              Frederick               MD    21703
 56          Bridges of Southpoint Apartments       Durham                  NC    27707
 57          Bromley Park Apartments                Forsyth                 NC    27103
 58          Windtree Apartments                    Randall                 TX    79121
 59          BP Berkshire Hills Apartments          Travis                  TX    78741
 60          Valley Plaza                           Los Angeles             CA    91606
 61          Timber Ridge Plaza                     Cuyahoga                OH    44133
 62          Garden City Apartments                 Harris                  TX    77088
 63          Belvedere Park Plaza                   Escambia                FL    32504
 64          Trails of Windfern Apartments          Harris                  TX    77064
 65          Hatteras Island Plaza                  Dare                    NC    27915
 66          Tower Place Apartments                 Cabarrus                NC    28026
67a          Parkway Apartments                     King                    WA    98118
67b          Fontanelle Apartments                  King                    WA    98118
67c          J & E Apartments                       King                    WA    98118
67d          Islander Apartments                    King                    WA    98118
67e          Chinook Apartments                     King                    WA    98118
 68          3400 Dundee Road                       Cook                    IL    60062
 69          BP Pleasant Woods Apartments           Dallas                  TX    75231
 70          Daneland Mobile Home Park              Lane                    OR    97402
 71          Rosemont Crossing Apartments           Bexar                   TX    78229
 72          Glenwood Apartments                    Dallas                  TX    75001
 73          Austin Heights                         Bexar                   TX    78218
 74          Shops on Montevallo                    Jefferson               AL    35213
 75          Fieldstone Apartments                  Greene                  OH    45430
 76          Unizan Plaza                           Stark                   OH    44702
 77          Brown and Gilbert Plaza                Maricopa                AZ    85203
 78          Midland Heights Apartments             Sarpy                   NE    68046
 79          Goldenpointe Apartments                Orange                  FL    32807
 80          Sunridge Plaza Phase II                Clark                   NV    89052
 81          Stone Gate Apartments                  Mecklenburg             NC    28212
 82          Hampton Inn - San Antonio              Bexar                   TX    78205

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                     CUT-OFF DATE          MORTGAGE
                                                       PRINCIPAL             LOAN
 #   CROSSED PROPERTY NAME                            BALANCE (1)           SELLER           MANAGEMENT COMPANY
 -   ---------------------                            -----------           ------           ------------------
 83          Brookhaven Apartments                  $     5,535,041  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
 84          Mission Valley Square                        5,500,000  Column Financial, Inc.  Owner Managed
 85          Cherry Bottom Shopping Center                5,460,257  Column Financial, Inc.  Owner Managed
86a          Stor-Rite Dr. Andre's Way                    2,511,628  GMACCM                  Einaugler & Associates, Inc., AMO
86b          Stor-Rite 3750 East Industrial Way           1,460,710  GMACCM                  Einaugler & Associates, Inc., AMO
86c          Stor-Rite N.E. 4th Street                    1,427,662  GMACCM                  Einaugler & Associates, Inc., AMO
 87          The Heritage Building                        5,376,208  Column Financial, Inc.  Duckworth Realty, Inc.
 88    (D)   Highland - Highland Park Place               3,381,698  Column Financial, Inc.  First Commercial Realty & Development
                                                                                             Co., Inc.
 89    (D)   Highland-13939 Livernois Avenue              1,568,777  Column Financial, Inc.  Owner Managed
 90          Robin Mobile Home Park                       4,872,711  Column Financial, Inc.  Owner Managed
 91          910 Office Building                          4,824,992  Column Financial, Inc.  Intervest Management
 92          Tyler Plaza                                  4,684,303  Column Financial, Inc.  Dolphin Partners, Inc.
 93          Heritage Plaza                               4,588,868  Column Financial, Inc.  Owner Managed
 94          JFK Medical Pavilion II                      4,504,390  GMACCM                  Paramount Real Estate Services, Inc.
 95          Logan Building                               4,380,212  Column Financial, Inc.  Dunn & Associates, Inc.
 96          Walgreens (Auburn)                           4,300,000  GMACCM                  Self-Managed
 97          Pleasant Grove Self Storage Facility         4,294,024  GMACCM                  Self-Managed
 98          Pecan Place Apartments                       4,260,000  Column Financial, Inc.  Owner Managed
99a          Hobby Lobby Plaza                            2,794,858  GMACCM                  RD Management Corp.
99b          Kmart                                        1,397,429  GMACCM                  RD Management Corp.
100          Ashford Village Shopping Center              4,134,450  Column Financial, Inc.  Owner Managed
101a         Madison County Self Storage -
             Ridgeland                                    2,193,416  Column Financial, Inc.  Owner Managed
101b         Madison County Self Storage -
             Gluckstadt                                   1,894,314  Column Financial, Inc.  Owner Managed
102          Sausalito Apartments                         4,065,155  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
103          Shenandoah Village Apartments                3,908,223  Column Financial, Inc.  Owner Managed
104          Regency Apartments - Milwaukee               3,850,000  Column Financial, Inc.  Owner Managed
105          Staples Plaza                                3,733,103  Column Financial, Inc.  Eisner Co.
106          Central Park Plaza                           3,673,497  Column Financial, Inc.  Owner Managed
107          Kingston Corners Plaza                       3,633,888  Column Financial, Inc.  Allegro Realty Advisors, Ltd.
108          Villa Rosa                                   3,488,113  Column Financial, Inc.  Owner Managed
109          2230 Point Boulevard                         3,388,517  Column Financial, Inc.  Pancor Construction & Development, LLC
110          Grandview Plaza                              3,250,000  GMACCM                  Ethan Christopher Arizona LLC
111          CT Storage Portfolio (2)                     3,239,575  Column Financial, Inc.  Owner Managed
112          Harmony Plaza                                3,177,404  Column Financial, Inc.  Mark Properties, Inc.
113          Home Depot Cold Spring                       3,150,000  Column Financial, Inc.  Innovative Property Services, Inc.
114          Shops at Woodmen Hills                       3,133,919  Column Financial, Inc.  London Real Estate Group, Inc.
115          Walgreens - Oklahoma City                    3,062,996  Column Financial, Inc.  Owner Managed
116          Mary Crest Partners II                       3,050,000  Column Financial, Inc.  Business Properties Group
117          Parkway Villa Apartments                     3,045,000  GMACCM                  Parkway Management, LLC
118          Lancaster Court Apartments                   2,993,008  GMACCM                  Marshall Weinerman Real Estate, Inc.
119          Shops at Shawnee Ridge                       2,980,133  Column Financial, Inc.  Owner Managed
120          Kent Plaza Apartments                        2,975,000  Column Financial, Inc.  Owner Managed
121          Sagewood Center II                           2,865,523  Column Financial, Inc.  Carruth Properties Company
122          Dakota Village Shopping Center               2,850,000  Column Financial, Inc.  Westar Real Property Services, Inc.
123          9320 Wilshire Boulevard Office               2,787,501  Column Financial, Inc.  Owner Managed
124          Park Lane Apartments                         2,784,068  Column Financial, Inc.  Doital USA, Inc.
125          Hotel Casablanca                             2,724,189  Column Financial, Inc.  HK Hotels, LLC
126          Trinity Oaks Shopping Center                 2,531,786  Column Financial, Inc.  United Commercial Management Corp.
127          Orchard Square Apartments                    2,467,436  Column Financial, Inc.  Owner Managed
128          Skyline Office Plaza                         2,394,296  GMACCM                  PICOR Commercial Real Estate Services
129          Falls Creek Plaza                            2,339,762  Column Financial, Inc.  Business Property Specialists, Inc.
130          Lee's Drilling Self Storage                  2,074,151  Column Financial, Inc.  Owner Managed
131          Fig Leaf Plaza                               2,055,987  Column Financial, Inc.  Owner Managed
132          Shoppes of Olney II                          2,000,000  Column Financial, Inc.  Finmarc Management Inc.
133          Southland Plaza                              1,995,415  Column Financial, Inc.  Owner Managed
134          Duane Heights Apartments                     1,993,615  Column Financial, Inc.  Owner Managed
135          GEM City Manufactured Housing
             Community                                    1,991,270  Column Financial, Inc.  Owner Managed
136          Village Shoppes at Winter Park               1,939,597  Column Financial, Inc.  Owner Managed
137          Montgomery Plaza Apartments                  1,932,798  Column Financial, Inc.  Owner Managed
138          Handi Self Storage                           1,864,018  Column Financial, Inc.  Owner Managed
139          Eden Rock Apartments                         1,854,140  Column Financial, Inc.  Owner Managed
140          Tucson Marketplace                           1,834,003  Column Financial, Inc.  Wessex Service Company
141          7500 Santa Fe Retail Center                  1,800,000  Column Financial, Inc.  Oak Realty Partners, Inc.
142          Laguna Canyon                                1,794,329  Column Financial, Inc.  Owner Managed
143          Townhomes Mobile Home Park                   1,791,935  Column Financial, Inc.  Owner Managed
144          576 Riverside Drive                          1,789,296  Column Financial, Inc.  Owner Managed
145          Georgian Oaks/Georgian Village
             Apartments                                   1,763,033  Column Financial, Inc.  Owner Managed
146          Park Run Building                            1,754,039  Column Financial, Inc.  Owner Managed
147          Riverside Apartments                         1,710,716  Column Financial, Inc.  Owner Managed
148          Union Town Center                            1,640,110  Column Financial, Inc.  Eugene Jones
149          Yakima Triangle Center                       1,594,636  Column Financial, Inc.  NAP Management, Inc.
150          Diamond Court Apartments                     1,585,397  Column Financial, Inc.  Owner Managed
151          Cambridge West Apartments                    1,553,990  Column Financial, Inc.  Owner Managed
152          Clear Creek Crossing                         1,496,458  Column Financial, Inc.  Owner Managed
153          Summit Ridge                                 1,391,800  Column Financial, Inc.  Owner Managed
154          Korea Town Plaza Shopping Center             1,358,744  Column Financial, Inc.  Owner Managed
155          Panorama Self Storage                        1,296,065  Column Financial, Inc.  Owner Managed
156          Stuart Place Apartments                      1,197,176  Column Financial, Inc.  Owner Managed
157          Marshall Wells Retail                        1,193,483  Column Financial, Inc.  Evergreen Marshall Wells, LLC
158          Roxboro Shops                                  996,820  Column Financial, Inc.  Owner Managed
159          Cookson Mobile Home Park                       996,759  Column Financial, Inc.  Owner Managed
160          Plaza West Apartments                          946,538  Column Financial, Inc.  Owner Managed
161          Parker Exchange Shopping Center                942,078  Column Financial, Inc.  Loup Management Company
162          Prairie Village of Grimes I                    909,559  Column Financial, Inc.  Newbury Management Company
163          Sunset Gardens Mobile Home Park                847,499  Column Financial, Inc.  Owner Managed
164          Falconer Village                               715,512  Column Financial, Inc.  Owner Managed
165          Evergreen Manor of Waukee                      695,837  Column Financial, Inc.  Newbury Management Company
166          Silverwood Apartments                          664,395  Column Financial, Inc.  Owner Managed
                                                    ---------------
TOTAL/WEIGHTED AVERAGE:                             $ 1,510,367,836
                                                    ===============

 #   CROSSED PROPERTY NAME                          ADDRESS                                              CITY
 -   ------- -------------                          -------                                              ----
 83          Brookhaven Apartments                  14833 Marsh Lane                                     Farmers Branch
 84          Mission Valley Square                  980 Camino De La Reina                               San Diego
 85          Cherry Bottom Shopping Center          1344 Cherrybottom Road                               Gahanna
86a          Stor-Rite Dr. Andre's Way              1880 Dr. Andre's Way                                 Delray Beach
86b          Stor-Rite 3750 East Industrial Way     3750 E. Industrial Way                               West Palm Beach
86c          Stor-Rite N.E. 4th Street              330-358 N.E. 4th Street                              Delray Beach
 87          The Heritage Building                  401 East Capitol Street                              Jackson
 88    (D)   Highland - Highland Park Place         14029 Woodward Avenue                                Highland Park
 89    (D)   Highland-13939 Livernois Avenue        13939 Livernois Avenue                               Detroit
 90          Robin Mobile Home Park                 3218 State Route 82                                  Mantua Township
 91          910 Office Building                    910 Southeast 17th Street                            Fort Lauderdale
 92          Tyler Plaza                            10370 Hemet Street                                   Riverside
 93          Heritage Plaza                         1705 and 1717 West University Drive                  McKinney
 94          JFK Medical Pavilion II                8200 Jog Road                                        Boynton Beach
 95          Logan Building                         765 and 899 Logan Street                             Denver
 96          Walgreens (Auburn)                     1701 Auburn Way South                                Auburn
 97          Pleasant Grove Self Storage Facility   7101 Galilee Road                                    Roseville
 98          Pecan Place Apartments                 2001 Jenkins Road                                    Pasadena
99a          Hobby Lobby Plaza                      1950 Tiffin Avenue                                   Findlay
99b          Kmart                                  140 Whalon Street                                    Fitchburg and Leominster
100          Ashford Village Shopping Center        1801 South Dairy Ashford Road                        Houston
101a         Madison County Self Storage -
             Ridgeland                              426 Christine Drive                                  Ridgeland
101b         Madison County Self Storage -
             Gluckstadt                             122 Yandell Road                                     Canton
102          Sausalito Apartments                   16250 Imperial Valley Drive                          Houston
103          Shenandoah Village Apartments          1400 Shady Lane                                      Bedford
104          Regency Apartments - Milwaukee         10157-10291 West Fond Du Lac Avenue                  Milwaukee
105          Staples Plaza                          8168 Elliott Road                                    Easton
106          Central Park Plaza                     1435 North Central Expressway                        McKinney
107          Kingston Corners Plaza                 27089-27099 Bagley Road                              Olmsted Falls
108          Villa Rosa                             7850 West Sunset Boulevard                           Los Angeles
109          2230 Point Boulevard                   2230 Point Boulevard                                 Elgin
110          Grandview Plaza                        5802-5858 West Camelback Road                        Glendale
111          CT Storage Portfolio (2)               176 Windsorville Road, 25 Kingsbury Avenue, 73 West  Ellington, Tolland,
                                                    Street, 35 Hockanum Boulevard                        Vernon, Vernon
112          Harmony Plaza                          7102 State Road 52                                   Port Richey
113          Home Depot Cold Spring                 415 Crossroads Boulevard                             Cold Spring
114          Shops at Woodmen Hills                 7376 McLaughlin Road                                 Falcon
115          Walgreens - Oklahoma City              2100 West Britton Road                               The Village
116          Mary Crest Partners II                 111-125 Corporate Park Drive                         Henderson
117          Parkway Villa Apartments               132-C 14th Avenue Northeast                          Center Point
118          Lancaster Court Apartments             420 Hershey Avenue                                   Lancaster
119          Shops at Shawnee Ridge                 3320 Lawrenceville-Suwanee Road                      Suwanee
120          Kent Plaza Apartments                  1641-1675 Franklin Avenue                            Kent
121          Sagewood Center II                     10146 West San Juan Way                              Littleton
122          Dakota Village Shopping Center         10027 West Remington Avenue                          Littleton
123          9320 Wilshire Boulevard Office         9320 Wilshire Boulevard                              Beverly Hills
124          Park Lane Apartments                   1610 Waybridge Lane                                  Charlotte
125          Hotel Casablanca                       147 West 43rd Street                                 New York
126          Trinity Oaks Shopping Center           4043 Trinity Mills Road                              Dallas
127          Orchard Square Apartments              1510-1520 West Kingsley Road                         Garland
128          Skyline Office Plaza                   6262 North Swan Road                                 Tucson
129          Falls Creek Plaza                      833-851 Lexington-Springmill Road                    Ontario
130          Lee's Drilling Self Storage            149 East Gordon Lane                                 Murray
131          Fig Leaf Plaza                         6240-6400 North Figarden Drive                       Fresno
132          Shoppes of Olney II                    3215 Spartan Road                                    Olney
133          Southland Plaza                        2576-2584 South Main Street                          Adrian
134          Duane Heights Apartments               2271 Duane Street                                    Los Angeles
135          GEM City Manufactured Housing
             Community                              2705 Dryden Road                                     Moraine
136          Village Shoppes at Winter Park         933 North Orlando Avenue                             Winter Park
137          Montgomery Plaza Apartments            116, 118 and 120 East Montgomery Avenue              Ardmore
138          Handi Self Storage                     540 West Avenue L                                    Calimesa
139          Eden Rock Apartments                   1911 East Southmore                                  Pasadena
140          Tucson Marketplace                     7955 East Broadway Boulevard                         Tucson
141          7500 Santa Fe Retail Center            7500 South Santa Fe Avenue                           Oklahoma City
142          Laguna Canyon                          2133-2147 Laguna Canyon Road                         Laguna Beach
143          Townhomes Mobile Home Park             3811 North 27th Avenue                               Phoenix
144          576 Riverside Drive                    576, 584 and 592 Riverside Drive                     Augusta
145          Georgian Oaks/Georgian Village
             Apartments                             2200 Atlanta Road & 1731 Sams Street                 Smyrna, Marietta
146          Park Run Building                      10181 Park Run Drive                                 Las Vegas
147          Riverside Apartments                   1600 Riverside Drive                                 Monroe
148          Union Town Center                      3472 Research Parkway                                Colorado Springs
149          Yakima Triangle Center                 1214-1230 South First Street                         Yakima
150          Diamond Court Apartments               324 East Diamond Avenue                              Gaithersburg
151          Cambridge West Apartments              3600-3602 Rainbow Boulevard                          Kansas City
152          Clear Creek Crossing                   4005-4019 South Old State Road 37                    Bloomington
153          Summit Ridge                           982 Summit Ridge Drive                               Brandon
154          Korea Town Plaza Shopping Center       10544 Walnut Street                                  Dallas
155          Panorama Self Storage                  14647 Arminta Street                                 Panorama City
156          Stuart Place Apartments                110 Legion Way South East                            Olympia
157          Marshall Wells Retail                  1420 Northwest Lovejoy Street                        Portland
158          Roxboro Shops                          1019-1021 US Highway 501                             Roxboro
159          Cookson Mobile Home Park               1011 FM 1489                                         Brookshire
160          Plaza West Apartments                  3420 West Rose Lane                                  Phoenix
161          Parker Exchange Shopping Center        2601-2629 South Parker Road                          Aurora
162          Prairie Village of Grimes I            317 South Jacob Street                               Grimes
163          Sunset Gardens Mobile Home Park        Maquoit Road                                         Brunswick
164          Falconer Village                       304 East Elmwood Avenue                              Falconer
165          Evergreen Manor of Waukee              170 Evergreen Drive                                  Waukee
166          Silverwood Apartments                  2507 South 87th Avenue East                          Tulsa

TOTAL/WEIGHTED AVERAGE:

 #   CROSSED PROPERTY NAME                          COUNTY                STATE             ZIP CODE
 -   ------- -------------                          ------                -----             --------
 83          Brookhaven Apartments                  Dallas                 TX                75234
 84          Mission Valley Square                  San Diego              CA                92108
 85          Cherry Bottom Shopping Center          Franklin               OH                43230
86a          Stor-Rite Dr. Andre's Way              Palm Beach             FL                33445
86b          Stor-Rite 3750 East Industrial Way     Palm Beach             FL                33404
86c          Stor-Rite N.E. 4th Street              Palm Beach             FL                33483
 87          The Heritage Building                  Hinds                  MS                39201
 88    (D)   Highland - Highland Park Place         Wayne                  MI                48203
 89    (D)   Highland-13939 Livernois Avenue        Wayne                  MI                48238
 90          Robin Mobile Home Park                 Portage                OH                44255
 91          910 Office Building                    Broward                FL                33316
 92          Tyler Plaza                            Riverside              CA                92503
 93          Heritage Plaza                         Collin                 TX                75070
 94          JFK Medical Pavilion II                Palm Beach             FL                33437
 95          Logan Building                         Denver                 CO                80203
 96          Walgreens (Auburn)                     King                   WA                98002
 97          Pleasant Grove Self Storage Facility   Placer                 CA                95678
 98          Pecan Place Apartments                 Harris                 TX                77506
99a          Hobby Lobby Plaza                      Hancock                OH                45840
99b          Kmart                                  Worcester              MA                01420
100          Ashford Village Shopping Center        Harris                 TX                77077
101a         Madison County Self Storage -
             Ridgeland                              Madison                MS                39157
101b         Madison County Self Storage -
             Gluckstadt                             Madison                MS                39046
102          Sausalito Apartments                   Harris                 TX                77060
103          Shenandoah Village Apartments          Tarrant                TX                76021
104          Regency Apartments - Milwaukee         Milwaukee              WI                53224
105          Staples Plaza                          Talbot                 MD                21601
106          Central Park Plaza                     Collin                 TX                75070
107          Kingston Corners Plaza                 Cuyahoga               OH                44138
108          Villa Rosa                             Los Angeles            CA                90046
109          2230 Point Boulevard                   Kane                   IL                60123
110          Grandview Plaza                        Maricopa               AZ                85301
111          CT Storage Portfolio (2)               Tolland                CT     06029, 06084, 06066, 06066
112          Harmony Plaza                          Pasco                  FL                34667
113          Home Depot Cold Spring                 Campbell               KY                41076
114          Shops at Woodmen Hills                 El Paso                CO                80831
115          Walgreens - Oklahoma City              Oklahoma               OK                73120
116          Mary Crest Partners II                 Clark                  NV                89074
117          Parkway Villa Apartments               Jefferson              AL                35215
118          Lancaster Court Apartments             Lancaster              PA                17603
119          Shops at Shawnee Ridge                 Gwinnett               GA                30024
120          Kent Plaza Apartments                  Portage                OH                44240
121          Sagewood Center II                     Jefferson              CO                80127
122          Dakota Village Shopping Center         Jefferson              CO                80127
123          9320 Wilshire Boulevard Office         Los Angeles            CA                90212
124          Park Lane Apartments                   Mecklenburg            NC                28210
125          Hotel Casablanca                       New York               NY                10036
126          Trinity Oaks Shopping Center           Collin                 TX                75287
127          Orchard Square Apartments              Dallas                 TX                75041
128          Skyline Office Plaza                   Pima                   AZ                85718
129          Falls Creek Plaza                      Richland               OH                44862
130          Lee's Drilling Self Storage            Salt Lake City         UT                84107
131          Fig Leaf Plaza                         Fresno                 CA                93722
132          Shoppes of Olney II                    Montgomery             MD                20832
133          Southland Plaza                        Lenawee                MI                49221
134          Duane Heights Apartments               Los Angeles            CA                90039
135          GEM City Manufactured Housing
             Community                              Montgomery             OH                45439
136          Village Shoppes at Winter Park         Orange                 FL                32789
137          Montgomery Plaza Apartments            Montgomery             PA                19003
138          Handi Self Storage                     Riverside              CA                92320
139          Eden Rock Apartments                   Harris                 TX                77502
140          Tucson Marketplace                     Maricopa               AZ                85710
141          7500 Santa Fe Retail Center            Oklahoma               OK                73139
142          Laguna Canyon                          Orange                 CA                92651
143          Townhomes Mobile Home Park             Maricopa               AZ                85017
144          576 Riverside Drive                    Kennebec               ME                04330
145          Georgian Oaks/Georgian Village
             Apartments                             Cobb                   GA             30080, 30082
146          Park Run Building                      Clark                  NV                89145
147          Riverside Apartments                   Ouachita Parish        LA                71201
148          Union Town Center                      El Paso                CO                80920
149          Yakima Triangle Center                 Yakima                 WA                98901
150          Diamond Court Apartments               Montgomery             MD                20877
151          Cambridge West Apartments              Wyandotte              KS                66103
152          Clear Creek Crossing                   Monroe                 IN                47403
153          Summit Ridge                           Hillsborough           FL                33511
154          Korea Town Plaza Shopping Center       Dallas                 TX                75243
155          Panorama Self Storage                  Los Angeles            CA                91402
156          Stuart Place Apartments                Thurston               WA                98501
157          Marshall Wells Retail                  Multnomah              OR                97209
158          Roxboro Shops                          Person                 NC                27573
159          Cookson Mobile Home Park               Waller                 TX                77423
160          Plaza West Apartments                  Maricopa               AZ                85017
161          Parker Exchange Shopping Center        Arapahoe               CO                80014
162          Prairie Village of Grimes I            Polk                   IA                50111
163          Sunset Gardens Mobile Home Park        Cumberland             ME                04011
164          Falconer Village                       Chautauqua             NY                14733
165          Evergreen Manor of Waukee              Dallas                 IA                50263
166          Silverwood Apartments                  Tulsa                  OK                74129

TOTAL/WEIGHTED AVERAGE:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BP SWEETWATER RANCH APARTMENTS, BP PRESCOTT PLACE II APARTMENTS, BP PRESCOTT PLACE I APARTMENTS AND BP BERKSHIRE OF ADDISON APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BP HUNTINGTON LAKES APARTMENTS, BP HUNTINGTON RIDGE APARTMENTS AND BP BERKSHIRE SPRINGS APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) CT STORAGE PORTFOLIO CONSISTS OF FOUR PROPERTIES LOCATED IN ELLINGTON, TOLLAND AND VERNON, CT.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                                                            PRINCIPAL                            PROPERTY           UNITS/SQ. FT./
 #   CROSSED PROPERTY NAME                                 BALANCE (1)    PROPERTY TYPE          SUB-TYPE            ROOMS/PADS
 -   ------- -------------                               ---------------  -------------          --------           --------------
 1a          Eastridge Mall                              $    41,750,649  Retail                 Anchored                  493,482
 1b          Pine Ridge Mall                                  28,149,304  Retail                 Anchored                  538,772
 1c          Red Cliffs                                       26,754,294  Retail                 Anchored                  385,643
 1d          Three Rivers Mall                                22,918,017  Retail                 Anchored                  427,954
 2           Phelps Dodge Tower                               54,500,000  Office         Central Business District         409,889
 3     (A)   Bexley Creekside Apartments                      31,500,000  Multifamily          Conventional                    492
 4     (A)   Bexley Commons at Rosedale Apartments            21,800,000  Multifamily          Conventional                    328
 5           The Mansards                                     52,000,000  Multifamily          Conventional                  1,337
 6           Sheraton Premiere Tysons Corner                  51,332,283  Hotel                Full Service                    437
 7     (B)   BP Sweetwater Ranch Apartments                   18,000,000  Multifamily          Conventional                    312
 8     (B)   BP Prescott Place II Apartments                  10,880,000  Multifamily          Conventional                    336
 9     (B)   BP Prescott Place I Apartments                   10,060,000  Multifamily          Conventional                    318
 10    (B)   BP Berkshire of Addison Apartments                8,480,000  Multifamily          Conventional                    212
 11          Shoppes at Brinton Lake                          45,500,000  Retail                 Anchored                  192,647
 12          2001 M Street                                    44,500,000  Office         Central Business District         209,645
 13          Rachel Bridge Apartments                         38,000,000  Multifamily          Conventional                    960
 14          Battery Park City Retail and Entertainment
             Complex                                          37,830,000  Retail                 Anchored                  158,719
 15          The Mall at Yuba City                            36,000,000  Retail                 Anchored                  305,887
 16    (C)   BP Huntington Lakes Apartments                   15,740,000  Multifamily          Conventional                    405
 17    (C)   BP Huntington Ridge Apartments                    7,400,000  Multifamily          Conventional                    232
 18    (C)   BP Berkshire Springs Apartments                   7,120,000  Multifamily          Conventional                    208
 19          National and Hayden Complex                      25,690,768  Office                 Suburban                  143,040
 20          Auburn Apartments                                23,785,000  Multifamily          Conventional                    328
 21          Walnut Creek Retail                              19,830,110  Mixed Use         Retail/Self Storage            208,797
 22          Kings Crossing Apartments                        19,409,150  Multifamily          Conventional                    404
 23          Paseo Marketplace                                18,911,233  Retail                Unanchored                  77,189
 24          Vintage Pointe Apartments                        18,300,000  Multifamily          Conventional                    520
 25          Voice of America Center Phase I                  17,200,000  Retail                 Anchored                  106,127
 26          Hampton Inn & Suites - Reagan National
             Airport                                          16,885,692  Hotel               Limited Service                  161
 27          Courtyard-Cypress                                16,100,000  Hotel                Full Service                    180
 28          Hotel Giraffe                                    15,891,782  Hotel                Full Service                     73
 29          Best Western Gateway Hotel                       15,625,261  Hotel               Limited Service                  123
 30          One Columbus Center                              15,500,000  Office                 Suburban                  130,106
 31          Pavilions at Arrowhead                           15,100,000  Multifamily          Conventional                    248
 32          The Regions Financial Tower                      15,000,000  Office                 Suburban                  174,603
 33          New Haven Plaza                                  14,467,080  Multifamily          Conventional                    344
 34          Rancho Vista Industrial 5 & 6                    13,754,853  Industrial                N/A                    181,895
 35          Cross Creek Apartments                           13,280,000  Multifamily          Conventional                    312
 36          Coral Island Shopping Center                     12,500,000  Retail                 Anchored                   45,899
 37          Courtyard-Shadyside                              12,443,022  Hotel               Limited Service                  132
 38          Lafayette Corporate Campus                       11,510,090  Industrial                N/A                    132,000
 39          Meadows Manor Mobile Home Park                   11,500,000  Multifamily      Manufactured Housing                255
 40          Brittany Bay Apartments                          10,949,693  Multifamily          Conventional                    208
 41          Shoppes of Plantation Acres                      10,452,247  Retail                 Anchored                   57,200
 42          Kingstowne I Apartments                          10,204,415  Multifamily          Conventional                    264
 43          Howard and Western Retail                         9,975,799  Retail                 Anchored                   88,404
 44          Shops at Pinnacle Peak                            9,945,604  Retail                Unanchored                  41,870
 45          333 Gellert Boulevard                             9,600,000  Office                 Suburban                   61,557
 46          Library Hotel                                     9,475,624  Hotel                Full Service                     60
 47          Columbia III Shopping Center                      9,360,000  Retail                 Anchored                  109,030
 48          Bank One Buildings                                9,128,605  Office                 Suburban                   92,792
 49          Miller West Plaza                                 8,876,574  Retail                 Anchored                   63,595
 50          Lohman's Crossing Shopping Center                 8,700,000  Retail                 Anchored                  102,796
 51          El Dorado Shopping Center                         8,631,131  Retail                 Anchored                  121,620
 52          Hanford Town Center                               8,600,000  Retail                 Anchored                  102,206
 53          Fiddler's Cove                                    8,516,475  Retail                 Anchored                   93,631
 54          Jenkintown Plaza                                  8,320,000  Office                 Suburban                   98,839
 55          Residence Inn - Frederick                         8,213,690  Hotel                Extended Stay                    90
 56          Bridges of Southpoint Apartments                  8,200,000  Multifamily          Conventional                    192
 57          Bromley Park Apartments                           7,962,866  Multifamily          Conventional                    198
 58          Windtree Apartments                               7,958,400  Multifamily          Conventional                    276
 59          BP Berkshire Hills Apartments                     7,935,000  Multifamily          Conventional                    238
 60          Valley Plaza                                      7,353,880  Mixed Use            Office/Retail               112,000
 61          Timber Ridge Plaza                                7,156,328  Retail                 Anchored                   94,668
 62          Garden City Apartments                            7,127,890  Multifamily          Conventional                    252
 63          Belvedere Park Plaza                              7,100,000  Retail                 Anchored                  125,690
 64          Trails of Windfern Apartments                     6,962,814  Multifamily          Conventional                    240
 65          Hatteras Island Plaza                             6,776,775  Retail                 Anchored                   87,170
 66          Tower Place Apartments                            6,661,877  Multifamily          Conventional                    128
67a          Parkway Apartments                                1,983,587  Multifamily          Conventional                     62
67b          Fontanelle Apartments                             1,636,460  Multifamily          Conventional                     50
67c          J & E Apartments                                  1,239,742  Multifamily          Conventional                     48
67d          Islander Apartments                               1,016,589  Multifamily          Conventional                     30
67e          Chinook Apartments                                  768,640  Multifamily          Conventional                     22
 68          3400 Dundee Road                                  6,590,882  Office                 Suburban                   75,061
 69          BP Pleasant Woods Apartments                      6,560,000  Multifamily          Conventional                    208
 70          Daneland Mobile Home Park                         6,484,114  Multifamily      Manufactured Housing                277
 71          Rosemont Crossing Apartments                      6,353,158  Multifamily          Conventional                    217
 72          Glenwood Apartments                               6,340,406  Multifamily          Conventional                    168
 73          Austin Heights                                    6,200,000  Retail                Unanchored                  59,692
 74          Shops on Montevallo                               6,100,000  Retail                 Anchored                   64,851
 75          Fieldstone Apartments                             6,050,000  Multifamily          Conventional                    108
 76          Unizan Plaza                                      6,000,000  Office         Central Business District         131,575
 77          Brown and Gilbert Plaza                           5,985,739  Retail                 Anchored                   71,856
 78          Midland Heights Apartments                        5,973,565  Multifamily          Conventional                    112
 79          Goldenpointe Apartments                           5,909,215  Multifamily          Conventional                    120
 80          Sunridge Plaza Phase II                           5,842,428  Retail                Unanchored                  30,000
 81          Stone Gate Apartments                             5,766,998  Multifamily          Conventional                    144
 82          Hampton Inn - San Antonio                         5,672,797  Hotel               Limited Service                  169
 83          Brookhaven Apartments                             5,535,041  Multifamily          Conventional                    136
 84          Mission Valley Square                             5,500,000  Retail                Unanchored                  23,503
 85          Cherry Bottom Shopping Center                     5,460,257  Retail                Unanchored                  58,723
86a          Stor-Rite Dr. Andre's Way                         2,511,628  Industrial                N/A                     58,384
86b          Stor-Rite 3750 East Industrial Way                1,460,710  Industrial                N/A                     30,784
86c          Stor-Rite N.E. 4th Street                         1,427,662  Industrial                N/A                     31,874
 87          The Heritage Building                             5,376,208  Office         Central Business District          95,061

                                                             FEE/                                 YEAR      OCCUPANCY
 #   CROSSED PROPERTY NAME                                 LEASEHOLD           YEAR BUILT       RENOVATED  RATE AT U/W
 -   ------- -------------                                 ---------           ----------       ---------  -----------
 1a          Eastridge Mall                                   Fee                1982             1997        95%
 1b          Pine Ridge Mall                             Fee/Leasehold           1981             1997        89%
 1c          Red Cliffs                                       Fee                1990             1999        66%
 1d          Three Rivers Mall                                Fee                1987             2002        80%
 2           Phelps Dodge Tower                            Leasehold             2001             N/A         84%
 3     (A)   Bexley Creekside Apartments                      Fee                2000             N/A         97%
 4     (A)   Bexley Commons at Rosedale Apartments            Fee                2000             N/A         98%
 5           The Mansards                                     Fee                1976             N/A         92%
 6           Sheraton Premiere Tysons Corner                  Fee                1985             N/A         N/A
 7     (B)   BP Sweetwater Ranch Apartments                   Fee                1994             N/A         93%
 8     (B)   BP Prescott Place II Apartments                  Fee                1983             N/A         91%
 9     (B)   BP Prescott Place I Apartments                   Fee                1982             N/A         89%
 10    (B)   BP Berkshire of Addison Apartments               Fee                1978             1996        95%
 11          Shoppes at Brinton Lake                          Fee                2003             N/A         98%
 12          2001 M Street                                    Fee                1987             2002       100%
 13          Rachel Bridge Apartments                         Fee                1962             1992       100%
 14          Battery Park City Retail and Entertainment
             Complex                                       Leasehold             2000             N/A         98%
 15          The Mall at Yuba City                            Fee                1990             N/A         94%
 16    (C)   BP Huntington Lakes Apartments                   Fee                1984             1996        95%
 17    (C)   BP Huntington Ridge Apartments                   Fee                1983             2003        91%
 18    (C)   BP Berkshire Springs Apartments                  Fee                1978             1996        84%
 19          National and Hayden Complex                      Fee                2000             N/A         81%
 20          Auburn Apartments                                Fee                2003             N/A         87%
 21          Walnut Creek Retail                              Fee                2000             N/A         99%
 22          Kings Crossing Apartments                        Fee                1982             2003        92%
 23          Paseo Marketplace                                Fee                1979             2003        89%
 24          Vintage Pointe Apartments                        Fee                1978             2004        91%
 25          Voice of America Center Phase I                  Fee                2003             N/A        100%
 26          Hampton Inn & Suites - Reagan National
             Airport                                          Fee                2003             N/A         N/A
 27          Courtyard-Cypress                                Fee                1988             1997        N/A
 28          Hotel Giraffe                                    Fee                1999             N/A         N/A
 29          Best Western Gateway Hotel                       Fee                1991             N/A         N/A
 30          One Columbus Center                              Fee                1983             1994        92%
 31          Pavilions at Arrowhead                           Fee                1997             N/A         88%
 32          The Regions Financial Tower                      Fee                1985             N/A         82%
 33          New Haven Plaza                                  Fee                1979             N/A         99%
 34          Rancho Vista Industrial 5 & 6                    Fee                2001             2004        93%
 35          Cross Creek Apartments                           Fee                1994             N/A         91%
 36          Coral Island Shopping Center                     Fee                1960             1995       100%
 37          Courtyard-Shadyside                         Fee/Leasehold           2003             N/A         N/A
 38          Lafayette Corporate Campus                       Fee                2002             N/A         93%
 39          Meadows Manor Mobile Home Park                   Fee                1975             N/A        100%
 40          Brittany Bay Apartments                          Fee                2003             N/A         95%
 41          Shoppes of Plantation Acres                      Fee                1998             2004       100%
 42          Kingstowne I Apartments                          Fee                1974             2003        97%
 43          Howard and Western Retail                        Fee                1957             2000       100%
 44          Shops at Pinnacle Peak                           Fee                2000             N/A         96%
 45          333 Gellert Boulevard                            Fee                1977             2003        88%
 46          Library Hotel                                 Leasehold             2000             N/A         N/A
 47          Columbia III Shopping Center                     Fee                2004             N/A         98%
 48          Bank One Buildings                               Fee                1963             1998        86%
 49          Miller West Plaza                                Fee                2003             N/A        100%
 50          Lohman's Crossing Shopping Center                Fee                1984             N/A         83%
 51          El Dorado Shopping Center                        Fee                1984             N/A         99%
 52          Hanford Town Center                              Fee                1994             N/A        100%
 53          Fiddler's Cove                                   Fee                1996             2004        95%
 54          Jenkintown Plaza                                 Fee                1970             1999        90%
 55          Residence Inn - Frederick                        Fee                2002             N/A         N/A
 56          Bridges of Southpoint Apartments                 Fee                1987             N/A         93%
 57          Bromley Park Apartments                          Fee                2002             2004        95%
 58          Windtree Apartments                              Fee                1979             2004        93%
 59          BP Berkshire Hills Apartments                    Fee                1986             N/A         92%
 60          Valley Plaza                                     Fee                1958             2001       100%
 61          Timber Ridge Plaza                               Fee                1990             N/A         96%
 62          Garden City Apartments                           Fee                1971             2003       100%
 63          Belvedere Park Plaza                             Fee                1975             2003        99%
 64          Trails of Windfern Apartments                    Fee                1982             N/A         88%
 65          Hatteras Island Plaza                            Fee                1988             1996        98%
 66          Tower Place Apartments                           Fee                2001             N/A         89%
67a          Parkway Apartments                               Fee                1959             N/A         95%
67b          Fontanelle Apartments                            Fee                1962             1994       100%
67c          J & E Apartments                                 Fee                1956             N/A         94%
67d          Islander Apartments                              Fee                1966             N/A         97%
67e          Chinook Apartments                               Fee                1966             N/A         82%
 68          3400 Dundee Road                                 Fee                1986             N/A         94%
 69          BP Pleasant Woods Apartments                     Fee                1979             N/A         93%
 70          Daneland Mobile Home Park                        Fee                1979             2001        98%
 71          Rosemont Crossing Apartments                     Fee                1975             1999        89%
 72          Glenwood Apartments                              Fee                1970             2002        88%
 73          Austin Heights                                   Fee                1985             2004        94%
 74          Shops on Montevallo                              Fee                1985             N/A         93%
 75          Fieldstone Apartments                            Fee                2002             N/A         93%
 76          Unizan Plaza                                     Fee                1985             1999        94%
 77          Brown and Gilbert Plaza                          Fee                1985             N/A         93%
 78          Midland Heights Apartments                       Fee                2003             N/A         92%
 79          Goldenpointe Apartments                          Fee                1987             1997        88%
 80          Sunridge Plaza Phase II                          Fee                2000             N/A         92%
 81          Stone Gate Apartments                            Fee                2000             N/A         89%
 82          Hampton Inn - San Antonio                        Fee                1995             N/A         N/A
 83          Brookhaven Apartments                            Fee                1972             2003        89%
 84          Mission Valley Square                            Fee                1996             N/A         84%
 85          Cherry Bottom Shopping Center                    Fee                1998             2002        91%
86a          Stor-Rite Dr. Andre's Way                        Fee                1985             N/A         94%
86b          Stor-Rite 3750 East Industrial Way               Fee                1973             N/A         87%
86c          Stor-Rite N.E. 4th Street                        Fee                1980             N/A         92%
 87          The Heritage Building                            Fee                1906             1983        94%

                                                                                             MOST RECENT            MOST
                                                            DATE OF                       OPERATING STATEMENT      RECENT
 #   CROSSED PROPERTY NAME                               OCCUPANCY RATE  APPRAISED VALUE         DATE             REVENUE
 -   ------- -------------                               --------------  ---------------  -------------------  -------------
 1a          Eastridge Mall                                11/1/2004     $    52,700,000      8/31/2004        $   5,827,668
 1b          Pine Ridge Mall                               10/31/2004         37,000,000      9/30/2004            4,495,255
 1c          Red Cliffs                                    11/3/2004          39,600,000      8/31/2004            3,471,216
 1d          Three Rivers Mall                             11/3/2004          33,800,000      8/31/2004            3,554,199
 2           Phelps Dodge Tower                            12/15/2004         84,300,000      9/30/2004            7,798,900
 3     (A)   Bexley Creekside Apartments                   9/24/2004          39,990,000      9/30/2004            4,015,373
 4     (A)   Bexley Commons at Rosedale Apartments         9/24/2004          28,040,000      9/30/2004            2,740,842
 5           The Mansards                                  11/19/2004         66,000,000      10/31/2004          10,424,598
 6           Sheraton Premiere Tysons Corner                  N/A             74,000,000      12/31/2004          26,020,443
 7     (B)   BP Sweetwater Ranch Apartments                10/26/2004         22,800,000      9/30/2004            2,770,058
 8     (B)   BP Prescott Place II Apartments               10/26/2004         13,600,000      9/30/2004            2,183,800
 9     (B)   BP Prescott Place I Apartments                10/26/2004         12,600,000      9/30/2004            2,039,887
 10    (B)   BP Berkshire of Addison Apartments            10/26/2004         10,600,000      9/30/2004            1,662,364
 11          Shoppes at Brinton Lake                       10/1/2004          58,000,000      11/30/2004           4,874,478
 12          2001 M Street                                 8/31/2004          77,000,000      10/31/2004           7,846,316
 13          Rachel Bridge Apartments                      12/20/2004         58,500,000      6/30/2004           10,851,242
 14          Battery Park City Retail and Entertainment
             Complex                                       12/1/2004          49,000,000         N/A                     N/A
 15          The Mall at Yuba City                         8/24/2004          38,900,000      7/31/2004            4,926,861
 16    (C)   BP Huntington Lakes Apartments                12/20/2004         19,700,000      9/30/2004            2,874,513
 17    (C)   BP Huntington Ridge Apartments                12/20/2004          9,300,000      9/30/2004            1,536,486
 18    (C)   BP Berkshire Springs Apartments               12/20/2004          8,900,000      9/30/2004            1,336,031
 19          National and Hayden Complex                   11/11/2004         37,500,000      9/30/2004            2,852,803
 20          Auburn Apartments                             12/13/2004         30,700,000      11/30/2004           2,806,830
 21          Walnut Creek Retail                           10/15/2004         26,200,000      9/30/2004            1,955,322
 22          Kings Crossing Apartments                     11/19/2004         24,600,000      10/31/2004           3,121,842
 23          Paseo Marketplace                             11/1/2004          26,000,000         N/A                     N/A
 24          Vintage Pointe Apartments                     12/14/2004         23,150,000      10/31/2004           2,696,640
 25          Voice of America Center Phase I                9/1/2004          21,500,000         N/A                     N/A
 26          Hampton Inn & Suites - Reagan National
             Airport                                          N/A             25,100,000      12/31/2004           6,255,339
 27          Courtyard-Cypress                                N/A             22,500,000      12/31/2004           5,483,735
 28          Hotel Giraffe                                    N/A             25,800,000      10/31/2004           6,731,853
 29          Best Western Gateway Hotel                       N/A             25,500,000      11/30/2004           5,047,883
 30          One Columbus Center                           11/2/2004          19,500,000      9/30/2004            2,034,833
 31          Pavilions at Arrowhead                        12/30/2004         21,000,000      8/31/2004            2,024,765
 32          The Regions Financial Tower                   12/22/2004         24,500,000      8/31/2004            3,228,651
 33          New Haven Plaza                                7/7/2004          19,300,000      6/30/2004            3,888,736
 34          Rancho Vista Industrial 5 & 6                 11/30/2004         18,500,000         N/A                     N/A
 35          Cross Creek Apartments                        11/17/2004         16,600,000      9/30/2004            2,105,953
 36          Coral Island Shopping Center                  11/1/2004          15,800,000      5/30/2004            1,771,625
 37          Courtyard-Shadyside                              N/A             17,200,000      12/31/2004           5,057,998
 38          Lafayette Corporate Campus                    9/30/2004          15,700,000      10/31/2004           2,106,492
 39          Meadows Manor Mobile Home Park                11/1/2004          15,550,000      12/31/2003           1,196,092
 40          Brittany Bay Apartments                       11/30/2004         14,600,000      10/25/2004           1,683,639
 41          Shoppes of Plantation Acres                   11/1/2004          14,340,000         N/A                     N/A
 42          Kingstowne I Apartments                       10/26/2004         13,400,000      9/30/2004            2,127,862
 43          Howard and Western Retail                     12/20/2004         12,900,000      11/30/2004           1,834,492
 44          Shops at Pinnacle Peak                        11/10/2004         12,650,000      7/31/2004            1,230,871
 45          333 Gellert Boulevard                         12/1/2004          13,500,000      8/31/2004            1,799,989
 46          Library Hotel                                    N/A             17,000,000      10/31/2004           5,325,999
 47          Columbia III Shopping Center                   3/1/2005          11,750,000         N/A                     N/A
 48          Bank One Buildings                            11/29/2004         12,300,000      6/30/2004            2,058,264
 49          Miller West Plaza                             12/9/2004          13,725,000         N/A                     N/A
 50          Lohman's Crossing Shopping Center             12/31/2004         11,000,000      9/30/2004            1,208,175
 51          El Dorado Shopping Center                     9/30/2004          11,300,000      3/31/2004            1,335,391
 52          Hanford Town Center                            3/1/2005          13,300,000         N/A                     N/A
 53          Fiddler's Cove                                12/15/2004         10,700,000         N/A                     N/A
 54          Jenkintown Plaza                              8/11/2004          10,400,000      5/31/2004            1,873,496
 55          Residence Inn - Frederick                        N/A             10,300,000      12/31/2004           2,955,672
 56          Bridges of Southpoint Apartments              11/29/2004         10,375,000      8/30/2004            1,419,920
 57          Bromley Park Apartments                       10/1/2004          10,030,000         N/A                     N/A
 58          Windtree Apartments                           12/17/2004         10,000,000      4/30/2004            1,668,906
 59          BP Berkshire Hills Apartments                 10/26/2004         10,400,000      9/30/2004            1,554,646
 60          Valley Plaza                                  10/31/2004         10,400,000      10/31/2004           1,254,838
 61          Timber Ridge Plaza                            8/24/2004           9,300,000      3/31/2004            1,115,405
 62          Garden City Apartments                        9/30/2004           8,950,000      9/30/2004            1,956,822
 63          Belvedere Park Plaza                          12/7/2004           9,550,000      8/31/2004            1,021,337
 64          Trails of Windfern Apartments                 12/13/2004          8,750,000      9/30/2004            1,459,281
 65          Hatteras Island Plaza                         10/31/2004          8,500,000         N/A                     N/A
 66          Tower Place Apartments                        12/1/2004           8,660,000      11/30/2004             937,844
67a          Parkway Apartments                            12/1/2004           3,050,000      12/31/2004             353,926
67b          Fontanelle Apartments                         12/1/2004           2,550,000      12/31/2004             318,556
67c          J & E Apartments                              12/1/2004           2,150,000      12/31/2004             290,205
67d          Islander Apartments                           12/1/2004           1,450,000      12/31/2004             184,095
67e          Chinook Apartments                            12/1/2004           1,150,000      12/31/2004             143,859
 68          3400 Dundee Road                              1/10/2005           8,500,000      10/31/2004           1,440,933
 69          BP Pleasant Woods Apartments                  10/26/2004          8,200,000      10/31/2004           1,383,371
 70          Daneland Mobile Home Park                     11/1/2004          11,500,000      10/31/2004           1,200,889
 71          Rosemont Crossing Apartments                  12/16/2004          8,625,000      10/31/2004           1,277,426
 72          Glenwood Apartments                           12/20/2004          8,000,000      10/31/2004           1,304,819
 73          Austin Heights                                10/13/2004          9,300,000         N/A                     N/A
 74          Shops on Montevallo                           11/1/2004           7,650,000      10/31/2004             763,768
 75          Fieldstone Apartments                         11/22/2004          7,600,000      10/31/2004             898,837
 76          Unizan Plaza                                  12/2/2004           9,000,000      10/31/2004           1,543,783
 77          Brown and Gilbert Plaza                       10/1/2004           7,750,000      9/30/2004              606,609
 78          Midland Heights Apartments                    12/10/2004          7,820,000      11/30/2004             795,071
 79          Goldenpointe Apartments                       12/27/2004          8,400,000      11/30/2004             990,428
 80          Sunridge Plaza Phase II                       10/1/2004           7,325,000      6/30/2004              642,935
 81          Stone Gate Apartments                         12/2/2004           7,460,000      11/30/2004             845,439
 82          Hampton Inn - San Antonio                        N/A             11,400,000      12/31/2004           3,820,088
 83          Brookhaven Apartments                         11/19/2004          6,950,000         N/A                     N/A
 84          Mission Valley Square                         10/19/2004         10,700,000         N/A                     N/A
 85          Cherry Bottom Shopping Center                 10/5/2004           7,800,000      9/22/2004              853,960
86a          Stor-Rite Dr. Andre's Way                     10/31/2004          3,800,000      9/30/2004              526,598
86b          Stor-Rite 3750 East Industrial Way            10/31/2004          2,210,000      9/30/2004              274,243
86c          Stor-Rite N.E. 4th Street                     10/31/2004          2,160,000      9/30/2004              279,329
 87          The Heritage Building                          9/1/2004           6,750,000      8/31/2004            1,267,503

                                                              MOST              MOST
                                                             RECENT            RECENT
 #   CROSSED PROPERTY NAME                                  EXPENSES            NOI               U/W NOI          U/W NCF (2)
 -   ------- -------------                               -------------      -------------         -------          -----------
 1a          Eastridge Mall                              $   1,584,154      $   4,243,514      $   3,990,166      $   3,728,970
 1b          Pine Ridge Mall                                 1,599,071          2,896,184          2,962,048          2,705,433
 1c          Red Cliffs                                        999,376          2,471,840          2,497,763          2,343,447
 1d          Three Rivers Mall                               1,258,806          2,295,393          2,212,115          2,014,340
 2           Phelps Dodge Tower                              2,762,154          5,036,746          5,901,387          5,563,612
 3     (A)   Bexley Creekside Apartments                     1,829,227          2,186,146          2,412,103          2,289,103
 4     (A)   Bexley Commons at Rosedale Apartments           1,115,355          1,625,487          1,766,198          1,684,198
 5           The Mansards                                    6,034,272          4,390,326          4,722,171          4,355,833
 6           Sheraton Premiere Tysons Corner                18,127,244          8,060,462          7,927,466          6,631,017
 7     (B)   BP Sweetwater Ranch Apartments                  1,322,812          1,447,246          1,562,789          1,484,789
 8     (B)   BP Prescott Place II Apartments                 1,141,237          1,042,563          1,179,150          1,095,150
 9     (B)   BP Prescott Place I Apartments                  1,174,784            865,103          1,012,440            932,940
 10    (B)   BP Berkshire of Addison Apartments              1,000,060            662,304            815,583            762,583
 11          Shoppes at Brinton Lake                         1,273,978          3,600,500          3,951,108          3,732,320
 12          2001 M Street                                   3,240,423          4,605,893          4,305,022          4,189,169
 13          Rachel Bridge Apartments                        6,800,978          4,050,264          4,627,754          4,308,074
 14          Battery Park City Retail and Entertainment
             Complex                                               N/A                N/A          3,424,140          3,285,385
 15          The Mall at Yuba City                           2,369,979          2,556,882          2,741,173          2,490,485
 16    (C)   BP Huntington Lakes Apartments                  1,439,068          1,435,445          1,467,420          1,366,170
 17    (C)   BP Huntington Ridge Apartments                    819,365            717,121            748,055            690,055
 18    (C)   BP Berkshire Springs Apartments                   702,677            633,354            642,916            590,916
 19          National and Hayden Complex                       650,269          2,202,534          2,459,956          2,250,898
 20          Auburn Apartments                               1,457,846          1,348,984          1,972,626          1,906,170
 21          Walnut Creek Retail                               380,553          1,574,769          1,919,184          1,835,939
 22          Kings Crossing Apartments                       1,417,257          1,704,585          1,642,423          1,541,423
 23          Paseo Marketplace                                     N/A                N/A          1,927,735          1,835,814
 24          Vintage Pointe Apartments                       1,272,695          1,423,946          1,561,397          1,410,597
 25          Voice of America Center Phase I                       N/A                N/A          1,482,171          1,395,000
 26          Hampton Inn & Suites - Reagan National
             Airport                                         3,501,220          2,754,119          2,465,384          2,173,360
 27          Courtyard-Cypress                               3,397,258          2,086,477          2,079,000          1,808,000
 28          Hotel Giraffe                                   3,679,385          3,052,468          2,935,503          2,680,582
 29          Best Western Gateway Hotel                      2,829,708          2,218,175          2,055,757          1,816,167
 30          One Columbus Center                               983,761          1,051,072          1,595,741          1,407,069
 31          Pavilions at Arrowhead                            845,451          1,179,314          1,266,751          1,217,151
 32          The Regions Financial Tower                     1,526,087          1,702,565          1,749,673          1,609,639
 33          New Haven Plaza                                 2,453,699          1,435,037          1,366,695          1,278,631
 34          Rancho Vista Industrial 5 & 6                         N/A                N/A          1,478,532          1,389,808
 35          Cross Creek Apartments                            935,333          1,170,620          1,291,943          1,213,943
 36          Coral Island Shopping Center                      667,825          1,103,800          1,130,480          1,092,249
 37          Courtyard-Shadyside                             3,164,484          1,893,514          1,802,977          1,563,129
 38          Lafayette Corporate Campus                        699,747          1,406,745          1,372,398          1,252,590
 39          Meadows Manor Mobile Home Park                    325,911            870,181            948,389            938,189
 40          Brittany Bay Apartments                           768,747            914,892          1,036,328            994,728
 41          Shoppes of Plantation Acres                           N/A                N/A          1,072,228          1,053,252
 42          Kingstowne I Apartments                         1,049,622          1,078,240          1,112,215          1,046,215
 43          Howard and Western Retail                         770,901          1,063,591          1,020,729            957,761
 44          Shops at Pinnacle Peak                            293,601            937,270          1,089,571          1,028,503
 45          333 Gellert Boulevard                             673,081          1,126,908          1,013,807            935,987
 46          Library Hotel                                   3,425,781          1,900,218          1,741,055          1,534,815
 47          Columbia III Shopping Center                          N/A                N/A            879,901            852,966
 48          Bank One Buildings                                855,838          1,202,426            896,424            799,310
 49          Miller West Plaza                                     N/A                N/A            963,374            924,771
 50          Lohman's Crossing Shopping Center                 408,276            799,899            904,548            832,211
 51          El Dorado Shopping Center                         330,296          1,005,095            934,934            879,809
 52          Hanford Town Center                                   N/A                N/A            768,012            736,572
 53          Fiddler's Cove                                        N/A                N/A            893,740            817,500
 54          Jenkintown Plaza                                  872,587          1,000,909            916,177            768,460
 55          Residence Inn - Frederick                       1,680,799          1,274,873          1,119,000            980,400
 56          Bridges of Southpoint Apartments                  699,479            720,441            752,033            704,033
 57          Bromley Park Apartments                               N/A                N/A            828,504            779,004
 58          Windtree Apartments                               857,281            811,625            890,811            821,811
 59          BP Berkshire Hills Apartments                     841,057            713,589            807,942            748,442
 60          Valley Plaza                                      263,670            991,168            849,671            776,413
 61          Timber Ridge Plaza                                337,726            777,679            786,977            718,478
 62          Garden City Apartments                          1,061,352            895,470            803,943            739,943
 63          Belvedere Park Plaza                              316,660            704,676            825,446            754,527
 64          Trails of Windfern Apartments                     727,802            731,479            775,499            715,499
 65          Hatteras Island Plaza                                 N/A                N/A            713,670            661,826
 66          Tower Place Apartments                            340,123            597,721            629,650            604,050
67a          Parkway Apartments                                149,095            204,831            222,310            205,260
67b          Fontanelle Apartments                             125,496            193,060            186,289            172,539
67c          J & E Apartments                                  153,118            137,087            137,574            124,099
67d          Islander Apartments                                75,683            108,412            115,209            106,959
67e          Chinook Apartments                                 61,005             82,854             83,671             77,621
 68          3400 Dundee Road                                  859,907            581,026            697,448            577,910
 69          BP Pleasant Woods Apartments                      793,154            590,217            629,368            577,368
 70          Daneland Mobile Home Park                         420,858            780,031            734,280            720,430
 71          Rosemont Crossing Apartments                      620,618            656,808            696,428            642,178
 72          Glenwood Apartments                               631,712            673,107            663,913            621,663
 73          Austin Heights                                        N/A                N/A            648,952            599,369
 74          Shops on Montevallo                               235,819            527,949            604,940            555,802
 75          Fieldstone Apartments                             354,185            544,652            543,754            516,754
 76          Unizan Plaza                                      699,997            843,786            942,030            798,818
 77          Brown and Gilbert Plaza                           280,054            326,555            590,245            538,830
 78          Midland Heights Apartments                        238,076            556,995            588,999            560,999
 79          Goldenpointe Apartments                           414,794            575,634            579,828            549,828
 80          Sunridge Plaza Phase II                            84,326            558,609            568,105            532,616
 81          Stone Gate Apartments                             360,542            484,897            530,121            501,321
 82          Hampton Inn - San Antonio                       2,535,708          1,284,380          1,134,956            956,779
 83          Brookhaven Apartments                                 N/A                N/A            586,293            552,293
 84          Mission Valley Square                                 N/A                N/A            697,289            669,506
 85          Cherry Bottom Shopping Center                     157,531            696,429            677,444            621,500
86a          Stor-Rite Dr. Andre's Way                         197,754            328,844            334,030            313,013
86b          Stor-Rite 3750 East Industrial Way                 98,876            175,367            169,864            154,472
86c          Stor-Rite N.E. 4th Street                          98,876            180,453            171,951            161,113
 87          The Heritage Building                             595,899            671,604            564,317            497,318

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                          CUT-OFF DATE
                                                            PRINCIPAL                            PROPERTY           UNITS/SQ. FT./
 #   CROSSED PROPERTY NAME                                 BALANCE (1)    PROPERTY TYPE          SUB-TYPE            ROOMS/PADS
 -   ------- -------------                               ---------------  -------------          --------           --------------
 88    (D)   Highland - Highland Park Place              $     3,381,698  Retail                 Anchored                   42,238
 89    (D)   Highland-13939 Livernois Avenue                   1,568,777  Retail                 Anchored                   11,520
 90          Robin Mobile Home Park                            4,872,711  Multifamily      Manufactured Housing                236
 91          910 Office Building                               4,824,992  Office                 Suburban                   30,822
 92          Tyler Plaza                                       4,684,303  Office                 Suburban                   47,932
 93          Heritage Plaza                                    4,588,868  Retail                Unanchored                  52,838
 94          JFK Medical Pavilion II                           4,504,390  Office                 Suburban                   25,565
 95          Logan Building                                    4,380,212  Office                 Suburban                   57,667
 96          Walgreens (Auburn)                                4,300,000  Retail                 Anchored                   14,560
 97          Pleasant Grove Self Storage Facility              4,294,024  Self Storage              N/A                    101,202
 98          Pecan Place Apartments                            4,260,000  Multifamily          Conventional                    251
99a          Hobby Lobby Plaza                                 2,794,858  Retail                Unanchored                  73,349
99b          Kmart                                             1,397,429  Retail                 Anchored                  100,685
100          Ashford Village Shopping Center                   4,134,450  Retail                Unanchored                  79,431
101a         Madison County Self Storage - Ridgeland           2,193,416  Self Storage              N/A                     51,200
101b         Madison County Self Storage - Gluckstadt          1,894,314  Self Storage              N/A                     76,430
102          Sausalito Apartments                              4,065,155  Multifamily          Conventional                    190
103          Shenandoah Village Apartments                     3,908,223  Multifamily          Conventional                    136
104          Regency Apartments - Milwaukee                    3,850,000  Multifamily          Conventional                     99
105          Staples Plaza                                     3,733,103  Retail                 Anchored                   33,912
106          Central Park Plaza                                3,673,497  Retail                Unanchored                  49,929
107          Kingston Corners Plaza                            3,633,888  Retail                 Anchored                   57,275
108          Villa Rosa                                        3,488,113  Multifamily          Conventional                     40
109          2230 Point Boulevard                              3,388,517  Office                 Suburban                   36,472
110          Grandview Plaza                                   3,250,000  Retail                 Anchored                   86,799
111          CT Storage Portfolio (3)                          3,239,575  Self Storage              N/A                     83,335
112          Harmony Plaza                                     3,177,404  Retail                 Anchored                   82,820
113          Home Depot Cold Spring                            3,150,000  Retail                 Anchored                  129,730
114          Shops at Woodmen Hills                            3,133,919  Retail                Unanchored                  27,702
115          Walgreens - Oklahoma City                         3,062,996  Retail                 Anchored                   13,905
116          Mary Crest Partners II                            3,050,000  Industrial                N/A                     36,657
117          Parkway Villa Apartments                          3,045,000  Multifamily          Conventional                    156
118          Lancaster Court Apartments                        2,993,008  Multifamily          Conventional                     88
119          Shops at Shawnee Ridge                            2,980,133  Retail                Unanchored                  18,360
120          Kent Plaza Apartments                             2,975,000  Multifamily          Conventional                    159
121          Sagewood Center II                                2,865,523  Mixed Use            Office/Retail                20,528
122          Dakota Village Shopping Center                    2,850,000  Retail                Unanchored                  17,097
123          9320 Wilshire Boulevard Office                    2,787,501  Office                 Suburban                   49,006
124          Park Lane Apartments                              2,784,068  Multifamily          Conventional                     60
125          Hotel Casablanca                                  2,724,189  Hotel               Limited Service                   42
126          Trinity Oaks Shopping Center                      2,531,786  Retail                Unanchored                  28,164
127          Orchard Square Apartments                         2,467,436  Multifamily          Conventional                    126
128          Skyline Office Plaza                              2,394,296  Office                 Suburban                   20,477
129          Falls Creek Plaza                                 2,339,762  Retail                Unanchored                  13,400
130          Lee's Drilling Self Storage                       2,074,151  Self Storage              N/A                     74,644
131          Fig Leaf Plaza                                    2,055,987  Retail                 Anchored                   13,068
132          Shoppes of Olney II                               2,000,000  Retail                Unanchored                   8,995
133          Southland Plaza                                   1,995,415  Retail                 Anchored                   55,137
134          Duane Heights Apartments                          1,993,615  Multifamily          Conventional                     14
135          GEM City Manufactured Housing Community           1,991,270  Multifamily      Manufactured Housing                145
136          Village Shoppes at Winter Park                    1,939,597  Retail                Unanchored                  10,703
137          Montgomery Plaza Apartments                       1,932,798  Multifamily          Conventional                     65
138          Handi Self Storage                                1,864,018  Self Storage              N/A                     41,430
139          Eden Rock Apartments                              1,854,140  Multifamily          Conventional                    115
140          Tucson Marketplace                                1,834,003  Retail                Unanchored                  16,180
141          7500 Santa Fe Retail Center                       1,800,000  Retail                Unanchored                  12,139
142          Laguna Canyon                                     1,794,329  Industrial                N/A                     16,768
143          Townhomes Mobile Home Park                        1,791,935  Multifamily      Manufactured Housing                 69
144          576 Riverside Drive                               1,789,296  Multifamily          Conventional                     60
145          Georgian Oaks/Georgian Village Apartments         1,763,033  Multifamily          Conventional                    108
146          Park Run Building                                 1,754,039  Office                 Suburban                   10,160
147          Riverside Apartments                              1,710,716  Multifamily          Conventional                     68
148          Union Town Center                                 1,640,110  Retail                Unanchored                  10,800
149          Yakima Triangle Center                            1,594,636  Retail                Unanchored                  20,350
150          Diamond Court Apartments                          1,585,397  Multifamily          Conventional                     26
151          Cambridge West Apartments                         1,553,990  Multifamily          Conventional                     49
152          Clear Creek Crossing                              1,496,458  Retail                 Anchored                   11,916
153          Summit Ridge                                      1,391,800  Multifamily          Conventional                     40
154          Korea Town Plaza Shopping Center                  1,358,744  Retail                Unanchored                  19,617
155          Panorama Self Storage                             1,296,065  Self Storage              N/A                     22,400
156          Stuart Place Apartments                           1,197,176  Multifamily          Conventional                     36
157          Marshall Wells Retail                             1,193,483  Retail                Unanchored                   5,794
158          Roxboro Shops                                       996,820  Retail                Unanchored                   8,273
159          Cookson Mobile Home Park                            996,759  Multifamily      Manufactured Housing                 96
160          Plaza West Apartments                               946,538  Multifamily          Conventional                     28
161          Parker Exchange Shopping Center                     942,078  Retail                Unanchored                  14,080
162          Prairie Village of Grimes I                         909,559  Multifamily          Conventional                     40
163          Sunset Gardens Mobile Home Park                     847,499  Multifamily      Manufactured Housing                 59
164          Falconer Village                                    715,512  Multifamily      Manufactured Housing                 59
165          Evergreen Manor of Waukee                           695,837  Multifamily          Conventional                     32
166          Silverwood Apartments                               664,395  Multifamily          Conventional                     40

                                                         ---------------
TOTAL/WEIGHTED AVERAGE:                                  $ 1,510,367,836
                                                         ===============

        MAXIMUM:
        MINIMUM:

                                                             FEE/                                 YEAR      OCCUPANCY
 #   CROSSED PROPERTY NAME                                 LEASEHOLD           YEAR BUILT       RENOVATED  RATE AT U/W
 -   ------- -------------                                 ---------           ----------       ---------  -----------
 88    (D)   Highland - Highland Park Place                   Fee                1996             N/A         74%
 89    (D)   Highland-13939 Livernois Avenue                  Fee                1990             N/A        100%
 90          Robin Mobile Home Park                           Fee                1956             2003        96%
 91          910 Office Building                              Fee                1982             1989       100%
 92          Tyler Plaza                                      Fee                1985             N/A        100%
 93          Heritage Plaza                                   Fee                1986             N/A         94%
 94          JFK Medical Pavilion II                          Fee                1996             N/A        100%
 95          Logan Building                                   Fee                1969             2002        89%
 96          Walgreens (Auburn)                               Fee                2004             N/A        100%
 97          Pleasant Grove Self Storage Facility             Fee                2004             N/A         58%
 98          Pecan Place Apartments                           Fee                1969             1999        90%
 99a         Hobby Lobby Plaza                                Fee                1967             2003       100%
 99b         Kmart                                            Fee                1971             1991       100%
100          Ashford Village Shopping Center                  Fee                1979             1999        94%
101a         Madison County Self Storage - Ridgeland          Fee                1980             2001        80%
101b         Madison County Self Storage - Gluckstadt         Fee                1995             2003        88%
102          Sausalito Apartments                             Fee                1978             2000        87%
103          Shenandoah Village Apartments                    Fee                1980             N/A         96%
104          Regency Apartments - Milwaukee                   Fee                1979             2002        91%
105          Staples Plaza                                    Fee                2000             2004       100%
106          Central Park Plaza                               Fee                1985             N/A         96%
107          Kingston Corners Plaza                           Fee                1949             1991       100%
108          Villa Rosa                                       Fee                1928             2003        98%
109          2230 Point Boulevard                             Fee                2004             N/A         93%
110          Grandview Plaza                                  Fee                1959             2005        97%
111          CT Storage Portfolio (3)                         Fee       1993, 2001, 1980, 2002    1985        78%
112          Harmony Plaza                                    Fee                1973             1999        97%
113          Home Depot Cold Spring                           Fee                2004             N/A        100%
114          Shops at Woodmen Hills                           Fee                2004             N/A         90%
115          Walgreens - Oklahoma City                        Fee                1998             N/A        100%
116          Mary Crest Partners II                           Fee                2003             N/A        100%
117          Parkway Villa Apartments                         Fee                1992             2004        99%
118          Lancaster Court Apartments                       Fee                1960             N/A         92%
119          Shops at Shawnee Ridge                           Fee                2002             N/A        100%
120          Kent Plaza Apartments                            Fee                1965             2004        86%
121          Sagewood Center II                               Fee                2004             N/A         85%
122          Dakota Village Shopping Center                   Fee                2003             N/A        100%
123          9320 Wilshire Boulevard Office                Leasehold             1989             N/A         96%
124          Park Lane Apartments                             Fee                1999             N/A         87%
125          Hotel Casablanca                              Leasehold             1997             N/A         N/A
126          Trinity Oaks Shopping Center                     Fee                1983             1986        91%
127          Orchard Square Apartments                        Fee                1959             2002        84%
128          Skyline Office Plaza                             Fee                1980             2003        97%
129          Falls Creek Plaza                                Fee                2004             N/A        100%
130          Lee's Drilling Self Storage                      Fee                1987             1998        88%
131          Fig Leaf Plaza                                   Fee                2003             N/A         90%
132          Shoppes of Olney II                              Fee                1999             N/A        100%
133          Southland Plaza                                  Fee                1955             1990       100%
134          Duane Heights Apartments                         Fee                1989             1999       100%
135          GEM City Manufactured Housing Community          Fee                1959             1992        88%
136          Village Shoppes at Winter Park                   Fee                2003             N/A        100%
137          Montgomery Plaza Apartments                      Fee                1964             2000        94%
138          Handi Self Storage                               Fee                1974             N/A         85%
139          Eden Rock Apartments                             Fee                1967             2002        97%
140          Tucson Marketplace                               Fee                1988             N/A        100%
141          7500 Santa Fe Retail Center                      Fee                2003             N/A        100%
142          Laguna Canyon                                    Fee                1970             2003       100%
143          Townhomes Mobile Home Park                       Fee                1965             2000        96%
144          576 Riverside Drive                              Fee                1850             1980        97%
145          Georgian Oaks/Georgian Village Apartments        Fee                1965             1998        87%
146          Park Run Building                                Fee                2004             N/A        100%
147          Riverside Apartments                             Fee                1972             2002        99%
148          Union Town Center                                Fee                2003             N/A        100%
149          Yakima Triangle Center                           Fee                1987             1990       100%
150          Diamond Court Apartments                         Fee                1970             2003       100%
151          Cambridge West Apartments                        Fee                1983             2001        96%
152          Clear Creek Crossing                             Fee                2004             N/A        100%
153          Summit Ridge                                     Fee                1983             N/A         95%
154          Korea Town Plaza Shopping Center                 Fee                1988             N/A        100%
155          Panorama Self Storage                            Fee                1973             N/A        100%
156          Stuart Place Apartments                          Fee                1994             N/A         92%
157          Marshall Wells Retail                            Fee                1910             2003       100%
158          Roxboro Shops                                    Fee                2004             N/A        100%
159          Cookson Mobile Home Park                         Fee                1979             N/A         84%
160          Plaza West Apartments                            Fee                1962             N/A         86%
161          Parker Exchange Shopping Center                  Fee                1977             2000        93%
162          Prairie Village of Grimes I                      Fee                1978             2002        88%
163          Sunset Gardens Mobile Home Park                  Fee                1970             2000       100%
164          Falconer Village                                 Fee                1952             1979        98%
165          Evergreen Manor of Waukee                        Fee                1975             2002       100%
166          Silverwood Apartments                            Fee                1973             1995        83%

                                                                      --------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                          1987(4)          1999        93%
                                                                      ==================================================
        MAXIMUM:                                                                 2004             2005       100%
        MINIMUM:                                                                 1850             1979        58%

                                                                                              MOST RECENT           MOST
                                                             DATE OF                      OPERATING STATEMENT      RECENT
 #   CROSSED PROPERTY NAME                               OCCUPANCY RATE  APPRAISED VALUE         DATE             REVENUE
 -   ------- -------------                               --------------  ---------------  -------------------  -------------
 88    (D)   Highland - Highland Park Place                11/11/2004    $     4,650,000      9/30/2004        $     556,721
 89    (D)   Highland-13939 Livernois Avenue               1/12/2004           2,150,000      12/31/2004             256,958
 90          Robin Mobile Home Park                        12/13/2004          6,200,000      11/30/2004             760,643
 91          910 Office Building                           11/1/2004           6,600,000      7/31/2004              662,217
 92          Tyler Plaza                                   11/5/2004           6,300,000      10/31/2004             745,571
 93          Heritage Plaza                                9/30/2004           6,300,000      8/30/2004              735,872
 94          JFK Medical Pavilion II                       9/30/2004           6,100,000      9/30/2004              765,392
 95          Logan Building                                11/1/2004           6,300,000      9/30/2004              965,178
 96          Walgreens (Auburn)                             7/1/2004           6,180,000         N/A                     N/A
 97          Pleasant Grove Self Storage Facility          1/31/2005           8,430,000      9/30/2004              532,775
 98          Pecan Place Apartments                        9/28/2004           5,325,000      8/31/2004            1,271,408
 99a         Hobby Lobby Plaza                             9/10/2004           3,500,000      8/31/2004              468,984
 99b         Kmart                                         9/10/2004           2,100,000      8/31/2004              187,500
100          Ashford Village Shopping Center               11/1/2004           5,525,000      10/31/2004             758,751
101a         Madison County Self Storage - Ridgeland       11/30/2004          3,300,000      11/30/2004 (5)         875,208 (5)
101b         Madison County Self Storage - Gluckstadt      11/30/2004          2,850,000         N/A     (5)             N/A (5)
102          Sausalito Apartments                          12/16/2004          5,500,000      11/30/2004           1,104,688
103          Shenandoah Village Apartments                 9/29/2004           4,910,000      8/31/2004              807,207
104          Regency Apartments - Milwaukee                12/31/2004          5,000,000      5/31/2004              638,205
105          Staples Plaza                                 10/18/2004          5,200,000      9/30/2004              416,621
106          Central Park Plaza                            8/31/2004           5,000,000      7/31/2004              629,425
107          Kingston Corners Plaza                         7/1/2004           4,700,000      7/31/2004              502,848
108          Villa Rosa                                    10/1/2004           4,700,000      10/31/2004             422,343
109          2230 Point Boulevard                          12/1/2004           4,500,000         N/A                     N/A
110          Grandview Plaza                               11/1/2004           5,250,000      10/31/2004             584,811
111          CT Storage Portfolio (3)                      1/31/2005           4,550,000      11/30/2004             587,297
112          Harmony Plaza                                 12/15/2004          4,200,000      7/30/2004              527,180
113          Home Depot Cold Spring                        12/17/2004          4,000,000         N/A                     N/A
114          Shops at Woodmen Hills                        9/15/2004           4,300,000         N/A                     N/A
115          Walgreens - Oklahoma City                     12/21/2004          4,620,000         N/A                     N/A
116          Mary Crest Partners II                        11/3/2004           4,100,000         N/A                     N/A
117          Parkway Villa Apartments                      10/25/2004          4,350,000      9/30/2004              695,424
118          Lancaster Court Apartments                    12/15/2004          3,800,000      6/30/2004              497,900
119          Shops at Shawnee Ridge                        12/1/2004           5,000,000      11/30/2004             506,855
120          Kent Plaza Apartments                         9/23/2004           3,800,000      8/31/2004              682,659
121          Sagewood Center II                            9/30/2004           3,900,000         N/A                     N/A
122          Dakota Village Shopping Center                11/30/2004          3,800,000         N/A                     N/A
123          9320 Wilshire Boulevard Office                9/30/2004           4,420,000      7/31/2004            1,538,806
124          Park Lane Apartments                          11/30/2004          3,530,000      11/30/2004             434,219
125          Hotel Casablanca                                 N/A              5,900,000      10/31/2004           2,885,258
126          Trinity Oaks Shopping Center                  12/31/2004          3,400,000      10/31/2004             384,315
127          Orchard Square Apartments                     12/3/2004           3,185,000      12/31/2004             692,795
128          Skyline Office Plaza                          11/1/2004           3,200,000      9/30/2004              451,233
129          Falls Creek Plaza                             9/30/2004           3,000,000         N/A                     N/A
130          Lee's Drilling Self Storage                   8/18/2004           2,850,000      7/31/2004              283,646
131          Fig Leaf Plaza                                12/1/2004           2,800,000      8/30/2004              165,974
132          Shoppes of Olney II                           11/17/2004          3,200,000      10/30/2004             356,180
133          Southland Plaza                               11/1/2004           3,200,000      9/30/2004              407,710
134          Duane Heights Apartments                      10/25/2004          2,990,000      10/31/2004             299,855
135          GEM City Manufactured Housing Community       8/11/2004           2,500,000      9/12/2004              428,331
136          Village Shoppes at Winter Park                10/31/2004          2,720,000      10/31/2004             313,929
137          Montgomery Plaza Apartments                   9/14/2004           6,100,000      9/30/2004              790,312
138          Handi Self Storage                            8/22/2004           2,540,000      7/31/2004              354,936
139          Eden Rock Apartments                          10/1/2004           2,550,000      9/30/2004              664,095
140          Tucson Marketplace                             9/1/2004           2,460,000      10/31/2004             283,959
141          7500 Santa Fe Retail Center                   11/30/2004          2,300,000         N/A                     N/A
142          Laguna Canyon                                 7/15/2004           2,700,000      6/30/2004              239,290
143          Townhomes Mobile Home Park                    9/30/2004           2,250,000      9/30/2004              262,744
144          576 Riverside Drive                           11/1/2004           2,300,000      7/31/2004              376,609
145          Georgian Oaks/Georgian Village Apartments     5/31/2004           2,625,000      7/31/2004              591,703
146          Park Run Building                             10/31/2004          2,440,000         N/A                     N/A
147          Riverside Apartments                          12/1/2004           2,150,000      11/30/2004             376,083
148          Union Town Center                             12/14/2004          2,200,000         N/A                     N/A
149          Yakima Triangle Center                        11/29/2004          2,900,000      11/30/2004             282,609
150          Diamond Court Apartments                      12/1/2004           2,100,000      11/30/2004             289,574
151          Cambridge West Apartments                     11/8/2004           1,975,000      10/31/2004             316,126
152          Clear Creek Crossing                          11/29/2004          1,875,000         N/A                     N/A
153          Summit Ridge                                  7/13/2004           1,770,000      10/31/2004             332,213
154          Korea Town Plaza Shopping Center              10/28/2004          1,830,000      10/31/2004             293,530
155          Panorama Self Storage                         12/7/2004           1,800,000      11/30/2004             219,352
156          Stuart Place Apartments                       12/29/2004          1,700,000      11/30/2004             219,628
157          Marshall Wells Retail                         12/14/2004          1,590,000         N/A                     N/A
158          Roxboro Shops                                  8/1/2004           1,765,000      10/31/2004             151,220
159          Cookson Mobile Home Park                      10/26/2004          1,400,000      9/12/2004              159,914
160          Plaza West Apartments                         11/1/2004           1,280,000      11/30/2004             133,631
161          Parker Exchange Shopping Center                9/1/2004           1,840,000      9/30/2004              201,730
162          Prairie Village of Grimes I                    2/1/2005           1,240,000      10/31/2004             229,746
163          Sunset Gardens Mobile Home Park               7/22/2004           1,100,000      6/30/2004              146,610
164          Falconer Village                              10/13/2004            930,000      6/30/2004              159,678
165          Evergreen Manor of Waukee                      9/4/2004           1,000,000      10/31/2004             187,956
166          Silverwood Apartments                         11/10/2004          1,050,000      10/31/2004             160,359

                                                         -------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                  $ 2,079,505,000                       $ 263,659,939
                                                         =========================================================================
        MAXIMUM:                                                         $    84,300,000                       $  26,020,443
        MINIMUM:                                                         $       930,000                       $     133,631

                                                              MOST              MOST
                                                             RECENT            RECENT
 #   CROSSED PROPERTY NAME                                  EXPENSES             NOI              U/W NOI          U/W NCF (2)
 -   ------- -------------                               -------------      -------------         -------          -----------
 88    (D)   Highland - Highland Park Place              $     175,059      $     381,662      $     499,987      $     461,814
 89    (D)   Highland-13939 Livernois Avenue                    37,660            219,298            201,231            192,352
 90          Robin Mobile Home Park                            283,756            476,887            472,062            460,262
 91          910 Office Building                               218,132            444,085            552,822            494,246
 92          Tyler Plaza                                       358,457            387,114            506,701            451,368
 93          Heritage Plaza                                    284,860            451,012            506,562            451,693
 94          JFK Medical Pavilion II                           179,273            586,119            467,756            439,290
 95          Logan Building                                    461,664            503,514            466,051            419,421
 96          Walgreens (Auburn)                                    N/A                N/A            404,490            403,034
 97          Pleasant Grove Self Storage Facility              250,313            282,461            358,380            348,260
 98          Pecan Place Apartments                            882,744            388,664            489,364            426,614
 99a         Hobby Lobby Plaza                                 117,967            351,017            325,178            286,138
 99b         Kmart                                               7,172            180,328            161,426            121,932
100          Ashford Village Shopping Center                   277,405            481,346            469,976            413,129
101a         Madison County Self Storage - Ridgeland           381,451 (5)        493,757 (5)        523,604 (5)        504,459 (5)
101b         Madison County Self Storage - Gluckstadt              N/A (5)            N/A (5)            N/A (5)            N/A (5)
102          Sausalito Apartments                              659,571            445,117            413,980            366,480
103          Shenandoah Village Apartments                     294,079            513,128            408,063            374,063
104          Regency Apartments - Milwaukee                    227,367            410,838            380,606            350,906
105          Staples Plaza                                      69,932            346,689            432,003            419,755
106          Central Park Plaza                                202,412            427,013            419,347            354,512
107          Kingston Corners Plaza                            145,681            357,167            391,015            353,553
108          Villa Rosa                                        152,003            270,340            316,760            305,560
109          2230 Point Boulevard                                  N/A                N/A            420,334            379,734
110          Grandview Plaza                                   244,560            340,251            346,854            306,744
111          CT Storage Portfolio (3)                          212,438            374,859            369,946            357,503
112          Harmony Plaza                                     133,163            394,017            394,761            356,256
113          Home Depot Cold Spring                                N/A                N/A            274,400            274,400
114          Shops at Woodmen Hills                                N/A                N/A            335,184            301,029
115          Walgreens - Oklahoma City                             N/A                N/A            309,556            293,565
116          Mary Crest Partners II                                N/A                N/A            318,778            294,412
117          Parkway Villa Apartments                          313,099            382,325            349,178            307,214
118          Lancaster Court Apartments                        189,700            308,200            283,401            249,853
119          Shops at Shawnee Ridge                            101,359            405,496            395,009            373,713
120          Kent Plaza Apartments                             351,677            330,982            349,083            309,333
121          Sagewood Center II                                    N/A                N/A            302,910            279,436
122          Dakota Village Shopping Center                        N/A                N/A            288,118            267,874
123          9320 Wilshire Boulevard Office                  1,179,564            359,242            325,831            268,230
124          Park Lane Apartments                              189,617            244,602            244,185            229,185
125          Hotel Casablanca                                2,072,414            812,844            675,437            570,976
126          Trinity Oaks Shopping Center                      154,278            230,037            292,401            265,541
127          Orchard Square Apartments                         473,984            218,811            290,064            258,314
128          Skyline Office Plaza                              196,544            254,689            230,256            205,269
129          Falls Creek Plaza                                     N/A                N/A            255,001            241,906
130          Lee's Drilling Self Storage                        33,926            249,720            232,043            220,835
131          Fig Leaf Plaza                                     26,453            139,521            199,458            188,223
132          Shoppes of Olney II                                79,388            276,792            246,627            227,278
133          Southland Plaza                                   117,527            290,183            285,399            250,751
134          Duane Heights Apartments                           49,170            250,685            209,123            205,623
135          GEM City Manufactured Housing Community           269,989            158,342            184,101            177,301
136          Village Shoppes at Winter Park                     66,714            247,215            223,918            214,045
137          Montgomery Plaza Apartments                       438,145            352,167            433,674            417,424
138          Handi Self Storage                                145,034            209,902            234,707            219,378
139          Eden Rock Apartments                              380,995            283,100            228,995            200,245
140          Tucson Marketplace                                 84,095            199,864            212,450            197,116
141          7500 Santa Fe Retail Center                           N/A                N/A            179,913            169,266
142          Laguna Canyon                                      44,445            194,845            191,120            180,221
143          Townhomes Mobile Home Park                         84,678            178,066            178,742            175,292
144          576 Riverside Drive                               168,553            208,056            205,217            189,967
145          Georgian Oaks/Georgian Village Apartments         337,160            254,543            259,686            232,686
146          Park Run Building                                     N/A                N/A            187,295            174,145
147          Riverside Apartments                              132,221            243,862            199,818            182,818
148          Union Town Center                                     N/A                N/A            179,847            167,982
149          Yakima Triangle Center                             46,303            236,306            227,593            207,480
150          Diamond Court Apartments                          111,273            178,301            177,690            171,190
151          Cambridge West Apartments                         191,110            125,016            159,320            147,070
152          Clear Creek Crossing                                  N/A                N/A            153,228            139,525
153          Summit Ridge                                      206,561            125,652            162,301            152,261
154          Korea Town Plaza Shopping Center                  103,906            189,624            168,879            149,945
155          Panorama Self Storage                              67,117            152,235            133,387            130,012
156          Stuart Place Apartments                            86,079            133,549            134,423            125,423
157          Marshall Wells Retail                                 N/A                N/A            118,304            111,641
158          Roxboro Shops                                      26,130            125,090            127,985            119,299
159          Cookson Mobile Home Park                           53,857            106,057            115,172            109,412
160          Plaza West Apartments                              68,321             65,310            102,735             95,735
161          Parker Exchange Shopping Center                    63,955            137,775            153,284            119,672
162          Prairie Village of Grimes I                       127,574            102,172            110,318            100,318
163          Sunset Gardens Mobile Home Park                    35,808            110,802             91,277             88,327
164          Falconer Village                                   87,532             72,146             75,779             72,829
165          Evergreen Manor of Waukee                          99,023             88,933             89,820             81,820
166          Silverwood Apartments                              67,703             92,656             74,346             64,346

                                                         ----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  $ 128,981,371      $ 134,845,831      $ 159,365,505      $ 146,900,209
                                                         ======================================================================
        MAXIMUM:                                         $  18,127,244      $   8,060,462      $   7,927,466      $   6,631,017
        MINIMUM:                                         $       7,172      $      65,310      $      74,346      $      64,346

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BP SWEETWATER RANCH APARTMENTS, BP PRESCOTT PLACE II APARTMENTS, BP PRESCOTT PLACE I APARTMENTS AND BP BERKSHIRE OF ADDISON APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BP HUNTINGTON LAKES APARTMENTS, BP HUNTINGTON RIDGE APARTMENTS AND BP BERKSHIRE SPRINGS APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(3) CT STORAGE PORTFOLIO CONSISTS OF FOUR PROPERTIES LOCATED IN ELLINGTON, TOLLAND AND VERNON, CT.
(4) FOR PURPOSES OF CALCULATING THE WEIGHTED AVERAGE YEAR BUILT, THE EARLIEST YEAR BUILT FOR THE FOUR PROPERTIES OF CT STORAGE OF 1980 WAS USED.
(5) HISTORICAL OPERATING AND UNDERWRITTEN FINANCIAL INFORMATION ARE CONSOLIDATED FOR BOTH PROPERTIES OF THE MADISON COUNTY SELF STORAGE LOAN.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                            ORIGINAL           CUT-OFF DATE      INITIAL
                                                                           PRINCIPAL             PRINCIPAL       MORTGAGE
 #   CROSSED   LOAN NAME                                                    BALANCE             BALANCE (1)    POOL BALANCE
 -   -------   ---------                                               -----------------    ----------------   ------------
 1             GGP Retail Portfolio                                    $     120,000,000    $    119,572,264       7.92%
 2             Phelps Dodge Tower                                             54,500,000          54,500,000       3.61%
 3     (A)     Bexley Creekside Apartments                                    31,500,000          31,500,000       2.09%
 4     (A)     Bexley Commons at Rosedale Apartments                          21,800,000          21,800,000       1.44%
 5             The Mansards                                                   52,000,000          52,000,000       3.44%
 6             Sheraton Premiere Tysons Corner                                51,500,000          51,332,283       3.40%
 7     (B)     BP Sweetwater Ranch Apartments                                 18,000,000          18,000,000       1.19%
 8     (B)     BP Prescott Place II Apartments                                10,880,000          10,880,000       0.72%
 9     (B)     BP Prescott Place I Apartments                                 10,060,000          10,060,000       0.67%
10     (B)     BP Berkshire of Addison Apartments                              8,480,000           8,480,000       0.56%
11             Shoppes at Brinton Lake                                        45,500,000          45,500,000       3.01%
12             2001 M Street                                                  44,500,000          44,500,000       2.95%
13             Rachel Bridge Apartments                                       38,000,000          38,000,000       2.52%
14             Battery Park City Retail and Entertainment Complex             37,830,000          37,830,000       2.50%
15             The Mall at Yuba City                                          36,000,000          36,000,000       2.38%
16     (C)     BP Huntington Lakes Apartments                                 15,740,000          15,740,000       1.04%
17     (C)     BP Huntington Ridge Apartments                                  7,400,000           7,400,000       0.49%
18     (C)     BP Berkshire Springs Apartments                                 7,120,000           7,120,000       0.47%
19             National and Hayden Complex                                    25,750,000          25,690,768       1.70%
20             Auburn Apartments                                              23,785,000          23,785,000       1.57%
21             Walnut Creek Retail                                            19,900,000          19,830,110       1.31%
22             Kings Crossing Apartments                                      19,500,000          19,409,150       1.29%
23             Paseo Marketplace                                              19,000,000          18,911,233       1.25%
24             Vintage Pointe Apartments                                      18,300,000          18,300,000       1.21%
25             Voice of America Center Phase I                                17,200,000          17,200,000       1.14%
26             Hampton Inn & Suites - Reagan National Airport                 17,000,000          16,885,692       1.12%
27             Courtyard-Cypress                                              16,100,000          16,100,000       1.07%
28             Hotel Giraffe                                                  16,000,000          15,891,782       1.05%
29             Best Western Gateway Hotel                                     15,675,000          15,625,261       1.03%
30             One Columbus Center                                            15,500,000          15,500,000       1.03%
31             Pavilions at Arrowhead                                         15,100,000          15,100,000       1.00%
32             The Regions Financial Tower                                    15,000,000          15,000,000       0.99%
33             New Haven Plaza                                                14,500,000          14,467,080       0.96%
34             Rancho Vista Industrial 5 & 6                                  13,800,000          13,754,853       0.91%
35             Cross Creek Apartments                                         13,280,000          13,280,000       0.88%
36             Coral Island Shopping Center                                   12,500,000          12,500,000       0.83%
37             Courtyard-Shadyside                                            12,500,000          12,443,022       0.82%
38             Lafayette Corporate Campus                                     11,600,000          11,510,090       0.76%
39             Meadows Manor Mobile Home Park                                 11,500,000          11,500,000       0.76%
40             Brittany Bay Apartments                                        11,000,000          10,949,693       0.72%
41             Shoppes of Plantation Acres                                    10,500,000          10,452,247       0.69%
42             Kingstowne I Apartments                                        10,250,000          10,204,415       0.68%
43             Howard and Western Retail                                      10,000,000           9,975,799       0.66%
44             Shops at Pinnacle Peak                                         10,000,000           9,945,604       0.66%
45             333 Gellert Boulevard                                           9,600,000           9,600,000       0.64%
46             Library Hotel                                                   9,550,000           9,475,624       0.63%
47             Columbia III Shopping Center                                    9,360,000           9,360,000       0.62%
48             Bank One Buildings                                              9,150,000           9,128,605       0.60%
49             Miller West Plaza                                               8,937,500           8,876,574       0.59%
50             Lohman's Crossing Shopping Center                               8,700,000           8,700,000       0.58%
51             El Dorado Shopping Center                                       8,700,000           8,631,131       0.57%
52             Hanford Town Center                                             8,600,000           8,600,000       0.57%
53             Fiddler's Cove                                                  8,560,000           8,516,475       0.56%
54             Jenkintown Plaza                                                8,320,000           8,320,000       0.55%
55             Residence Inn - Frederick                                       8,250,000           8,213,690       0.54%
56             Bridges of Southpoint Apartments                                8,200,000           8,200,000       0.54%
57             Bromley Park Apartments                                         8,000,000           7,962,866       0.53%
58             Windtree Apartments                                             8,000,000           7,958,400       0.53%
59             BP Berkshire Hills Apartments                                   7,935,000           7,935,000       0.53%
60             Valley Plaza                                                    7,550,000           7,353,880       0.49%
61             Timber Ridge Plaza                                              7,200,000           7,156,328       0.47%
62             Garden City Apartments                                          7,152,000           7,127,890       0.47%
63             Belvedere Park Plaza                                            7,100,000           7,100,000       0.47%
64             Trails of Windfern Apartments                                   7,000,000           6,962,814       0.46%
65             Hatteras Island Plaza                                           6,800,000           6,776,775       0.45%
66             Tower Place Apartments                                          6,700,000           6,661,877       0.44%
67             Boyd Multifamily Portfolio                                      6,700,000           6,645,018       0.44%
68             3400 Dundee Road                                                6,600,000           6,590,882       0.44%
69             BP Pleasant Woods Apartments                                    6,560,000           6,560,000       0.43%
70             Daneland Mobile Home Park                                       6,500,000           6,484,114       0.43%
71             Rosemont Crossing Apartments                                    6,400,000           6,353,158       0.42%
72             Glenwood Apartments                                             6,400,000           6,340,406       0.42%
73             Austin Heights                                                  6,200,000           6,200,000       0.41%
74             Shops on Montevallo                                             6,100,000           6,100,000       0.40%
75             Fieldstone Apartments                                           6,050,000           6,050,000       0.40%
76             Unizan Plaza                                                    6,000,000           6,000,000       0.40%
77             Brown and Gilbert Plaza                                         6,000,000           5,985,739       0.40%
78             Midland Heights Apartments                                      6,000,000           5,973,565       0.40%
79             Goldenpointe Apartments                                         5,950,000           5,909,215       0.39%

                                                                     ORIGINATION      REMAINING       ORIGINAL        REMAINING
                                                                    AMORTIZATION     AMORTIZATION     TERM TO           TERM TO
                                                                        TERM            TERM          MATURITY         MATURITY
 #   CROSSED   LOAN NAME                                              (MONTHS)         (MONTHS)     (MONTHS) (2)   (MONTHS) (1) (2)
 -   -------   ---------                                            -------------   -------------  -------------   -----------------
 1             GGP Retail Portfolio                                      360             357             84               81
 2             Phelps Dodge Tower                                   Interest Only   Interest Only       120              118
 3     (A)     Bexley Creekside Apartments                          Interest Only   Interest Only        60               56
 4     (A)     Bexley Commons at Rosedale Apartments                Interest Only   Interest Only        60               56
 5             The Mansards                                              360             360             84               82
 6             Sheraton Premiere Tysons Corner                           300             298             63               61
 7     (B)     BP Sweetwater Ranch Apartments                            360             360            120              117
 8     (B)     BP Prescott Place II Apartments                           360             360            120              117
 9     (B)     BP Prescott Place I Apartments                            360             360            120              117
10     (B)     BP Berkshire of Addison Apartments                        360             360            120              117
11             Shoppes at Brinton Lake                                   360             360            120              118
12             2001 M Street                                             360             360            120              117
13             Rachel Bridge Apartments                             Interest Only   Interest Only       120              116
14             Battery Park City Retail and Entertainment Complex        360             360            120              118
15             The Mall at Yuba City                                     360             360            120              115
16     (C)     BP Huntington Lakes Apartments                            360             360            108              105
17     (C)     BP Huntington Ridge Apartments                            360             360            108              105
18     (C)     BP Berkshire Springs Apartments                           360             360            108              105
19             National and Hayden Complex                               360             358            120              118
20             Auburn Apartments                                         360             360            120              118
21             Walnut Creek Retail                                       360             357             75               72
22             Kings Crossing Apartments                                 360             356            122              118
23             Paseo Marketplace                                         360             356            120              116
24             Vintage Pointe Apartments                                 360             360            120              119
25             Voice of America Center Phase I                           360             360            121              117
26             Hampton Inn & Suites - Reagan National Airport            300             295            120              115
27             Courtyard-Cypress                                         300             300            120              118
28             Hotel Giraffe                                             240             237            120              117
29             Best Western Gateway Hotel                                300             298            120              118
30             One Columbus Center                                       360             360            120              117
31             Pavilions at Arrowhead                                    360             360             61               57
32             The Regions Financial Tower                               300             300            120              119
33             New Haven Plaza                                           360             358            120              118
34             Rancho Vista Industrial 5 & 6                             360             357            120              117
35             Cross Creek Apartments                                    360             360            120              115
36             Coral Island Shopping Center                              360             360            120              116
37             Courtyard-Shadyside                                       300             297            120              117
38             Lafayette Corporate Campus                                360             352            120              112
39             Meadows Manor Mobile Home Park                            360             360             60               59
40             Brittany Bay Apartments                                   360             356            120              116
41             Shoppes of Plantation Acres                               360             356            121              117
42             Kingstowne I Apartments                                   360             356            120              116
43             Howard and Western Retail                                 360             358            120              118
44             Shops at Pinnacle Peak                                    360             355            120              115
45             333 Gellert Boulevard                                     360             360            121              116
46             Library Hotel                                             216             213            120              117
47             Columbia III Shopping Center                              360             360            118              116
48             Bank One Buildings                                        360             358            120              118
49             Miller West Plaza                                         300             296            121              117
50             Lohman's Crossing Shopping Center                         360             360            121              118
51             El Dorado Shopping Center                                 360             352             84               76
52             Hanford Town Center                                       360             360            120              120
53             Fiddler's Cove                                            360             355            120              115
54             Jenkintown Plaza                                          360             360            120              114
55             Residence Inn - Frederick                                 300             297            120              117
56             Bridges of Southpoint Apartments                          360             360            120              115
57             Bromley Park Apartments                                   360             356            119              115
58             Windtree Apartments                                       360             355             72               67
59             BP Berkshire Hills Apartments                             360             360             84               81
60             Valley Plaza                                              360             331            120               91
61             Timber Ridge Plaza                                        360             354            120              114
62             Garden City Apartments                                    360             357            122              119
63             Belvedere Park Plaza                                      300             300            120              120
64             Trails of Windfern Apartments                             360             355            120              115
65             Hatteras Island Plaza                                     360             357            120              117
66             Tower Place Apartments                                    360             355            120              115
67             Boyd Multifamily Portfolio                                300             294            120              114
68             3400 Dundee Road                                          360             359            120              119
69             BP Pleasant Woods Apartments                              360             360             84               81
70             Daneland Mobile Home Park                                 360             358            120              118
71             Rosemont Crossing Apartments                              360             353            120              113
72             Glenwood Apartments                                       360             351             60               51
73             Austin Heights                                            360             360            120              118
74             Shops on Montevallo                                       360             360            120              118
75             Fieldstone Apartments                                     360             360            119              115
76             Unizan Plaza                                         Interest Only   Interest Only        60               55
77             Brown and Gilbert Plaza                                   360             358            120              118
78             Midland Heights Apartments                                360             356            119              115
79             Goldenpointe Apartments                                   360             352            120              112

                                                                    INITIAL
                                                                    INTEREST
                                                                      ONLY     MORTGAGE                    FIRST
                                                                     PERIOD    INTEREST    MONTHLY        PAYMENT      MATURITY
 #   CROSSED   LOAN NAME                                            (MONTHS)    RATE     PAYMENT (3)       DATE         DATE
 -   -------   ---------                                            --------  --------   -----------     ----------   ----------
 1             GGP Retail Portfolio                                    0       5.080%    $   650,066      1/5/2005     12/5/2011
 2             Phelps Dodge Tower                                    120       5.149%        237,098     2/11/2005     1/11/2015
 3     (A)     Bexley Creekside Apartments                            60       4.960%        132,008     12/11/2004   11/11/2009
 4     (A)     Bexley Commons at Rosedale Apartments                  60       4.960%         91,358     12/11/2004   11/11/2009
 5             The Mansards                                           36       5.210%        285,859      2/1/2005     1/1/2012
 6             Sheraton Premiere Tysons Corner                         0       5.220%        307,702      2/1/2005     4/1/2010
 7     (B)     BP Sweetwater Ranch Apartments                         24       5.373%        100,772     1/11/2005    12/11/2014
 8     (B)     BP Prescott Place II Apartments                        24       5.373%         60,911     1/11/2005    12/11/2014
 9     (B)     BP Prescott Place I Apartments                         24       5.373%         56,321     1/11/2005    12/11/2014
10     (B)     BP Berkshire of Addison Apartments                     24       5.373%         47,475     1/11/2005    12/11/2014
11             Shoppes at Brinton Lake                                36       5.480%        257,773      2/1/2005     1/1/2015
12             2001 M Street                                          60       5.249%        245,703     1/11/2005    12/11/2014
13             Rachel Bridge Apartments                              120       4.967%        159,473     12/11/2004   11/11/2014
14             Battery Park City Retail and Entertainment Complex     36       5.440%        213,373     2/11/2005     1/11/2015
15             The Mall at Yuba City                                  36       5.570%        205,988 (7) 11/1/2004     10/1/2014
16     (C)     BP Huntington Lakes Apartments                         24       5.345%         87,845     1/11/2005    12/11/2013
17     (C)     BP Huntington Ridge Apartments                         24       5.345%         41,300     1/11/2005    12/11/2013
18     (C)     BP Berkshire Springs Apartments                        24       5.345%         39,737     1/11/2005    12/11/2013
19             National and Hayden Complex                             0       5.620%        148,150      2/1/2005     1/1/2015
20             Auburn Apartments                                      36       5.320%        132,375      2/1/2005     1/1/2015
21             Walnut Creek Retail                                     0       5.160%        108,782     1/11/2005     3/11/2011
22             Kings Crossing Apartments                               0       5.200%        107,077     12/11/2004    1/11/2015
23             Paseo Marketplace                                       0       5.185%        104,155     12/11/2004   11/11/2014
24             Vintage Pointe Apartments                              24       5.250%        101,053      3/1/2005     2/1/2015
25             Voice of America Center Phase I                        24       5.190%         94,341     12/11/2004   12/11/2014
26             Hampton Inn & Suites - Reagan National Airport          0       6.350%        113,197     11/1/2004     10/1/2014
27             Courtyard-Cypress                                      12       5.690%        100,703 (8)  2/1/2005     1/1/2015
28             Hotel Giraffe                                           0       5.690%        111,786     1/11/2005    12/11/2014
29             Best Western Gateway Hotel                              0       5.730%         98,423     2/11/2005     1/11/2015
30             One Columbus Center                                    24       5.310%         86,169     1/11/2005    12/11/2014
31             Pavilions at Arrowhead                                 25       4.882%         79,975     12/11/2004   12/11/2009
32             The Regions Financial Tower                            60       5.580%         92,831      3/1/2005     2/1/2015
33             New Haven Plaza                                         0       5.700%         84,158      2/1/2005     1/1/2015
34             Rancho Vista Industrial 5 & 6                           0       5.540%         78,702     1/11/2005    12/11/2014
35             Cross Creek Apartments                                 36       5.070%         71,859     11/11/2004   10/11/2014
36             Coral Island Shopping Center                           36       5.335%         69,685     12/11/2004   11/11/2014
37             Courtyard-Shadyside                                     0       5.690%         78,186      1/1/2005     12/1/2014
38             Lafayette Corporate Campus                              0       5.900%         68,804     8/11/2004     7/11/2014
39             Meadows Manor Mobile Home Park                         24       5.360%         64,289      3/1/2005     2/1/2010
40             Brittany Bay Apartments                                 0       5.300%         61,084     12/11/2004   11/11/2014
41             Shoppes of Plantation Acres                             0       5.330%         58,503     12/11/2004   12/11/2014
42             Kingstowne I Apartments                                 0       5.450%         57,877     12/11/2004   11/11/2014
43             Howard and Western Retail                               0       5.310%         55,593      2/1/2005     1/1/2015
44             Shops at Pinnacle Peak                                  0       5.430%         56,340     11/11/2004   10/11/2014
45             333 Gellert Boulevard                                  24       5.350%         53,608     11/11/2004   11/11/2014
46             Library Hotel                                           0       5.990%         72,351     1/11/2005    12/11/2014
47             Columbia III Shopping Center                           12       6.000%         56,118     2/11/2005    11/11/2014
48             Bank One Buildings                                      0       5.520%         52,068     2/11/2005     1/11/2015
49             Miller West Plaza                                       0       4.940%         51,936     12/11/2004   12/11/2014
50             Lohman's Crossing Shopping Center                      24       5.460%         49,180     1/11/2005     1/11/2015
51             El Dorado Shopping Center                               0       5.800%         51,048     8/11/2004     7/11/2011
52             Hanford Town Center                                    12       5.390%         48,238 (7)  4/1/2005     3/1/2015
53             Fiddler's Cove                                          0       5.770%         50,063     11/11/2004   10/11/2014
54             Jenkintown Plaza                                       24       5.820%         48,924 (8) 10/1/2004     9/1/2014
55             Residence Inn - Frederick                               0       5.920%         52,752      1/1/2005     12/1/2014
56             Bridges of Southpoint Apartments                       36       4.930%         43,669     11/11/2004   10/11/2014
57             Bromley Park Apartments                                 0       5.220%         44,028     12/11/2004   10/11/2014
58             Windtree Apartments                                     0       5.670%         46,300     11/11/2004   10/11/2010
59             BP Berkshire Hills Apartments                          24       5.264%         43,886     1/11/2005    12/11/2011
60             Valley Plaza                                            0       6.500%         47,721     11/11/2002   10/11/2032
61             Timber Ridge Plaza                                      0       5.840%         42,430     10/11/2004    9/11/2014
62             Garden City Apartments                                  0       5.380%         40,071     1/11/2005     2/11/2015
63             Belvedere Park Plaza                                    0       5.200%         42,337      4/1/2005     3/1/2015
64             Trails of Windfern Apartments                           0       5.550%         39,965     11/11/2004   10/11/2014
65             Hatteras Island Plaza                                   0       5.310%         37,803     1/11/2005    12/11/2014
66             Tower Place Apartments                                  0       5.200%         36,790     11/11/2004   10/11/2014
67             Boyd Multifamily Portfolio                              0       6.290%         44,364     10/11/2004    9/11/2014
68             3400 Dundee Road                                        0       5.625%         37,993      3/1/2005     2/1/2015
69             BP Pleasant Woods Apartments                           24       5.264%         36,281     1/11/2005    12/11/2011
70             Daneland Mobile Home Park                               0       5.250%         35,893     2/11/2005     1/11/2015
71             Rosemont Crossing Apartments                            0       5.590%         36,701     9/11/2004     8/11/2014
72             Glenwood Apartments                                     0       5.630%         36,862     7/11/2004     6/11/2009
73             Austin Heights                                         24       5.550%         35,398      2/1/2005     1/1/2015
74             Shops on Montevallo                                    24       5.300%         33,874     2/11/2005     1/11/2015
75             Fieldstone Apartments                                  24       5.200%         33,221     12/11/2004   10/11/2014
76             Unizan Plaza                                           60       4.930%         24,992     11/11/2004   10/11/2009
77             Brown and Gilbert Plaza                                 0       5.420%         33,767      2/1/2005     1/1/2015
78             Midland Heights Apartments                              0       5.500%         34,067     12/11/2004   10/11/2014
79             Goldenpointe Apartments                                 0       6.470%         37,491     8/11/2004     7/11/2014

                                                                                 PREPAYMENT PROVISION            DEFEASANCE
 #   CROSSED   LOAN NAME                                              ARD (4)    AS OF ORIGINATION (5)           OPTION (6)
 -   -------   ---------                                              -------    ---------------------           ----------
 1             GGP Retail Portfolio                                     N/A      Lock/80_0.0%/4                      Yes
 2             Phelps Dodge Tower                                       N/A      Lock/113_0.0%/7                     Yes
 3     (A)     Bexley Creekside Apartments                              N/A      Lock/54_0.0%/6                      Yes
 4     (A)     Bexley Commons at Rosedale Apartments                    N/A      Lock/54_0.0%/6                      Yes
 5             The Mansards                                             N/A      Lock/82_0.0%/2                      Yes
 6             Sheraton Premiere Tysons Corner                          N/A      Lock/60_0.0%/3                      Yes
 7     (B)     BP Sweetwater Ranch Apartments                           N/A      Lock/114_0.0%/6                     Yes
 8     (B)     BP Prescott Place II Apartments                          N/A      Lock/114_0.0%/6                     Yes
 9     (B)     BP Prescott Place I Apartments                           N/A      Lock/114_0.0%/6                     Yes
10     (B)     BP Berkshire of Addison Apartments                       N/A      Lock/114_0.0%/6                     Yes
11             Shoppes at Brinton Lake                                  N/A      Lock/117_0.0%/3                     Yes
12             2001 M Street                                            N/A      Lock/116_0.0%/4                     Yes
13             Rachel Bridge Apartments                                 N/A      Lock/116_0.0%/4                     Yes
14             Battery Park City Retail and Entertainment Complex       N/A      Lock/116_0.0%/4                     Yes
15             The Mall at Yuba City                                    N/A      Lock/119_0.0%/1                     Yes
16      C      BP Huntington Lakes Apartments                           N/A      Lock/102_0.0%/6                     Yes
17      C      BP Huntington Ridge Apartments                           N/A      Lock/102_0.0%/6                     Yes
18      C      BP Berkshire Springs Apartments                          N/A      Lock/102_0.0%/6                     Yes
19             National and Hayden Complex                              N/A      Lock/118_0.0%/2                     Yes
20             Auburn Apartments                                        N/A      Lock/117_0.0%/3                     Yes
21             Walnut Creek Retail                                      N/A      Lock/72_0.0%/3                      Yes
22             Kings Crossing Apartments                                N/A      Lock/119_0.0%/3                     Yes
23             Paseo Marketplace                                        N/A      Lock/117_0.0%/3                     Yes
24             Vintage Pointe Apartments                                N/A      Lock/118_0.0%/2                     Yes
25             Voice of America Center Phase I                          N/A      Lock/118_0.0%/3                     Yes
26             Hampton Inn & Suites - Reagan National Airport           N/A      Lock/118_0.0%/2                     Yes
27             Courtyard-Cypress                                        N/A      Lock/116_0.0%/4                     Yes
28             Hotel Giraffe                                            N/A      Lock/117_0.0%/3                     Yes
29             Best Western Gateway Hotel                               N/A      Lock/117_0.0%/3                     Yes
30             One Columbus Center                                      N/A      Lock/117_0.0%/3                     Yes
31             Pavilions at Arrowhead                                   N/A      Lock/55_0.0%/6                      Yes
32             The Regions Financial Tower                              N/A      Lock/116_0.0%/4                     Yes
33             New Haven Plaza                                          N/A      Lock/119_0.0%/1                     Yes
34             Rancho Vista Industrial 5 & 6                            N/A      Lock/117_0.0%/3                     Yes
35             Cross Creek Apartments                                   N/A      Lock/117_0.0%/3                     Yes
36             Coral Island Shopping Center                             N/A      Lock/117_0.0%/3                     Yes
37             Courtyard-Shadyside                                      N/A      Lock/118_0.0%/2                     Yes
38             Lafayette Corporate Campus                               N/A      Lock/44_YM1/73_0.0%/3               No
39             Meadows Manor Mobile Home Park                           N/A      Lock/58_0.0%/2                      Yes
40             Brittany Bay Apartments                                  N/A      Lock/117_0.0%/3                     Yes
41             Shoppes of Plantation Acres                              N/A      Lock/118_0.0%/3                     Yes
42             Kingstowne I Apartments                                  N/A      Lock/114_0.0%/6                     Yes
43             Howard and Western Retail                                N/A      Lock/119_0.0%/1                     Yes
44             Shops at Pinnacle Peak                                   N/A      Lock/117_0.0%/3                     Yes
45             333 Gellert Boulevard                                    N/A      Lock/118_0.0%/3                     Yes
46             Library Hotel                                            N/A      Lock/117_0.0%/3                     Yes
47             Columbia III Shopping Center                             N/A      Lock/115_0.0%/3                     Yes
48             Bank One Buildings                                       N/A      Lock/117_0.0%/3                     Yes
49             Miller West Plaza                                        N/A      Lock/118_0.0%/3                     Yes
50             Lohman's Crossing Shopping Center                        N/A      Lock/118_0.0%/3                     Yes
51             El Dorado Shopping Center                                N/A      Lock/81_0.0%/3                      Yes
52             Hanford Town Center                                      N/A      Lock/116_0.0%/4                     Yes
53             Fiddler's Cove                                           N/A      Lock/117_0.0%/3                     Yes
54             Jenkintown Plaza                                         N/A      Lock/117_0.0%/3                     Yes
55             Residence Inn - Frederick                                N/A      Lock/118_0.0%/2                     Yes
56             Bridges of Southpoint Apartments                         N/A      Lock/117_0.0%/3                     Yes
57             Bromley Park Apartments                                  N/A      Lock/116_0.0%/3                     Yes
58             Windtree Apartments                                      N/A      Lock/54_0.0%/18                     Yes
59             BP Berkshire Hills Apartments                            N/A      Lock/78_0.0%/6                      Yes
60             Valley Plaza                                         10/11/2012   Lock/117_0.0%/3                     Yes
61             Timber Ridge Plaza                                       N/A      Lock/117_0.0%/3                     Yes
62             Garden City Apartments                                   N/A      Lock/116_0.0%/6                     Yes
63             Belvedere Park Plaza                                     N/A      Lock/116_0.0%/4                     Yes
64             Trails of Windfern Apartments                            N/A      Lock/117_0.0%/3                     Yes
65             Hatteras Island Plaza                                    N/A      Lock/117_0.0%/3                     Yes
66             Tower Place Apartments                                   N/A      Lock/116_0.0%/4                     Yes
67             Boyd Multifamily Portfolio                               N/A      Lock/42_YM1/75_0.0%/3               No
68             3400 Dundee Road                                         N/A      Lock/118_0.0%/2                     Yes
69             BP Pleasant Woods Apartments                             N/A      Lock/78_0.0%/6                      Yes
70             Daneland Mobile Home Park                                N/A      Lock/114_0.0%/6                     Yes
71             Rosemont Crossing Apartments                             N/A      Lock/117_0.0%/3                     Yes
72             Glenwood Apartments                                      N/A      Lock/57_0.0%/3                      Yes
73             Austin Heights                                           N/A      Lock/116_0.0%/4                     Yes
74             Shops on Montevallo                                      N/A      Lock/117_0.0%/3                     Yes
75             Fieldstone Apartments                                    N/A      Lock/116_0.0%/3                     Yes
76             Unizan Plaza                                             N/A      Lock/54_0.0%/6                      Yes
77             Brown and Gilbert Plaza                                  N/A      Lock/116_0.0%/4                     Yes
78             Midland Heights Apartments                               N/A      Lock/116_0.0%/3                     Yes
79             Goldenpointe Apartments                                  N/A      Lock/117_0.0%/3                     Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                            ORIGINAL           CUT-OFF DATE      INITIAL
                                                                           PRINCIPAL             PRINCIPAL       MORTGAGE
 #   CROSSED   LOAN NAME                                                    BALANCE             BALANCE (1)    POOL BALANCE
 -   -------   ---------                                               -----------------    ----------------   ------------
 80            Sunridge Plaza Phase II                                 $       5,860,000    $      5,842,428       0.39%
 81            Stone Gate Apartments                                           5,800,000           5,766,998       0.38%
 82            Hampton Inn - San Antonio                                       5,700,000           5,672,797       0.38%
 83            Brookhaven Apartments                                           5,560,000           5,535,041       0.37%
 84            Mission Valley Square                                           5,500,000           5,500,000       0.36%
 85            Cherry Bottom Shopping Center                                   5,500,000           5,460,257       0.36%
 86            Carole Properties Portfolio                                     5,400,000           5,400,000       0.36%
 87            The Heritage Building                                           5,400,000           5,376,208       0.36%
 88    (D)     Highland - Highland Park Place                                  3,485,000           3,381,698       0.22%
 89    (D)     Highland-13939 Livernois Avenue                                 1,615,000           1,568,777       0.10%
 90            Robin Mobile Home Park                                          4,900,000           4,872,711       0.32%
 91            910 Office Building                                             4,850,000           4,824,992       0.32%
 92            Tyler Plaza                                                     4,700,000           4,684,303       0.31%
 93            Heritage Plaza                                                  4,600,000           4,588,868       0.30%
 94            JFK Medical Pavilion II                                         4,575,000           4,504,390       0.30%
 95            Logan Building                                                  4,400,000           4,380,212       0.29%
 96            Walgreens (Auburn)                                              4,300,000           4,300,000       0.28%
 97            Pleasant Grove Self Storage Facility                            4,300,000           4,294,024       0.28%
 98            Pecan Place Apartments                                          4,260,000           4,260,000       0.28%
 99            Fitchburg - Findlay Retail Properties                           4,200,000           4,192,287       0.28%
100            Ashford Village Shopping Center                                 4,143,750           4,134,450       0.27%
101            Madison County Self Storages Portfolio                          4,100,000           4,087,730       0.27%
102            Sausalito Apartments                                            4,100,000           4,065,155       0.27%
103            Shenandoah Village Apartments                                   3,920,000           3,908,223       0.26%
104            Regency Apartments - Milwaukee                                  3,850,000           3,850,000       0.25%
105            Staples Plaza                                                   3,750,000           3,733,103       0.25%
106            Central Park Plaza                                              3,690,000           3,673,497       0.24%
107            Kingston Corners Plaza                                          3,650,000           3,633,888       0.24%
108            Villa Rosa                                                      3,500,000           3,488,113       0.23%
109            2230 Point Boulevard                                            3,400,000           3,388,517       0.22%
110            Grandview Plaza                                                 3,250,000           3,250,000       0.22%
111            CT Storage Portfolio                                            3,250,000           3,239,575       0.21%
112            Harmony Plaza                                                   3,200,000           3,177,404       0.21%
113            Home Depot Cold Spring                                          3,150,000           3,150,000       0.21%
114            Shops at Woodmen Hills                                          3,150,000           3,133,919       0.21%
115            Walgreens - Oklahoma City                                       3,070,000           3,062,996       0.20%
116            Mary Crest Partners II                                          3,050,000           3,050,000       0.20%
117            Parkway Villa Apartments                                        3,045,000           3,045,000       0.20%
118            Lancaster Court Apartments                                      3,000,000           2,993,008       0.20%
119            Shops at Shawnee Ridge                                          3,000,000           2,980,133       0.20%
120            Kent Plaza Apartments                                           2,975,000           2,975,000       0.20%
121            Sagewood Center II                                              2,875,000           2,865,523       0.19%
122            Dakota Village Shopping Center                                  2,850,000           2,850,000       0.19%
123            9320 Wilshire Boulevard Office                                  2,800,000           2,787,501       0.18%
124            Park Lane Apartments                                            2,800,000           2,784,068       0.18%
125            Hotel Casablanca                                                2,750,000           2,724,189       0.18%
126            Trinity Oaks Shopping Center                                    2,600,000           2,531,786       0.17%
127            Orchard Square Apartments                                       2,520,000           2,467,436       0.16%
128            Skyline Office Plaza                                            2,400,000           2,394,296       0.16%
129            Falls Creek Plaza                                               2,350,000           2,339,762       0.15%
130            Lee's Drilling Self Storage                                     2,082,500           2,074,151       0.14%
131            Fig Leaf Plaza                                                  2,065,000           2,055,987       0.14%
132            Shoppes of Olney II                                             2,000,000           2,000,000       0.13%
133            Southland Plaza                                                 2,000,000           1,995,415       0.13%
134            Duane Heights Apartments                                        2,000,000           1,993,615       0.13%
135            GEM City Manufactured Housing Community                         2,000,000           1,991,270       0.13%
136            Village Shoppes at Winter Park                                  1,950,000           1,939,597       0.13%
137            Montgomery Plaza Apartments                                     1,950,000           1,932,798       0.13%
138            Handi Self Storage                                              1,875,000           1,864,018       0.12%
139            Eden Rock Apartments                                            1,860,000           1,854,140       0.12%
140            Tucson Marketplace                                              1,840,000           1,834,003       0.12%
141            7500 Santa Fe Retail Center                                     1,800,000           1,800,000       0.12%
142            Laguna Canyon                                                   1,800,000           1,794,329       0.12%
143            Townhomes Mobile Home Park                                      1,800,000           1,791,935       0.12%
144            576 Riverside Drive                                             1,800,000           1,789,296       0.12%
145            Georgian Oaks/Georgian Village Apartments                       1,920,000           1,763,033       0.12%
146            Park Run Building                                               1,763,500           1,754,039       0.12%
147            Riverside Apartments                                            1,720,000           1,710,716       0.11%
148            Union Town Center                                               1,650,000           1,640,110       0.11%
149            Yakima Triangle Center                                          1,600,000           1,594,636       0.11%
150            Diamond Court Apartments                                        1,600,000           1,585,397       0.10%
151            Cambridge West Apartments                                       1,575,000           1,553,990       0.10%
152            Clear Creek Crossing                                            1,500,000           1,496,458       0.10%
153            Summit Ridge                                                    1,400,000           1,391,800       0.09%
154            Korea Town Plaza Shopping Center                                1,368,750           1,358,744       0.09%
155            Panorama Self Storage                                           1,300,000           1,296,065       0.09%
156            Stuart Place Apartments                                         1,200,000           1,197,176       0.08%
157            Marshall Wells Retail                                           1,200,000           1,193,483       0.08%
158            Roxboro Shops                                                   1,000,000             996,820       0.07%
159            Cookson Mobile Home Park                                        1,000,000             996,759       0.07%

                                                                     ORIGINATION      REMAINING       ORIGINAL        REMAINING
                                                                    AMORTIZATION     AMORTIZATION     TERM TO           TERM TO
                                                                        TERM            TERM          MATURITY         MATURITY
 #   CROSSED   LOAN NAME                                              (MONTHS)         (MONTHS)     (MONTHS) (2)   (MONTHS) (1) (2)
 -   -------   ---------                                            -------------   -------------  -------------   -----------------
 80            Sunridge Plaza Phase II                                   360             357            120              117
 81            Stone Gate Apartments                                     360             355            119              114
 82            Hampton Inn - San Antonio                                 300             297            120              117
 83            Brookhaven Apartments                                     360             356            121              117
 84            Mission Valley Square                                     360             360            121              117
 85            Cherry Bottom Shopping Center                             240             237            120              117
 86            Carole Properties Portfolio                          Interest Only   Interest Only        60               58
 87            The Heritage Building                                     360             356            120              116
 88    (D)     Highland - Highland Park Place                            240             226            120              106
 89    (D)     Highland-13939 Livernois Avenue                           240             227            120              107
 90            Robin Mobile Home Park                                    360             355             85               80
 91            910 Office Building                                       360             355            119              114
 92            Tyler Plaza                                               360             357            120              117
 93            Heritage Plaza                                            360             358            120              118
 94            JFK Medical Pavilion II                                   360             344            120              104
 95            Logan Building                                            360             356            120              116
 96            Walgreens (Auburn)                                        240             240            240              240
 97            Pleasant Grove Self Storage Facility                      360             359            120              119
 98            Pecan Place Apartments                                    300             300             60               57
 99            Fitchburg - Findlay Retail Properties                     300             299            120              119
100            Ashford Village Shopping Center                           360             358            120              118
101            Madison County Self Storages Portfolio                    300             298            121              119
102            Sausalito Apartments                                      360             351            120              111
103            Shenandoah Village Apartments                             360             357             84               81
104            Regency Apartments - Milwaukee                            336             336            120              112
105            Staples Plaza                                             360             356            120              116
106            Central Park Plaza                                        360             356            120              116
107            Kingston Corners Plaza                                    360             356            121              117
108            Villa Rosa                                                360             357            121              118
109            2230 Point Boulevard                                      360             357            120              117
110            Grandview Plaza                                           360             360            120              120
111            CT Storage Portfolio                                      300             298            120              118
112            Harmony Plaza                                             240             237            120              117
113            Home Depot Cold Spring                                    360             360            120              118
114            Shops at Woodmen Hills                                    360             355            120              115
115            Walgreens - Oklahoma City                                 360             358            121              119
116            Mary Crest Partners II                                    336             336            120              117
117            Parkway Villa Apartments                                  360             360            120              117
118            Lancaster Court Apartments                                360             358            120              118
119            Shops at Shawnee Ridge                                    240             237            240              237
120            Kent Plaza Apartments                                     360             360            120              115
121            Sagewood Center II                                        360             357            120              117
122            Dakota Village Shopping Center                            360             360            121              118
123            9320 Wilshire Boulevard Office                            360             356            120              116
124            Park Lane Apartments                                      360             355            119              114
125            Hotel Casablanca                                          192             189            120              117
126            Trinity Oaks Shopping Center                              360             334            120               94
127            Orchard Square Apartments                                 300             285            120              105
128            Skyline Office Plaza                                      360             358            120              118
129            Falls Creek Plaza                                         360             356            120              116
130            Lee's Drilling Self Storage                               360             356            120              116
131            Fig Leaf Plaza                                            360             356            120              116
132            Shoppes of Olney II                                       360             360            120              117
133            Southland Plaza                                           360             358            120              118
134            Duane Heights Apartments                                  360             357            120              117
135            GEM City Manufactured Housing Community                   360             356            120              116
136            Village Shoppes at Winter Park                            357             352            119              114
137            Montgomery Plaza Apartments                               240             236            240              236
138            Handi Self Storage                                        300             296            120              116
139            Eden Rock Apartments                                      360             357             60               57
140            Tucson Marketplace                                        360             357            121              118
141            7500 Santa Fe Retail Center                               360             360            120              117
142            Laguna Canyon                                             360             357            120              117
143            Townhomes Mobile Home Park                                360             356            122              118
144            576 Riverside Drive                                       300             296            121              117
145            Georgian Oaks/Georgian Village Apartments                 360             280            120               40
146            Park Run Building                                         360             355            120              115
147            Riverside Apartments                                      360             354            120              114
148            Union Town Center                                         360             354            120              114
149            Yakima Triangle Center                                    360             357            121              118
150            Diamond Court Apartments                                  300             293            120              113
151            Cambridge West Apartments                                 360             347            120              107
152            Clear Creek Crossing                                      360             358            120              118
153            Summit Ridge                                              300             296            120              116
154            Korea Town Plaza Shopping Center                          300             295            120              115
155            Panorama Self Storage                                     360             357            120              117
156            Stuart Place Apartments                                   360             358             60               58
157            Marshall Wells Retail                                     360             354            120              114
158            Roxboro Shops                                             360             357            120              117
159            Cookson Mobile Home Park                                  360             357            121              118

                                                                    INITIAL
                                                                    INTEREST
                                                                      ONLY     MORTGAGE                    FIRST
                                                                     PERIOD    INTEREST    MONTHLY        PAYMENT      MATURITY
 #   CROSSED   LOAN NAME                                            (MONTHS)    RATE     PAYMENT (3)       DATE         DATE
 -   -------   ---------                                            --------  --------   -----------     ----------   ----------
 80            Sunridge Plaza Phase II                                0        6.000%    $    35,134     1/11/2005    12/11/2014
 81            Stone Gate Apartments                                  0        5.200%         31,848     11/11/2004    9/11/2014
 82            Hampton Inn - San Antonio                              0        5.390%         34,630      1/1/2005     12/1/2014
 83            Brookhaven Apartments                                  0        5.400%         31,221     12/11/2004   12/11/2014
 84            Mission Valley Square                                 60        4.980%         29,458     12/11/2004   12/11/2014
 85            Cherry Bottom Shopping Center                          0        5.120%         36,663     1/11/2005    12/11/2014
 86            Carole Properties Portfolio                           60        5.390%         24,592 (7)  2/1/2005     1/1/2010
 87            The Heritage Building                                  0        5.500%         30,661     12/11/2004   11/11/2014
 88    (D)     Highland - Highland Park Place                         0        6.220%         25,412     2/11/2004     1/11/2014
 89    (D)     Highland-13939 Livernois Avenue                        0        5.910%         11,487     3/11/2004     2/11/2014
 90            Robin Mobile Home Park                                 0        5.310%         27,240     11/11/2004   11/11/2011
 91            910 Office Building                                    0        5.700%         28,149     11/11/2004    9/11/2014
 92            Tyler Plaza                                            0        5.430%         26,480     1/11/2005    12/11/2014
 93            Heritage Plaza                                         0        5.310%         25,573     2/11/2005     1/11/2015
 94            JFK Medical Pavilion II                                0        6.020%         27,488     12/1/2003     11/1/2013
 95            Logan Building                                         0        5.390%         24,680     12/11/2004   11/11/2014
 96            Walgreens (Auburn)                                     0        5.890%         30,534      4/1/2005     3/1/2025
 97            Pleasant Grove Self Storage Facility                   0        5.570%         24,604      3/1/2005     2/1/2015
 98            Pecan Place Apartments                                12        5.500%         26,160     1/11/2005    12/11/2009
 99            Fitchburg - Findlay Retail Properties                  0        5.650%         26,169      3/1/2005     2/1/2015
100            Ashford Village Shopping Center                        0        5.770%         24,234     2/11/2005     1/11/2015
101            Madison County Self Storages Portfolio                 0        6.160%         26,819     2/11/2005     2/11/2015
102            Sausalito Apartments                                   0        6.070%         24,766     7/11/2004     6/11/2014
103            Shenandoah Village Apartments                          0        5.990%         23,477     1/11/2005    12/11/2011
104            Regency Apartments - Milwaukee                        24        5.860%         23,343     8/11/2004     7/11/2014
105            Staples Plaza                                          0        5.380%         21,011     12/11/2004   11/11/2034
106            Central Park Plaza                                     0        5.420%         20,767     12/11/2004   11/11/2014
107            Kingston Corners Plaza                                 0        5.490%         20,701     12/11/2004   12/11/2014
108            Villa Rosa                                             0        5.340%         19,523     1/11/2005     1/11/2015
109            2230 Point Boulevard                                   0        5.370%         19,028     1/11/2005    12/11/2014
110            Grandview Plaza                                       24        5.440%         18,331      4/1/2005     3/1/2015
111            CT Storage Portfolio                                   0        5.650%         20,250     2/11/2005     1/11/2015
112            Harmony Plaza                                          0        5.320%         21,688     1/11/2005    12/11/2014
113            Home Depot Cold Spring                                60        5.810%         18,503     2/11/2005     1/11/2015
114            Shops at Woodmen Hills                                 0        5.750%         18,383     11/11/2004   10/11/2014
115            Walgreens - Oklahoma City                              0        5.670%         17,760     2/11/2005     2/11/2035
116            Mary Crest Partners II                                24        5.300%         17,437     1/11/2005    12/11/2014
117            Parkway Villa Apartments                              24        5.030%         16,402      1/1/2005     12/1/2014
118            Lancaster Court Apartments                             0        5.540%         17,109      2/1/2005     1/1/2015
119            Shops at Shawnee Ridge                                 0        5.870%         21,269     1/11/2005    12/11/2024
120            Kent Plaza Apartments                                 36        5.220%         16,373     11/11/2004   10/11/2014
121            Sagewood Center II                                     0        5.500%         16,324     1/11/2005    12/11/2014
122            Dakota Village Shopping Center                        24        5.440%         16,075     1/11/2005     1/11/2015
123            9320 Wilshire Boulevard Office                         0        5.430%         15,775     12/11/2004   11/11/2014
124            Park Lane Apartments                                   0        5.200%         15,375     11/11/2004    9/11/2014
125            Hotel Casablanca                                       0        6.000%         22,315     1/11/2005    12/11/2014
126            Trinity Oaks Shopping Center                           0        5.920%         15,455     2/11/2003     1/11/2013
127            Orchard Square Apartments                              0        6.150%         16,468     1/11/2004    12/11/2013
128            Skyline Office Plaza                                   0        5.420%         13,507      2/1/2005     1/1/2015
129            Falls Creek Plaza                                      0        5.560%         13,432     12/11/2004   11/11/2014
130            Lee's Drilling Self Storage                            0        6.000%         12,486     12/11/2004   11/11/2014
131            Fig Leaf Plaza                                         0        5.550%         11,790     12/11/2004   11/11/2014
132            Shoppes of Olney II                                   30        5.220%         11,007     1/11/2005    12/11/2014
133            Southland Plaza                                        0        5.640%         11,532     2/11/2005     1/11/2015
134            Duane Heights Apartments                               0        5.670%         11,570     1/11/2005    12/11/2014
135            GEM City Manufactured Housing Community                0        5.550%         11,419     12/11/2004   11/11/2014
136            Village Shoppes at Winter Park                         0        5.620%         11,256     11/11/2004    9/11/2014
137            Montgomery Plaza Apartments                            0        5.900%         13,858     12/11/2004   11/11/2024
138            Handi Self Storage                                     0        5.950%         12,023     12/11/2004   11/11/2014
139            Eden Rock Apartments                                   0        5.740%         10,843     1/11/2005    12/11/2009
140            Tucson Marketplace                                     0        5.560%         10,517     1/11/2005     1/11/2015
141            7500 Santa Fe Retail Center                           24        5.370%         10,074     1/11/2005    12/11/2014
142            Laguna Canyon                                          0        5.740%         10,493     1/11/2005    12/11/2014
143            Townhomes Mobile Home Park                             0        5.410%         10,119     12/11/2004    1/11/2015
144            576 Riverside Drive                                    0        5.850%         11,433     12/11/2004   12/11/2014
145            Georgian Oaks/Georgian Village Apartments              0        7.010%         12,921(9)   8/1/1998     7/1/2008
146            Park Run Building                                      0        5.500%         10,013     11/11/2004   10/11/2014
147            Riverside Apartments                                   0        6.420%         10,781     10/11/2004    9/11/2014
148            Union Town Center                                      0        5.900%          9,787     10/11/2004    9/11/2014
149            Yakima Triangle Center                                 0        5.410%          8,994     1/11/2005     1/11/2015
150            Diamond Court Apartments                               0        6.500%         10,803     9/11/2004     8/11/2014
151            Cambridge West Apartments                              0        5.740%          9,181     3/11/2004     2/11/2014
152            Clear Creek Crossing                                   0        5.460%          8,479     2/11/2005     1/11/2015
153            Summit Ridge                                           0        5.950%          8,977     12/11/2004   11/11/2014
154            Korea Town Plaza Shopping Center                       0        5.830%          8,677     11/11/2004   10/11/2014
155            Panorama Self Storage                                  0        5.950%          7,752     1/11/2005    12/11/2014
156            Stuart Place Apartments                                0        5.480%          6,798     2/11/2005     1/11/2010
157            Marshall Wells Retail                                  0        6.390%          7,498     10/11/2004    9/11/2014
158            Roxboro Shops                                          0        5.690%          5,798     1/11/2005    12/11/2034
159            Cookson Mobile Home Park                               0        5.590%          5,734     1/11/2005     1/11/2015

                                                                                 PREPAYMENT PROVISION            DEFEASANCE
 #   CROSSED   LOAN NAME                                              ARD (4)    AS OF ORIGINATION (5)           OPTION (6)
 -   -------   ---------                                              -------    ---------------------           ----------
 80            Sunridge Plaza Phase II                                  N/A      Lock/117_0.0%/3                     Yes
 81            Stone Gate Apartments                                    N/A      Lock/115_0.0%/4                     Yes
 82            Hampton Inn - San Antonio                                N/A      Lock/118_0.0%/2                     Yes
 83            Brookhaven Apartments                                    N/A      Lock/118_0.0%/3                     Yes
 84            Mission Valley Square                                    N/A      Lock/118_0.0%/3                     Yes
 85            Cherry Bottom Shopping Center                            N/A      Lock/117_0.0%/3                     Yes
 86            Carole Properties Portfolio                              N/A      Lock/56_0.0%/4                      Yes
 87            The Heritage Building                                    N/A      Lock/117_0.0%/3                     Yes
 88    (D)     Highland - Highland Park Place                           N/A      Lock/117_0.0%/3                     Yes
 89    (D)     Highland-13939 Livernois Avenue                          N/A      Lock/117_0.0%/3                     Yes
 90            Robin Mobile Home Park                                   N/A      Lock/82_0.0%/3                      Yes
 91            910 Office Building                                      N/A      Lock/116_0.0%/3                     Yes
 92            Tyler Plaza                                              N/A      Lock/117_0.0%/3                     Yes
 93            Heritage Plaza                                           N/A      Lock/114_0.0%/6                     Yes
 94            JFK Medical Pavilion II                                  N/A      Lock/118_0.0%/2                     Yes
 95            Logan Building                                           N/A      Lock/117_0.0%/3                     Yes
 96            Walgreens (Auburn)                                       N/A      Lock/238_0.0%/2                     Yes
 97            Pleasant Grove Self Storage Facility                     N/A      Lock/118_0.0%/2                     Yes
 98            Pecan Place Apartments                                   N/A      Lock/54_0.0%/6                      Yes
 99            Fitchburg - Findlay Retail Properties                    N/A      Lock/116_0.0%/4                     Yes
100            Ashford Village Shopping Center                          N/A      Lock/114_0.0%/6                     Yes
101            Madison County Self Storages Portfolio                   N/A      Lock/115_0.0%/6                     Yes
102            Sausalito Apartments                                     N/A      Lock/117_0.0%/3                     Yes
103            Shenandoah Village Apartments                            N/A      Lock/60_0.0%/24                     Yes
104            Regency Apartments - Milwaukee                           N/A      Lock/117_0.0%/3                     Yes
105            Staples Plaza                                        11/11/2014   Lock/117_0.0%/3                     Yes
106            Central Park Plaza                                       N/A      Lock/114_0.0%/6                     Yes
107            Kingston Corners Plaza                                   N/A      Lock/117_0.0%/4                     Yes
108            Villa Rosa                                               N/A      Lock/115_0.0%/6                     Yes
109            2230 Point Boulevard                                     N/A      Lock/117_0.0%/3                     Yes
110            Grandview Plaza                                          N/A      Lock/116_0.0%/4                     Yes
111            CT Storage Portfolio                                     N/A      Lock/114_0.0%/6                     Yes
112            Harmony Plaza                                            N/A      Lock/117_0.0%/3                     Yes
113            Home Depot Cold Spring                                   N/A      Lock/111_0.0%/9                     Yes
114            Shops at Woodmen Hills                                   N/A      Lock/41_YM1/76_0.0%/3               No
115            Walgreens - Oklahoma City                             2/11/2015   Lock/115_0.0%/6                     Yes
116            Mary Crest Partners II                                   N/A      Lock/117_0.0%/3                     Yes
117            Parkway Villa Apartments                                 N/A      Lock/116_0.0%/4                     Yes
118            Lancaster Court Apartments                               N/A      Lock/118_0.0%/2                     Yes
119            Shops at Shawnee Ridge                                   N/A      Lock/236_0.0%/4                     Yes
120            Kent Plaza Apartments                                    N/A      Lock/114_0.0%/6                     Yes
121            Sagewood Center II                                       N/A      Lock/117_0.0%/3                     Yes
122            Dakota Village Shopping Center                           N/A      Lock/118_0.0%/3                     Yes
123            9320 Wilshire Boulevard Office                           N/A      Lock/114_0.0%/6                     Yes
124            Park Lane Apartments                                     N/A      Lock/115_0.0%/4                     Yes
125            Hotel Casablanca                                         N/A      Lock/117_0.0%/3                     Yes
126            Trinity Oaks Shopping Center                             N/A      Lock/117_0.0%/3                     Yes
127            Orchard Square Apartments                                N/A      Lock/114_0.0%/6                     Yes
128            Skyline Office Plaza                                     N/A      Lock/118_0.0%/2                     Yes
129            Falls Creek Plaza                                        N/A      Lock/117_0.0%/3                     Yes
130            Lee's Drilling Self Storage                              N/A      Lock/114_0.0%/6                     Yes
131            Fig Leaf Plaza                                           N/A      Lock/114_0.0%/6                     Yes
132            Shoppes of Olney II                                      N/A      Lock/116_0.0%/4                     Yes
133            Southland Plaza                                          N/A      Lock/114_0.0%/6                     Yes
134            Duane Heights Apartments                                 N/A      Lock/114_0.0%/6                     Yes
135            GEM City Manufactured Housing Community                  N/A      Lock/114_0.0%/6                     Yes
136            Village Shoppes at Winter Park                           N/A      Lock/115_0.0%/4                     Yes
137            Montgomery Plaza Apartments                              N/A      Lock/36_YM1/201_0.0%/3              No
138            Handi Self Storage                                       N/A      Lock/114_0.0%/6                     Yes
139            Eden Rock Apartments                                     N/A      Lock/54_0.0%/6                      Yes
140            Tucson Marketplace                                       N/A      Lock/118_0.0%/3                     Yes
141            7500 Santa Fe Retail Center                              N/A      Lock/117_0.0%/3                     Yes
142            Laguna Canyon                                            N/A      Lock/114_0.0%/6                     Yes
143            Townhomes Mobile Home Park                               N/A      Lock/116_0.0%/6                     Yes
144            576 Riverside Drive                                      N/A      Lock/115_0.0%/6                     Yes
145            Georgian Oaks/Georgian Village Apartments                N/A      Lock/114_0.0%/6                     Yes
146            Park Run Building                                        N/A      Lock/117_0.0%/3                     Yes
147            Riverside Apartments                                     N/A      Lock/114_0.0%/6                     Yes
148            Union Town Center                                        N/A      Lock/42_YM1/74_0.0%/4               No
149            Yakima Triangle Center                                   N/A      Lock/39_YM1/79_0.0%/3               No
150            Diamond Court Apartments                                 N/A      Lock/114_0.0%/6                     Yes
151            Cambridge West Apartments                                N/A      Lock/114_0.0%/6                     Yes
152            Clear Creek Crossing                                     N/A      Lock/114_0.0%/6                     Yes
153            Summit Ridge                                             N/A      Lock/114_0.0%/6                     Yes
154            Korea Town Plaza Shopping Center                         N/A      Lock/114_0.0%/6                     Yes
155            Panorama Self Storage                                    N/A      Lock/39_YM1/78_0.0%/3               No
156            Stuart Place Apartments                                  N/A      Lock/54_0.0%/6                      Yes
157            Marshall Wells Retail                                    N/A      Lock/117_0.0%/3                     Yes
158            Roxboro Shops                                        12/11/2014   Lock/114_0.0%/6                     Yes
159            Cookson Mobile Home Park                                 N/A      Lock/115_0.0%/6                     Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                              PERCENTAGE OF
                                                                            ORIGINAL          CUT-OFF DATE       INITIAL
                                                                           PRINCIPAL            PRINCIPAL        MORTGAGE
 #   CROSSED   LOAN NAME                                                    BALANCE            BALANCE (1)     POOL BALANCE
 -   -------   ---------                                               -----------------    ----------------  -------------
160            Plaza West Apartments                                   $         960,000    $        946,538       0.06%
161            Parker Exchange Shopping Center                                   950,000             942,078       0.06%
162            Prairie Village of Grimes I                                       915,000             909,559       0.06%
163            Sunset Gardens Mobile Home Park                                   850,000             847,499       0.06%
164            Falconer Village                                                  720,000             715,512       0.05%
165            Evergreen Manor of Waukee                                         700,000             695,837       0.05%
166            Silverwood Apartments                                             670,000             664,395       0.04%
                                                                       ----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                $   1,514,353,000    $  1,510,367,836      100.0%
                                                                       ====================================================

MAXIMUM:                                                               $     120,000,000    $    119,572,264       7.92%
MINIMUM:                                                               $         670,000    $        664,395       0.04%

                                                                     ORIGINATION      REMAINING       ORIGINAL        REMAINING
                                                                    AMORTIZATION     AMORTIZATION     TERM TO           TERM TO
                                                                        TERM             TERM         MATURITY         MATURITY
 #   CROSSED   LOAN NAME                                              (MONTHS)         (MONTHS)     (MONTHS) (2)   (MONTHS) (1) (2)
 -   -------   ---------                                            -------------   -------------  -------------   ----------------
160            Plaza West Apartments                                    300             290             120              110
161            Parker Exchange Shopping Center                          300             294             120              114
162            Prairie Village of Grimes I                              300             296             120              116
163            Sunset Gardens Mobile Home Park                          360             357             120              117
164            Falconer Village                                         300             296             120              116
165            Evergreen Manor of Waukee                                300             296             120              116
166            Silverwood Apartments                                    300             294             120              114
                                                                       -----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 346             344             109              105
                                                                       =====================================================

MAXIMUM:                                                                360             360             240              240
MINIMUM:                                                                192             189              60               40

                                                                    INITIAL
                                                                    INTEREST
                                                                      ONLY     MORTGAGE                    FIRST
                                                                     PERIOD    INTEREST    MONTHLY        PAYMENT      MATURITY
 #   CROSSED   LOAN NAME                                            (MONTHS)     RATE    PAYMENT (3)        DATE         DATE
 -   -------   ---------                                            --------  ---------  -----------     ----------   ----------
160            Plaza West Apartments                                   0        6.020%   $     6,197     6/11/2004     5/11/2014
161            Parker Exchange Shopping Center                         0        6.190%         6,232     10/11/2004    9/11/2014
162            Prairie Village of Grimes I                             0        5.850%         5,812     12/11/2004   11/11/2014
163            Sunset Gardens Mobile Home Park                         0        6.100%         5,151      1/11/2005   12/11/2014
164            Falconer Village                                        0        5.540%         4,439     12/11/2004   11/11/2014
165            Evergreen Manor of Waukee                               0        5.850%         4,446     12/11/2004   11/11/2014
166            Silverwood Apartments                                   0        6.170%         4,387     10/11/2004    9/11/2014
                                                                    ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                         5.399%   $ 8,486,407     12/21/2004    2/24/2014
                                                                    ============================================================

MAXIMUM:                                                                        7.010%   $   650,066      4/1/2005     2/11/2035
MINIMUM:                                                                        4.882%   $     4,387      8/1/1998      7/1/2008

                                                                                 PREPAYMENT PROVISION            DEFEASANCE
 #   CROSSED   LOAN NAME                                              ARD (4)    AS OF ORIGINATION (5)           OPTION (6)
 -   -------   ---------                                              -------    ---------------------           ----------
160            Plaza West Apartments                                   N/A       Lock/46_YM1/70_0.0%/4               No
161            Parker Exchange Shopping Center                         N/A       Lock/117_0.0%/3                     Yes
162            Prairie Village of Grimes I                             N/A       Lock/114_0.0%/6                     Yes
163            Sunset Gardens Mobile Home Park                         N/A       Lock/39_YM1/78_0.0%/3               No
164            Falconer Village                                        N/A       Lock/114_0.0%/6                     Yes
165            Evergreen Manor of Waukee                               N/A       Lock/114_0.0%/6                     Yes
166            Silverwood Apartments                                   N/A       Lock/114_0.0%/6                     Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BP SWEETWATER RANCH APARTMENTS, BP PRESCOTT PLACE II APARTMENTS, BP PRESCOTT PLACE I APARTMENTS AND BP BERKSHIRE OF ADDISON APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BP HUNTINGTON LAKES APARTMENTS, BP HUNTINGTON RIDGE APARTMENTS AND BP BERKSHIRE SPRINGS APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT
     FOR (Y) PAYMENTS
     0.0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7) MONTHLY PAYMENT DURING THE INITIAL INTEREST ONLY TERM SHALL BE AN AMOUNT EQUAL TO THE PRODUCT OF THE RESPECTIVE INTEREST RATE, THE THEN OUTSTANDING BALANCE AND 1.0138889 DIVIDED BY 12.
(8) MONTHLY PAYMENT DURING THE INITIAL INTEREST ONLY TERM SHALL BE AN AMOUNT EQUAL TO THE PRODUCT OF THE RESPECTIVE INTEREST RATE AND THE THEN OUTSTANDING BALANCE DIVIDED BY 12.
(9) THE PRINCIPAL AND INTEREST PAYMENT FOR THIS LOAN WAS CALCULATED SO THAT THIS LOAN WOULD COMPLETELY AMORTIZE OVER 360 PERIODS USING AN ACT/360 ACCRUAL BASIS.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                CUT-OFF DATE
                                                                 PRINCIPAL          APPRAISED      CUT-OFF DATE        MATURITY/ARD
 #  CROSSED  LOAN NAME                                          BALANCE (1)           VALUE       LTV RATIO (1) (3)      BALANCE
 -  -------  ---------                                          ----------            -----       -----------------      -------
 1           GGP Retail Portfolio                             $   119,572,264    $   163,100,000          73.3%      $   106,397,560
 2           Phelps Dodge Tower                                    54,500,000         84,300,000          64.7%           54,500,000
 3    (A)    Bexley Creekside Apartments                           31,500,000         39,990,000          78.3%           31,500,000
 4    (A)    Bexley Commons at Rosedale Apartments                 21,800,000         28,040,000          78.3%           21,800,000
 5           The Mansards                                          52,000,000         66,000,000          78.8%           48,970,630
 6           Sheraton Premiere Tysons Corner                       51,332,283         74,000,000          69.4%           45,450,285
 7    (B)    BP Sweetwater Ranch Apartments                        18,000,000         22,800,000          79.6%           15,719,653
 8    (B)    BP Prescott Place II Apartments                       10,880,000         13,600,000          79.6%            9,501,657
 9    (B)    BP Prescott Place I Apartments                        10,060,000         12,600,000          79.6%            8,785,540
10    (B)    BP Berkshire of Addison Apartments                     8,480,000         10,600,000          79.6%            7,405,703
11           Shoppes at Brinton Lake                               45,500,000         58,000,000          78.4%           40,691,554
12           2001 M Street                                         44,500,000         77,000,000          57.8%           41,191,565
13           Rachel Bridge Apartments                              38,000,000         58,500,000          65.0%           38,000,000
14           Battery Park City Retail and Entertainment
             Complex                                               37,830,000         49,000,000          77.2%           33,804,129
15           The Mall at Yuba City                                 36,000,000 (7)     38,900,000          77.1% (7)       32,257,296
16    (C)    BP Huntington Lakes Apartments                        15,740,000         19,700,000          79.8%           14,037,454
17    (C)    BP Huntington Ridge Apartments                         7,400,000          9,300,000          79.8%            6,599,566
18    (C)    BP Berkshire Springs Apartments                        7,120,000          8,900,000          79.8%            6,349,853
19           National and Hayden Complex                           25,690,768 (8)     37,500,000          62.5% (8)       21,584,604
20           Auburn Apartments                                     23,785,000         30,700,000          77.5%           21,200,592
21           Walnut Creek Retail                                   19,830,110         26,200,000          75.7%           17,950,873
22           Kings Crossing Apartments                             19,409,150         24,600,000          78.9%           16,060,610
23           Paseo Marketplace                                     18,911,233         26,000,000          72.7%           15,711,582
24           Vintage Pointe Apartments                             18,300,000 (9)     23,150,000          76.5% (9)       15,931,639
25           Voice of America Center Phase I                       17,200,000         21,500,000          80.0%           14,923,294
26           Hampton Inn & Suites - Reagan National Airport        16,885,692         25,100,000          67.3%           13,316,622
27           Courtyard-Cypress                                     16,100,000         22,500,000          71.6%           12,815,204
28           Hotel Giraffe                                         15,891,782         25,800,000          61.6%           10,362,357
29           Best Western Gateway Hotel                            15,625,261         25,500,000          61.3%           12,023,789
30           One Columbus Center                                   15,500,000         19,500,000          79.5%           13,515,589
31           Pavilions at Arrowhead                                15,100,000         21,000,000          71.9%           14,417,088
32           The Regions Financial Tower                           15,000,000         24,500,000          61.2%           13,471,980
33           New Haven Plaza                                       14,467,080         19,300,000          75.0%           12,184,080
34           Rancho Vista Industrial 5 & 6                         13,754,853         18,500,000          74.4%           11,540,396
35           Cross Creek Apartments                                13,280,000         16,600,000          80.0%           11,774,738
36           Coral Island Shopping Center                          12,500,000         15,800,000          79.1%           11,145,425
37           Courtyard-Shadyside                                   12,443,022         17,200,000          72.3%            9,576,288
38           Lafayette Corporate Campus                            11,510,090         15,700,000          73.3%            9,808,527
39           Meadows Manor Mobile Home Park                        11,500,000         15,550,000          74.0%           11,025,139
40           Brittany Bay Apartments                               10,949,693         14,600,000          75.0%            9,129,517
41           Shoppes of Plantation Acres                           10,452,247         14,340,000          72.9%            8,703,037
42           Kingstowne I Apartments                               10,204,415         13,400,000          76.2%            8,547,182
43           Howard and Western Retail                              9,975,799         12,900,000          77.3%            8,302,005
44           Shops at Pinnacle Peak                                 9,945,604         12,650,000          78.6%            8,334,287
45           333 Gellert Boulevard                                  9,600,000         13,500,000          71.1%            8,364,241
46           Library Hotel                                          9,475,624         17,000,000          55.7%            5,601,312
47           Columbia III Shopping Center                           9,360,000         11,750,000          79.7%            8,150,129
48           Bank One Buildings                                     9,128,605         12,300,000          74.2%            7,646,331
49           Miller West Plaza                                      8,876,574         13,725,000          64.7%            6,641,919
50           Lohman's Crossing Shopping Center                      8,700,000         11,000,000          79.1%            7,600,452
51           El Dorado Shopping Center                              8,631,131         11,300,000          76.4%            7,830,441
52           Hanford Town Center                                    8,600,000         13,300,000          64.7%            7,342,126
53           Fiddler's Cove                                         8,516,475         10,700,000          79.6%            7,208,955
54           Jenkintown Plaza                                       8,320,000         10,400,000          80.0%            7,343,046
55           Residence Inn - Frederick                              8,213,690         10,300,000          79.7%            6,370,279
56           Bridges of Southpoint Apartments                       8,200,000         10,375,000          79.0%            7,248,342
57           Bromley Park Apartments                                7,962,866         10,030,000          79.4%            6,636,998
58           Windtree Apartments                                    7,958,400         10,000,000          79.6%            7,317,609
59           BP Berkshire Hills Apartments                          7,935,000         10,400,000          76.3%            7,346,762
60           Valley Plaza                                           7,353,880         10,400,000          70.7%            6,496,293
61           Timber Ridge Plaza                                     7,156,328          9,300,000          76.9%            6,075,882
62           Garden City Apartments                                 7,127,890          8,950,000          79.6%            5,926,169
63           Belvedere Park Plaza                                   7,100,000          9,550,000          74.3%            5,347,582
64           Trails of Windfern Apartments                          6,962,814          8,750,000          79.6%            5,855,767
65           Hatteras Island Plaza                                  6,776,775          8,500,000          79.7%            5,645,865
66           Tower Place Apartments                                 6,661,877          8,660,000          76.9%            5,543,533
67           Boyd Multifamily Portfolio                             6,645,018         10,350,000          64.2%            5,237,419
68           3400 Dundee Road                                       6,590,882          8,500,000          77.5%            5,532,664
69           BP Pleasant Woods Apartments                           6,560,000          8,200,000          80.0%            6,073,694
70           Daneland Mobile Home Park                              6,484,114         11,500,000          56.4%            5,386,056
71           Rosemont Crossing Apartments                           6,353,158          8,625,000          73.7%            5,360,562
72           Glenwood Apartments                                    6,340,406          8,000,000          79.3%            5,956,658
73           Austin Heights                                         6,200,000          9,300,000          66.7%            5,437,283
74           Shops on Montevallo                                    6,100,000          7,650,000          79.7%            5,317,401

                                                                 MATURITY/
                                                                  ARD LTV         MOST RECENT    MOST RECENT       U/W
 #  CROSSED  LOAN NAME                                        RATIO (2) (3) (4)       NOI            DSCR          NOI
 -  -------  ---------                                        -----------------       ---            ----          ---
 1           GGP Retail Portfolio                                   65.2%        $  11,906,931     1.41x      $  11,662,092
 2           Phelps Dodge Tower                                     64.7%            5,036,746     1.65x          5,901,387
 3    (A)    Bexley Creekside Apartments                            78.3%            2,186,146     1.35x          2,412,103
 4    (A)    Bexley Commons at Rosedale Apartments                  78.3%            1,625,487     1.35x          1,766,198
 5           The Mansards                                           74.2%            4,390,326     1.18x          4,722,171
 6           Sheraton Premiere Tysons Corner                        61.4%            8,060,462     1.83x          7,927,466
 7    (B)    BP Sweetwater Ranch Apartments                         69.5%            1,447,246     1.17x          1,562,789
 8    (B)    BP Prescott Place II Apartments                        69.5%            1,042,563     1.17x          1,179,150
 9    (B)    BP Prescott Place I Apartments                         69.5%              865,103     1.17x          1,012,440
10    (B)    BP Berkshire of Addison Apartments                     69.5%              662,304     1.17x            815,583
11           Shoppes at Brinton Lake                                70.2%            3,600,500     1.16x          3,951,108
12           2001 M Street                                          53.5%            4,605,893     1.52x          4,305,022
13           Rachel Bridge Apartments                               65.0%            4,050,264     1.95x          4,627,754
14           Battery Park City Retail and Entertainment
             Complex                                                69.0%                  N/A      N/A           3,424,140
15           The Mall at Yuba City                                  82.9%            2,556,882     1.24x (7)      2,741,173
16    (C)    BP Huntington Lakes Apartments                         71.2%            1,435,445     1.27x          1,467,420
17    (C)    BP Huntington Ridge Apartments                         71.2%              717,121     1.27x            748,055
18    (C)    BP Berkshire Springs Apartments                        71.2%              633,354     1.27x            642,916
19           National and Hayden Complex                            57.6%            2,202,534     1.36x (8)      2,459,956
20           Auburn Apartments                                      69.1%            1,348,984     0.85x          1,972,626
21           Walnut Creek Retail                                    68.5%            1,574,769     1.14x          1,919,184
22           Kings Crossing Apartments                              65.3%            1,704,585     1.25x          1,642,423
23           Paseo Marketplace                                      60.4%                  N/A      N/A           1,927,735
24           Vintage Pointe Apartments                              68.8%            1,423,946     1.21x (9)      1,561,397
25           Voice of America Center Phase I                        69.4%                  N/A      N/A           1,482,171
26           Hampton Inn & Suites - Reagan National Airport         53.1%            2,754,119     1.80x          2,465,384
27           Courtyard-Cypress                                      57.0%            2,086,477     1.55x          2,079,000
28           Hotel Giraffe                                          40.2%            3,052,468     2.25x          2,935,503
29           Best Western Gateway Hotel                             47.2%            2,218,175     1.78x          2,055,757
30           One Columbus Center                                    69.3%            1,051,072     0.83x          1,595,741
31           Pavilions at Arrowhead                                 68.7%            1,179,314     1.18x          1,266,751
32           The Regions Financial Tower                            55.0%            1,702,565     1.53x          1,749,673
33           New Haven Plaza                                        63.1%            1,435,037     1.42x          1,366,695
34           Rancho Vista Industrial 5 & 6                          62.4%                  N/A      N/A           1,478,532
35           Cross Creek Apartments                                 70.9%            1,170,620     1.27x          1,291,943
36           Coral Island Shopping Center                           70.5%            1,103,800     1.27x          1,130,480
37           Courtyard-Shadyside                                    55.7%            1,893,514     1.75x          1,802,977
38           Lafayette Corporate Campus                             62.5%            1,406,745     1.56x          1,372,398
39           Meadows Manor Mobile Home Park                         70.9%              870,181     1.13x            948,389
40           Brittany Bay Apartments                                62.5%              914,892     1.19x          1,036,328
41           Shoppes of Plantation Acres                            60.7%                  N/A      N/A           1,072,228
42           Kingstowne I Apartments                                63.8%            1,078,240     1.46x          1,112,215
43           Howard and Western Retail                              64.4%            1,063,591     1.51x          1,020,729
44           Shops at Pinnacle Peak                                 65.9%              937,270     1.30x          1,089,571
45           333 Gellert Boulevard                                  62.0%            1,126,908     1.63x          1,013,807
46           Library Hotel                                          32.9%            1,900,218     2.16x          1,741,055
47           Columbia III Shopping Center                           69.4%                  N/A      N/A             879,901
48           Bank One Buildings                                     62.2%            1,202,426     1.77x            896,424
49           Miller West Plaza                                      48.4%                  N/A      N/A             963,374
50           Lohman's Crossing Shopping Center                      69.1%              799,899     1.23x            904,548
51           El Dorado Shopping Center                              69.3%            1,005,095     1.55x            934,934
52           Hanford Town Center                                    55.2%                  N/A      N/A             768,012
53           Fiddler's Cove                                         67.4%                  N/A      N/A             893,740
54           Jenkintown Plaza                                       70.6%            1,000,909     1.70x            916,177
55           Residence Inn - Frederick                              61.8%            1,274,873     1.84x          1,119,000
56           Bridges of Southpoint Apartments                       69.9%              720,441     1.28x            752,033
57           Bromley Park Apartments                                66.2%                  N/A      N/A             828,504
58           Windtree Apartments                                    73.2%              811,625     1.34x            890,811
59           BP Berkshire Hills Apartments                          70.6%              713,589     1.24x            807,942
60           Valley Plaza                                           62.5%              991,168     1.60x            849,671
61           Timber Ridge Plaza                                     65.3%              777,679     1.39x            786,977
62           Garden City Apartments                                 66.2%              895,470     1.73x            803,943
63           Belvedere Park Plaza                                   56.0%              704,676     1.39x            825,446
64           Trails of Windfern Apartments                          66.9%              731,479     1.40x            775,499
65           Hatteras Island Plaza                                  66.4%              N/A          N/A             713,670
66           Tower Place Apartments                                 64.0%              597,721     1.30x            629,650
67           Boyd Multifamily Portfolio                             50.6%              726,244     1.25x            745,053
68           3400 Dundee Road                                       65.1%              581,026     1.27x            697,448
69           BP Pleasant Woods Apartments                           74.1%              590,217     1.24x            629,368
70           Daneland Mobile Home Park                              46.8%              780,031     1.78x            734,280
71           Rosemont Crossing Apartments                           62.2%              656,808     1.37x            696,428
72           Glenwood Apartments                                    74.5%              673,107     1.43x            663,913
73           Austin Heights                                         58.5%              N/A          N/A             648,952
74           Shops on Montevallo                                    69.5%              527,949     1.18x            604,940

                                                                U/W         U/W       ADMINISTRATIVE
 #  CROSSED  LOAN NAME                                         NCF (5)     DSCR (6)        FEES
 -  -------  ---------                                         -------     --------        ----
 1           GGP Retail Portfolio                           $ 10,792,190   1.38x          0.0316%
 2           Phelps Dodge Tower                                5,563,612   1.96x          0.0316%
 3    (A)    Bexley Creekside Apartments                       2,289,103   1.48x          0.0316%
 4    (A)    Bexley Commons at Rosedale Apartments             1,684,198   1.48x          0.0316%
 5           The Mansards                                      4,355,833   1.27x          0.1016%
 6           Sheraton Premiere Tysons Corner                   6,631,017   1.80x          0.0301%
 7    (B)    BP Sweetwater Ranch Apartments                    1,484,789   1.34x          0.0316%
 8    (B)    BP Prescott Place II Apartments                   1,095,150   1.34x          0.0316%
 9    (B)    BP Prescott Place I Apartments                      932,940   1.34x          0.0316%
10    (B)    BP Berkshire of Addison Apartments                  762,583   1.34x          0.0316%
11           Shoppes at Brinton Lake                           3,732,320   1.21x          0.1016%
12           2001 M Street                                     4,189,169   1.42x          0.0316%
13           Rachel Bridge Apartments                          4,308,074   2.25x          0.0316%
14           Battery Park City Retail and Entertainment
             Complex                                           3,285,385   1.28x          0.0316%
15           The Mall at Yuba City                             2,490,485   1.21x (7)      0.1016%
16    (C)    BP Huntington Lakes Apartments                    1,366,170   1.31x          0.0316%
17    (C)    BP Huntington Ridge Apartments                      690,055   1.31x          0.0316%
18    (C)    BP Berkshire Springs Apartments                     590,916   1.31x          0.0316%
19           National and Hayden Complex                       2,250,898   1.39x (8)      0.1016%
20           Auburn Apartments                                 1,906,170   1.20x          0.1016%
21           Walnut Creek Retail                               1,835,939   1.41x          0.0316%
22           Kings Crossing Apartments                         1,541,423   1.20x          0.0316%
23           Paseo Marketplace                                 1,835,814   1.47x          0.0316%
24           Vintage Pointe Apartments                         1,410,597   1.20x (9)      0.1016%
25           Voice of America Center Phase I                   1,395,000   1.23x          0.0316%
26           Hampton Inn & Suites - Reagan National Airport    2,173,360   1.60x          0.0610%
27           Courtyard-Cypress                                 1,808,000   1.50x          0.0627%
28           Hotel Giraffe                                     2,680,582   2.00x          0.0316%
29           Best Western Gateway Hotel                        1,816,167   1.54x          0.0316%
30           One Columbus Center                               1,407,069   1.36x          0.0916%
31           Pavilions at Arrowhead                            1,217,151   1.27x          0.0316%
32           The Regions Financial Tower                       1,609,639   1.44x          0.1016%
33           New Haven Plaza                                   1,278,631   1.27x          0.0666%
34           Rancho Vista Industrial 5 & 6                     1,389,808   1.47x          0.0316%
35           Cross Creek Apartments                            1,213,943   1.41x          0.0616%
36           Coral Island Shopping Center                      1,092,249   1.31x          0.0316%
37           Courtyard-Shadyside                               1,563,129   1.67x          0.0696%
38           Lafayette Corporate Campus                        1,252,590   1.52x          0.0316%
39           Meadows Manor Mobile Home Park                      938,189   1.22x          0.1016%
40           Brittany Bay Apartments                             994,728   1.36x          0.0316%
41           Shoppes of Plantation Acres                       1,053,252   1.50x          0.0316%
42           Kingstowne I Apartments                           1,046,215   1.51x          0.0316%
43           Howard and Western Retail                           957,761   1.44x          0.1016%
44           Shops at Pinnacle Peak                            1,028,503   1.52x          0.0316%
45           333 Gellert Boulevard                               935,987   1.45x          0.0316%
46           Library Hotel                                     1,534,815   1.77x          0.0316%
47           Columbia III Shopping Center                        852,966   1.27x          0.0316%
48           Bank One Buildings                                  799,310   1.28x          0.0316%
49           Miller West Plaza                                   924,771   1.48x          0.0316%
50           Lohman's Crossing Shopping Center                   832,211   1.41x          0.0316%
51           El Dorado Shopping Center                           879,809   1.44x          0.0316%
52           Hanford Town Center                                 736,572   1.27x          0.1016%
53           Fiddler's Cove                                      817,500   1.36x          0.0316%
54           Jenkintown Plaza                                    768,460   1.31x          0.0816%
55           Residence Inn - Frederick                           980,400   1.55x          0.0819%
56           Bridges of Southpoint Apartments                    704,033   1.34x          0.0316%
57           Bromley Park Apartments                             779,004   1.47x          0.0316%
58           Windtree Apartments                                 821,811   1.48x          0.0316%
59           BP Berkshire Hills Apartments                       748,442   1.42x          0.0316%
60           Valley Plaza                                        776,413   1.36x          0.0316%
61           Timber Ridge Plaza                                  718,478   1.41x          0.0316%
62           Garden City Apartments                              739,943   1.54x          0.0316%
63           Belvedere Park Plaza                                754,527   1.49x          0.1016%
64           Trails of Windfern Apartments                       715,499   1.49x          0.0316%
65           Hatteras Island Plaza                               661,826   1.46x          0.0316%
66           Tower Place Apartments                              604,050   1.37x          0.0316%
67           Boyd Multifamily Portfolio                          686,478   1.29x          0.0316%
68           3400 Dundee Road                                    577,910   1.27x          0.1016%
69           BP Pleasant Woods Apartments                        577,368   1.33x          0.0316%
70           Daneland Mobile Home Park                           720,430   1.67x          0.0316%
71           Rosemont Crossing Apartments                        642,178   1.46x          0.0316%
72           Glenwood Apartments                                 621,663   1.41x          0.0316%
73           Austin Heights                                      599,369   1.41x          0.1016%
74           Shops on Montevallo                                 555,802   1.37x          0.0316%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                               CUT-OFF DATE
                                                                PRINCIPAL             APPRAISED     CUT-OFF DATE       MATURITY/ARD
 #  CROSSED  LOAN NAME                                          BALANCE (1)             VALUE      LTV RATIO (1) (3)      BALANCE
 -  -------  ---------                                          -----------             -----      -----------------      -------
 75          Fieldstone Apartments                            $     6,050,000      $     7,600,000        79.6%      $     5,270,542
 76          Unizan Plaza                                           6,000,000            9,000,000        66.7%            6,000,000
 77          Brown and Gilbert Plaza                                5,985,739            7,750,000        77.2%            4,998,439
 78          Midland Heights Apartments                             5,973,565            7,820,000        76.4%            5,021,288
 79          Goldenpointe Apartments                                5,909,215            8,400,000        70.3%            5,114,655
 80          Sunridge Plaza Phase II                                5,842,428            7,325,000        79.8%            4,968,885
 81          Stone Gate Apartments                                  5,766,998            7,460,000        77.3%            4,809,885
 82          Hampton Inn - San Antonio                              5,672,797           11,400,000        49.8%            4,268,622
 83          Brookhaven Apartments                                  5,535,041            6,950,000        79.6%            4,618,705
 84          Mission Valley Square                                  5,500,000           10,700,000        51.4%            5,062,187
 85          Cherry Bottom Shopping Center                          5,460,257            7,800,000        70.0%            3,482,373
 86          Carole Properties Portfolio                            5,400,000            8,170,000        66.1%            5,400,000
 87          The Heritage Building                                  5,376,208            6,750,000        79.6%            4,509,901
 88   (D)    Highland - Highland Park Place                         3,381,698            4,650,000        72.8%            2,304,185
 89   (D)    Highland-13939 Livernois Avenue                        1,568,777            2,150,000        72.8%            1,054,999
 90          Robin Mobile Home Park                                 4,872,711            6,200,000        78.6%            4,358,693
 91          910 Office Building                                    4,824,992            6,600,000        73.1%            4,084,621
 92          Tyler Plaza                                            4,684,303            6,300,000        74.4%            3,917,028
 93          Heritage Plaza                                         4,588,868            6,300,000        72.8%            3,818,922
 94          JFK Medical Pavilion II                                4,504,390            6,100,000        73.8%            3,882,479
 95          Logan Building                                         4,380,212            6,300,000        69.5%            3,662,165
 96          Walgreens (Auburn)                                     4,300,000            6,180,000        69.6%               99,703
 97          Pleasant Grove Self Storage Facility                   4,294,024 (10)       8,430,000        46.5% (10)       3,598,550
 98          Pecan Place Apartments                                 4,260,000            5,325,000        80.0%            3,919,307
 99          Fitchburg - Findlay Retail Properties                  4,192,287            5,600,000        74.9%            3,212,429
100          Ashford Village Shopping Center                        4,134,450            5,525,000        74.8%            3,489,287
101          Madison County Self Storages Portfolio                 4,087,730            6,150,000        66.5%            3,181,132
102          Sausalito Apartments                                   4,065,155            5,500,000        73.9%            3,483,941
103          Shenandoah Village Apartments                          3,908,223            4,910,000        79.6%            3,541,047
104          Regency Apartments - Milwaukee                         3,850,000            5,000,000        77.0%            3,327,290
105          Staples Plaza                                          3,733,103            5,200,000        71.8%            3,120,186
106          Central Park Plaza                                     3,673,497            5,000,000        73.5%            3,074,108
107          Kingston Corners Plaza                                 3,633,888            4,700,000        77.3%            3,040,656
108          Villa Rosa                                             3,488,113            4,700,000        74.2%            2,902,566
109          2230 Point Boulevard                                   3,388,517            4,500,000        75.3%            2,828,274
110          Grandview Plaza                                        3,250,000 (11)       5,250,000        58.5% (11)       2,843,313
111          CT Storage Portfolio                                   3,239,575            4,550,000        71.2%            2,486,102
112          Harmony Plaza                                          3,177,404            4,200,000        75.7%            2,042,418
113          Home Depot Cold Spring                                 3,150,000            4,000,000        78.8%            2,938,932
114          Shops at Woodmen Hills                                 3,133,919            4,300,000        72.9%            2,651,229
115          Walgreens - Oklahoma City                              3,062,996            4,620,000        66.3%            2,572,139
116          Mary Crest Partners II                                 3,050,000            4,100,000        74.4%            2,598,991
117          Parkway Villa Apartments                               3,045,000            4,350,000        70.0%            2,636,743
118          Lancaster Court Apartments                             2,993,008            3,800,000        78.8%            2,508,541
119          Shops at Shawnee Ridge                                 2,980,133            5,000,000        59.6%               67,029
120          Kent Plaza Apartments                                  2,975,000            3,800,000        78.3%            2,646,305
121          Sagewood Center II                                     2,865,523            3,900,000        73.5%            2,401,277
122          Dakota Village Shopping Center                         2,850,000            3,800,000        75.0%            2,488,589
123          9320 Wilshire Boulevard Office                         2,787,501            4,420,000        63.1%            2,333,385
124          Park Lane Apartments                                   2,784,068            3,530,000        78.9%            2,322,014
125          Hotel Casablanca                                       2,724,189            5,900,000        46.2%            1,372,358
126          Trinity Oaks Shopping Center                           2,531,786            3,400,000        74.5%            2,199,747
127          Orchard Square Apartments                              2,467,436            3,185,000        77.5%            1,961,626
128          Skyline Office Plaza                                   2,394,296            3,200,000        74.8%            1,999,375
129          Falls Creek Plaza                                      2,339,762            3,000,000        78.0%            1,966,281
130          Lee's Drilling Self Storage                            2,074,151            2,850,000        72.8%            1,765,672
131          Fig Leaf Plaza                                         2,055,987            2,800,000        73.4%            1,727,285
132          Shoppes of Olney II                                    2,000,000            3,200,000        62.5%            1,760,023
133          Southland Plaza                                        1,995,415            3,200,000        62.4%            1,677,498
134          Duane Heights Apartments                               1,993,615            2,990,000        66.7%            1,679,200
135          GEM City Manufactured Housing Community                1,991,270            2,500,000        79.7%            1,672,916
136          Village Shoppes at Winter Park                         1,939,597            2,720,000        71.3%            1,632,413
137          Montgomery Plaza Apartments                            1,932,798            6,100,000        31.7%               43,554
138          Handi Self Storage                                     1,864,018            2,540,000        73.4%            1,449,122
139          Eden Rock Apartments                                   1,854,140            2,550,000        72.7%            1,733,750
140          Tucson Marketplace                                     1,834,003            2,460,000        74.6%            1,536,523
141          7500 Santa Fe Retail Center                            1,800,000            2,300,000        78.3%            1,571,851
142          Laguna Canyon                                          1,794,329            2,700,000        66.5%            1,514,492
143          Townhomes Mobile Home Park                             1,791,935            2,250,000        79.6%            1,492,586
144          576 Riverside Drive                                    1,789,296            2,300,000        77.8%            1,381,772
145          Georgian Oaks/Georgian Village Apartments              1,763,033            2,625,000        67.2%            1,652,073
146          Park Run Building                                      1,754,039            2,440,000        71.9%            1,472,956
147          Riverside Apartments                                   1,710,716            2,150,000        79.6%            1,476,078
148          Union Town Center                                      1,640,110            2,200,000        74.6%            1,394,882
149          Yakima Triangle Center                                 1,594,636            2,900,000        55.0%            1,329,837

                                                                  MATURITY/
                                                                   ARD LTV        MOST RECENT    MOST RECENT        U/W
 #  CROSSED  LOAN NAME                                        RATIO (2) (3) (4)       NOI            DSCR           NOI
 -  -------  ---------                                        -----------------       ---            ----           ---
 75          Fieldstone Apartments                                   69.3%        $     544,652     1.30x      $     543,754
 76          Unizan Plaza                                            66.7%              843,786     2.34x            942,030
 77          Brown and Gilbert Plaza                                 64.5%              326,555     0.81x            590,245
 78          Midland Heights Apartments                              64.2%              556,995     1.29x            588,999
 79          Goldenpointe Apartments                                 60.9%              575,634     1.21x            579,828
 80          Sunridge Plaza Phase II                                 67.8%              558,609     1.24x            568,105
 81          Stone Gate Apartments                                   64.5%              484,897     1.19x            530,121
 82          Hampton Inn - San Antonio                               37.4%            1,284,380     2.63x          1,134,956
 83          Brookhaven Apartments                                   66.5%                  N/A      N/A             586,293
 84          Mission Valley Square                                   47.3%                  N/A      N/A             697,289
 85          Cherry Bottom Shopping Center                           44.6%              696,429     1.46x            677,444
 86          Carole Properties Portfolio                             66.1%              684,664     2.32x            675,845
 87          The Heritage Building                                   66.8%              671,604     1.64x            564,317
 88   (D)    Highland - Highland Park Place                          49.4%              381,662     1.25x            499,987
 89   (D)    Highland-13939 Livernois Avenue                         49.4%              219,298     1.25x            201,231
 90          Robin Mobile Home Park                                  70.3%              476,887     1.42x            472,062
 91          910 Office Building                                     61.9%              444,085     1.14x            552,822
 92          Tyler Plaza                                             62.2%              387,114     1.04x            506,701
 93          Heritage Plaza                                          60.6%              451,012     1.29x            506,562
 94          JFK Medical Pavilion II                                 63.6%              586,119     1.78x            467,756
 95          Logan Building                                          58.1%              503,514     1.54x            466,051
 96          Walgreens (Auburn)                                       1.6%                  N/A      N/A             404,490
 97          Pleasant Grove Self Storage Facility                    42.7%              282,461     1.05x (10)       358,380
 98          Pecan Place Apartments                                  73.6%              388,664     1.04x            489,364
 99          Fitchburg - Findlay Retail Properties                   57.4%              531,345     1.69x            486,604
100          Ashford Village Shopping Center                         63.2%              481,346     1.46x            469,976
101          Madison County Self Storages Portfolio                  51.7%              493,757     1.47x            523,604
102          Sausalito Apartments                                    63.3%              445,117     1.34x            413,980
103          Shenandoah Village Apartments                           72.1%              513,128     1.70x            408,063
104          Regency Apartments - Milwaukee                          66.5%              410,838     1.36x            380,606
105          Staples Plaza                                           60.0%              346,689     1.33x            432,003
106          Central Park Plaza                                      61.5%              427,013     1.45x            419,347
107          Kingston Corners Plaza                                  64.7%              357,167     1.29x            391,015
108          Villa Rosa                                              61.8%              270,340     1.11x            316,760
109          2230 Point Boulevard                                    62.9%                  N/A      N/A             420,334
110          Grandview Plaza                                         54.2%              340,251     1.64x (11)       346,854
111          CT Storage Portfolio                                    54.6%              374,859     1.49x            369,946
112          Harmony Plaza                                           48.6%              394,017     1.37x            394,761
113          Home Depot Cold Spring                                  73.5%                  N/A      N/A             274,400
114          Shops at Woodmen Hills                                  61.7%                  N/A      N/A             335,184
115          Walgreens - Oklahoma City                               55.7%                  N/A      N/A             309,556
116          Mary Crest Partners II                                  63.4%                  N/A      N/A             318,778
117          Parkway Villa Apartments                                60.6%              382,325     1.94x            349,178
118          Lancaster Court Apartments                              66.0%              308,200     1.50x            283,401
119          Shops at Shawnee Ridge                                   1.3%              405,496     1.51x            395,009
120          Kent Plaza Apartments                                   69.6%              330,982     1.48x            349,083
121          Sagewood Center II                                      61.6%                  N/A      N/A             302,910
122          Dakota Village Shopping Center                          65.5%                  N/A      N/A             288,118
123          9320 Wilshire Boulevard Office                          52.8%              359,242     1.59x            325,831
124          Park Lane Apartments                                    65.8%              244,602     1.24x            244,185
125          Hotel Casablanca                                        23.3%              812,844     2.79x            675,437
126          Trinity Oaks Shopping Center                            64.7%              230,037     1.10x            292,401
127          Orchard Square Apartments                               61.6%              218,811     0.95x            290,064
128          Skyline Office Plaza                                    62.5%              254,689     1.58x            230,256
129          Falls Creek Plaza                                       65.5%                  N/A      N/A             255,001
130          Lee's Drilling Self Storage                             62.0%              249,720     1.59x            232,043
131          Fig Leaf Plaza                                          61.7%              139,521     0.91x            199,458
132          Shoppes of Olney II                                     55.0%              276,792     1.95x            246,627
133          Southland Plaza                                         52.4%              290,183     1.85x            285,399
134          Duane Heights Apartments                                56.2%              250,685     1.78x            209,123
135          GEM City Manufactured Housing Community                 66.9%              158,342     1.11x            184,101
136          Village Shoppes at Winter Park                          60.0%              247,215     1.76x            223,918
137          Montgomery Plaza Apartments                              0.7%              352,167     2.02x            433,674
138          Handi Self Storage                                      57.1%              209,902     1.35x            234,707
139          Eden Rock Apartments                                    68.0%              283,100     1.95x            228,995
140          Tucson Marketplace                                      62.5%              199,864     1.46x            212,450
141          7500 Santa Fe Retail Center                             68.3%                  N/A      N/A             179,913
142          Laguna Canyon                                           56.1%              194,845     1.46x            191,120
143          Townhomes Mobile Home Park                              66.3%              178,066     1.44x            178,742
144          576 Riverside Drive                                     60.1%              208,056     1.41x            205,217
145          Georgian Oaks/Georgian Village Apartments               62.9%              254,543     1.47x            259,686
146          Park Run Building                                       60.4%                  N/A      N/A             187,295
147          Riverside Apartments                                    68.7%              243,862     1.75x            199,818
148          Union Town Center                                       63.4%                  N/A      N/A             179,847
149          Yakima Triangle Center                                  45.9%              236,306     2.00x            227,593

                                                                   U/W         U/W       ADMINISTRATIVE
 #  CROSSED  LOAN NAME                                           NCF (5)     DSCR (6)         FEES
 -  -------  ---------                                           -------     --------         ----
 75          Fieldstone Apartments                            $     516,754   1.30x          0.0316%
 76          Unizan Plaza                                           798,818   2.66x          0.0316%
 77          Brown and Gilbert Plaza                                538,830   1.33x          0.1016%
 78          Midland Heights Apartments                             560,999   1.37x          0.0316%
 79          Goldenpointe Apartments                                549,828   1.22x          0.0316%
 80          Sunridge Plaza Phase II                                532,616   1.26x          0.0316%
 81          Stone Gate Apartments                                  501,321   1.31x          0.0316%
 82          Hampton Inn - San Antonio                              956,779   2.30x          0.0955%
 83          Brookhaven Apartments                                  552,293   1.47x          0.0316%
 84          Mission Valley Square                                  669,506   1.89x          0.0316%
 85          Cherry Bottom Shopping Center                          621,500   1.41x          0.0616%
 86          Carole Properties Portfolio                            628,597   2.13x          0.1016%
 87          The Heritage Building                                  497,318   1.35x          0.0316%
 88   (D)    Highland - Highland Park Place                         461,814   1.48x          0.0316%
 89   (D)    Highland-13939 Livernois Avenue                        192,352   1.48x          0.0316%
 90          Robin Mobile Home Park                                 460,262   1.41x          0.0316%
 91          910 Office Building                                    494,246   1.46x          0.0316%
 92          Tyler Plaza                                            451,368   1.42x          0.0316%
 93          Heritage Plaza                                         451,693   1.47x          0.0316%
 94          JFK Medical Pavilion II                                439,290   1.33x          0.1266%
 95          Logan Building                                         419,421   1.42x          0.0316%
 96          Walgreens (Auburn)                                     403,034   1.10x          0.1016%
 97          Pleasant Grove Self Storage Facility                   348,260   1.29x (10)     0.1016%
 98          Pecan Place Apartments                                 426,614   1.36x          0.0316%
 99          Fitchburg - Findlay Retail Properties                  408,070   1.30x          0.1016%
100          Ashford Village Shopping Center                        413,129   1.42x          0.0316%
101          Madison County Self Storages Portfolio                 504,459   1.57x          0.0316%
102          Sausalito Apartments                                   366,480   1.23x          0.0316%
103          Shenandoah Village Apartments                          374,063   1.33x          0.0316%
104          Regency Apartments - Milwaukee                         350,906   1.25x          0.0316%
105          Staples Plaza                                          419,755   1.66x          0.0316%
106          Central Park Plaza                                     354,512   1.42x          0.0316%
107          Kingston Corners Plaza                                 353,553   1.42x          0.0316%
108          Villa Rosa                                             305,560   1.30x          0.0316%
109          2230 Point Boulevard                                   379,734   1.66x          0.1116%
110          Grandview Plaza                                        306,744   1.48x (11)     0.1266%
111          CT Storage Portfolio                                   357,503   1.47x          0.0316%
112          Harmony Plaza                                          356,256   1.37x          0.0316%
113          Home Depot Cold Spring                                 274,400   1.24x          0.0316%
114          Shops at Woodmen Hills                                 301,029   1.36x          0.0316%
115          Walgreens - Oklahoma City                              293,565   1.38x          0.0316%
116          Mary Crest Partners II                                 294,412   1.41x          0.0316%
117          Parkway Villa Apartments                               307,214   1.56x          0.1016%
118          Lancaster Court Apartments                             249,853   1.22x          0.1016%
119          Shops at Shawnee Ridge                                 373,713   1.46x          0.0316%
120          Kent Plaza Apartments                                  309,333   1.57x          0.0316%
121          Sagewood Center II                                     279,436   1.43x          0.0316%
122          Dakota Village Shopping Center                         267,874   1.39x          0.0316%
123          9320 Wilshire Boulevard Office                         268,230   1.42x          0.0316%
124          Park Lane Apartments                                   229,185   1.24x          0.0316%
125          Hotel Casablanca                                       570,976   2.13x          0.0316%
126          Trinity Oaks Shopping Center                           265,541   1.43x          0.0316%
127          Orchard Square Apartments                              258,314   1.31x          0.0316%
128          Skyline Office Plaza                                   205,269   1.27x          0.1016%
129          Falls Creek Plaza                                      241,906   1.50x          0.0316%
130          Lee's Drilling Self Storage                            220,835   1.47x          0.0316%
131          Fig Leaf Plaza                                         188,223   1.33x          0.0316%
132          Shoppes of Olney II                                    227,278   1.72x          0.0316%
133          Southland Plaza                                        250,751   1.81x          0.0316%
134          Duane Heights Apartments                               205,623   1.48x          0.0316%
135          GEM City Manufactured Housing Community                177,301   1.29x          0.0316%
136          Village Shoppes at Winter Park                         214,045   1.58x          0.0316%
137          Montgomery Plaza Apartments                            417,424   2.51x          0.0316%
138          Handi Self Storage                                     219,378   1.52x          0.0316%
139          Eden Rock Apartments                                   200,245   1.54x          0.0316%
140          Tucson Marketplace                                     197,116   1.56x          0.0316%
141          7500 Santa Fe Retail Center                            169,266   1.40x          0.0316%
142          Laguna Canyon                                          180,221   1.43x          0.0316%
143          Townhomes Mobile Home Park                             175,292   1.44x          0.0316%
144          576 Riverside Drive                                    189,967   1.38x          0.0316%
145          Georgian Oaks/Georgian Village Apartments              232,686   1.50x          0.0316%
146          Park Run Building                                      174,145   1.45x          0.0316%
147          Riverside Apartments                                   182,818   1.41x          0.0316%
148          Union Town Center                                      167,982   1.43x          0.0316%
149          Yakima Triangle Center                                 207,480   1.92x          0.0316%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                               CUT-OFF DATE
                                                                PRINCIPAL             APPRAISED      CUT-OFF DATE     MATURITY/ARD
 #  CROSSED  LOAN NAME                                          BALANCE (1)             VALUE      LTV RATIO (1) (3)     BALANCE
 -  -------  ---------                                          ----------              -----      -----------------     -------
150          Diamond Court Apartments                         $     1,585,397      $     2,100,000        75.5%      $     1,259,517
151          Cambridge West Apartments                              1,553,990            1,975,000        78.7%            1,325,311
152          Clear Creek Crossing                                   1,496,458            1,875,000        79.8%            1,251,168
153          Summit Ridge                                           1,391,800            1,770,000        78.6%            1,082,011
154          Korea Town Plaza Shopping Center                       1,358,744            1,830,000        74.2%            1,053,687
155          Panorama Self Storage                                  1,296,065            1,800,000        72.0%            1,100,688
156          Stuart Place Apartments                                1,197,176            1,700,000        70.4%            1,114,442
157          Marshall Wells Retail                                  1,193,483            1,590,000        75.1%            1,028,952
158          Roxboro Shops                                            996,820            1,765,000        56.5%              840,111
159          Cookson Mobile Home Park                                 996,759            1,400,000        71.2%              835,845
160          Plaza West Apartments                                    946,538            1,280,000        73.9%              743,941
161          Parker Exchange Shopping Center                          942,078            1,840,000        51.2%              740,170
162          Prairie Village of Grimes I                              909,559            1,240,000        73.4%              704,776
163          Sunset Gardens Mobile Home Park                          847,499            1,100,000        77.0%              722,854
164          Falconer Village                                         715,512              930,000        76.9%              548,681
165          Evergreen Manor of Waukee                                695,837            1,000,000        69.6%              539,174
166          Silverwood Apartments                                    664,395            1,050,000        63.3%              521,668
                                                              ----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       $ 1,510,367,836      $ 2,079,505,000        73.0%      $ 1,314,001,582
                                                              ======================================================================

                      MAXIMUM:                                $   119,572,264      $   163,100,000          80.0%    $   106,397,560
                      MINIMUM:                                $       664,395      $       930,000          31.7%    $        43,554

                                                                   MATURITY/
                                                                   ARD LTV        MOST RECENT    MOST RECENT        U/W
 #  CROSSED  LOAN NAME                                        RATIO (2) (3) (4)       NOI            DSCR           NOI
 -  -------  ---------                                        -----------------       ---            ----           ---
150          Diamond Court Apartments                             60.0%          $     178,301     1.33x      $     177,690
151          Cambridge West Apartments                            67.1%                125,016     1.02x            159,320
152          Clear Creek Crossing                                 66.7%                    N/A      N/A             153,228
153          Summit Ridge                                         61.1%                125,652     1.07x            162,301
154          Korea Town Plaza Shopping Center                     57.6%                189,624     1.64x            168,879
155          Panorama Self Storage                                61.1%                152,235     1.60x            133,387
156          Stuart Place Apartments                              65.6%                133,549     1.53x            134,423
157          Marshall Wells Retail                                64.7%                    N/A      N/A             118,304
158          Roxboro Shops                                        47.6%                125,090     1.67x            127,985
159          Cookson Mobile Home Park                             59.7%                106,057     1.46x            115,172
160          Plaza West Apartments                                58.1%                 65,310     0.78x            102,735
161          Parker Exchange Shopping Center                      40.2%                137,775     1.39x            153,284
162          Prairie Village of Grimes I                          56.8%                102,172     1.32x            110,318
163          Sunset Gardens Mobile Home Park                      65.7%                110,802     1.74x             91,277
164          Falconer Village                                     59.0%                 72,146     1.30x             75,779
165          Evergreen Manor of Waukee                            53.9%                 88,933     1.52x             89,820
166          Silverwood Apartments                                49.7%                 92,656     1.57x             74,346
                                                              ---------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           64.1%          $ 134,845,831     1.43x      $ 159,365,505
                                                              ===============================================================

                      MAXIMUM:                                    82.9%          $  11,906,931     2.79x      $  11,662,092
                      MINIMUM:                                     0.7%          $      65,310     0.78x      $      74,346

                                                                   U/W         U/W       ADMINISTRATIVE
 #  CROSSED  LOAN NAME                                           NCF (5)     DSCR (6)         FEES
 -  -------  ---------                                           -------     --------         ----
150          Diamond Court Apartments                         $     171,190   1.32x          0.0316%
151          Cambridge West Apartments                              147,070   1.33x          0.0316%
152          Clear Creek Crossing                                   139,525   1.37x          0.0316%
153          Summit Ridge                                           152,261   1.41x          0.0316%
154          Korea Town Plaza Shopping Center                       149,945   1.44x          0.0316%
155          Panorama Self Storage                                  130,012   1.40x          0.0316%
156          Stuart Place Apartments                                125,423   1.54x          0.0316%
157          Marshall Wells Retail                                  111,641   1.24x          0.0316%
158          Roxboro Shops                                          119,299   1.71x          0.0616%
159          Cookson Mobile Home Park                               109,412   1.59x          0.0316%
160          Plaza West Apartments                                   95,735   1.29x          0.0316%
161          Parker Exchange Shopping Center                        119,672   1.60x          0.0316%
162          Prairie Village of Grimes I                            100,318   1.44x          0.0316%
163          Sunset Gardens Mobile Home Park                         88,327   1.43x          0.0316%
164          Falconer Village                                        72,829   1.37x          0.0316%
165          Evergreen Manor of Waukee                               81,820   1.53x          0.0316%
166          Silverwood Apartments                                   64,346   1.22x          0.0316%
                                                              ---------------------
TOTAL/WEIGHTED AVERAGE:                                       $ 146,900,209   1.46x
                                                              =====================

                      MAXIMUM:                                $  10,792,190   2.66x
                      MINIMUM:                                $      64,346   1.10x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BP SWEETWATER RANCH APARTMENTS, BP PRESCOTT PLACE II APARTMENTS, BP PRESCOTT PLACE I APARTMENTS AND BP BERKSHIRE OF ADDISON APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BP HUNTINGTON LAKES APARTMENTS, BP HUNTINGTON RIDGE APARTMENTS AND BP BERKSHIRE SPRINGS APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) THE MALL AT YUBA CITY MORTGAGE LOAN IS STRUCTURED WITH A $6,000,000 EARNOUT AMOUNT. THE CUT-OFF DATE LTV RATIO, MOST RECENT DSCR AND U/W DSCR SHOWN ARE NET OF THE EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(8) THE NATIONAL AND HAYDEN MORTGAGE LOAN IS STRUCTURED WITH A $2,250,000 EARNOUT AMOUNT. THE CUT-OFF DATE LTV RATIO, MOST RECENT DSCR AND U/W DSCR SHOWN ARE NET OF THE EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(9) THE VINTAGE POINTE APARTMENTS MORTGAGE LOAN IS STRUCTURED WITH A $600,000 EARNOUT AMOUNT. THE CUT-OFF DATE LTV RATIO, MOST RECENT DSCR AND U/W DSCR SHOWN ARE NET OF THE EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(10) THE PLEASANT GROVE SELF STORAGE FACILITY MORTGAGE LOAN IS STRUCTURED WITH A $370,000 EARNOUT AMOUNT. THE CUT-OFF DATE LTV RATIO, MOST RECENT DSCR AND U/W DSCR SHOWN ARE NET OF THE EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.
(11) THE GRANDVIEW PLAZA MORTGAGE LOAN IS STRUCTURED WITH A $180,000 EARNOUT AMOUNT. THE CUT-OFF DATE LTV RATIO, MOST RECENT DSCR AND U/W DSCR SHOWN ARE NET OF THE EARNOUT. BALLOON LTV IS SHOWN AT FULL LEVERAGE.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                   CONTRACTUAL           U/W
                                                                    ENGINEERING     RECURRING         RECURRING        LC & TI
                                                                     RESERVE AT    REPLACEMENT       REPLACEMENT      RESERVE AT
  #   CROSSED  LOAN NAME                                            ORIGINATION    RESERVE/FF&E      RESERVE/FF&E    ORIGINATION
  -   -------  ---------                                            ------------   ------------      ------------    ------------
   1           GGP Retail Portfolio                                 $          0   $          0      $    329,991    $          0
   2           Phelps Dodge Tower                                   $          0   $          0      $     61,483    $          0
   3    (A)    Bexley Creekside Apartments                          $          0   $     98,400      $    123,000    $          0
   4    (A)    Bexley Commons at Rosedale Apartments                $          0   $     65,600      $     82,000    $          0
   5           The Mansards                                         $          0   $    366,338      $    366,338    $          0
   6           Sheraton Premiere Tysons Corner                      $          0            4.0%              5.0%   $          0
   7    (B)    BP Sweetwater Ranch Apartments                       $          0   $     62,400      $     78,000    $          0
   8    (B)    BP Prescott Place II Apartments                      $    228,000   $     84,000      $     84,000    $          0
   9    (B)    BP Prescott Place I Apartments                       $    100,000   $     79,500      $     79,500    $          0
  10    (B)    BP Berkshire of Addison Apartments                   $     80,000   $     53,004      $     53,000    $          0
  11           Shoppes at Brinton Lake                              $          0   $     28,896      $     28,897    $    183,520
  12           2001 M Street                                        $          0   $          0      $     67,086    $          0
  13           Rachel Bridge Apartments                             $  1,270,500   $          0      $    319,680    $          0
  14           Battery Park City Retail and Entertainment Complex   $          0   $     23,808      $     23,808    $          0
  15           The Mall at Yuba City                                $  1,500,000   $     45,883      $     45,883    $  1,700,000
  16    (C)    BP Huntington Lakes Apartments                       $     60,000   $    101,256      $    101,250    $          0
  17    (C)    BP Huntington Ridge Apartments                       $     60,000   $     57,996      $     58,000    $          0
  18    (C)    BP Berkshire Springs Apartments                      $     80,000   $     51,996      $     52,000    $          0
  19           National and Hayden Complex                          $          0   $      5,724      $     21,456    $          0
  20           Auburn Apartments                                    $          0   $     66,456      $     66,456    $          0
  21           Walnut Creek Retail                                  $          0   $      5,400      $     31,320    $          0
  22           Kings Crossing Apartments                            $     65,625   $    101,000      $    101,000    $          0
  23           Paseo Marketplace                                    $      6,625   $    138,336      $     11,578    $          0
  24           Vintage Pointe Apartments                            $     29,500   $    150,804      $    150,800    $          0
  25           Voice of America Center Phase I                      $          0   $     10,613      $     10,613    $          0
  26           Hampton Inn & Suites - Reagan National Airport       $          0            3.0% (1)          5.0%   $          0
  27           Courtyard-Cypress                                    $          0            4.0%              5.0%   $          0
  28           Hotel Giraffe                                        $          0            0.0%              4.0%   $          0
  29           Best Western Gateway Hotel                           $          0            4.0%              5.0%   $          0
  30           One Columbus Center                                  $          0   $     25,566      $     25,556    $          0
  31           Pavilions at Arrowhead                               $          0   $     49,600      $     49,600    $          0
  32           The Regions Financial Tower                          $     71,062   $     34,921      $     34,921    $    900,000
  33           New Haven Plaza                                      $          0   $     88,064      $     88,064    $          0
  34           Rancho Vista Industrial 5 & 6                        $          0   $     18,185      $     18,190    $          0
  35           Cross Creek Apartments                               $     31,250   $     78,000      $     78,000    $          0
  36           Coral Island Shopping Center                         $     18,953   $      9,180      $      9,180    $          0
  37           Courtyard-Shadyside                                  $          0            4.0%              5.0%   $          0
  38           Lafayette Corporate Campus                           $          0   $          0      $     19,800    $          0
  39           Meadows Manor Mobile Home Park                       $          0   $     10,200      $     10,200    $          0
  40           Brittany Bay Apartments                              $          0   $     41,600      $     41,600    $          0
  41           Shoppes of Plantation Acres                          $          0   $          0      $      8,585    $          0
  42           Kingstowne I Apartments                              $     26,500   $     66,000      $     66,000    $          0
  43           Howard and Western Retail                            $          0   $     13,284      $     13,261    $          0
  44           Shops at Pinnacle Peak                               $          0   $          0      $      6,281    $    100,000
  45           333 Gellert Boulevard                                $          0   $      9,234      $      9,234    $    120,000
  46           Library Hotel                                        $          0            0.0%              4.0%   $          0
  47           Columbia III Shopping Center                         $          0   $          0      $     10,903    $          0
  48           Bank One Buildings                                   $          0   $          0      $     17,146    $          0
  49           Miller West Plaza                                    $          0   $          0      $      9,539    $          0
  50           Lohman's Crossing Shopping Center                    $     10,625   $     10,132      $     15,419    $          0
  51           El Dorado Shopping Center                            $      8,750   $     23,307      $     23,307    $    550,000
  52           Hanford Town Center                                  $          0   $          0      $     11,243    $          0
  53           Fiddler's Cove                                       $          0   $      9,300      $     14,052    $          0
  54           Jenkintown Plaza                                     $    850,000   $     14,832      $     14,826    $     75,000
  55           Residence Inn - Frederick                            $          0            4.0%              5.0%   $          0
  56           Bridges of Southpoint Apartments                     $    380,000   $     48,000      $     48,000    $          0
  57           Bromley Park Apartments                              $          0   $          0      $     49,500    $          0
  58           Windtree Apartments                                  $     14,156   $     69,000      $     69,000    $          0
  59           BP Berkshire Hills Apartments                        $     15,500   $     59,496      $     59,500    $          0

                                                                    CONTRACTUAL                      TAX &
                                                                     RECURRING         U/W         INSURANCE
  #   CROSSED  LOAN NAME                                              LC & TI        LC & TI        ESCROWS
  -   -------  ---------                                            ------------   ------------    ---------
   1           GGP Retail Portfolio                                 $          0   $    539,911      None
   2           Phelps Dodge Tower                                   $          0   $    276,292      None
   3    (A)    Bexley Creekside Apartments                          $          0   $          0      Both
   4    (A)    Bexley Commons at Rosedale Apartments                $          0   $          0      Both
   5           The Mansards                                         $          0   $          0      Both
   6           Sheraton Premiere Tysons Corner                      $          0   $          0      Tax
   7    (B)    BP Sweetwater Ranch Apartments                       $          0   $          0      Both
   8    (B)    BP Prescott Place II Apartments                      $          0   $          0      Both
   9    (B)    BP Prescott Place I Apartments                       $          0   $          0      Both
  10    (B)    BP Berkshire of Addison Apartments                   $          0   $          0      Both
  11           Shoppes at Brinton Lake                              $    189,891   $    189,891      Both
  12           2001 M Street                                        $          0   $     48,767      None
  13           Rachel Bridge Apartments                             $          0   $          0      Both
  14           Battery Park City Retail and Entertainment Complex   $     39,680   $    114,947      Both
  15           The Mall at Yuba City                                $    160,000   $    204,806      Both
  16    (C)    BP Huntington Lakes Apartments                       $          0   $          0      Both
  17    (C)    BP Huntington Ridge Apartments                       $          0   $          0      Both
  18    (C)    BP Berkshire Springs Apartments                      $          0   $          0      Both
  19           National and Hayden Complex                          $    187,704   $    187,602      Both
  20           Auburn Apartments                                    $          0   $          0      Both
  21           Walnut Creek Retail                                  $     26,400   $     51,925      None
  22           Kings Crossing Apartments                            $          0   $          0      Both
  23           Paseo Marketplace                                    $    324,000   $     80,343      Both
  24           Vintage Pointe Apartments                            $          0   $          0      Both
  25           Voice of America Center Phase I                      $          0   $     76,558      Both
  26           Hampton Inn & Suites - Reagan National Airport       $          0   $          0      Both
  27           Courtyard-Cypress                                    $          0   $          0      Tax
  28           Hotel Giraffe                                        $          0   $          0      Both
  29           Best Western Gateway Hotel                           $          0   $          0      Both
  30           One Columbus Center                                  $    150,000   $    163,116      Both
  31           Pavilions at Arrowhead                               $          0   $          0      Both
  32           The Regions Financial Tower                          $          0   $    105,113      Both
  33           New Haven Plaza                                      $          0   $          0      Both
  34           Rancho Vista Industrial 5 & 6                        $     54,554   $     70,534      Both
  35           Cross Creek Apartments                               $          0   $          0      Both
  36           Coral Island Shopping Center                         $     15,000   $     29,051      Both
  37           Courtyard-Shadyside                                  $          0   $          0      Both
  38           Lafayette Corporate Campus                           $    100,008   $    100,008      Both
  39           Meadows Manor Mobile Home Park                       $          0   $          0      Both
  40           Brittany Bay Apartments                              $          0   $          0      Both
  41           Shoppes of Plantation Acres                          $          0   $     10,391      Both
  42           Kingstowne I Apartments                              $          0   $          0      Both
  43           Howard and Western Retail                            $     49,707   $     49,707      Both
  44           Shops at Pinnacle Peak                               $     42,000   $     54,787      Both
  45           333 Gellert Boulevard                                $     60,000   $     68,586      Both
  46           Library Hotel                                        $          0   $          0      Both
  47           Columbia III Shopping Center                         $     25,008   $     16,032      Both
  48           Bank One Buildings                                   $    112,320   $     79,968      Both
  49           Miller West Plaza                                    $          0   $     29,064      Both
  50           Lohman's Crossing Shopping Center                    $     52,500   $     56,918      Both
  51           El Dorado Shopping Center                            $          0   $     31,818      Both
  52           Hanford Town Center                                  $          0   $     20,197   Insurance
  53           Fiddler's Cove                                       $     56,220   $     62,188      Both
  54           Jenkintown Plaza                                     $    134,736   $    132,891      Both
  55           Residence Inn - Frederick                            $          0   $          0      Both
  56           Bridges of Southpoint Apartments                     $          0   $          0      Both
  57           Bromley Park Apartments                              $          0   $          0      Both
  58           Windtree Apartments                                  $          0   $          0      Both
  59           BP Berkshire Hills Apartments                        $          0   $          0      Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                   CONTRACTUAL         U/W
                                                                    ENGINEERING     RECURRING       RECURRING        LC & TI
                                                                     RESERVE AT    REPLACEMENT     REPLACEMENT      RESERVE AT
  #   CROSSED  LOAN NAME                                            ORIGINATION    RESERVE/FF&E    RESERVE/FF&E    ORIGINATION
  -   -------  ---------                                            ------------   ------------    ------------    ------------
  60           Valley Plaza                                         $          0   $     11,200    $     16,800    $    120,000
  61           Timber Ridge Plaza                                   $      3,750   $     14,200    $     14,200    $          0
  62           Garden City Apartments                               $     31,750   $     64,000    $     64,000    $          0
  63           Belvedere Park Plaza                                 $     33,063   $     20,112    $     17,597    $          0
  64           Trails of Windfern Apartments                        $     20,313   $     60,000    $     60,000    $          0
  65           Hatteras Island Plaza                                $      7,187   $          0    $     13,076    $          0
  66           Tower Place Apartments                               $          0   $     25,600    $     25,600    $          0
  67           Boyd Multifamily Portfolio                           $    387,750   $     58,575    $     58,575    $          0
  68           3400 Dundee Road                                     $     18,000   $     15,000    $     15,012    $      8,673
  69           BP Pleasant Woods Apartments                         $     10,250   $     51,996    $     52,000    $          0
  70           Daneland Mobile Home Park                            $      1,250   $     13,850    $     13,850    $          0
  71           Rosemont Crossing Apartments                         $     50,458   $     54,250    $     54,250    $          0
  72           Glenwood Apartments                                  $     13,750   $     42,000    $     42,250    $          0
  73           Austin Heights                                       $     40,000   $      8,954    $      8,954    $          0
  74           Shops on Montevallo                                  $     22,500   $          0    $      9,728    $          0
  75           Fieldstone Apartments                                $          0   $     27,000    $     27,000    $          0
  76           Unizan Plaza                                         $          0   $     26,361    $     26,483    $    400,000
  77           Brown and Gilbert Plaza                              $     61,019   $     10,776    $     10,778    $          0
  78           Midland Heights Apartments                           $     18,750   $     28,000    $     28,000    $          0
  79           Goldenpointe Apartments                              $          0   $     24,000    $     30,000    $          0
  80           Sunridge Plaza Phase II                              $          0   $      4,500    $      4,500    $          0
  81           Stone Gate Apartments                                $          0   $     28,800    $     28,800    $          0
  82           Hampton Inn - San Antonio                            $          0            0.0%            5.0%   $          0
  83           Brookhaven Apartments                                $          0   $     34,000    $     34,000    $          0
  84           Mission Valley Square                                $          0   $          0    $      4,936    $          0
  85           Cherry Bottom Shopping Center                        $          0   $      8,808    $      8,808    $          0
  86           Carole Properties Portfolio                          $          0   $     19,404    $     19,408    $          0
  87           The Heritage Building                                $          0   $          0    $     14,259    $          0
  88    (D)    Highland - Highland Park Place                       $      8,515   $      4,800    $      6,464    $          0
  89    (D)    Highland-13939 Livernois Avenue                      $      4,762   $      1,200    $      1,728    $          0
  90           Robin Mobile Home Park                               $      3,500   $          0    $     11,800    $          0
  91           910 Office Building                                  $          0   $      4,620    $      4,623    $          0
  92           Tyler Plaza                                          $          0   $      4,791    $      7,190    $          0
  93           Heritage Plaza                                       $      3,750   $          0    $     13,064    $     70,000
  94           JFK Medical Pavilion II                              $          0   $      4,092    $      4,090    $          0
  95           Logan Building                                       $     11,277   $          0    $      8,650    $    100,000
  96           Walgreens (Auburn)                                   $          0   $          0    $      1,456    $          0
  97           Pleasant Grove Self Storage Facility                 $          0   $          0    $     10,120    $          0
  98           Pecan Place Apartments                               $     60,563   $    110,750    $     62,750    $          0
  99           Fitchburg - Findlay Retail Properties                $     16,250   $     21,276    $     36,374    $    500,000
 100           Ashford Village Shopping Center                      $     57,000   $          0    $     18,269    $          0
 101           Madison County Self Storages Portfolio               $      9,438   $          0    $     19,145    $          0
 102           Sausalito Apartments                                 $     72,224   $     47,500    $     47,500    $          0
 103           Shenandoah Village Apartments                        $          0   $     34,000    $     34,000    $          0
 104           Regency Apartments - Milwaukee                       $      4,375   $     29,700    $     29,700    $          0
 105           Staples Plaza                                        $          0   $      5,088    $      5,087    $          0
 106           Central Park Plaza                                   $    110,804   $          0    $     14,962    $     70,000
 107           Kingston Corners Plaza                               $     11,825   $      8,592    $     11,455    $          0
 108           Villa Rosa                                           $          0   $     11,200    $     11,200    $          0
 109           2230 Point Boulevard                                 $          0   $          0    $      5,471    $    175,000
 110           Grandview Plaza                                      $     32,343   $     12,808    $     13,020    $          0
 111           CT Storage Portfolio                                 $     13,500   $          0    $     12,443    $          0
 112           Harmony Plaza                                        $    125,000   $          0    $     12,423    $          0
 113           Home Depot Cold Spring                               $          0   $          0    $          0    $          0
 114           Shops at Woodmen Hills                               $          0   $          0    $      4,155    $          0
 115           Walgreens - Oklahoma City                            $          0   $      2,093    $      2,086    $          0
 116           Mary Crest Partners II                               $          0   $      3,666    $      5,499    $          0
 117           Parkway Villa Apartments                             $          0   $     41,964    $     41,964    $          0
 118           Lancaster Court Apartments                           $      4,650   $     33,552    $     33,548    $          0

                                                                    CONTRACTUAL                      TAX &
                                                                     RECURRING         U/W         INSURANCE
  #   CROSSED  LOAN NAME                                              LC & TI        LC & TI        ESCROWS
  -   -------  ---------                                            ------------   ------------    ---------
  60           Valley Plaza                                         $          0   $     56,458      Both
  61           Timber Ridge Plaza                                   $     50,000   $     54,299      Both
  62           Garden City Apartments                               $          0   $          0      Both
  63           Belvedere Park Plaza                                 $     53,040   $     53,322      Both
  64           Trails of Windfern Apartments                        $          0   $          0      Both
  65           Hatteras Island Plaza                                $     25,000   $     38,768      Both
  66           Tower Place Apartments                               $          0   $          0      Both
  67           Boyd Multifamily Portfolio                           $          0   $          0      Both
  68           3400 Dundee Road                                     $    104,076   $    104,526      Both
  69           BP Pleasant Woods Apartments                         $          0   $          0      Both
  70           Daneland Mobile Home Park                            $          0   $          0      Both
  71           Rosemont Crossing Apartments                         $          0   $          0      Both
  72           Glenwood Apartments                                  $          0   $          0      Both
  73           Austin Heights                                       $     39,960   $     40,629      Both
  74           Shops on Montevallo                                  $     40,000   $     39,410      Both
  75           Fieldstone Apartments                                $          0   $          0      Both
  76           Unizan Plaza                                         $          0   $    116,729      Both
  77           Brown and Gilbert Plaza                              $     40,632   $     40,637      Both
  78           Midland Heights Apartments                           $          0   $          0      Both
  79           Goldenpointe Apartments                              $          0   $          0      Both
  80           Sunridge Plaza Phase II                              $     15,000   $     30,989      Both
  81           Stone Gate Apartments                                $          0   $          0      Both
  82           Hampton Inn - San Antonio                            $          0   $          0      Tax
  83           Brookhaven Apartments                                $          0   $          0      Both
  84           Mission Valley Square                                $          0   $     22,847      Both
  85           Cherry Bottom Shopping Center                        $          0   $     47,136      Both
  86           Carole Properties Portfolio                          $     27,840   $     27,840      Both
  87           The Heritage Building                                $     39,996   $     52,740      Both
  88    (D)    Highland - Highland Park Place                       $     17,500   $     31,709      Both
  89    (D)    Highland-13939 Livernois Avenue                      $      7,500   $      7,151      Both
  90           Robin Mobile Home Park                               $          0   $          0      Both
  91           910 Office Building                                  $          0   $     53,953      Both
  92           Tyler Plaza                                          $     38,332   $     48,143      Tax
  93           Heritage Plaza                                       $      7,932   $     41,805      Both
  94           JFK Medical Pavilion II                              $     23,616   $     24,376      Both
  95           Logan Building                                       $     57,600   $     37,980      Both
  96           Walgreens (Auburn)                                   $          0   $          0      None
  97           Pleasant Grove Self Storage Facility                 $          0   $          0      Both
  98           Pecan Place Apartments                               $          0   $          0      Both
  99           Fitchburg - Findlay Retail Properties                $     42,156   $     42,160      Both
 100           Ashford Village Shopping Center                      $          0   $     38,578      Both
 101           Madison County Self Storages Portfolio               $          0   $          0      Both
 102           Sausalito Apartments                                 $          0   $          0      Both
 103           Shenandoah Village Apartments                        $          0   $          0      Both
 104           Regency Apartments - Milwaukee                       $          0   $          0      Both
 105           Staples Plaza                                        $      5,000   $      7,161      Both
 106           Central Park Plaza                                   $     13,548   $     49,873      Both
 107           Kingston Corners Plaza                               $     28,644   $     26,007      Both
 108           Villa Rosa                                           $          0   $          0      Both
 109           2230 Point Boulevard                                 $     20,000   $     35,129      Both
 110           Grandview Plaza                                      $     21,179   $     27,090      Both
 111           CT Storage Portfolio                                 $          0   $          0      Both
 112           Harmony Plaza                                        $          0   $     26,082      Both
 113           Home Depot Cold Spring                               $          0   $          0      None
 114           Shops at Woodmen Hills                               $     30,000   $     30,000      Both
 115           Walgreens - Oklahoma City                            $          0   $     13,905      Both
 116           Mary Crest Partners II                               $     25,000   $     18,867      Both
 117           Parkway Villa Apartments                             $          0   $          0      Both
 118           Lancaster Court Apartments                           $          0   $          0      Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                   CONTRACTUAL         U/W
                                                                    ENGINEERING     RECURRING       RECURRING        LC & TI
                                                                     RESERVE AT    REPLACEMENT     REPLACEMENT      RESERVE AT
  #   CROSSED  LOAN NAME                                            ORIGINATION    RESERVE/FF&E    RESERVE/FF&E    ORIGINATION
  -   -------  ---------                                            ------------   ------------    ------------    ------------
 119           Shops at Shawnee Ridge                               $          0   $      2,754    $      2,754    $          0
 120           Kent Plaza Apartments                                $          0   $     39,756    $     39,750    $          0
 121           Sagewood Center II                                   $          0   $          0    $      3,079    $          0
 122           Dakota Village Shopping Center                       $          0   $          0    $      2,565    $          0
 123           9320 Wilshire Boulevard Office                       $     88,250   $          0    $      7,227    $          0
 124           Park Lane Apartments                                 $          0   $     12,000    $     15,000    $          0
 125           Hotel Casablanca                                     $          0            0.0%            4.0%   $          0
 126           Trinity Oaks Shopping Center                         $     15,219   $          0    $      5,633    $     10,000
 127           Orchard Square Apartments                            $     26,731   $     31,500    $     31,750    $          0
 128           Skyline Office Plaza                                 $          0   $      4,044    $      4,095    $          0
 129           Falls Creek Plaza                                    $          0   $      2,040    $      2,010    $          0
 130           Lee's Drilling Self Storage                          $          0   $          0    $     11,208    $          0
 131           Fig Leaf Plaza                                       $          0   $          0    $      1,960    $          0
 132           Shoppes of Olney II                                  $          0   $      1,349    $      1,349    $          0
 133           Southland Plaza                                      $     76,400   $          0    $      8,271    $     90,000
 134           Duane Heights Apartments                             $     12,500   $      3,500    $      3,500    $          0
 135           GEM City Manufactured Housing Community              $          0   $      6,800    $      6,800    $          0
 136           Village Shoppes at Winter Park                       $          0   $      1,070    $      1,605    $     20,000
 137           Montgomery Plaza Apartments                          $     16,813   $     16,250    $     16,250    $          0
 138           Handi Self Storage                                   $     30,000   $          0    $     15,329    $          0
 139           Eden Rock Apartments                                 $      1,875   $     28,750    $     28,750    $          0
 140           Tucson Marketplace                                   $          0   $      3,398    $      3,398    $          0
 141           7500 Santa Fe Retail Center                          $          0   $      1,214    $      1,214    $          0
 142           Laguna Canyon                                        $          0   $          0    $      2,515    $          0
 143           Townhomes Mobile Home Park                           $     10,265   $          0    $      3,450    $          0
 144           576 Riverside Drive                                  $     81,250   $     15,250    $     15,250    $          0
 145           Georgian Oaks/Georgian Village Apartments            $          0   $     26,500    $     27,000    $          0
 146           Park Run Building                                    $          0   $      1,454    $      1,454    $          0
 147           Riverside Apartments                                 $      9,375   $     17,000    $     17,000    $          0
 148           Union Town Center                                    $          0   $          0    $      1,620    $          0
 149           Yakima Triangle Center                               $     24,400   $      3,502    $      3,502    $          0
 150           Diamond Court Apartments                             $     14,063   $      6,500    $      6,500    $          0
 151           Cambridge West Apartments                            $     20,125   $     12,250    $     12,250    $          0
 152           Clear Creek Crossing                                 $          0   $          0    $      1,787    $          0
 153           Summit Ridge                                         $    120,510   $     10,000    $     10,040    $          0
 154           Korea Town Plaza Shopping Center                     $          0   $          0    $      2,943    $     80,000
 155           Panorama Self Storage                                $     10,313   $          0    $      3,375    $          0
 156           Stuart Place Apartments                              $          0   $      9,000    $      9,000    $          0
 157           Marshall Wells Retail                                $          0   $          0    $        869    $          0
 158           Roxboro Shops                                        $          0   $          0    $      1,241    $          0
 159           Cookson Mobile Home Park                             $      3,750   $      5,760    $      5,760    $          0
 160           Plaza West Apartments                                $     12,550   $      7,000    $      7,000    $          0
 161           Parker Exchange Shopping Center                      $     33,500   $          0    $      2,112    $     35,000
 162           Prairie Village of Grimes I                          $      5,375   $     10,000    $     10,000    $          0
 163           Sunset Gardens Mobile Home Park                      $     36,938   $          0    $      2,950    $          0
 164           Falconer Village                                     $        625   $      2,950    $      2,950    $          0
 165           Evergreen Manor of Waukee                            $      3,563   $      8,000    $      8,000    $          0
 166           Silverwood Apartments                                $      2,125   $     10,000    $     10,000    $          0

                                                                    CONTRACTUAL                      TAX &
                                                                     RECURRING         U/W         INSURANCE
  #   CROSSED  LOAN NAME                                              LC & TI        LC & TI        ESCROWS
  -   -------  ---------                                            ------------   ------------    ---------
 119           Shops at Shawnee Ridge                               $      9,180   $     18,542      Both
 120           Kent Plaza Apartments                                $          0   $          0      Both
 121           Sagewood Center II                                   $     20,400   $     20,395      Both
 122           Dakota Village Shopping Center                       $     10,260   $     17,679      None
 123           9320 Wilshire Boulevard Office                       $     49,333   $     50,374      Both
 124           Park Lane Apartments                                 $          0   $          0      Both
 125           Hotel Casablanca                                     $          0   $          0      Both
 126           Trinity Oaks Shopping Center                         $     25,000   $     21,227      Both
 127           Orchard Square Apartments                            $          0   $          0      Both
 128           Skyline Office Plaza                                 $     20,892   $     20,892      Both
 129           Falls Creek Plaza                                    $     13,500   $     11,085      Both
 130           Lee's Drilling Self Storage                          $          0   $          0      Both
 131           Fig Leaf Plaza                                       $     13,068   $      9,275      Both
 132           Shoppes of Olney II                                  $      3,000   $     18,000      Both
 133           Southland Plaza                                      $          0   $     26,377      Both
 134           Duane Heights Apartments                             $          0   $          0      Both
 135           GEM City Manufactured Housing Community              $          0   $          0      Both
 136           Village Shoppes at Winter Park                       $     10,730   $      8,268      Both
 137           Montgomery Plaza Apartments                          $          0   $          0      Both
 138           Handi Self Storage                                   $          0   $          0      Both
 139           Eden Rock Apartments                                 $          0   $          0      Both
 140           Tucson Marketplace                                   $          0   $     11,936      Both
 141           7500 Santa Fe Retail Center                          $          0   $      9,433      Both
 142           Laguna Canyon                                        $     16,768   $      8,384      Both
 143           Townhomes Mobile Home Park                           $          0   $          0      Both
 144           576 Riverside Drive                                  $          0   $          0      Both
 145           Georgian Oaks/Georgian Village Apartments            $          0   $          0      Both
 146           Park Run Building                                    $      9,695   $     11,696      Both
 147           Riverside Apartments                                 $          0   $          0      Both
 148           Union Town Center                                    $      5,400   $     10,245      Both
 149           Yakima Triangle Center                               $     10,000   $     16,611      Both
 150           Diamond Court Apartments                             $          0   $          0      Both
 151           Cambridge West Apartments                            $          0   $          0      Both
 152           Clear Creek Crossing                                 $      7,800   $     11,916      Both
 153           Summit Ridge                                         $          0   $          0      Both
 154           Korea Town Plaza Shopping Center                     $     10,008   $     15,991      Both
 155           Panorama Self Storage                                $          0   $          0      Both
 156           Stuart Place Apartments                              $          0   $          0      Both
 157           Marshall Wells Retail                                $          0   $      5,794      Both
 158           Roxboro Shops                                        $      7,308   $      7,445      Both
 159           Cookson Mobile Home Park                             $          0   $          0      Both
 160           Plaza West Apartments                                $          0   $          0      Both
 161           Parker Exchange Shopping Center                      $          0   $     31,500      Both
 162           Prairie Village of Grimes I                          $          0   $          0      Both
 163           Sunset Gardens Mobile Home Park                      $          0   $          0      Both
 164           Falconer Village                                     $          0   $          0      Both
 165           Evergreen Manor of Waukee                            $          0   $          0      Both
 166           Silverwood Apartments                                $          0   $          0      Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BP SWEETWATER RANCH APARTMENTS, BP PRESCOTT PLACE II APARTMENTS, BP PRESCOTT PLACE I APARTMENTS AND BP BERKSHIRE OF ADDISON APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BP HUNTINGTON LAKES APARTMENTS, BP HUNTINGTON RIDGE APARTMENTS AND BP BERKSHIRE SPRINGS APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) COMMENCING ON THE FIRST DAY OF EACH CALENDAR MONTH BORROWER SHALL MAKE THE FOLLOWING MONTHLY DEPOSITS: (a) THROUGH APRIL 30, 2005, BORROWER SHALL DEPOSIT $14,601.21 MONTHLY; (b) COMMENCING MAY 1, 2005 THROUGH JUNE 1, 2006 BORROWER SHALL DEPOSIT 3% OF THE TOTAL GROSS REVENUES DERIVED FROM THE PRECEDING TWELVE (12) MONTH PERIOD; AND (c) COMMENCING ON JULY 1, 2006, BORROWER SHALL DEPOSIT AN AMOUNT EQUAL TO ONE-TWELFTH OF THE GREATER OF: (i) 3.5% OF THE TOTAL GROSS REVENUES DERIVED FROM THE PRECEDING TWELVE (12) MONTH PERIOD AND (ii) THE AMOUNT IN LENDER'S STRUCTURAL ENGINEERING REPORT NECESSARY TO MAINTAIN THE PROPERTY.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                    CUT-OFF                                            MAJOR
                                                 ATE PRINCIPAL  PROPERTY                             TENANT # 1
 #   CROSSED  PROPERTY NAME                       BALANCE (1)   TYPE        SQ. FT.                     NAME
 -   -------  -------------                       -----------   ----        -------                     ----
 1a           Eastridge Mall                     $ 41,750,649   Retail      493,482                       Sears
 1b           Pine Ridge Mall                    $ 28,149,304   Retail      538,772                     Dillard's
 1c           Red Cliffs                         $ 26,754,294   Retail      385,643                      Sears(2)
 1d           Three Rivers Mall                  $ 22,918,017   Retail      427,954                Guesthouse Suites(2)
  2           Phelps Dodge Tower                 $ 54,500,000   Office      409,889              Phelps Dodge Corporation
 11           Shoppes at Brinton Lake            $ 45,500,000   Retail      192,647                     Foodsource
 12           2001 M Street                      $ 44,500,000   Office      209,645                      KPMG LLP
 14           Battery Park City Retail and
                Entertainment Complex            $ 37,830,000   Retail      158,719                   Regal Cinemas
 15           The Mall at Yuba City              $ 36,000,000   Retail      305,887               Sears, Roebuck and Co.
 19           National and Hayden Complex        $ 25,690,768   Office      143,040                  Ogilvy & Mather
 21           Walnut Creek Retail                $ 19,830,110   Mixed Use   208,797                  Shurgard Storage
 23           Paseo Marketplace                  $ 18,911,233   Retail       77,189                  Executive Suites
 25           Voice of America Center Phase I    $ 17,200,000   Retail      106,127                 Linens and Things
 30           One Columbus Center                $ 15,500,000   Office      130,106                  Bank of America
 32           The Regions Financial Tower        $ 15,000,000   Office      174,603              PBC Tourist Development
 34           Rancho Vista Industrial 5 & 6      $ 13,754,853   Industrial  181,895                  Bodyworks, Inc.
 36           Coral Island Shopping Center       $ 12,500,000   Retail       45,899                        CVS
 38           Lafayette Corporate Campus         $ 11,510,090   Industrial  132,000      Logicon Commercial Information Services
 41           Shoppes of Plantation Acres        $ 10,452,247   Retail       57,200                    Circuit City
 43           Howard and Western Retail          $  9,975,799   Retail       88,404                     Walgreen's
 44           Shops at Pinnacle Peak             $  9,945,604   Retail       41,870                 Home National Bank
 45           333 Gellert Boulevard              $  9,600,000   Office       61,557               Moss Beach Homes, Inc.
 47           Columbia III Shopping Center       $  9,360,000   Retail      109,030                    Hobby Lobby
 48           Bank One Buildings                 $  9,128,605   Office       92,792                      Bank One
 49           Miller West Plaza                  $  8,876,574   Retail       63,595                Publix Super Market
 50           Lohman's Crossing Shopping Center  $  8,700,000   Retail      102,796                     Chair King
 51           El Dorado Shopping Center          $  8,631,131   Retail      121,620                     Randall's
 52           Hanford Town Center                $  8,600,000   Retail      102,206                     Albertsons
 53           Fiddler's Cove                     $  8,516,475   Retail       93,631              J & S Supermarket, Inc.
 54           Jenkintown Plaza                   $  8,320,000   Office       98,839                    Club Systems
 60           Valley Plaza                       $  7,353,880   Mixed Use   112,000                      TeleTech
 61           Timber Ridge Plaza                 $  7,156,328   Retail       94,668                       Topps
 63           Belvedere Park Plaza               $  7,100,000   Retail      125,690                  Ashley Furniture
 65           Hatteras Island Plaza              $  6,776,775   Retail       87,170                     Food Lion
 68           3400 Dundee Road                   $  6,590,882   Office       75,061              Medical Business Systems
 73           Austin Heights                     $  6,200,000   Retail       59,692                      Goodwill
 74           Shops on Montevallo                $  6,100,000   Retail       64,851                        CVS
 76           Unizan Plaza                       $  6,000,000   Office      131,575         Unizan Bank, National Association
 77           Brown and Gilbert Plaza            $  5,985,739   Retail       71,856                   Sprouts Market
 80           Sunridge Plaza Phase II            $  5,842,428   Retail       30,000                Center for Wellbeing
 84           Mission Valley Square              $  5,500,000   Retail       23,503                   David's Bridal
 85           Cherry Bottom Shopping Center      $  5,460,257   Retail       58,723                       BW-3's
 86a          Stor-Rite Dr. Andre's Way          $  2,511,628   Industrial   58,384                  Vincente Vidalon
 86b          Stor-Rite 3750 East Industrial Way $  1,460,710   Industrial   30,784                   David Sprague
 86c          Stor-Rite N.E. 4th Street          $  1,427,662   Industrial   31,874                    Kirby Canty
 87           The Heritage Building              $  5,376,208   Office       95,061            Wise Carter Child & Caraway
 88     (A)   Highland - Highland Park Place     $  3,381,698   Retail       42,238                Rite Aid Corporation
 89     (A)   Highland-13939 Livernois Avenue    $  1,568,777   Retail       11,520                      Rite Aid
 91           910 Office Building                $  4,824,992   Office       30,822  Coldwell Banker Residential Real Estate Service
 92           Tyler Plaza                        $  4,684,303   Office       47,932                County of Riverside
 93           Heritage Plaza                     $  4,588,868   Retail       52,838                 Blockbuster Video
 94           JFK Medical Pavilion II            $  4,504,390   Office       25,565        Columbia/JFK Healthcare System, Inc.
 95           Logan Building                     $  4,380,212   Office       57,667              Omni Research & Training
 96           Walgreens (Auburn)                 $  4,300,000   Retail       14,560                     Walgreens
 99a          Hobby Lobby Plaza                  $  2,794,858   Retail       73,349                    Hob-Lob, LP
 99b          Kmart                              $  1,397,429   Retail      100,685                    K-Mart Corp.
 100          Ashford Village Shopping Center    $  4,134,450   Retail       79,431               Tuesday Morning, Inc.
 105          Staples Plaza                      $  3,733,103   Retail       33,912                      Staples
 106          Central Park Plaza                 $  3,673,497   Retail       49,929           International Business School
 107          Kingston Corners Plaza             $  3,633,888   Retail       57,275                    Shaker's IGA
 109          2230 Point Boulevard               $  3,388,517   Office       36,472                 Mueller & Company
 110          Grandview Plaza                    $  3,250,000   Retail       86,799                CSK Auto (Checkers)
 112          Harmony Plaza                      $  3,177,404   Retail       82,820                  Big Lots Stores
 113          Home Depot Cold Spring             $  3,150,000   Retail      129,730                     Home Depot
 114          Shops at Woodmen Hills             $  3,133,919   Retail       27,702              Frankies II Bar & Grill
 115          Walgreens - Oklahoma City          $  3,062,996   Retail       13,905                     Walgreens
 116          Mary Crest Partners II             $  3,050,000   Industrial   36,657                Rising Sun Plumbing
 119          Shops at Shawnee Ridge             $  2,980,133   Retail       18,360               Atlanta Bread Company
 121          Sagewood Center II                 $  2,865,523   Mixed Use    20,528                  Meadow Creek Spa
 122          Dakota Village Shopping Center     $  2,850,000   Retail       17,097                Big 5 Sporting Goods
 123          9320 Wilshire Boulevard Office     $  2,787,501   Office       49,006       Windswept Pacific Entertainment Group
 126          Trinity Oaks Shopping Center       $  2,531,786   Retail       28,164                 Midwash Wash & Dry
 128          Skyline Office Plaza               $  2,394,296   Office       20,477                   Rusing & Lopez
 129          Falls Creek Plaza                  $  2,339,762   Retail       13,400                   David's Bridal
 131          Fig Leaf Plaza                     $  2,055,987   Retail       13,068               Golden 1 Credit Union
 132          Shoppes of Olney II                $  2,000,000   Retail        8,995                     M & T Bank
 133          Southland Plaza                    $  1,995,415   Retail       55,137              Dunhams Athleisure Corp.
 136          Village Shoppes at Winter Park     $  1,939,597   Retail       10,703              Flemings/Southeast-I, LP
 140          Tucson Marketplace                 $  1,834,003   Retail       16,180              Leslie's Poolmart, Inc.
 141          7500 Santa Fe Retail Center        $  1,800,000   Retail       12,139                  Sprint Spectrum
 142          Laguna Canyon                      $  1,794,329   Industrial   16,768                Laguna Canyon Winery
 146          Park Run Building                  $  1,754,039   Office       10,160           Consultants In Marketing, Inc.
 148          Union Town Center                  $  1,640,110   Retail       10,800                  Payless Liquors
 149          Yakima Triangle Center             $  1,594,636   Retail       20,350              Sherwin-Willams Company
 152          Clear Creek Crossing               $  1,496,458   Retail       11,916                 Blockbuster Video
 154          Korea Town Plaza Shopping Center   $  1,358,744   Retail       19,617                     Korea Mart
 157          Marshall Wells Retail              $  1,193,483   Retail        5,794                      Quizno's
 158          Roxboro Shops                      $    996,820   Retail        8,273                    Blockbuster
 161          Parker Exchange Shopping Center    $    942,078   Retail       14,080                   Charlie's Bar

                                                   MAJOR          MAJOR                        MAJOR                       MAJOR
                                                 TENANT # 1  TENANT # 1 LEASE                TENANT # 2                  TENANT # 2
 #   CROSSED  PROPERTY NAME                       SQ. FT.    EXPIRATION DATE                    NAME                       SQ. FT.
 -   -------  -------------                      ----------  ---------------                    ----                       -------
 1a           Eastridge Mall                       87,382      10/31/2032                   JC Penney                      65,597
 1b           Pine Ridge Mall                     122,512       7/31/2006                    Sears(2)                      77,870
 1c           Red Cliffs                           73,719      10/20/2018                   JC Penney                      49,398
 1d           Three Rivers Mall                    65,000       4/12/2059                     Sears                        52,659
  2           Phelps Dodge Tower                  176,982      12/31/2011        Ryley, Carlock & Applewhite, PA           49,275
 11           Shoppes at Brinton Lake              26,664       4/30/2021             Borders Books & Music                24,000
 12           2001 M Street                       193,424      12/31/2011          United States Postal Service             7,213
 14           Battery Park City Retail and
                Entertainment Complex              72,000       7/5/2011                DSW Shoe Warehouse                 29,600
 15           The Mall at Yuba City                73,910       2/28/2014                   JC Penney                      49,697
 19           National and Hayden Complex          28,199      10/31/2010                      AOL                         24,196
 21           Walnut Creek Retail                 156,000       3/17/2029                   OfficeMax                      25,402
 23           Paseo Marketplace                    13,600      12/31/2021                    Alessios                       6,680
 25           Voice of America Center Phase I      28,226       1/31/2015                    Michaels                      21,403
 30           One Columbus Center                  18,892       6/30/2011     Hargrove Brockwell & Associates, L.T.        16,624
 32           The Regions Financial Tower          23,575       7/31/2011                 Adams, Coogler                   12,120
 34           Rancho Vista Industrial 5 & 6        20,595      12/31/2012                 Legend Labels                    18,724
 36           Coral Island Shopping Center          9,072       7/31/2015               Blockbuster Videos                  5,000
 38           Lafayette Corporate Campus           53,430       6/30/2008         Exempla Good Samaritan Medical           18,956
 41           Shoppes of Plantation Acres          44,400       1/31/2018             Quarterdeck Restaurant                7,000
 43           Howard and Western Retail            16,421      12/31/2051            Dollar Tree Stores, Inc               15,000
 44           Shops at Pinnacle Peak                4,680      11/30/2006               Millennium Day Spa                  4,480
 45           333 Gellert Boulevard                 5,850       7/31/2007       Stewart Title of California, Inc.           3,660
 47           Columbia III Shopping Center         60,000      10/31/2019                   AJ Wright                      25,000
 48           Bank One Buildings                   33,199       4/30/2013            Beacon Hill Investments               14,111
 49           Miller West Plaza                    44,271      10/31/2023               Washington Mutual                   4,484
 50           Lohman's Crossing Shopping Center    29,586       6/30/2014              Tuesday Morning, Inc                 6,500
 51           El Dorado Shopping Center            52,580       8/31/2009                  Palais Royal                    26,000
 52           Hanford Town Center                  58,416       9/19/2019            Orchard Supply Hardware               43,790
 53           Fiddler's Cove                       33,706       1/29/2016                      CVS                         10,923
 54           Jenkintown Plaza                     27,458       4/30/2008                    Indetec                       16,644
 60           Valley Plaza                         98,000       1/31/2021              Anna's Linen Company                14,000
 61           Timber Ridge Plaza                   61,918      12/27/2010                   Blue Moose                      4,800
 63           Belvedere Park Plaza                 39,161       3/31/2014                  Dollar Tree                     16,990
 65           Hatteras Island Plaza                35,560       6/30/2017                  Ace Hardware                    12,500
 68           3400 Dundee Road                     12,561       5/31/2009                 Edwin C. Sigel                    8,753
 73           Austin Heights                       16,415      10/30/2009                 Anna's Linens                    12,507
 74           Shops on Montevallo                  12,000       3/31/2010                   ABC Store                       8,556
 76           Unizan Plaza                         21,821       3/31/2013     Black, McCuskey, Souers & Arbaugh, LPA       21,653
 77           Brown and Gilbert Plaza              28,000       4/30/2014               Rod's Ace Hardware                  8,450
 80           Sunridge Plaza Phase II               4,500      12/31/2006                 The Dance Zone                    3,600
 84           Mission Valley Square                10,771       6/30/2014              Mattress Discounters                 5,051
 85           Cherry Bottom Shopping Center         6,651      12/31/2008                  Hockey Stop                      4,775
 86a          Stor-Rite Dr. Andre's Way             4,438      12/31/2005                  Martin Diaz                      2,355
 86b          Stor-Rite 3750 East Industrial Way    1,728       2/28/2005                 Archie Turner                     1,125
 86c          Stor-Rite N.E. 4th Street             3,608       6/30/2005               Claudio Camilucci                   2,162
 87           The Heritage Building                40,849       5/30/2013                Balch & Bingham                   16,096
 88     (A)   Highland - Highland Park Place       10,880       6/30/2014               Dollar Daze, Inc.                   7,200
 89     (A)   Highland-13939 Livernois Avenue      11,520      10/31/2011                      N/A                            N/A
 91           910 Office Building                  15,528      10/31/2008                 CURTCO/SB, LLC                    8,163
 92           Tyler Plaza                           7,675      10/31/2009                    PBJ & S                        6,516
 93           Heritage Plaza                        5,512       7/31/2009                 Rent-A-Center                     4,425
 94           JFK Medical Pavilion II              11,456       2/16/2007             Clinical Studies, Ltd.                6,147
 95           Logan Building                        7,070       7/31/2010           Colorado Physician Health               5,001
 96           Walgreens (Auburn)                   14,560       6/30/2029                      N/A                            N/A
 99a          Hobby Lobby Plaza                    56,242      10/31/2011         Deals - Nothing Over A Dollar            17,107
 99b          Kmart                               100,685      11/30/2006                      N/A                            N/A
 100          Ashford Village Shopping Center      17,559       1/31/2010       Mediterranean Palace Buffet, Inc.          10,530
 105          Staples Plaza                        23,942      10/31/2015               Mattress Warehouse                  4,940
 106          Central Park Plaza                    8,686       7/31/2005                Workout Anytime                    6,687
 107          Kingston Corners Plaza               34,000       7/31/2009                      CVS                          8,760
 109          2230 Point Boulevard                 10,391      11/30/2014                 Kiewit Wester                    10,137
 110          Grandview Plaza                      57,165       1/31/2013                   Superpawn                      12,725
 112          Harmony Plaza                        35,000      12/31/2011                 Beall's Outlet                   11,000
 113          Home Depot Cold Spring              129,730       1/31/2025                      N/A                            N/A
 114          Shops at Woodmen Hills                5,600       7/31/2009                     Re/Max                        4,500
 115          Walgreens - Oklahoma City            13,905       3/31/2058                      N/A                            N/A
 116          Mary Crest Partners II               12,320       1/9/2007                    White Cap                      12,320
 119          Shops at Shawnee Ridge                4,860      10/31/2012                 AllianceHealth                    2,100
 121          Sagewood Center II                    5,517      10/31/2014               Scott Ohmart, DDS                   3,226
 122          Dakota Village Shopping Center       10,027       1/31/2019                 Central Alarm                     4,270
 123          9320 Wilshire Boulevard Office       14,759      12/31/2008                  Simms & Haft                    11,539
 126          Trinity Oaks Shopping Center          6,069      11/30/2011            Mexico Lindo y Que Rico!               2,700
 128          Skyline Office Plaza                 10,274       7/31/2011              Foothills Properties                 1,584
 129          Falls Creek Plaza                     9,000       9/30/2014                    Verizon                        3,000
 131          Fig Leaf Plaza                        3,960      11/30/2014              DiCicco's Restaurant                 2,574
 132          Shoppes of Olney II                   2,726       7/30/2014                 Serenity Zone                     1,397
 133          Southland Plaza                      18,214       1/31/2006           Dolgencorp. Inc. Store#77              12,320
 136          Village Shoppes at Winter Park        6,603      11/24/2013                 Gamestop, Inc.                    1,500
 140          Tucson Marketplace                    4,200      11/30/2005             RE/MAX Majestic Realty                3,600
 141          7500 Santa Fe Retail Center           2,994      12/31/2013                Eyemart Express                    2,438
 142          Laguna Canyon                         2,882       7/27/2008                   Athey Auto                      2,640
 146          Park Run Building                     3,688       5/31/2016            Integra Realty Resources               2,752
 148          Union Town Center                     6,000      11/30/2015                  Rustic Moose                     2,400
 149          Yakima Triangle Center                6,000       8/31/2007     Washington State Liquor Control Board         6,000
 152          Clear Creek Crossing                  4,118       4/30/2009                     Subway                        1,614
 154          Korea Town Plaza Shopping Center     12,000       9/30/2006                 Han Kook Video                    1,860
 157          Marshall Wells Retail                 1,942       11/6/2014               Urban Grind Coffee                  1,658
 158          Roxboro Shops                         5,973       1/31/2014                  Radio Shack                      2,300
 161          Parker Exchange Shopping Center       4,288      12/31/2010                  Supreme Ski                      3,072

                                                       MAJOR                            MAJOR
                                                 TENANT # 2 LEASE                     TENANT # 3
 #   CROSSED  PROPERTY NAME                      EXPIRATION DATE                         NAME
 -   -------  -------------                      ---------------                         ----
 1a           Eastridge Mall                        10/31/2007                       Bon Marche
 1b           Pine Ridge Mall                       10/24/2017                       JC Penney
 1c           Red Cliffs                             3/31/2010                       Dillard's
 1d           Three Rivers Mall                      3/1/2008                        Bon Macy's
  2           Phelps Dodge Tower                     9/30/2012             USA/Government - Dept. of HUD
 11           Shoppes at Brinton Lake                3/31/2021                    Organized Living
 12           2001 M Street                          10/3/2013              Huckleberry Cheesecake, Inc.
 14           Battery Park City Retail and
                Entertainment Complex                1/31/2015                  New York Sports Club
 15           The Mall at Yuba City                  3/31/2010                  Ross Dress for Less
 19           National and Hayden Complex           12/31/2008                       XAP, Corp.
 21           Walnut Creek Retail                    2/28/2014                     Guaranty Bank
 23           Paseo Marketplace                     12/31/2017                      Melting Pot
 25           Voice of America Center Phase I        2/28/2014                   Brown Group Retail
 30           One Columbus Center                    1/31/2009                Wolcott, Rivers, et al.
 32           The Regions Financial Tower            8/31/2009                Universal Land Title (2)
 34           Rancho Vista Industrial 5 & 6         10/31/2010                   Graphic Converting
 36           Coral Island Shopping Center             MTM                        Oriental Grocer
 38           Lafayette Corporate Campus              5/6/2006            Composite Technology Development
 41           Shoppes of Plantation Acres            2/28/2010     Sterling Inc. (Jared The Galleria of Jewelry)
 43           Howard and Western Retail              7/31/2008                     Unique Thrift
 44           Shops at Pinnacle Peak                 7/31/2010             Pinnacle Peak Family Medicine
 45           333 Gellert Boulevard                  2/29/2008           Digestive Diagnostic Center, Inc.
 47           Columbia III Shopping Center          10/31/2014                 Hibbett Sporting Goods
 48           Bank One Buildings                     3/31/2006                      CAMAC, Inc.
 49           Miller West Plaza                      2/28/2009              Kinder House Learning Center
 50           Lohman's Crossing Shopping Center      1/15/2006               Ferguson Enterprises, Inc
 51           El Dorado Shopping Center              7/31/2007                        Eckerd's
 52           Hanford Town Center                    9/29/2019                          N/A
 53           Fiddler's Cove                         1/31/2016                   Movie Gallery, Inc
 54           Jenkintown Plaza                      12/31/2006                    Managing Editor
 60           Valley Plaza                           5/31/2007                          N/A
 61           Timber Ridge Plaza                     6/30/2007                   T.R. Neck and Back
 63           Belvedere Park Plaza                   5/31/2008              CVS / Eckerd (Family Dollar)
 65           Hatteras Island Plaza                  2/28/2006               Multi-Cinemas Corporation
 68           3400 Dundee Road                       4/30/2011                  The Abrix Group, L.P
 73           Austin Heights                         9/30/2013                  Bamboo Asian Buffet
 74           Shops on Montevallo                    3/31/2013                    Tuesday Morning
 76           Unizan Plaza                             MTM             Tzangas, Plakas, Mannos, Recupero, LLC
 77           Brown and Gilbert Plaza                6/30/2013                     Tots Unlimited
 80           Sunridge Plaza Phase II               12/31/2007                Chanbad of Green Valley
 84           Mission Valley Square                  7/31/2014                    Verizon Wireless
 85           Cherry Bottom Shopping Center          4/30/2009                        Gymboree
 86a          Stor-Rite Dr. Andre's Way              7/31/2005                    Jonathan Augusto
 86b          Stor-Rite 3750 East Industrial Way     1/31/2005                  Clifton Boyde Smith
 86c          Stor-Rite N.E. 4th Street              2/28/2005                       Mark Wayne
 87           The Heritage Building                 10/31/2007                     Morgan Stanley
 88     (A)   Highland - Highland Park Place         5/4/2008                    Rainbow Women's Re
 89     (A)   Highland-13939 Livernois Avenue          N/A                              N/A
 91           910 Office Building                    1/31/2011           International Yachtmaster Training
 92           Tyler Plaza                           11/30/2009                  Lubrani & Smith, LLP
 93           Heritage Plaza                         6/30/2008                    The Quilt Asylum
 94           JFK Medical Pavilion II                2/11/2008         Ackerman, Herbst & Pliskow, M.D., P.A.
 95           Logan Building                         1/31/2008                 Paulien and Associates
 96           Walgreens (Auburn)                       N/A                              N/A
 99a          Hobby Lobby Plaza                      2/28/2008                          N/A
 99b          Kmart                                    N/A                              N/A
 100          Ashford Village Shopping Center        8/31/2007                     Dollar General
 105          Staples Plaza                         10/31/2014                      Liquor Store
 106          Central Park Plaza                     3/31/2006                 Heritage Dental Center
 107          Kingston Corners Plaza                 7/31/2007                        Dreamfit
 109          2230 Point Boulevard                   8/31/2009                IL Education Association
 110          Grandview Plaza                        8/31/2011                    Family Billiards
 112          Harmony Plaza                          4/30/2007                   Aaron Rents, Inc.
 113          Home Depot Cold Spring                   N/A                              N/A
 114          Shops at Woodmen Hills                 6/30/2009                   Vats, Vines & Beer
 115          Walgreens - Oklahoma City                N/A                              N/A
 116          Mary Crest Partners II                 9/30/2009                      Mastercraft
 119          Shops at Shawnee Ridge                 7/31/2012                 Moe's Southwest Grill
 121          Sagewood Center II                    11/30/2016                   Pilates Institute
 122          Dakota Village Shopping Center         5/31/2009                   Carpet Specialists
 123          9320 Wilshire Boulevard Office         9/30/2016                   Korbel Media, Inc.
 126          Trinity Oaks Shopping Center          12/31/2007                       Alfredo's
 128          Skyline Office Plaza                   6/30/2007                   Heartland Mortgage
 129          Falls Creek Plaza                      7/31/2014                       After Tux
 131          Fig Leaf Plaza                        12/15/2013               It Figures/Suntastic Tans
 132          Shoppes of Olney II                   10/31/2009                      Papa John's
 133          Southland Plaza                        7/31/2010               Joann Stores, Inc. Store#2
 136          Village Shoppes at Winter Park         1/31/2014                       Super Cuts
 140          Tucson Marketplace                     8/31/2012                       H&R Block
 141          7500 Santa Fe Retail Center           12/31/2013                       Supercuts
 142          Laguna Canyon                         12/31/2005                     Dennis Ekstron
 146          Park Run Building                      5/31/2016                   Carina Corporation
 148          Union Town Center                      5/31/2009                 Ware Enterprises Inc.
 149          Yakima Triangle Center                10/31/2006                     CSK Auto Inc.
 152          Clear Creek Crossing                   3/30/2009               Jackson Hewitt Tax Service
 154          Korea Town Plaza Shopping Center       3/31/2007                   Samuel S. Kim, DDS
 157          Marshall Wells Retail                  1/31/2009                    Cherly Bloodgood
 158          Roxboro Shops                          3/31/2009                          N/A
 161          Parker Exchange Shopping Center       10/31/2009                      Look Optical

                                                      MAJOR                  MAJOR
                                                    TENANT # 3          TENANT # 3 LEASE
 #   CROSSED  PROPERTY NAME                           SQ. FT.           EXPIRATION DATE
 -   -------  -------------                           -------           ---------------
 1a           Eastridge Mall                          60,934               1/31/2009
 1b           Pine Ridge Mall                         65,765               7/31/2006
 1c           Red Cliffs                              39,669               8/31/2015
 1d           Three Rivers Mall                       51,607               1/2/2008
  2           Phelps Dodge Tower                      30,993               4/30/2012
 11           Shoppes at Brinton Lake                 19,879               3/31/2016
 12           2001 M Street                            4,509               8/31/2005
 14           Battery Park City Retail and
                Entertainment Complex                 18,290               9/30/2020
 15           The Mall at Yuba City                   30,187               1/31/2012
 19           National and Hayden Complex             20,480               8/31/2007
 21           Walnut Creek Retail                     13,386               5/14/2014
 23           Paseo Marketplace                        4,900               12/31/2019
 25           Voice of America Center Phase I         10,000               3/31/2014
 30           One Columbus Center                     11,995               2/28/2014
 32           The Regions Financial Tower             11,288               6/30/2009
 34           Rancho Vista Industrial 5 & 6           14,189               4/30/2005
 36           Coral Island Shopping Center             2,980               10/31/2011
 38           Lafayette Corporate Campus              17,780               10/31/2007
 41           Shoppes of Plantation Acres              5,800               11/30/2024
 43           Howard and Western Retail                9,355               9/30/2009
 44           Shops at Pinnacle Peak                   2,920               4/30/2009
 45           333 Gellert Boulevard                    3,562               1/31/2011
 47           Columbia III Shopping Center             5,000               2/28/2010
 48           Bank One Buildings                       2,911               6/30/2009
 49           Miller West Plaza                        4,200               1/31/2009
 50           Lohman's Crossing Shopping Center        4,822               10/31/2008
 51           El Dorado Shopping Center                8,665               8/29/2009
 52           Hanford Town Center                        N/A                  N/A
 53           Fiddler's Cove                           6,000               8/31/2007
 54           Jenkintown Plaza                        11,922               3/31/2005
 60           Valley Plaza                               N/A                  N/A
 61           Timber Ridge Plaza                       3,200               9/30/2005
 63           Belvedere Park Plaza                     9,885               8/31/2007
 65           Hatteras Island Plaza                   11,050               7/31/2019
 68           3400 Dundee Road                         8,154               5/31/2009
 73           Austin Heights                          10,990               10/30/2014
 74           Shops on Montevallo                      6,855               7/31/2007
 76           Unizan Plaza                            11,901               5/31/2019
 77           Brown and Gilbert Plaza                  5,553               10/31/2005
 80           Sunridge Plaza Phase II                  2,700               3/31/2007
 84           Mission Valley Square                    3,989               7/31/2009
 85           Cherry Bottom Shopping Center            3,500               8/31/2005
 86a          Stor-Rite Dr. Andre's Way                2,320               1/31/2005
 86b          Stor-Rite 3750 East Industrial Way       1,125               2/28/2005
 86c          Stor-Rite N.E. 4th Street                1,666               2/28/2005
 87           The Heritage Building                    7,157                  MTM
 88    (A)    Highland - Highland Park Place           3,040               3/31/2009
 89    (A)    Highland-13939 Livernois Avenue            N/A                  N/A
 91           910 Office Building                      5,124               1/31/2011
 92           Tyler Plaza                              5,524               12/31/2009
 93           Heritage Plaza                           3,799               12/31/2009
 94           JFK Medical Pavilion II                  3,347               1/14/2007
 95           Logan Building                           3,954               4/30/2006
 96           Walgreens (Auburn)                         N/A                  N/A
 99a          Hobby Lobby Plaza                          N/A                  N/A
 99b          Kmart                                      N/A                  N/A
 100          Ashford Village Shopping Center          8,520               10/31/2008
 105          Staples Plaza                            3,230               8/31/2010
 106          Central Park Plaza                       3,835               1/31/2007
 107          Kingston Corners Plaza                   2,400               6/30/2006
 109          2230 Point Boulevard                     6,841               8/31/2014
 110          Grandview Plaza                          5,400               2/28/2005
 112          Harmony Plaza                           11,000               12/31/2006
 113          Home Depot Cold Spring                     N/A                  N/A
 114          Shops at Woodmen Hills                   4,422               7/31/2009
 115          Walgreens - Oklahoma City                  N/A                  N/A
 116          Mary Crest Partners II                   6,020               4/14/2007
 119          Shops at Shawnee Ridge                   1,800               1/31/2013
 121          Sagewood Center II                       2,553               8/31/2009
 122          Dakota Village Shopping Center           2,800               4/30/2009
 123          9320 Wilshire Boulevard Office           8,968               5/31/2010
 126          Trinity Oaks Shopping Center             2,392               12/31/2007
 128          Skyline Office Plaza                     1,248               12/31/2006
 129          Falls Creek Plaza                        1,400               9/30/2014
 131          Fig Leaf Plaza                           1,848               7/16/2008
 132          Shoppes of Olney II                      1,351               7/31/2011
 133          Southland Plaza                         12,103               1/31/2007
 136          Village Shoppes at Winter Park           1,360               4/30/2009
 140          Tucson Marketplace                       2,400               4/30/2008
 141          7500 Santa Fe Retail Center              1,836               2/27/2014
 142          Laguna Canyon                            2,400               11/30/2006
 146          Park Run Building                        2,121               7/31/2007
 148          Union Town Center                        1,200               6/30/2009
 149          Yakima Triangle Center                   5,400               1/31/2008
 152          Clear Creek Crossing                     1,384               11/30/2009
 154          Korea Town Plaza Shopping Center         1,375               3/31/2007
 157          Marshall Wells Retail                    1,157               1/14/2009
 158          Roxboro Shops                              N/A                  N/A
 161          Parker Exchange Shopping Center          1,536               11/30/2005

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) TENANT OPERATES UNDER A GROUND LEASE.

                              MULTIFAMILY SCHEDULE

                                                                                         UTILITIES                         SUBJECT
                                                                                          TENANT                  #         STUDIO
  #   CROSSED  PROPERTY NAME                                PROPERTY SUB-TYPE              PAYS               ELEVATORS     UNITS
  -   -------  -------------                                -----------------              ----               ---------     -----
   3    (A)    Bexley Creekside Apartments                    Conventional               Electric                 0          N/A
   4    (A)    Bexley Commons at Rosedale Apartments          Conventional               Electric                 0          N/A
   5           The Mansards                                   Conventional               Electric                 0          N/A
   7    (B)    BP Sweetwater Ranch Apartments                 Conventional                 Water                  0          N/A
   8    (B)    BP Prescott Place II Apartments                Conventional                 Water                  0          N/A
   9    (B)    BP Prescott Place I Apartments                 Conventional                 Water                  0          N/A
  10    (B)    BP Berkshire of Addison Apartments             Conventional            Electric/Water              0          N/A
  13           Rachel Bridge Apartments                       Conventional               Electric                12          119
  16    (C)    BP Huntington Lakes Apartments                 Conventional                 Water                  0          N/A
  17    (C)    BP Huntington Ridge Apartments                 Conventional                 None                   0          N/A
  18    (C)    BP Berkshire Springs Apartments                Conventional                 Water                  0          N/A
  20           Auburn Apartments                              Conventional         Electric/Water/Sewer           0          N/A
  22           Kings Crossing Apartments                      Conventional            Electric/Water              0          N/A
  24           Vintage Pointe Apartments                      Conventional         Electric/Water/Sewer           0           96
  31           Pavilions at Arrowhead                         Conventional            Electric/Water              0          N/A
  33           New Haven Plaza                                Conventional             Electric/Gas               5          140
  35           Cross Creek Apartments                         Conventional          Electric/Gas/Water            0          N/A
  39           Meadows Manor Mobile Home Park             Manufactured Housing   Electric/Gas/Water/Sewer        N/A         N/A
  40           Brittany Bay Apartments                        Conventional                 None                   0          N/A
  42           Kingstowne I Apartments                        Conventional               Electric                 0          N/A
  56           Bridges of Southpoint Apartments               Conventional              Water/Sewer               0          N/A
  57           Bromley Park Apartments                        Conventional          Electric/Gas/Sewer            0          N/A
  58           Windtree Apartments                            Conventional       Electric/Gas/Water/Sewer         0          N/A
  59           BP Berkshire Hills Apartments                  Conventional                 None                   0          N/A
  62           Garden City Apartments                         Conventional                 None                   0          N/A
  64           Trails of Windfern Apartments                  Conventional            Electric/Water              0          N/A
  66           Tower Place Apartments                         Conventional         Electric/Water/Sewer           0          N/A
 67a           Parkway Apartments                             Conventional                 None                   0          N/A
 67b           Fontanelle Apartments                          Conventional                 None                   0            3
 67c           J & E Apartments                               Conventional                 None                   0          N/A
 67d           Islander Apartments                            Conventional                 None                   0          N/A
 67e           Chinook Apartments                             Conventional                 None                   0            1
  69           BP Pleasant Woods Apartments                   Conventional          Electric/Gas/Water            0          N/A
  70           Daneland Mobile Home Park                  Manufactured Housing           Electric                N/A         N/A
  71           Rosemont Crossing Apartments                   Conventional            Electric/Water              0           27
  72           Glenwood Apartments                            Conventional            Electric/Water              0           16
  75           Fieldstone Apartments                          Conventional       Electric/Gas/Water/Sewer         0          N/A
  78           Midland Heights Apartments                     Conventional             Electric/Gas               0          N/A
  79           Goldenpointe Apartments                        Conventional               Electric                 0          N/A
  81           Stone Gate Apartments                          Conventional         Electric/Water/Sewer           0          N/A
  83           Brookhaven Apartments                          Conventional             Electric/Gas               0          N/A
  90           Robin Mobile Home Park                     Manufactured Housing         Electric/Gas              N/A         N/A
  98           Pecan Place Apartments                         Conventional            Electric/Water              0          N/A
 102           Sausalito Apartments                           Conventional            Electric/Water              0          N/A
 103           Shenandoah Village Apartments                  Conventional               Electric                 0          N/A
 104           Regency Apartments - Milwaukee                 Conventional             Electric/Gas               0          N/A
 108           Villa Rosa                                     Conventional               Electric                 1           28
 117           Parkway Villa Apartments                       Conventional         Electric/Water/Sewer           0          N/A
 118           Lancaster Court Apartments                     Conventional               Electric                 0          N/A
 120           Kent Plaza Apartments                          Conventional                 None                   0          N/A
 124           Park Lane Apartments                           Conventional         Electric/Water/Sewer           0          N/A
 127           Orchard Square Apartments                      Conventional                 None                   0           24
 134           Duane Heights Apartments                       Conventional                 None                   0          N/A
 135           GEM City Manufactured Housing Community    Manufactured Housing   Electric/Gas/Water/Sewer        N/A         N/A
 137           Montgomery Plaza Apartments                    Conventional               Electric                 2          N/A
 139           Eden Rock Apartments                           Conventional                 None                   0          N/A
 143           Townhomes Mobile Home Park                 Manufactured Housing   Electric/Gas/Water/Sewer        N/A         N/A
 144           576 Riverside Drive                            Conventional               Electric                 0            4
 145           Georgian Oaks/Georgian Village Apartments      Conventional             Electric/Gas               0          N/A
 147           Riverside Apartments                           Conventional               Electric                 0          N/A
 150           Diamond Court Apartments                       Conventional               Electric                 0          N/A
 151           Cambridge West Apartments                      Conventional                 None                   0          N/A
 153           Summit Ridge                                   Conventional                 None                   0          N/A
 156           Stuart Place Apartments                        Conventional                 None                   0           12
 159           Cookson Mobile Home Park                   Manufactured Housing   Electric/Gas/Water/Sewer        N/A         N/A
 160           Plaza West Apartments                          Conventional               Electric                 0          N/A
 162           Prairie Village of Grimes I                    Conventional                 None                   0          N/A
 163           Sunset Gardens Mobile Home Park            Manufactured Housing           Electric                N/A         N/A
 164           Falconer Village                           Manufactured Housing         Electric/Gas              N/A         N/A
 165           Evergreen Manor of Waukee                      Conventional                 None                   0          N/A
 166           Silverwood Apartments                          Conventional                 None                   0          N/A

                                                           SUBJECT      SUBJECT     SUBJECT    SUBJECT      SUBJECT    SUBJECT
                                                            STUDIO       STUDIO      1 BR       1 BR         1 BR        2 BR
  #   CROSSED  PROPERTY NAME                              AVG. RENT    MAX. RENT     UNITS    AVG. RENT    MAX. RENT    UNITS
  -   -------  -------------                              ---------    ---------     -----    ---------    ---------    -----
   3    (A)    Bexley Creekside Apartments                      N/A          N/A      192     $     616    $     775    252
   4    (A)    Bexley Commons at Rosedale Apartments            N/A          N/A      128     $     619    $     845    165
   5           The Mansards                                     N/A          N/A      455     $     591    $     662    777
   7    (B)    BP Sweetwater Ranch Apartments                   N/A          N/A      144     $     648    $     875    144
   8    (B)    BP Prescott Place II Apartments                  N/A          N/A      228     $     527    $     720    108
   9    (B)    BP Prescott Place I Apartments                   N/A          N/A      184     $     507    $     620    134
  10    (B)    BP Berkshire of Addison Apartments               N/A          N/A      144     $     576    $     735     68
  13           Rachel Bridge Apartments                   $     674    $     800      240     $     831    $   1,176    362
  16    (C)    BP Huntington Lakes Apartments                   N/A          N/A      297     $     548    $     780     84
  17    (C)    BP Huntington Ridge Apartments                   N/A          N/A      160     $     519    $     715     72
  18    (C)    BP Berkshire Springs Apartments                  N/A          N/A      128     $     529    $     640     72
  20           Auburn Apartments                                N/A          N/A       72     $     766    $     880    160
  22           Kings Crossing Apartments                        N/A          N/A      196     $     552    $     735    184
  24           Vintage Pointe Apartments                  $     357    $     395      238     $     477    $     569    186
  31           Pavilions at Arrowhead                           N/A          N/A       82     $     727    $     850    166
  33           New Haven Plaza                            $     847    $     884      159     $     974    $   1,015     45
  35           Cross Creek Apartments                           N/A          N/A       72     $     582    $     610    240
  39           Meadows Manor Mobile Home Park                   N/A          N/A      238     $     410    $     410     17
  40           Brittany Bay Apartments                          N/A          N/A       48     $     589    $     685     96
  42           Kingstowne I Apartments                          N/A          N/A       40     $     554    $     615    194
  56           Bridges of Southpoint Apartments                 N/A          N/A      132     $     605    $     725     60
  57           Bromley Park Apartments                          N/A          N/A       89     $     512    $     535    109
  58           Windtree Apartments                              N/A          N/A      168     $     477    $     510    108
  59           BP Berkshire Hills Apartments                    N/A          N/A      167     $     542    $     765     48
  62           Garden City Apartments                           N/A          N/A       16     $     530    $     530     88
  64           Trails of Windfern Apartments                    N/A          N/A      120     $     485    $     525    120
  66           Tower Place Apartments                           N/A          N/A       30     $     555    $     675     84
 67a           Parkway Apartments                               N/A          N/A       47     $     518    $     700     14
 67b           Fontanelle Apartments                      $     363    $     395       35     $     543    $     610     12
 67c           J & E Apartments                                 N/A          N/A       39     $     531    $     650      9
 67d           Islander Apartments                              N/A          N/A       24     $     546    $     610      5
 67e           Chinook Apartments                         $     395    $     395       16     $     565    $     610      4
  69           BP Pleasant Woods Apartments                     N/A          N/A      104     $     515    $     695    104
  70           Daneland Mobile Home Park                        N/A          N/A      N/A           N/A          N/A    N/A
  71           Rosemont Crossing Apartments               $     415    $     525      106     $     466    $     690     66
  72           Glenwood Apartments                        $     426    $     490       88     $     525    $     639     48
  75           Fieldstone Apartments                            N/A          N/A       32     $     614    $     640     60
  78           Midland Heights Apartments                       N/A          N/A       31     $     590    $     605     81
  79           Goldenpointe Apartments                          N/A          N/A       60     $     666    $     680     48
  81           Stone Gate Apartments                            N/A          N/A       72     $     535    $     625     72
  83           Brookhaven Apartments                            N/A          N/A       36     $     594    $     615    100
  90           Robin Mobile Home Park                           N/A          N/A      N/A           N/A          N/A    N/A
  98           Pecan Place Apartments                           N/A          N/A      106     $     416    $     430    104
 102           Sausalito Apartments                             N/A          N/A      138     $     449    $     660     43
 103           Shenandoah Village Apartments                    N/A          N/A       80     $     494    $     610     56
 104           Regency Apartments - Milwaukee                   N/A          N/A       11     $     531    $     580     88
 108           Villa Rosa                                 $     895    $   1,275       12     $   1,040    $   1,575    N/A
 117           Parkway Villa Apartments                         N/A          N/A       33     $     395    $     395     96
 118           Lancaster Court Apartments                       N/A          N/A       44     $     580    $     609     44
 120           Kent Plaza Apartments                            N/A          N/A      102     $     385    $     385     57
 124           Park Lane Apartments                             N/A          N/A        6     $     592    $     600     48
 127           Orchard Square Apartments                  $     507    $     550       54     $     502    $     575     40
 134           Duane Heights Apartments                         N/A          N/A        2     $   1,050    $   1,050      8
 135           GEM City Manufactured Housing Community          N/A          N/A      N/A           N/A          N/A    N/A
 137           Montgomery Plaza Apartments                      N/A          N/A      N/A           N/A          N/A     57
 139           Eden Rock Apartments                             N/A          N/A       62     $     444    $     650     43
 143           Townhomes Mobile Home Park                       N/A          N/A      N/A           N/A          N/A    N/A
 144           576 Riverside Drive                        $     343    $     370       25     $     486    $     575     30
 145           Georgian Oaks/Georgian Village Apartments        N/A          N/A       52     $     513    $     530     56
 147           Riverside Apartments                             N/A          N/A       36     $     395    $     460     24
 150           Diamond Court Apartments                         N/A          N/A        2     $     813    $     825     24
 151           Cambridge West Apartments                        N/A          N/A      N/A           N/A          N/A     49
 153           Summit Ridge                                     N/A          N/A      N/A           N/A          N/A     24
 156           Stuart Place Apartments                    $     511    $     545       20     $     546    $     565      4
 159           Cookson Mobile Home Park                         N/A          N/A      N/A           N/A          N/A    N/A
 160           Plaza West Apartments                            N/A          N/A       16     $     350    $     465    N/A
 162           Prairie Village of Grimes I                      N/A          N/A       28     $     512    $     600     12
 163           Sunset Gardens Mobile Home Park                  N/A          N/A      N/A           N/A          N/A    N/A
 164           Falconer Village                                 N/A          N/A      N/A           N/A          N/A    N/A
 165           Evergreen Manor of Waukee                        N/A          N/A       24     $     519    $     550      8
 166           Silverwood Apartments                            N/A          N/A       40     $     380    $     420    N/A

                                                           SUBJECT      SUBJECT     SUBJECT    SUBJECT      SUBJECT    SUBJECT
                                                            2 BR         2 BR        3 BR       3 BR         3 BR       4 BR
  #   CROSSED  PROPERTY NAME                              AVG. RENT    MAX. RENT     UNITS    AVG. RENT    MAX. RENT    UNITS
  -   -------  -------------                              ---------    ---------     -----    ---------    ---------    -----
   3    (A)    Bexley Creekside Apartments                $     745    $   1,015       48     $     929    $   1,155     N/A
   4    (A)    Bexley Commons at Rosedale Apartments      $     780    $   1,420       35     $     920    $   1,770     N/A
   5           The Mansards                               $     725    $   1,266      104     $     999    $     999       1
   7    (B)    BP Sweetwater Ranch Apartments             $     822    $   1,110       24     $   1,095    $   1,310     N/A
   8    (B)    BP Prescott Place II Apartments            $     708    $     820      N/A           N/A          N/A     N/A
   9    (B)    BP Prescott Place I Apartments             $     707    $     815      N/A           N/A          N/A     N/A
  10    (B)    BP Berkshire of Addison Apartments         $     775    $     899      N/A           N/A          N/A     N/A
  13           Rachel Bridge Apartments                   $   1,023    $   1,330      239     $   1,237    $   1,500     N/A
  16    (C)    BP Huntington Lakes Apartments             $     739    $     899       24     $     918    $   1,018     N/A
  17    (C)    BP Huntington Ridge Apartments             $     731    $     835      N/A           N/A          N/A     N/A
  18    (C)    BP Berkshire Springs Apartments            $     720    $     899        8     $     931    $   1,025     N/A
  20           Auburn Apartments                          $     907    $   1,075       96     $   1,078    $   1,395     N/A
  22           Kings Crossing Apartments                  $     729    $     975       24     $   1,067    $   1,160     N/A
  24           Vintage Pointe Apartments                  $     583    $     625      N/A           N/A          N/A     N/A
  31           Pavilions at Arrowhead                     $     872    $   1,620      N/A           N/A          N/A     N/A
  33           New Haven Plaza                            $   1,135    $   1,210      N/A           N/A          N/A     N/A
  35           Cross Creek Apartments                     $     642    $     826      N/A           N/A          N/A     N/A
  39           Meadows Manor Mobile Home Park             $     410    $     410      N/A           N/A          N/A     N/A
  40           Brittany Bay Apartments                    $     673    $     860       48     $     773    $     930      16
  42           Kingstowne I Apartments                    $     646    $     825       30     $     766    $     805     N/A
  56           Bridges of Southpoint Apartments           $     805    $     985      N/A           N/A          N/A     N/A
  57           Bromley Park Apartments                    $     597    $     625      N/A           N/A          N/A     N/A
  58           Windtree Apartments                        $     629    $     685      N/A           N/A          N/A     N/A
  59           BP Berkshire Hills Apartments              $     739    $     840       23     $     801    $     890     N/A
  62           Garden City Apartments                     $     595    $     595      108     $     710    $     710      40
  64           Trails of Windfern Apartments              $     621    $     700      N/A           N/A          N/A     N/A
  66           Tower Place Apartments                     $     703    $     920       14     $     879    $   1,000     N/A
 67a           Parkway Apartments                         $     618    $     700        1     $     906    $     906     N/A
 67b           Fontanelle Apartments                      $     682    $     737      N/A           N/A          N/A     N/A
 67c           J & E Apartments                           $     644    $     650      N/A           N/A          N/A     N/A
 67d           Islander Apartments                        $     690    $     700        1     $     610    $     610     N/A
 67e           Chinook Apartments                         $     705    $     721        1     $     750    $     750     N/A
  69           BP Pleasant Woods Apartments               $     667    $     850      N/A           N/A          N/A     N/A
  70           Daneland Mobile Home Park                        N/A          N/A      N/A           N/A          N/A     N/A
  71           Rosemont Crossing Apartments               $     581    $     696       18     $     797    $     887     N/A
  72           Glenwood Apartments                        $     696    $     758       16     $     859    $     919     N/A
  75           Fieldstone Apartments                      $     760    $     810       16     $     907    $     925     N/A
  78           Midland Heights Apartments                 $     713    $     790      N/A           N/A          N/A     N/A
  79           Goldenpointe Apartments                    $     794    $     809       12     $     876    $     890     N/A
  81           Stone Gate Apartments                      $     622    $     725      N/A           N/A          N/A     N/A
  83           Brookhaven Apartments                      $     798    $     885      N/A           N/A          N/A     N/A
  90           Robin Mobile Home Park                           N/A          N/A      N/A           N/A          N/A     N/A
  98           Pecan Place Apartments                     $     510    $     540       40     $     588    $     615       1
 102           Sausalito Apartments                       $     598    $     660        9     $     692    $     714     N/A
 103           Shenandoah Village Apartments              $     637    $     685      N/A           N/A          N/A     N/A
 104           Regency Apartments - Milwaukee             $     580    $     645      N/A           N/A          N/A     N/A
 108           Villa Rosa                                       N/A          N/A      N/A           N/A          N/A     N/A
 117           Parkway Villa Apartments                   $     486    $     505       27     $     616    $     625     N/A
 118           Lancaster Court Apartments                 $     672    $     683      N/A           N/A          N/A     N/A
 120           Kent Plaza Apartments                      $     499    $     510      N/A           N/A          N/A     N/A
 124           Park Lane Apartments                       $     673    $     815        6     $     908    $     950     N/A
 127           Orchard Square Apartments                  $     635    $     675        8     $     767    $     800     N/A
 134           Duane Heights Apartments                   $   1,456    $   1,800        4     $   2,581    $   4,500     N/A
 135           GEM City Manufactured Housing Community          N/A          N/A      N/A           N/A          N/A     N/A
 137           Montgomery Plaza Apartments                $   1,055    $   1,100        8     $   1,189    $   1,325     N/A
 139           Eden Rock Apartments                       $     559    $     595       10     $     643    $     750     N/A
 143           Townhomes Mobile Home Park                       N/A          N/A      N/A           N/A          N/A     N/A
 144           576 Riverside Drive                        $     556    $     625        1     $     733    $     733     N/A
 145           Georgian Oaks/Georgian Village Apartments  $     620    $     620      N/A           N/A          N/A     N/A
 147           Riverside Apartments                       $     495    $     545        7     $     671    $     800       1
 150           Diamond Court Apartments                   $     937    $   1,100      N/A           N/A          N/A     N/A
 151           Cambridge West Apartments                  $     627    $     700      N/A           N/A          N/A     N/A
 153           Summit Ridge                               $     688    $     691       16     $     774    $     774     N/A
 156           Stuart Place Apartments                    $     635    $     660      N/A           N/A          N/A     N/A
 159           Cookson Mobile Home Park                         N/A          N/A      N/A           N/A          N/A     N/A
 160           Plaza West Apartments                            N/A          N/A       12     $     536    $     680     N/A
 162           Prairie Village of Grimes I                $     572    $     625      N/A           N/A          N/A     N/A
 163           Sunset Gardens Mobile Home Park                  N/A          N/A      N/A           N/A          N/A     N/A
 164           Falconer Village                                 N/A          N/A      N/A           N/A          N/A     N/A
 165           Evergreen Manor of Waukee                  $     560    $     625      N/A           N/A          N/A     N/A
 166           Silverwood Apartments                            N/A          N/A      N/A           N/A          N/A     N/A

                                                           SUBJECT       SUBJECT     SUBJECT    SUBJECT     SUBJECT
                                                            4 BR          4 BR        5 BR       5 BR        5 BR
  #   CROSSED  PROPERTY NAME                              AVG. RENT     MAX. RENT     UNITS    AVG. RENT   MAX. RENT
  -   -------  -------------                              ---------     ---------     -----    ---------   ---------
   3    (A)    Bexley Creekside Apartments                      N/A           N/A      N/A        N/A         N/A
   4    (A)    Bexley Commons at Rosedale Apartments            N/A           N/A      N/A        N/A         N/A
   5           The Mansards                               $   1,366     $   1,366      N/A        N/A         N/A
   7    (B)    BP Sweetwater Ranch Apartments                   N/A           N/A      N/A        N/A         N/A
   8    (B)    BP Prescott Place II Apartments                  N/A           N/A      N/A        N/A         N/A
   9    (B)    BP Prescott Place I Apartments                   N/A           N/A      N/A        N/A         N/A
  10    (B)    BP Berkshire of Addison Apartments               N/A           N/A      N/A        N/A         N/A
  13           Rachel Bridge Apartments                         N/A           N/A      N/A        N/A         N/A
  16    (C)    BP Huntington Lakes Apartments                   N/A           N/A      N/A        N/A         N/A
  17    (C)    BP Huntington Ridge Apartments                   N/A           N/A      N/A        N/A         N/A
  18    (C)    BP Berkshire Springs Apartments                  N/A           N/A      N/A        N/A         N/A
  20           Auburn Apartments                                N/A           N/A      N/A        N/A         N/A
  22           Kings Crossing Apartments                        N/A           N/A      N/A        N/A         N/A
  24           Vintage Pointe Apartments                        N/A           N/A      N/A        N/A         N/A
  31           Pavilions at Arrowhead                           N/A           N/A      N/A        N/A         N/A
  33           New Haven Plaza                                  N/A           N/A      N/A        N/A         N/A
  35           Cross Creek Apartments                           N/A           N/A      N/A        N/A         N/A
  39           Meadows Manor Mobile Home Park                   N/A           N/A      N/A        N/A         N/A
  40           Brittany Bay Apartments                    $     902     $   1,068      N/A        N/A         N/A
  42           Kingstowne I Apartments                          N/A           N/A      N/A        N/A         N/A
  56           Bridges of Southpoint Apartments                 N/A           N/A      N/A        N/A         N/A
  57           Bromley Park Apartments                          N/A           N/A      N/A        N/A         N/A
  58           Windtree Apartments                              N/A           N/A      N/A        N/A         N/A
  59           BP Berkshire Hills Apartments                    N/A           N/A      N/A        N/A         N/A
  62           Garden City Apartments                     $     800     $     800      N/A        N/A         N/A
  64           Trails of Windfern Apartments                    N/A           N/A      N/A        N/A         N/A
  66           Tower Place Apartments                           N/A           N/A      N/A        N/A         N/A
 67a           Parkway Apartments                               N/A           N/A      N/A        N/A         N/A
 67b           Fontanelle Apartments                            N/A           N/A      N/A        N/A         N/A
 67c           J & E Apartments                                 N/A           N/A      N/A        N/A         N/A
 67d           Islander Apartments                              N/A           N/A      N/A        N/A         N/A
 67e           Chinook Apartments                               N/A           N/A      N/A        N/A         N/A
  69           BP Pleasant Woods Apartments                     N/A           N/A      N/A        N/A         N/A
  70           Daneland Mobile Home Park                        N/A           N/A      N/A        N/A         N/A
  71           Rosemont Crossing Apartments                     N/A           N/A      N/A        N/A         N/A
  72           Glenwood Apartments                              N/A           N/A      N/A        N/A         N/A
  75           Fieldstone Apartments                            N/A           N/A      N/A        N/A         N/A
  78           Midland Heights Apartments                       N/A           N/A      N/A        N/A         N/A
  79           Goldenpointe Apartments                          N/A           N/A      N/A        N/A         N/A
  81           Stone Gate Apartments                            N/A           N/A      N/A        N/A         N/A
  83           Brookhaven Apartments                            N/A           N/A      N/A        N/A         N/A
  90           Robin Mobile Home Park                           N/A           N/A      N/A        N/A         N/A
  98           Pecan Place Apartments                     $     850     $     850      N/A        N/A         N/A
 102           Sausalito Apartments                             N/A           N/A      N/A        N/A         N/A
 103           Shenandoah Village Apartments                    N/A           N/A      N/A        N/A         N/A
 104           Regency Apartments - Milwaukee                   N/A           N/A      N/A        N/A         N/A
 108           Villa Rosa                                       N/A           N/A      N/A        N/A         N/A
 117           Parkway Villa Apartments                         N/A           N/A      N/A        N/A         N/A
 118           Lancaster Court Apartments                       N/A           N/A      N/A        N/A         N/A
 120           Kent Plaza Apartments                            N/A           N/A      N/A        N/A         N/A
 124           Park Lane Apartments                             N/A           N/A      N/A        N/A         N/A
 127           Orchard Square Apartments                        N/A           N/A      N/A        N/A         N/A
 134           Duane Heights Apartments                         N/A           N/A      N/A        N/A         N/A
 135           GEM City Manufactured Housing Community          N/A           N/A      N/A        N/A         N/A
 137           Montgomery Plaza Apartments                      N/A           N/A      N/A        N/A         N/A
 139           Eden Rock Apartments                             N/A           N/A      N/A        N/A         N/A
 143           Townhomes Mobile Home Park                       N/A           N/A      N/A        N/A         N/A
 144           576 Riverside Drive                              N/A           N/A      N/A        N/A         N/A
 145           Georgian Oaks/Georgian Village Apartments        N/A           N/A      N/A        N/A         N/A
 147           Riverside Apartments                       $     800     $     800      N/A        N/A         N/A
 150           Diamond Court Apartments                         N/A           N/A      N/A        N/A         N/A
 151           Cambridge West Apartments                        N/A           N/A      N/A        N/A         N/A
 153           Summit Ridge                                     N/A           N/A      N/A        N/A         N/A
 156           Stuart Place Apartments                          N/A           N/A      N/A        N/A         N/A
 159           Cookson Mobile Home Park                         N/A           N/A      N/A        N/A         N/A
 160           Plaza West Apartments                            N/A           N/A      N/A        N/A         N/A
 162           Prairie Village of Grimes I                      N/A           N/A      N/A        N/A         N/A
 163           Sunset Gardens Mobile Home Park                  N/A           N/A      N/A        N/A         N/A
 164           Falconer Village                                 N/A           N/A      N/A        N/A         N/A
 165           Evergreen Manor of Waukee                        N/A           N/A      N/A        N/A         N/A
 166           Silverwood Apartments                            N/A           N/A      N/A        N/A         N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY BP SWEETWATER RANCH APARTMENTS, BP PRESCOTT PLACE II APARTMENTS, BP PRESCOTT PLACE I APARTMENTS AND BP BERKSHIRE OF ADDISON APARTMENTS ARE CROSS-COLLATERALIZED AND
     CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY BP HUNTINGTON LAKES APARTMENTS, BP HUNTINGTON RIDGE APARTMENTS AND BP BERKSHIRE SPRINGS APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                                                   CONTRACTUAL    CONTRACTUAL    CONTRACTUAL
                                                                    CUT-OFF DATE    RECURRING      RECURRING      RECURRING
                                                                      PRINCIPAL    REPLACEMENT    REPLACEMENT      LC & TI
  #   CROSSED  LOAN NAME                                             BALANCE (1)     RESERVE      RESERVE CAP      RESERVE
  -   -------  ---------                                             -----------     -------      -----------      -------
   3    (A)    Bexley Creekside Apartments                          $ 31,500,000   $     98,400   $    196,800            N/A
   4    (A)    Bexley Commons at Rosedale Apartments                $ 21,800,000   $     65,600   $    131,200            N/A
  11           Shoppes at Brinton Lake                              $ 45,500,000   $     28,896            N/A   $    189,891
  14           Battery Park City Retail and Entertainment Complex   $ 37,830,000   $     23,808            N/A   $     39,680
  19           National and Hayden Complex                          $ 25,690,768   $      5,724   $     11,444   $    187,704
  21           Walnut Creek Retail                                  $ 19,830,110   $      5,400            N/A   $     26,400
  30           One Columbus Center                                  $ 15,500,000   $     25,566   $     58,239   $    150,000
  32           The Regions Financial Tower                          $ 15,000,000   $     34,921            N/A            N/A
  34           Rancho Vista Industrial 5 & 6                        $ 13,754,853   $     18,185            N/A   $     54,554
  35           Cross Creek Apartments                               $ 13,280,000   $     78,000   $    156,000            N/A
  36           Coral Island Shopping Center                         $ 12,500,000   $      9,180            N/A   $     15,000
  38           Lafayette Corporate Campus                           $ 11,510,090            N/A            N/A   $    100,008
  40           Brittany Bay Apartments                              $ 10,949,693   $     41,600   $     83,200            N/A
  43           Howard and Western Retail                            $  9,975,799   $     13,284   $     40,000   $     49,707
  44           Shops at Pinnacle Peak                               $  9,945,604            N/A            N/A   $     42,000
  45           333 Gellert Boulevard                                $  9,600,000   $      9,234            N/A   $     60,000
  47           Columbia III Shopping Center                         $  9,360,000            N/A            N/A   $     25,008
  48           Bank One Buildings                                   $  9,128,605            N/A            N/A   $    112,320
  50           Lohman's Crossing Shopping Center                    $  8,700,000   $     10,132   $     78,500   $     52,500
  53           Fiddler's Cove                                       $  8,516,475   $      9,300   $     27,900   $     56,220
  54           Jenkintown Plaza                                     $  8,320,000   $     14,832            N/A   $    134,736
  56           Bridges of Southpoint Apartments                     $  8,200,000   $     48,000   $     48,000            N/A
  60           Valley Plaza                                         $  7,353,880   $     11,200            N/A            N/A
  61           Timber Ridge Plaza                                   $  7,156,328   $     14,200            N/A   $     50,000
  63           Belvedere Park Plaza                                 $  7,100,000   $     20,112   $     60,336   $     53,040
  65           Hatteras Island Plaza                                $  6,776,775            N/A            N/A   $     25,000
  68           3400 Dundee Road                                     $  6,590,882   $     15,000            N/A   $    104,076
  73           Austin Heights                                       $  6,200,000   $      8,954   $     50,000   $     39,960
  74           Shops on Montevallo                                  $  6,100,000            N/A            N/A   $     40,000
  75           Fieldstone Apartments                                $  6,050,000   $     27,000   $     54,000            N/A
  77           Brown and Gilbert Plaza                              $  5,985,739   $     10,776   $     50,000   $     40,632
  78           Midland Heights Apartments                           $  5,973,565   $     28,000   $     44,800            N/A
  80           Sunridge Plaza Phase II                              $  5,842,428   $      4,500            N/A   $     15,000
  87           The Heritage Building                                $  5,376,208            N/A            N/A   $     39,996
  88    (B)    Highland - Highland Park Place                       $  3,381,698   $      4,800            N/A   $     17,500
  89    (B)    Highland-13939 Livernois Avenue                      $  1,568,777   $      1,200            N/A   $      7,500
  92           Tyler Plaza                                          $  4,684,303   $      4,791            N/A   $     38,332
  93           Heritage Plaza                                       $  4,588,868            N/A            N/A   $      7,932
  95           Logan Building                                       $  4,380,212            N/A            N/A   $     57,600
 105           Staples Plaza                                        $  3,733,103   $      5,088   $     10,000   $      5,000
 106           Central Park Plaza                                   $  3,673,497            N/A            N/A   $     13,548
 109           2230 Point Boulevard                                 $  3,388,517            N/A            N/A   $     20,000
 114           Shops at Woodmen Hills                               $  3,133,919            N/A            N/A   $     30,000
 116           Mary Crest Partners II                               $  3,050,000   $      3,666            N/A   $     25,000
 117           Parkway Villa Apartments                             $  3,045,000   $     41,964   $     83,928            N/A
 119           Shops at Shawnee Ridge                               $  2,980,133   $      2,754            N/A   $      9,180
 120           Kent Plaza Apartments                                $  2,975,000   $     39,756   $    119,500            N/A
 121           Sagewood Center II                                   $  2,865,523            N/A            N/A   $     20,400
 122           Dakota Village Shopping Center                       $  2,850,000            N/A            N/A   $     10,260
 123           9320 Wilshire Boulevard Office                       $  2,787,501            N/A            N/A   $     49,333
 126           Trinity Oaks Shopping Center                         $  2,531,786            N/A            N/A   $     25,000
 129           Falls Creek Plaza                                    $  2,339,762   $      2,040   $     10,200   $     13,500
 131           Fig Leaf Plaza                                       $  2,055,987            N/A            N/A   $     13,068
 132           Shoppes of Olney II                                  $  2,000,000   $      1,349   $      3,000   $      3,000
 136           Village Shoppes at Winter Park                       $  1,939,597   $      1,070            N/A   $     10,730
 142           Laguna Canyon                                        $  1,794,329            N/A            N/A   $     16,768
 146           Park Run Building                                    $  1,754,039   $      1,454            N/A   $      9,695
 148           Union Town Center                                    $  1,640,110            N/A            N/A   $      5,400
 149           Yakima Triangle Center                               $  1,594,636   $      3,502            N/A   $     10,000
 154           Korea Town Plaza Shopping Center                     $  1,358,744            N/A            N/A   $     10,008
 158           Roxboro Shops                                        $    996,820            N/A            N/A   $      7,308

                                                                   CONTRACTUAL
                                                                    RECURRING     CONTRACTUAL        CONTRACTUAL       CONTRACTUAL
                                                                     LC & TI         OTHER          OTHER RESERVE     OTHER RESERVE
  #   CROSSED  LOAN NAME                                           RESERVE CAP      RESERVE          DESCRIPTION           CAP
  -   -------  ---------                                           -----------      -------          -----------           ---
   3    (A)    Bexley Creekside Apartments                                  N/A            N/A          N/A                    N/A
   4    (A)    Bexley Commons at Rosedale Apartments                        N/A            N/A          N/A                    N/A
  11           Shoppes at Brinton Lake                             $    379,782            N/A          N/A                    N/A
  14           Battery Park City Retail and Entertainment Complex  $    119,039            N/A          N/A                    N/A
  19           National and Hayden Complex                         $    375,404            N/A          N/A                    N/A
  21           Walnut Creek Retail                                 $     50,000            N/A          N/A                    N/A
  30           One Columbus Center                                 $    350,000            N/A          N/A                    N/A
  32           The Regions Financial Tower                         $    450,000            N/A          N/A                    N/A
  34           Rancho Vista Industrial 5 & 6                       $    163,659            N/A          N/A                    N/A
  35           Cross Creek Apartments                                       N/A            N/A          N/A                    N/A
  36           Coral Island Shopping Center                        $    100,000            N/A          N/A                    N/A
  38           Lafayette Corporate Campus                          $    275,000            N/A          N/A                    N/A
  40           Brittany Bay Apartments                                      N/A            N/A          N/A                    N/A
  43           Howard and Western Retail                           $    115,000            N/A          N/A                    N/A
  44           Shops at Pinnacle Peak                              $    200,000            N/A          N/A                    N/A
  45           333 Gellert Boulevard                               $    100,000            N/A          N/A                    N/A
  47           Columbia III Shopping Center                        $    125,000            N/A          N/A                    N/A
  48           Bank One Buildings                                  $    150,000            N/A          N/A                    N/A
  50           Lohman's Crossing Shopping Center                   $    200,000            N/A          N/A                    N/A
  53           Fiddler's Cove                                      $    170,000            N/A          N/A                    N/A
  54           Jenkintown Plaza                                    $    404,208            N/A          N/A                    N/A
  56           Bridges of Southpoint Apartments                             N/A            N/A          N/A                    N/A
  60           Valley Plaza                                        $    500,000            N/A          N/A                    N/A
  61           Timber Ridge Plaza                                  $    350,000            N/A          N/A                    N/A
  63           Belvedere Park Plaza                                $    159,000            N/A          N/A                    N/A
  65           Hatteras Island Plaza                               $     50,000            N/A          N/A                    N/A
  68           3400 Dundee Road                                    $    250,000            N/A          N/A                    N/A
  73           Austin Heights                                      $    300,000            N/A          N/A                    N/A
  74           Shops on Montevallo                                 $     80,000            N/A          N/A                    N/A
  75           Fieldstone Apartments                                        N/A            N/A          N/A                    N/A
  77           Brown and Gilbert Plaza                             $    100,000            N/A          N/A                    N/A
  78           Midland Heights Apartments                                   N/A            N/A          N/A                    N/A
  80           Sunridge Plaza Phase II                             $     60,000            N/A          N/A                    N/A
  87           The Heritage Building                               $     80,000            N/A          N/A                    N/A
  88    (B)    Highland - Highland Park Place                      $    100,000            N/A          N/A                    N/A
  89    (B)    Highland-13939 Livernois Avenue                     $    100,000            N/A          N/A                    N/A
  92           Tyler Plaza                                         $     76,664            N/A          N/A                    N/A
  93           Heritage Plaza                                      $    105,000   $      2,400   Roof Repair Reserve   $   106,000
  95           Logan Building                                      $    100,000            N/A          N/A                    N/A
 105           Staples Plaza                                       $     50,000            N/A          N/A                    N/A
 106           Central Park Plaza                                  $    140,000            N/A          N/A                    N/A
 109           2230 Point Boulevard                                $    100,000            N/A          N/A                    N/A
 114           Shops at Woodmen Hills                              $    150,000            N/A          N/A                    N/A
 116           Mary Crest Partners II                              $     75,000            N/A          N/A                    N/A
 117           Parkway Villa Apartments                                     N/A            N/A          N/A                    N/A
 119           Shops at Shawnee Ridge                              $     18,360            N/A          N/A                    N/A
 120           Kent Plaza Apartments                                        N/A            N/A          N/A                    N/A
 121           Sagewood Center II                                  $     50,000            N/A          N/A                    N/A
 122           Dakota Village Shopping Center                      $     40,000            N/A          N/A                    N/A
 123           9320 Wilshire Boulevard Office                      $    150,000            N/A          N/A                    N/A
 126           Trinity Oaks Shopping Center                        $    100,000            N/A          N/A                    N/A
 129           Falls Creek Plaza                                            N/A            N/A          N/A                    N/A
 131           Fig Leaf Plaza                                      $     52,272            N/A          N/A                    N/A
 132           Shoppes of Olney II                                 $     18,000            N/A          N/A                    N/A
 136           Village Shoppes at Winter Park                      $     20,000            N/A          N/A                    N/A
 142           Laguna Canyon                                       $     25,000            N/A          N/A                    N/A
 146           Park Run Building                                   $     29,085            N/A          N/A                    N/A
 148           Union Town Center                                   $     20,000            N/A          N/A                    N/A
 149           Yakima Triangle Center                              $     50,000            N/A          N/A                    N/A
 154           Korea Town Plaza Shopping Center                    $     80,000            N/A          N/A                    N/A
 158           Roxboro Shops                                       $     73,000            N/A          N/A                    N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BEXLEY CREEKSIDE APARTMENTS AND BEXLEY COMMONS AT ROSEDALE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HIGHLAND - HIGHLAND PARK PLACE AND HIGHLAND - 13939 LIVERNOIS AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN MARCH 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

                                      A-2-1

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                           WEIGHTED
                                          PERCENTAGE OF     AVERAGE                    WEIGHTED
                        CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED       AVERAGE
                          PRINCIPAL       MORTGAGE POOL     INTEREST     AVERAGE    CUT-OFF DATE
   CONCENTRATION         BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------
Top 1                  $   119,572,264         7.9%          5.080%       1.38x         73.3%
Top 3                  $   227,372,264        15.1%          5.068%       1.54          72.4%
Top 5                  $   330,704,547        21.9%          5.114%       1.54          72.9%
Top 7                  $   423,624,547        28.0%          5.182%       1.48          74.3%
Top 10                 $   543,954,547        36.0%          5.191%       1.52          72.5%
ENTIRE POOL            $ 1,510,367,836       100.0%          5.399%       1.46X         73.0%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                              WEIGHTED
                             NUMBER OF                       PERCENTAGE OF     AVERAGE                  WEIGHTED
                            UNDERLYING     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED       AVERAGE
                             MORTGAGE        PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER          LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.         135        $ 1,070,332,078        70.9%         5.365%      1.48x          73.0%
GMAC                            31            440,035,758        29.1%         5.483%      1.40           72.9%
                            ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        166        $ 1,510,367,836       100.0%         5.399%      1.46X          73.0%
                            =======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                             MORTGAGE INTEREST RATES

                                                                              WEIGHTED
                             NUMBER OF                       PERCENTAGE OF     AVERAGE                  WEIGHTED
                            UNDERLYING     CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED       AVERAGE
        RANGE OF             MORTGAGE        PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES        LOANS        BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------
  4.882%   -   5.000%            8        $   134,976,574         8.9%         4.950%      1.73x          71.4%
  5.001%   -   5.500%           77            927,003,175        61.4%         5.271%      1.43           74.1%
  5.501%   -   5.750%           36            262,309,033        17.4%         5.627%      1.44           70.5%
  5.751%   -   6.250%           37            143,032,622         9.5%         5.928%      1.44           73.1%
  6.251%   -   6.500%            7             41,283,400         2.7%         6.394%      1.42           68.9%
  6.501%   -   7.010%            1              1,763,033         0.1%         7.010%      1.50           67.2%
                            ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        166        $ 1,510,367,836       100.0%         5.399%      1.46X          73.0%
                            =======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                       7.010%
MINIMUM MORTGAGE INTEREST RATE:                       4.882%
WTD. AVG. MORTGAGE INTEREST RATE:                     5.399%

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                WEIGHTED
                                NUMBER OF                       PERCENTAGE OF    AVERAGE                  WEIGHTED
                               UNDERLYING    CUT-OFF DATE          INITIAL      MORTGAGE    WEIGHTED       AVERAGE
    RANGE OF CUT-OFF DATE       MORTGAGE       PRINCIPAL        MORTGAGE POOL   INTEREST     AVERAGE    CUT-OFF DATE
    PRINCIPAL BALANCES (1)        LOANS       BALANCE (1)          BALANCE        RATE      U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
$    664,395  -       750,000       3        $     2,075,745         0.1%        5.846%      1.38x          70.1%
     750,001  -     1,000,000       6              5,639,253         0.4%        5.899%      1.51           66.9%
   1,000,001  -     1,500,000       6              7,933,726         0.5%        5.832%      1.40           75.2%
   1,500,001  -     2,000,000      21             37,751,114         2.5%        5.780%      1.55           69.9%
   2,000,001  -     3,000,000      14             36,822,838         2.4%        5.617%      1.44           71.6%
   3,000,001  -     4,000,000      16             54,165,934         3.6%        5.572%      1.42           73.3%
   4,000,001  -     5,000,000      13             57,189,122         3.8%        5.665%      1.37           71.5%
   5,000,001  -     6,000,000      12             68,422,249         4.5%        5.446%      1.64           70.4%
   6,000,001  -     7,000,000      12             77,725,044         5.1%        5.482%      1.40           74.5%
   7,000,001  -     8,000,000       9             67,114,364         4.4%        5.527%      1.42           77.4%
   8,000,001  -    10,000,000      15            134,023,502         8.9%        5.533%      1.42           74.5%
  10,000,001       12,000,000       7             75,556,446         5.0%        5.445%      1.40           75.7%
  12,000,001  -    15,000,000       6             81,444,955         5.4%        5.491%      1.43           73.4%
  15,000,001  -    20,000,000      13            222,493,229        14.7%        5.404%      1.41           73.8%
  20,000,001  -    40,000,000       7            214,605,768        14.2%        5.267%      1.49           73.6%
  40,000,001  -    65,000,000       5            247,832,283        16.4%        5.255%      1.55           69.9%
  65,000,001  - $ 119,572,264       1            119,572,264         7.9%        5.080%      1.38           73.3%
                               --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           166        $ 1,510,367,836       100.0%        5.399%      1.46X          73.0%
                               ======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $   119,572,264
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $       664,395
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):       $     9,098,601

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                            WEIGHTED
                             NUMBER OF                      PERCENTAGE OF    AVERAGE                  WEIGHTED
           RANGE OF         UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED       AVERAGE
    ORIGINAL AMORTIZATION    MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
        TERMS (MONTHS)        LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
      Interest Only              6        $   157,200,000       10.4%        5.041%     1.90x          69.5%
     192    -    300            37            245,897,201       16.3%        5.646%     1.63           67.2%
     301    -    360           123          1,107,270,636       73.3%        5.395%     1.36           74.8%
                            ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        166        $ 1,510,367,836      100.0%        5.399%     1.46X          73.0%
                            ====================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):              360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):              192
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):            346

(1) ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                  WEIGHTED
                                   NUMBER OF                     PERCENTAGE OF     AVERAGE                  WEIGHTED
           RANGE OF               UNDERLYING    CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED      AVERAGE
       ORIGINAL TERMS              MORTGAGE      PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS      BALANCE (2)         BALANCE         RATE      U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
   60   -    84                       19       $   382,679,133       25.3%         5.170%       1.46x        74.7%
   85   -   120                      125         1,000,945,516       66.3%         5.492%       1.46         72.3%
  121   -   240                       22           126,743,188        8.4%         5.362%       1.42         73.0%
                                  ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              166       $ 1,510,367,836      100.0%         5.399%       1.46X        73.0%
                                  ====================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):             240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):              60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                     WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF      AVERAGE                         WEIGHTED
           RANGE OF               UNDERLYING       CUT-OFF DATE       INITIAL        MORTGAGE        WEIGHTED         AVERAGE
   REMAINING AMORTIZATION          MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST         AVERAGE      CUT-OFF DATE
     TERMS (MONTHS) (1)             LOANS          BALANCE (1)        BALANCE          RATE          U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
      Interest Only                    6        $   157,200,000        10.4%          5.041%           1.90x           69.5%
      189   -   250                   10             50,892,662         3.4%          5.756%           1.72            62.0%
      251   -   300                   28            196,767,572        13.0%          5.630%           1.60            68.6%
      301   -   355                   28            142,475,333         9.4%          5.739%           1.41            76.0%
      356   -   360                   94            963,032,270        63.8%          5.342%           1.35            74.6%
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              166        $ 1,510,367,836       100.0%          5.399%           1.46X           73.0%
                                 ===============================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):               360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):               189
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):             344

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                      WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
           RANGE OF                    UNDERLYING     CUT-OFF DATE      INITIAL       MORTGAGE        WEIGHTED       AVERAGE
   REMAINING AMORTIZATION               MORTGAGE       PRINCIPAL     MORTGAGE POOL    INTEREST        AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)(2)       LOANS         BALANCE (2)      BALANCE         RATE          U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
        40    -     84                     21      $   389,314,877       25.8%         5.180%           1.46x        74.7%
        85    -    114                     29          131,429,294        8.7%         5.813%           1.36         75.2%
       115    -    120                    113          980,410,735       64.9%         5.426%           1.47         72.1%
       121    -    240                      3            9,212,930        0.6%         5.886%           1.51         58.4%
                                 ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   166      $ 1,510,367,836      100.0%         5.399%           1.46X        73.0%
                                 ==============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):           240
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):            40
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):         105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                      WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF     AVERAGE                      WEIGHTED
                                    MORTGAGED      CUT-OFF DATE      INITIAL         MORTGAGE       WEIGHTED        AVERAGE
          RANGE OF YEARS              REAL          PRINCIPAL       MORTGAGE POOL     INTEREST       AVERAGE      CUT-OFF DATE
         BUILT/RENOVATED(1)         PROPERTIES      BALANCE (2)       BALANCE          RATE         U/W DSCR     LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------------
         1956  -  1985                   32      $   248,222,833            16.4%       5.410%        1.45x         74.5%
         1986  -  1994                   25          207,828,416            13.8%       5.377%        1.53          72.9%
         1995  -  1998                   20          196,102,198            13.0%       5.345%        1.41          72.8%
         1999  -  2000                   26          268,905,570            17.8%       5.365%        1.48          73.1%
         2001  -  2002                   22          205,827,343            13.6%       5.390%        1.57          67.5%
         2003  -  2005                   52          383,481,477            25.4%       5.461%        1.37          75.0%
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 177      $ 1,510,367,836           100.0%       5.399%        1.46X         73.0%
                                    ===========================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):                          2005
OLDEST YEAR BUILT/RENOVATED (1):                               1956
WTD. AVG. YEAR BUILT/RENOVATED (1):                            1996

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN MARCH 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                     WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF     AVERAGE                      WEIGHTED
                                    MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED       AVERAGE
          RANGE OF                    REAL          PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
   OCCUPANCY RATES AT U/W (1)       PROPERTIES     BALANCE (2)        BALANCE          RATE        U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
       58%   -    85%                  18        $   188,918,565       12.5%          5.332%        1.57x           67.5%
       86%   -    90%                  29            201,277,567       13.3%          5.394%        1.36            75.0%
       91%   -    93%                  27            262,429,708       17.4%          5.345%        1.34            77.8%
       94%   -    95%                  18            171,349,646       11.3%          5.389%        1.40            74.9%
       96%   -    97%                  16             90,875,929        6.0%          5.344%        1.45            76.3%
       98%   -    100%                 59            441,152,081       29.2%          5.395%        1.45            72.3%
                                    ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               167        $ 1,356,003,497       89.8%          5.372%        1.43X           73.7%
                                    ==========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):         100%
MINIMUM OCCUPANCY RATE AT U/W (1):          58%
WTD. AVG. OCCUPANCY RATE AT U/W (1):        93%

(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN MARCH 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                     WEIGHTED
                                    NUMBER OF                       PERCENTAGE       AVERAGE                      WEIGHTED
                                    UNDERLYING     CUT-OFF DATE     OF INITIAL       MORTGAGE      WEIGHTED       AVERAGE
           RANGE OF                  MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
           U/W DSCRS                  LOANS        BALANCE (1)       BALANCE           RATE        U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
         1.10x -   1.20                   4      $    65,794,150        4.4%           5.302%        1.19x         77.1%
         1.21  -   1.30                  29          323,729,866       21.4%           5.481%        1.25          76.1%
         1.31  -   1.35                  20          146,464,368        9.7%           5.427%        1.33          79.1%
         1.36  -   1.40                  19          229,900,174       15.2%           5.307%        1.38          73.3%
         1.41  -   1.45                  32          212,421,634       14.1%           5.405%        1.42          70.6%
         1.46  -   1.50                  25          202,048,565       13.4%           5.336%        1.48          74.7%
         1.51  -   1.60                  18          100,943,981        6.7%           5.767%        1.55          71.7%
         1.61  -   1.70                   4           26,048,756        1.7%           5.494%        1.67          68.7%
         1.71  -   2.00                   9          143,286,559        9.5%           5.298%        1.88          64.7%
         2.01  -   2.66x                  6           59,729,783        4.0%           5.119%        2.29          61.9%
                                    ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 166      $ 1,510,367,836      100.0%           5.399%        1.46X         73.0%
                                    ==========================================================================================

MAXIMUM U/W DSCR:                        2.66X
MINIMUM U/W DSCR:                        1.10X
WTD. AVG. U/W DSCR:                      1.46X

(1) ASSUMES A CUT-OFF DATE IN MARCH 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                     WEIGHTED
                                    NUMBER OF                       PERCENTAGE       AVERAGE                      WEIGHTED
                                    UNDERLYING     CUT-OFF DATE     OF INITIAL       MORTGAGE      WEIGHTED       AVERAGE
    RANGE OF CUT-OFF DATE            MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)           LOANS        BALANCE (1)       BALANCE           RATE        U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   31.7%   -   60.0%                      13     $    90,347,213         6.0%          5.416%        1.61x          55.1%
   60.1%   -   70.0%                      28         312,677,697        20.7%          5.409%        1.76           65.4%
   70.1%   -   73.0%                      21         126,627,465         8.4%          5.543%        1.46           72.0%
   73.1%   -   75.0%                      29         262,203,495        17.4%          5.355%        1.38           73.8%
   75.1%   -   77.0%                      15          99,450,239         6.6%          5.428%        1.38           76.3%
   77.1%   -   78.0%                      11         136,164,799         9.0%          5.463%        1.27           77.3%
   78.1%   -   79.0%                      15         209,875,332        13.9%          5.230%        1.33           78.6%
   79.1%   -   80.0%                      34         273,021,597        18.1%          5.446%        1.36           79.7%
                                    ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  166     $ 1,510,367,836       100.0%          5.399%        1.46X          73.0%
                                    ==========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):              80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):              31.7%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):            73.0%

(1) ASSUMES A CUT-OFF DATE IN MARCH 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                  WEIGHTED
                                NUMBER OF                      PERCENTAGE OF       AVERAGE                           WEIGHTED
                                MORTGAGED      CUT-OFF DATE        INITIAL         MORTGAGE         WEIGHTED         AVERAGE
                                  REAL           PRINCIPAL      MORTGAGE POOL      INTEREST         AVERAGE        CUT-OFF DATE
STATE                          PROPERTIES       BALANCE (1)        BALANCE           RATE           U/W DSCR       LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Texas                               31       $   214,904,845       14.2%           5.460%             1.39             77.3%
California                          21           212,724,062       14.1%           5.510%             1.39             70.0%
   Southern California (2)          15           129,443,940        8.6%           5.569%             1.46             67.5%
   Northern California (2)           6            83,280,121        5.5%           5.418%             1.29             74.0%
New York                             8           131,604,188        8.7%           5.404%             1.70             69.5%
North Carolina                      10           116,234,404        7.7%           5.107%             1.39             78.0%
Arizona                              9            95,748,114        6.3%           5.191%             1.71             68.7%
Virginia                             4            93,922,390        6.2%           5.463%             1.66             71.4%
Florida                             14            79,525,914        5.3%           5.486%             1.47             69.8%
Ohio                                12            73,754,075        4.9%           5.269%             1.46             77.3%
Pennsylvania                         5            71,188,828        4.7%           5.570%             1.34             76.3%
Indiana                              2            53,496,458        3.5%           5.217%             1.27             78.8%
District of Columbia                 1            44,500,000        2.9%           5.249%             1.42             57.8%
Wyoming                              1            41,750,649        2.8%           5.080%             1.38             73.3%
Washington                           9            36,654,847        2.4%           5.422%             1.36             70.3%
Colorado                             8            36,450,538        2.4%           5.671%             1.41             72.7%
Utah                                 2            28,828,445        1.9%           5.146%             1.39             73.3%
Idaho                                1            28,149,304        1.9%           5.080%             1.38             73.3%
Alabama                              3            27,445,000        1.8%           5.237%             1.28             76.5%
Illinois                             3            19,955,198        1.3%           5.424%             1.42             77.0%
Maryland                             4            15,532,191        1.0%           5.759%             1.57             75.2%
Michigan                             4            15,462,365        1.0%           5.866%             1.46             75.2%
Nevada                               3            10,646,467        0.7%           5.717%             1.33             77.0%
Mississippi                          3             9,463,938        0.6%           5.785%             1.45             73.9%
South Carolina                       1             9,360,000        0.6%           6.000%             1.27             79.7%
Oregon                               2             7,677,597        0.5%           5.427%             1.60             59.3%
Nebraska                             1             5,973,565        0.4%           5.500%             1.37             76.4%
Oklahoma                             3             5,527,391        0.4%           5.632%             1.37             69.8%
Georgia                              2             4,743,166        0.3%           6.294%             1.47             62.4%
Wisconsin                            1             3,850,000        0.3%           5.860%             1.25             77.0%
Connecticut                          1             3,239,575        0.2%           5.650%             1.47             71.2%
Kentucky                             1             3,150,000        0.2%           5.810%             1.24             78.8%
Maine                                2             2,636,795        0.2%           5.930%             1.40             77.5%
Louisiana                            1             1,710,716        0.1%           6.420%             1.41             79.6%
Iowa                                 2             1,605,396        0.1%           5.850%             1.48             71.8%
Kansas                               1             1,553,990        0.1%           5.740%             1.33             78.7%
Massachusetts                        1             1,397,429        0.1%           5.650%             1.30             74.9%
                             ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            177       $ 1,510,367,836      100.0%           5.399%             1.46X            73.0%
                             ===================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                            WEIGHTED
                               NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED       WEIGHTED
                              UNDERLYING     CUT-OFF DATE     INITIAL       MORTGAGE   WEIGHTED     AVERAGE        AVERAGE
                               MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                        LOANS        BALANCE (1)     BALANCE        RATE      U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term          109      $   755,678,107      50.0%        5.485%      1.47x        72.4%           N/A
Balloons with Partial IO Term      44          573,130,000      37.9%        5.360%      1.32         75.1%            30
Interest Only Balloon Loans         6          157,200,000      10.4%        5.041%      1.90         69.5%            92
ARD Loans without IO Periods        4           15,146,799       1.0%        6.003%      1.46         69.1%           N/A
Fully Amortizing                    3            9,212,930       0.6%        5.886%      1.51         58.4%           N/A
                              -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           166      $ 1,510,367,836     100.0%        5.399%      1.46X        73.0%           N/A
                              =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                              WEIGHTED
                           NUMBER OF                       PERCENTAGE OF       AVERAGE                        WEIGHTED
                           MORTGAGED      CUT-OFF DATE        INITIAL         MORTGAGE        WEIGHTED        AVERAGE
                              REAL          PRINCIPAL      MORTGAGE POOL      INTEREST         AVERAGE     CUT-OFF DATE
PROPERTY TYPE              PROPERTIES      BALANCE (1)        BALANCE           RATE          U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
Multifamily                     71       $   537,441,681        35.6%          5.320%           1.42            76.2%
Retail                          60           507,222,755        33.6%          5.385%           1.36            74.6%
Office                          19           228,924,713        15.2%          5.376%           1.56            66.8%
Hotel                           10           154,364,340        10.2%          5.635%           1.74            66.6%
Industrial                       7            35,509,272         2.4%          5.623%           1.58            72.4%
Mixed Use                        3            30,049,514         2.0%          5.520%           1.40            74.3%
Self Storage                     7            16,855,563         1.1%          5.853%           1.45            64.3%
                           ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        177       $ 1,510,367,836       100.0%          5.399%           1.46X           73.0%
                           =============================================================================================

(1) ASSUMES A CUT-OFF DATE IN MARCH 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                           WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
                                           MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                        PROPERTY             REAL         PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
PROPERTY TYPE           SUB-TYPE          PROPERTIES     BALANCE (1)        BALANCE          RATE        U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                  Conventional               63     $ 508,241,879           33.7%           5.316%        1.42x          76.4%
                  Manufactured Housing        8        29,199,801            1.9%           5.377%        1.39           71.7%
                                         -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      71     $ 537,441,681           35.6%           5.320%        1.42x          76.2%
                                         -------------------------------------------------------------------------------------------

                                                                                          WEIGHTED
                                          NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                          MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
                        PROPERTY           REAL         PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
PROPERTY TYPE           SUB-TYPE         PROPERTIES     BALANCE (1)        BALANCE          RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
RETAIL
                        Anchored            35      $ 411,036,488          27.2%           5.364%        1.34x          75.4%
                        Unanchored          25         96,186,267           6.4%           5.472%        1.48           71.3%
                                        -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     60      $ 507,222,755          33.6%           5.385%        1.36x          74.6%
                                        ===========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                       WEIGHTED         WEIGHTED
                                                                                       AVERAGE          AVERAGE          WEIGHTED
                                                                      PERCENTAGE OF    REMAINING        REMAINING        AVERAGE
       RANGE OF                         NUMBER OF     CUT-OFF DATE      INITIAL        LOCKOUT           LOCKOUT        REMAINING
  REMAINING TERMS TO                    MORTGAGE       PRINCIPAL      MORTGAGE POOL     PERIOD       PLUS YM PERIOD      MATURITY
STATED MATURITY (MONTHS)                 LOANS        BALANCE (1)       BALANCE        (MONTHS)         (MONTHS)       (MONTHS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
40    -    60                               11      $   106,714,755          7.1%           51            51             56
61    -    84                               10          282,600,122         18.7%           72            72             76
85    -   120                              142        1,111,840,029         73.6%          111           112            116
121   -   240                                3            9,212,930          0.6%          193           235            238
                                        --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    166      $ 1,510,367,836        100.0%          100           101            105
                                        ============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                       WEIGHTED        WEIGHTED
                                                                                       AVERAGE         AVERAGE           WEIGHTED
                                                                      PERCENTAGE OF    REMAINING      REMAINING          AVERAGE
                                        NUMBER OF    CUT-OFF DATE       INITIAL        LOCKOUT         LOCKOUT          REMAINING
                                        MORTGAGE      PRINCIPAL       MORTGAGE POOL     PERIOD       PLUS YM PERIOD      MATURITY
  PREPAYMENT OPTION                      LOANS       BALANCE (1)        BALANCE        (MONTHS)        (MONTHS)        (MONTHS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                       157      $ 1,480,821,164         98.0%          101           101            105
Lockout / Yield Maintenance                  9           29,546,673          2.0%           36           119            122
                                        -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    166      $ 1,510,367,836        100.0%          100           101            105
                                        ===========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                           WEIGHTED
                          NUMBER OF                        PERCENTAGE OF   AVERAGE                  WEIGHTED
                          MORTGAGED      CUT-OFF DATE         INITIAL      MORTGAGE    WEIGHTED     AVERAGE
                             REAL         PRINCIPAL        MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD             PROPERTIES      BALANCE (1)         BALANCE        RATES     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
Fee                          170      $   1,362,458,197        90.2%        5.407%      1.44x         73.4%
Leasehold                      5            107,317,314         7.1%        5.355%      1.69          67.8%
Fee/Leasehold                  2             40,592,326         2.7%        5.267%      1.47          73.0%
                          --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      177      $   1,510,367,836       100.0%        5.399%      1.46X         73.0%
                          ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MARCH 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                STATEMENT SECTIONS                                                  PAGE(S)
                ------------------                                                  -------
                Certificate Distribution Detail                                        2
                Certificate Factor Detail                                              3
                Reconciliation Detail                                                  4
                Other Required Information                                             5
                Cash Reconciliation                                                    6
                Ratings Detail                                                         7
                Current Mortgage Loan and Property Stratification Tables             8 - 10
                Mortgage Loan Detail                                                  11
                Principal Prepayment Detail                                           12
                Historical Detail                                                     13
                Delinquency Loan Detail                                               14
                Specially Serviced Loan Detail                                      15 - 16
                Modified Loan Detail                                                  17
                Liquidated Loan Detail                                                18

            DEPOSITOR                                  MASTER SERVICER                              SPECIAL SERVICER
Credit Suisse First Boston Mortgage          GMAC Commercial Mortgage Corporation      Lennar Partners, Inc.
Securities Corp.                             550 California Street                     760 N.W. 107th Avenue
11 Madison Avenue, 5th Floor                 San Francisco, CA 94104                   Miami, FL 33172
New York, NY 10010

Contact:      General Information Number     Contact:      CMBS Portfolio Manager      Contact:      Steve Bruha
Phone Number: (212) 325-2000                 Phone Number: (415) 835-9200              Phone Number: (305) 229-6614

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                     Realized
                                                                                       Loss /
                                                                                     Additional                          Current
             Pass-Through  Original Beginning  Principal     Interest   Prepayment     Trust         Total    Ending  Subordination
Class  CUSIP     Rate      Balance   Balance  Distribution Distribution  Premium   Fund Expenses Distribution Balance     Level
------ ----- ------------  -------- --------- ------------ ------------ ---------- ------------- ------------ ------- -------------
 A-1             0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
 A-2             0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
 A-3             0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
 A-AB            0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
 A-4             0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
 A-J             0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  B              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  C              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  D              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  E              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  F              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  G              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  H              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  J              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  K              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  L              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  M              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  N              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  O              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  P              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  R              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  LR             0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
  V              0.000000%     0.00      0.00         0.00         0.00       0.00          0.00         0.00    0.00          0.00%
------ ----- ------------  -------- --------- ------------ ------------ ---------- ------------- ------------ ------- -------------
Totals
------ ----- ------------  -------- --------- ------------ ------------ ---------- ------------- ------------ ------- -------------

                           Original Beginning                                         Ending
             Pass-Through  Notional Notional    Interest    Prepayment     Total     Notional
Class  CUSIP     Rate       Amount   Amount   Distribution   Premium    Distribution  Amount
------ ----- ------------  -------- --------- ------------ ------------ ------------ --------
A-X              0.000000%     0.00      0.00         0.00        0.00          0.00     0.00
A-SP             0.000000%     0.00      0.00         0.00        0.00          0.00     0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                           CERTIFICATE FACTOR DETAIL

                                                                   Realized Loss /
               Beginning    Principal      Interest    Prepayment  Additional Trust     Ending
Class  CUSIP    Balance    Distribution  Distribution   Premium     Fund Expenses       Balance
-----  -----  -----------  ------------  ------------  ----------  ----------------  ------------
A-1            0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
A-2            0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
A-3            0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
A-AB           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
A-4            0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
A-J            0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 B             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 C             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 D             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 E             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 F             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 G             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 H             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 J             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 K             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 L             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 M             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 N             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 O             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 P             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 R             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
LR             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 V             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000

               Beginning                                 Ending
               Notional      Interest     Prepayment    Notional
Class  CUSIP    Amount     Distribution    Premium       Amount
-----  -----  -----------  ------------  ------------  ----------
A-X            0.00000000    0.00000000    0.00000000  0.00000000
A-SP           0.00000000    0.00000000    0.00000000  0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursement for Interest on P & I                                         0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                     0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees for Delinquent Payments Received                 0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00

CERTIFICATE INTEREST RECONCILIATION

                  Accrued          Uncovered                               Certificate            Unpaid         Optimal Interest
                Certificate        Prepayment        Indemnification    Deferred Interest        Interest          Distribution
    Class        Interest      Interest Shortfall       Expenses              Amount         Shortfall Amount         Amount
-------------  -------------  --------------------  -----------------  -------------------  ------------------  ------------------
     A-1
     A-2
     A-3
    A-AB
     A-4
     A-J
     A-X
    A-SP
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      O
      P
-------------  -------------  --------------------  -----------------  -------------------  ------------------  ------------------
    Total
-------------  -------------  --------------------  -----------------  -------------------  ------------------  ------------------

                   Interest                         Appraisal
                   Shortfall        Interest        Reduction
     Class          Amount        Distribution        Amount
---------------  -------------  ----------------  -------------
     A-1
     A-2
     A-3
    A-AB
     A-4
     A-J
     A-X
    A-SP
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      O
      P
---------------  -------------  ----------------  -------------
    Total
---------------  -------------  ----------------  -------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                               0.00

Aggregate Number of Outstanding Loans                                          0
Aggregate Unpaid Principal Balance of Loans                                 0.00
Aggregate Stated Principal Balance of Loans                                 0.00

Aggregate Amount of Master Servicing Fee                                    0.00
Aggregate Amount of Special Servicing Fee                                   0.00
Aggregate Amount of Trustee Fee                                             0.00
Aggregate Amount of Primary Servicing Fee                                   0.00
Aggregate Trust Fund Expenses                                               0.00

Specially Serviced Loans not Delinquent
   Number of Outstanding Loans                                                 0
   Aggregate Unpaid Principal Balance                                       0.00

Appraisal Reduction Amount

                      Appraisal         Cumulative         Most Recent
    Loan              Reduction            ASER             App. Red.
   Number              Amount             Amount              Date
---------------   -----------------  ----------------     ------------




---------------   -----------------  ----------------     ------------
    Total
---------------   -----------------  ----------------     ------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
      Interest paid or advanced                                            0.00
      Interest reductions due to Non-Recoverability Determinations         0.00
      Interest Adjustments                                                 0.00
      Deferred Interest                                                    0.00
      Net Prepayment Interest Shortfall                                    0.00
      Net Prepayment Interest Excess                                       0.00
      Extension Interest                                                   0.00
      Interest Reserve Withdrawal                                          0.00
                                                                                  ----------
         TOTAL INTEREST COLLECTED                                                       0.00

   PRINCIPAL:
      Scheduled Principal                                                  0.00
      Unscheduled Principal                                                0.00
         Principal Prepayments                                             0.00
         Collection of Principal after Maturity Date                       0.00
         Recoveries from Liquidation and Insurance Proceeds                0.00
         Excess of Prior Principal Amounts paid                            0.00
         Curtailments                                                      0.00
      Negative Amortization                                                0.00
      Principal Adjustments                                                0.00
                                                                                  ----------
         TOTAL PRINCIPAL COLLECTED                                                      0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                               0.00
      Repayment Fees                                                       0.00
      Borrower Option Extension Fees                                       0.00
      Equity Payments Received                                             0.00
      Net Swap Counterparty Payments Received                              0.00
                                                                                  ----------
         TOTAL OTHER COLLECTED                                                          0.00
                                                                                  ----------
TOTAL FUNDS COLLECTED                                                                   0.00
                                                                                  ==========

TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                                 0.00
      Trustee Fee                                                          0.00
      Certificate Administration Fee                                       0.00
      Insurer Fee                                                          0.00
      Miscellaneous Fee                                                    0.00
                                                                                  ----------
         TOTAL FEES                                                                     0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                               0.00
      ASER Amount                                                          0.00
      Special Servicing Fee                                                0.00
      Rating Agency Expenses                                               0.00
      Attorney Fees & Expenses                                             0.00
      Bankruptcy Expense                                                   0.00
      Taxes Imposed on Trust Fund                                          0.00
      Non-Recoverable Advances                                             0.00
      Other Expenses                                                       0.00
                                                                                  ----------
         TOTAL ADDITIONAL TRUST FUND EXPENSES                                           0.00

   INTEREST RESERVE DEPOSIT                                                             0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                                0.00
      Principal Distribution                                               0.00
      Prepayment Penalties/Yield Maintenance                               0.00
      Borrower Option Extension Fees                                       0.00
      Equity Payments Paid                                                 0.00
      Net Swap Counterparty Payments Paid                                  0.00
                                                                                  ----------
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                  0.00
                                                                                  ----------
TOTAL FUNDS DISTRIBUTED                                                                 0.00
                                                                                  ==========

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                                 RATINGS DETAIL

                                            Original Ratings                 Current Ratings (1)
                                    --------------------------------- ---------------------------------
      Class             CUSIP         Fitch      Moody's     S & P      Fitch       Moody's    S & P
------------------ ---------------- ---------- ----------- ---------- ----------- ---------- ----------
       A-1
       A-2
       A-3
      A-AB
       A-4
       A-J
       A-X
      A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P

          NR  - Designates that the class was not rated by the above agency at the time of original issuance.
          X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance. N/A - Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                 Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza      99 Church Street             55 Water Street
New York, New York 10004    New York, New York 10007     New York, New York 10041
(212) 908-0500              (212) 553-0300               (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                                        % of
         Scheduled             # of       Scheduled     Agg.    WAM               Weighted
          Balance              Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

                                    STATE (3)

                                                        % of
                               # of       Scheduled     Agg.    WAM               Weighted
           State               Props       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================


  See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)

                                                        % of
        Debt Service           # of       Scheduled     Agg.    WAM               Weighted
       Coverage Ratio          Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

                                PROPERTY TYPE (3)

                                                        % of
         Property              # of       Scheduled     Agg.    WAM               Weighted
           Type                Props       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

                                    NOTE RATE

                                                        % of
           Note                # of       Scheduled     Agg.    WAM               Weighted
           Rate                Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

                                    SEASONING

                                                        % of
                               # of       Scheduled     Agg.    WAM               Weighted
         Seasoning             Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

  See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                        % of
   Anticipated Remaining       # of       Scheduled     Agg.    WAM               Weighted
          Term (2)             Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                        % of
     Remaining Stated          # of       Scheduled     Agg.    WAM               Weighted
           Term                Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                        % of
  Remaining Amortization       # of       Scheduled     Agg.    WAM               Weighted
           Term                Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

                             AGE OF MOST RECENT NOI

                                                        % of
       Age of Most             # of       Scheduled     Agg.    WAM               Weighted
        Recent NOI             Loans       Balance      Bal.    (2)     WAC      Avg DSCR (1)
--------------------------   ---------  ------------  -------  -----  -------  ----------------





==========================   =========  ============  =======  =====  =======  ================
          Totals
==========================   =========  ============  =======  =====  =======  ================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                              MORTGAGE LOAN DETAIL

                                                                      Anticipated           Neg. Beginning  Ending   Paid Appraisal
  Loan          Property                    Interest Principal Gross   Repayment  Maturity Amort Scheduled Scheduled Thru Reduction
 Number   ODCR  Type (1)     City     State  Payment  Payment  Coupon     Date      Date   (Y/N)  Balance   Balance  Date   Date
-------- ------ -------- ------------ ----- -------- --------- ------ ----------- -------- ----- --------- --------- ---- ---------





-------- ------ -------- ------------ ----- -------- --------- ------ ----------- -------- ----- --------- --------- ---- ---------
 Totals
-------- ------ -------- ------------ ----- -------- --------- ------ ----------- -------- ----- --------- --------- ---- ---------

                           Appraisal   Res.  Mod.
  Loan          Property   Reduction  Strat. Code
 Number   ODCR  Type (1)    Amount     (2)    (3)
-------- ------ --------   ---------  ------ ----





-------- ------ --------   ---------  ------ ----
 Totals
-------- ------ --------   ---------  ------ ----

                             (1) PROPERTY TYPE CODE

MF  -  Multi-Family
RT  -  Retail
HC  -  Health Care
IN  -  Industrial
WH  -  Warehouse
MH  -  Mobile Home Park
OF  -  Office
MU  -  Mixed Use
LO  -  Lodging
SS  -  Self Storage
OT  -  Other

                             (2) RESOLUTION STRATEGY CODE

1   -  Modification
2   -  Foreclosure
3   -  Bankruptcy
4   -  Extension
5   -  Note Sale
6   -  DPO
7   -  REO
8   -  Resolved
9   -  Pending Return to Master Servicer
10  -  Deed in Lieu Of Foreclosure
11  -  Full Payoff
12  -  Reps and Warranties
13  -  Other or TBD

                              (3) MODIFICATION CODE

1   -  Maturity Date Extension
2   -  Amortization Change
3   -  Principal Write-Off
4   -  Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                     Principal Prepayment Amount                 Prepayment Premium
               Offering Document  ---------------------------------  --------------------------------------------
 Loan Number    Cross-Reference   Payoff Amount  Curtailment Amount  Percentage Premium  Yield Maintenance Charge
-------------  -----------------  -------------  ------------------  ------------------  ------------------------





-------------  -----------------  -------------  ------------------  ------------------  ------------------------
 Totals
-------------  -----------------  -------------  ------------------  ------------------  ------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                                HISTORICAL DETAIL

                                              Delinquencies                                                      Prepayments
-------------------------------------------------------------------------------------------------------- ---------------------------
 Distribution    30-59 Days     60-89 Days   90 Days or More  Foreclosure       REO       Modifications   Curtailments     Payoff
    Date        #    Balance   #   Balance    #     Balance   #   Balance   #    Balance   #   Balance    #     Amount   #   Amount
-------------- -------------- ------------- ---------------- ------------- -------------- -------------- -------------- ------------





Delinquencies    Rate and Maturities
-------------- ------------------------
 Distribution  Next Weighted Avg.
    Date        Coupon   Remit     WAM
-------------- ------------------ -----







Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                             DELINQUENCY LOAN DETAIL



               Offering    # of                 Current Outstanding Status of Resolution                            Actual
               Document   Months  Paid Through   P & I     P & I    Mortgage   Strategy    Servicing   Foreclosure Principal
 Loan Number Cross-Refere Delinq.     Date     Advances Advances ** Loan (1)   Code (2)  Transfer Date    Date      Balance
------------ ------------ ------- ------------ -------- ----------- --------- ---------- ------------- ----------- ---------





------------ ------------ ------- ------------ -------- ----------- --------- ---------- ------------- ----------- ---------
 Totals
------------ ------------ ------- ------------ -------- ----------- --------- ---------- ------------- ----------- ---------

             Outstanding
              Servicing   Bankruptcy   REO
 Loan Number   Advances      Date      Date
------------ -----------  ---------- ---------





------------ -----------  ---------- ---------
 Totals
------------ -----------  ---------- ---------


                           (1) STATUS OF MORTGAGE LOAN

A   -  Payment Not Received But Still in Grace Period
B   -  Late Payment But Less  Than 1 Month Delinquent
0   -  Current
1   -  One Month Delinquent
2   -  Two Months Delinquent
3   -  Three or More Months Delinquent
4   -  Assumed Scheduled Payment (Performing Matured Balloon)
7   -  Foreclosure
9   -  REO

                          (2) RESOLUTION STRATEGY CODE

1   -  Modification
2   -  Foreclosure
3   -  Bankruptcy
4   -  Extension
5   -  Note Sale
6   -  DPO
7   -  REO
8   -  Resolved
9   -  Pending Return to Master Servicer
10  -  Deed In Lieu Of Foreclosure
11  -  Full Payoff
12  -  Reps and Warranties
13  -  Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                Offering        Servicing    Resolution
   Loan         Document         Transfer     Strategy     Scheduled    Property             Interest    Actual
  Number     Cross-Reference       Date       Code (1)      Balance     Type (2)    State      Rate      Balance
----------  -----------------  -----------  ------------  -----------  ----------  -------  ----------  ----------





                Offering           Net                                                           Remaining
   Loan         Document        Operating       DSCR                      Note      Maturity    Amortization
  Number     Cross-Reference     Income         Date          DSCR        Date        Date          Term
----------  -----------------  -----------  ------------  -----------  ----------  ----------  --------------





(1) RESOLUTION STRATEGY CODE

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

               Offering      Resolution      Site
   Loan        Document       Strategy    Inspection                  Appraisal   Appraisal     Other REO
  Number   Cross-Reference    Code (1)       Date      Phase 1 Date      Date      Value     Property Revenue        Comment
--------- ----------------- ------------ ------------ -------------- ----------- ----------- ---------------- ----------------------





(1) RESOLUTION STRATEGY CODE

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                                            MODIFIED LOAN DETAIL

               Offering
   Loan        Document      Pre-Modification
  Number   Cross-Reference       Balance        Modification Date             Modification Description
--------- ----------------- ------------------ ------------------- ----------------------------------------------




--------- ----------------- ------------------ ------------------- ----------------------------------------------
 Totals
--------- ----------------- ------------------ ------------------- ----------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.                 (301) 815-6600
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                        SERIES 2005-C1                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                           PAYMENT DATE:  04/15/2005
COLUMBIA, MD 21045-1951                                                           RECORD DATE:   03/31/2005

                                            LIQUIDATED LOAN DETAIL

                Final Recovery            Offering
    Loan        Determination             Document            Appraisal     Appraisal        Actual          Gross
   Number            Date             Cross-Reference           Date          Value         Balance         Proceeds
-------------  -----------------  -----------------------  -------------  -------------  -------------  ----------------




-------------  -----------------  -----------------------  -------------  -------------  -------------  ----------------
Current Total
-------------  -----------------  -----------------------  -------------  -------------  -------------  ----------------
Cumulative
  Total
-------------  -----------------  -----------------------  -------------  -------------  -------------  ----------------

                 Gross Proceeds        Aggregate            Net            Net Proceeds                      Repurchased
    Loan           as a % of          Liquidation       Liquidation          as a % of         Realized       by Seller
   Number        Actual Balance       Expenses *         Proceeds         Actual Balance         Loss           (Y/N)
-------------  -----------------  ------------------  ---------------  -------------------  -------------  --------------




-------------  -----------------  ------------------  ---------------  -------------------  -------------  --------------
Current Total
-------------  -----------------  ------------------  ---------------  -------------------  -------------  --------------
Cumulative
  Total
-------------  -----------------  ------------------  ---------------  -------------------  -------------  --------------

  * Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................     89         89         89         89         89
March 2007 .......................................     77         77         77         77         77
March 2008 .......................................     61         61         61         61         60
March 2009 .......................................     41         41         41         41         41
March 2010 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      3.2        3.2        3.2        3.1        3.1

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................     38         34         30         25          0
March 2011 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      4.9        4.9        4.9        4.8        4.6

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100        100
March 2011 .......................................     59         61         63         64         75
March 2012 .......................................     37         37         37         37         37
March 2013 .......................................     11         11         11         11         11
March 2014 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      6.7        6.7        6.7        6.7        6.7

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100         95
March 2011 .......................................    100         98         97         95         88
March 2012 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      6.8        6.7        6.7        6.7        6.4

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100        100
March 2011 .......................................    100        100        100        100        100
March 2012 .......................................    100        100        100        100        100
March 2013 .......................................    100        100        100        100        100
March 2014 .......................................     93         93         93         93         93
March 2015 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.6        9.6        9.6        9.5        9.4

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100        100
March 2011 .......................................    100        100        100        100        100
March 2012 .......................................    100        100        100        100        100
March 2013 .......................................    100        100        100        100        100
March 2014 .......................................    100        100        100        100        100
March 2015 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.8        9.8        9.8        9.8        9.6

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

       FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100        100
March 2011 .......................................    100        100        100        100        100
March 2012 .......................................    100        100        100        100        100
March 2013 .......................................    100        100        100        100        100
March 2014 .......................................    100        100        100        100        100
March 2015 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.8        9.8        9.8        9.8        9.7

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100        100
March 2011 .......................................    100        100        100        100        100
March 2012 .......................................    100        100        100        100        100
March 2013 .......................................    100        100        100        100        100
March 2014 .......................................    100        100        100        100        100
March 2015 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.8        9.8        9.8        9.8        9.7

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
--------------------------------------------------   ------    -------    -------    -------    --------
Issue Date .......................................    100%       100%       100%       100%       100%
March 2006 .......................................    100        100        100        100        100
March 2007 .......................................    100        100        100        100        100
March 2008 .......................................    100        100        100        100        100
March 2009 .......................................    100        100        100        100        100
March 2010 .......................................    100        100        100        100        100
March 2011 .......................................    100        100        100        100        100
March 2012 .......................................    100        100        100        100        100
March 2013 .......................................    100        100        100        100        100
March 2014 .......................................    100        100        100        100        100
March 2015 and thereafter ........................      0          0          0          0          0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.8        9.8        9.8        9.8        9.7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

   DISTRIBUTION DATE        REFERENCE RATE
-------------------------   --------------
April 2005                     5.48540%
May 2005                       5.32257%
June 2005                      5.48525%
July 2005                      5.32242%
August 2005                    5.48510%
September 2005                 5.48503%
October 2005                   5.32221%
November 2005                  5.48488%
December 2005                  5.32205%
January 2006                   5.32197%
February 2006                  5.32190%
March 2006                     5.32013%
April 2006                     5.48704%
May 2006                       5.32119%
June 2006                      5.48686%
July 2006                      5.32102%
August 2006                    5.48669%
September 2006                 5.48660%
October 2006                   5.32075%
November 2006                  5.48748%
December 2006                  5.32056%
January 2007                   5.32047%
February 2007                  5.32039%
March 2007                     5.32073%
April 2007                     5.48703%
May 2007                       5.32013%
June 2007                      5.48686%
July 2007                      5.31997%
August 2007                    5.48670%
September 2007                 5.48662%
October 2007                   5.31972%
November 2007                  5.48901%
December 2007                  5.31766%
January 2008                   5.48885%
February 2008                  5.31750%
March 2008                     5.31602%
April 2008                     5.48669%
May 2008                       5.31541%
June 2008                      5.48654%
July 2008                      5.31525%
August 2008                    5.48639%
September 2008                 5.48632%
October 2008                   5.31502%
November 2008                  5.48616%
December 2008                  5.31486%
January 2009                   5.31477%
February 2009                  5.31470%
March 2009                     5.31521%
April 2009                     5.48575%
May 2009                       5.31338%
June 2009                      5.48473%
July 2009                      5.31320%
August 2009                    5.48429%
September 2009                 5.48421%
October 2009                   5.31295%
November 2009                  5.48595%
December 2009                  5.33091%
January 2010                   5.33328%
February 2010                  5.33260%
March 2010                     5.34005%
April 2010                     5.50841%
May 2010                       5.33860%
June 2010                      5.51663%
July 2010                      5.33875%
August 2010                    5.51674%
September 2010                 5.51672%
October 2010                   5.33861%
November 2010                  5.51668%
December 2010                  5.33850%
January 2011                   5.33844%
February 2011                  5.34013%
March 2011                     5.34082%
April 2011                     5.51993%
May 2011                       5.34151%
June 2011                      5.51726%
July 2011                      5.33891%
August 2011                    5.51858%
September 2011                 5.51850%
October 2011                   5.34037%
November 2011                  5.51858%
December 2011                  5.34051%
January 2012                   5.55143%
February 2012                  5.38373%
March 2012                     5.38523%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

    DISTRIBUTION DATE              BALANCE
-------------------------     ------------------
April 2005                    $   113,100,000.00
May 2005                      $   113,100,000.00
June 2005                     $   113,100,000.00
July 2005                     $   113,100,000.00
August 2005                   $   113,100,000.00
September 2005                $   113,100,000.00
October 2005                  $   113,100,000.00
November 2005                 $   113,100,000.00
December 2005                 $   113,100,000.00
January 2006                  $   113,100,000.00
February 2006                 $   113,100,000.00
March 2006                    $   113,100,000.00
April 2006                    $   113,100,000.00
May 2006                      $   113,100,000.00
June 2006                     $   113,100,000.00
July 2006                     $   113,100,000.00
August 2006                   $   113,100,000.00
September 2006                $   113,100,000.00
October 2006                  $   113,100,000.00
November 2006                 $   113,100,000.00
December 2006                 $   113,100,000.00
January 2007                  $   113,100,000.00
February 2007                 $   113,100,000.00
March 2007                    $   113,100,000.00
April 2007                    $   113,100,000.00
May 2007                      $   113,100,000.00
June 2007                     $   113,100,000.00
July 2007                     $   113,100,000.00
August 2007                   $   113,100,000.00
September 2007                $   113,100,000.00
October 2007                  $   113,100,000.00
November 2007                 $   113,100,000.00
December 2007                 $   113,100,000.00
January 2008                  $   113,100,000.00
February 2008                 $   113,100,000.00
March 2008                    $   113,100,000.00
April 2008                    $   113,100,000.00
May 2008                      $   113,100,000.00
June 2008                     $   113,100,000.00
July 2008                     $   113,100,000.00
August 2008                   $   113,100,000.00
September 2008                $   113,100,000.00
October 2008                  $   113,100,000.00
November 2008                 $   113,100,000.00
December 2008                 $   113,100,000.00
January 2009                  $   113,100,000.00
February 2009                 $   113,100,000.00
March 2009                    $   113,100,000.00
April 2009                    $   113,100,000.00
May 2009                      $   113,100,000.00
June 2009                     $   113,100,000.00
July 2009                     $   113,100,000.00
August 2009                   $   113,100,000.00
September 2009                $   113,100,000.00
October 2009                  $   113,100,000.00
November 2009                 $   113,100,000.00
December 2009                 $   113,100,000.00
January 2010                  $   113,100,000.00
February 2010                 $   113,100,000.00
March 2010                    $   113,100,000.00
April 2010                    $   113,099,448.83
May 2010                      $   111,181,000.00
June 2010                     $   109,431,000.00
July 2010                     $   107,497,000.00
August 2010                   $   105,730,000.00
September 2010                $   103,955,000.00
October 2010                  $    94,677,000.00
November 2010                 $    92,895,000.00
December 2010                 $    90,930,000.00
January 2011                  $    89,130,000.00
February 2011                 $    87,322,000.00
March 2011                    $    67,033,000.00
April 2011                    $    65,234,000.00
May 2011                      $    63,256,000.00
June 2011                     $    61,440,000.00
July 2011                     $    51,614,000.00
August 2011                   $    49,791,000.00
September 2011                $    47,960,000.00
October 2011                  $    45,952,000.00
November 2011                 $    45,752,000.00
December 2011                 $    45,552,000.00
January 2012                  $    45,352,000.02
February 2012                 $    43,759,000.00
March 2012                    $    41,876,000.00
April 2012                    $    40,266,000.00
May 2012                      $    38,508,000.00
June 2012                     $    36,883,000.00
July 2012                     $    35,109,000.00
August 2012                   $    33,468,000.00
September 2012                $    31,818,000.00
October 2012                  $    23,525,000.00
November 2012                 $    21,870,000.00
December 2012                 $    20,070,000.00
January 2013                  $    16,199,000.00
February 2013                 $    14,524,000.00
March 2013                    $    12,432,000.00
April 2013                    $    10,739,000.00
May 2013                      $     8,902,000.00
June 2013                     $     7,193,000.00
July 2013                     $     5,339,000.00
August 2013                   $     3,613,000.00
September 2013                $     1,878,000.00
October 2013 and thereafter   $             0.00

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C1, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-J, Class B, Class C and Class D will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

         Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

-        have its own series designation;

-        consist of one or more classes with various payment characteristics;

-        evidence beneficial ownership interests in a trust established by us;
         and

-        be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

- some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 18, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................124
ERISA CONSIDERATIONS.........................................................124
LEGAL INVESTMENT.............................................................127
PLAN OF DISTRIBUTION.........................................................129
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................130
GLOSSARY.....................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.........................................  Credit Suisse First Boston Mortgage Securities Corp. Our
                                                     principal offices are located at Eleven Madison Avenue,
                                                     New York, New York 10010, telephone number (212)
                                                     325-2000. We are a wholly-owned subsidiary of Credit
                                                     Suisse First Boston Management Corporation, which in turn
                                                     is a wholly-owned subsidiary of Credit Suisse First
                                                     Boston, Inc. See "Credit Suisse First Boston Mortgage
                                                     Securities Corp."

THE SECURITIES BEING OFFERED.......................  The securities that will be offered by this prospectus and the related prospectus supplements consist of
                                                     commercial/multifamily mortgage pass-through
                                                     certificates. These certificates will be issued in
                                                     series, and each series will, in turn, consist of one or
                                                     more classes. Each class of offered certificates must, at
                                                     the time of issuance, be assigned an investment grade
                                                     rating by at least one nationally recognized statistical
                                                     rating organization. Typically, the four highest rating
                                                     categories, within which there may be sub-categories or
                                                     gradations to indicate relative standing, signify
                                                     investment grade. See "Rating."

                                                     Each series of offered certificates will evidence
                                                     beneficial ownership interests in a trust established by
                                                     us and containing the assets described in this prospectus
                                                     and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.....................  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests
                                                     in one of our trusts. We may elect to retain some of
                                                     those certificates, to place some privately with
                                                     institutional investors or to deliver some to the
                                                     applicable seller as partial consideration for the
                                                     related mortgage assets. In addition, some of those
                                                     certificates may not satisfy the rating requirement for
                                                     offered certificates described under "--The Securities
                                                     Being Offered" above.

THE GOVERNING DOCUMENTS............................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will
                                                     govern, among other things--

                                                     -    the issuance of each series of offered certificates;

                                                     -    the creation of and transfer of assets to the
                                                          related trust; and

                                                     -    the servicing and administration of those assets.

                                                     The parties to the governing document(s) for a series of
                                                     offered certificates will always include us and a
                                                     trustee. We will be responsible for establishing the
                                                     trust relating to each series of offered certificates. In
                                                     addition, we will transfer or arrange for the transfer of
                                                     the initial trust assets to that trust. In general, the
                                                     trustee for a series of offered certificates will be
                                                     responsible for, among other things, making payments and
                                                     preparing and disseminating various reports to the
                                                     holders of those offered certificates.
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                                                     If the trust assets for a series of offered certificates
                                                     include mortgage loans, the parties to the governing
                                                     document(s) will also include--

                                                     -    a master servicer that will generally be responsible
                                                          for performing customary servicing duties with
                                                          respect to those mortgage loans that are not
                                                          defaulted or otherwise problematic in any material
                                                          respect; and

                                                     -    a special servicer that will generally be
                                                          responsible for servicing and administering those
                                                          mortgage loans that are defaulted or otherwise
                                                          problematic in any material respect and real estate
                                                          assets acquired as part of the related trust with
                                                          respect to defaulted mortgage loans.

                                                     The same person or entity, or affiliated entities, may
                                                     act as both master servicer and special servicer for any
                                                     trust.

                                                     If the trust assets for a series of offered certificates
                                                     include mortgage-backed securities, the parties to the
                                                     governing document(s) may also include a manager that
                                                     will be responsible for performing various administrative
                                                     duties with respect to those mortgage-backed securities.
                                                     If the related trustee assumes those duties, however,
                                                     there will be no manager.

                                                     In the related prospectus supplement, we will identify
                                                     the trustee and any master servicer, special servicer or
                                                     manager for each series of offered certificates and their
                                                     respective duties. See "Description of the Governing
                                                     Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS.............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans.
                                                     Each of those mortgage loans will constitute the
                                                     obligation of one or more persons to repay a debt. The
                                                     performance of that obligation will be secured by a first
                                                     or junior lien on, or security interest in, the
                                                     ownership, leasehold or other interest(s) of the related
                                                     borrower or another person in or with respect to one or
                                                     more commercial or multifamily real properties. In
                                                     particular, those properties may include--

                                                     -    rental or cooperatively-owned buildings with
                                                          multiple dwelling units;

                                                     -    retail properties related to the sale of consumer
                                                          goods and other products, or related to providing
                                                          entertainment, recreational or personal services, to
                                                          the general public;

                                                     -    office buildings;

                                                     -    hospitality properties;

                                                     -    casino properties;

                                                     -    health care-related facilities;

                                                     -    industrial facilities;

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
                                                     -    warehouse facilities, mini-warehouse facilities and
                                                          self-storage facilities;

                                                     -    restaurants, taverns and other establishments
                                                          involved in the food and beverage industry;

                                                     -    manufactured housing communities, mobile home parks
                                                          and recreational vehicle parks;

                                                     -    recreational and resort properties;

                                                     -    arenas and stadiums;

                                                     -    churches and other religious facilities;

                                                     -    parking lots and garages;

                                                     -    mixed use properties;

                                                     -    other income-producing properties; and/or

                                                     -    unimproved land.

                                                     The mortgage loans underlying a series of offered
                                                     certificates may have a variety of payment terms. For
                                                     example, any of those mortgage loans--

                                                     -    may provide for the accrual of interest at a
                                                          mortgage interest rate that is fixed over its term,
                                                          that resets on one or more specified dates or that
                                                          otherwise adjusts from time to time;

                                                     -    may provide for the accrual of interest at a
                                                          mortgage interest rate that may be converted at the
                                                          borrower's election from an adjustable to a fixed
                                                          interest rate or from a fixed to an adjustable
                                                          interest rate;

                                                     -    may provide for no accrual of interest;

                                                     -    may provide for level payments to stated maturity,
                                                          for payments that reset in amount on one or more
                                                          specified dates or for payments that otherwise
                                                          adjust from time to time to accommodate changes in
                                                          the mortgage interest rate or to reflect the
                                                          occurrence of specified events;

                                                     -    may be fully amortizing or, alternatively, may be
                                                          partially amortizing or nonamortizing, with a
                                                          substantial payment of principal due on its stated
                                                          maturity date;

                                                     -    may permit the negative amortization or deferral of
                                                          accrued interest;

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
                                                     -    may prohibit some or all voluntary prepayments or
                                                          require payment of a premium, fee or charge in
                                                          connection with those prepayments;

                                                     -    may permit defeasance and the release of real
                                                          property collateral in connection with that
                                                          defeasance;

                                                     -    may provide for payments of principal, interest or
                                                          both, on due dates that occur monthly, bi-monthly,
                                                          quarterly, semi-annually, annually or at some other
                                                          interval; and/or

                                                     -    may have two or more component parts, each having
                                                          characteristics that are otherwise described in this
                                                          prospectus as being attributable to separate and
                                                          distinct mortgage loans.

                                                     Most, if not all, of the mortgage loans underlying a
                                                     series of offered certificates will be secured by liens
                                                     on real properties located in the United States, its
                                                     territories and possessions. However, some of those
                                                     mortgage loans may be secured by liens on real properties
                                                     located outside the United States, its territories and
                                                     possessions, provided that foreign mortgage loans do not
                                                     represent more than 10% of the related mortgage asset
                                                     pool, by balance.

                                                     We do not originate mortgage loans. However, some or all
                                                     of the mortgage loans included in one of our trusts may
                                                     be originated by our affiliates.

                                                     Neither we nor any of our affiliates will guarantee or
                                                     insure repayment of any of the mortgage loans underlying
                                                     a series of offered certificates. Unless we expressly
                                                     state otherwise in the related prospectus supplement, no
                                                     governmental agency or instrumentality will guarantee or
                                                     insure repayment of any of the mortgage loans underlying
                                                     a series of offered certificates. See "Description of the
                                                     Trust Assets--Mortgage Loans."

                                                     The trust assets with respect to any series of offered
                                                     certificates may also include mortgage participations,
                                                     mortgage pass-through certificates, collateralized
                                                     mortgage obligations and other mortgage-backed
                                                     securities, that evidence an interest in, or are secured
                                                     by a pledge of, one or more mortgage loans of the type
                                                     described above. We will not include a mortgage-backed
                                                     security among the trust assets with respect to any
                                                     series of offered certificates unless--

                                                     -    the security has been registered under the
                                                          Securities Act of 1933, as amended; or

                                                     -    we would be free to publicly resell the security
                                                          without registration.

                                                     See "Description of the Trust Assets--Mortgage-Backed
                                                     Securities."

                                                     We will describe the specific characteristics of the
                                                     mortgage assets underlying a series of offered
                                                     certificates in the related prospectus supplement.
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
                                                     In general, the total outstanding principal balance of
                                                     the mortgage assets transferred by us to any particular
                                                     trust will equal or exceed the initial total outstanding
                                                     principal balance of the related series of certificates.
                                                     In the event that the total outstanding principal balance
                                                     of the related mortgage assets initially delivered by us
                                                     to the related trustee is less than the initial total
                                                     outstanding principal balance of any series of
                                                     certificates, we may deposit or arrange for the deposit
                                                     of cash or liquid investments on an interim basis with
                                                     the related trustee to cover the shortfall. For 90 days
                                                     following the date of initial issuance of that series of
                                                     certificates, we will be entitled to obtain a release of
                                                     the deposited cash or investments if we deliver or
                                                     arrange for delivery of a corresponding amount of
                                                     mortgage assets. If we fail, however, to deliver mortgage
                                                     assets sufficient to make up the entire shortfall, any of
                                                     the cash or, following liquidation, investments remaining
                                                     on deposit with the related trustee will be used by the
                                                     related trustee to pay down the total principal balance
                                                     of the related series of certificates, as described in
                                                     the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.........................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted,
                                                     at our or its option, but subject to the conditions
                                                     specified in that prospectus supplement, to acquire from
                                                     the related trust particular mortgage assets underlying a
                                                     series of certificates in exchange for--

                                                     -    cash that would be applied to pay down the principal
                                                          balances of certificates of that series; and/or

                                                     -    other mortgage loans or mortgage-backed securities
                                                          that--

                                                          1.   conform to the description of mortgage assets
                                                               in this prospectus; and

                                                          2.   satisfy the criteria set forth in the related
                                                               prospectus supplement.

                                                     In addition, if so specified in the related prospectus
                                                     supplement, the related trustee may be authorized or
                                                     required, to apply collections on the mortgage assets
                                                     underlying a series of offered certificates to acquire
                                                     new mortgage loans or mortgage-backed securities that--

                                                     -    conform to the description of mortgage assets in
                                                          this prospectus; and

                                                     -    satisfy the criteria set forth in the related
                                                          prospectus supplement.

                                                     No replacement of mortgage assets or acquisition of new
                                                     mortgage assets will be permitted if it would result in a
                                                     qualification, downgrade or withdrawal of the
                                                     then-current rating assigned by any rating agency to any
                                                     class of affected offered certificates.
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CHARACTERISTICS OF THE OFFERED CERTIFICATES........  An offered certificate may entitle the holder to receive--

                                                     -    a stated principal amount;

                                                     -    interest on a principal balance or notional amount,
                                                          at a fixed, variable or adjustable pass-through
                                                          rate;

                                                     -    specified, fixed or variable portions of the
                                                          interest, principal or other amounts received on the
                                                          related mortgage assets;

                                                     -    payments of principal, with disproportionate,
                                                          nominal or no payments of interest;

                                                     -    payments of interest, with disproportionate, nominal
                                                          or no payments of principal;

                                                     -    payments of interest or principal that commence only
                                                          as of a specified date or only after the occurrence
                                                          of specified events, such as the payment in full of
                                                          the interest and principal outstanding on one or
                                                          more other classes of certificates of the same
                                                          series;

                                                     -    payments of principal to be made, from time to time
                                                          or for designated periods, at a rate that is--

                                                          1.   faster and, in some cases, substantially
                                                               faster, or

                                                          2.   slower and, in some cases, substantially
                                                               slower,

                                                          than the rate at which payments or other collections
                                                          of principal are received on the related mortgage
                                                          assets;

                                                     -    payments of principal to be made, subject to
                                                          available funds, based on a specified principal
                                                          payment schedule or other methodology; or

                                                     -    payments of all or part of the prepayment or
                                                          repayment premiums, fees and charges, equity
                                                          participations payments or other similar items
                                                          received on the related mortgage assets.

                                                     Any class of offered certificates may be senior or
                                                     subordinate to one or more other classes of certificates
                                                     of the same series, including a non-offered class of
                                                     certificates of that series, for purposes of some or all
                                                     payments and/or allocations of losses.

                                                     A class of offered certificates may have two or more
                                                     component parts, each having characteristics that are
                                                     otherwise described in this prospectus as being
                                                     attributable to separate and distinct classes.

                                                     We will describe the specific characteristics of each
                                                     class of offered certificates in the related prospectus
                                                     supplement. See "Description of the Certificates."
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
CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select
                                                     types of defaults and losses, on the related mortgage
                                                     assets through the subordination of one or more other
                                                     classes of certificates of the same series or by other
                                                     types of credit support. The other types of credit
                                                     support may include a letter of credit, a surety bond, an
                                                     insurance policy, a guarantee, a credit derivative or a
                                                     reserve fund. We will describe the credit support, if
                                                     any, for each class of offered certificates in the
                                                     related prospectus supplement.

                                                     The trust assets with respect to any series of offered
                                                     certificates may also include any of the following
                                                     agreements--

                                                     -    guaranteed investment contracts in accordance with
                                                          which moneys held in the funds and accounts
                                                          established with respect to those offered
                                                          certificates will be invested at a specified rate;

                                                     -    interest rate exchange agreements, interest rate cap
                                                          or floor agreements, or other agreements and
                                                          arrangements designed to reduce the effects of
                                                          interest rate fluctuations on the related mortgage
                                                          assets or on one or more classes of those offered
                                                          certificates; or

                                                     -    currency exchange agreements or other agreements and
                                                          arrangements designed to reduce the effects of
                                                          currency exchange rate fluctuations with respect to
                                                          the related mortgage assets and one or more classes
                                                          of those offered certificates.

                                                     We will describe the types of reinvestment, interest rate
                                                     and currency related protection, if any, for each class
                                                     of offered certificates in the related prospectus
                                                     supplement.

                                                     See "Risk Factors," "Description of the Trust Assets" and
                                                     "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS.......  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent
                                                     described in the related prospectus supplement, the
                                                     related master servicer, the related special servicer,
                                                     the related trustee, any related provider of credit
                                                     support and/or any other specified person may be
                                                     obligated to make, or may have the option of making,
                                                     advances with respect to those mortgage loans to cover--

                                                     -    delinquent scheduled payments of principal and/or
                                                          interest, other than balloon payments;

                                                     -    property protection expenses;

                                                     -    other servicing expenses; or

                                                     -    any other items specified in the related prospectus
                                                          supplement.
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
                                                     Any party making advances will be entitled to
                                                     reimbursement from subsequent recoveries on the related
                                                     mortgage loan and as otherwise described in this
                                                     prospectus or the related prospectus supplement. That
                                                     party may also be entitled to receive interest on its
                                                     advances for a specified period. See "Description of the
                                                     Certificates--Advances."

                                                     If the trust assets for a series of offered certificates
                                                     include mortgage-backed securities, we will describe in
                                                     the related prospectus supplement any comparable
                                                     advancing obligations with respect to those
                                                     mortgage-backed securities or the underlying mortgage
                                                     loans.

OPTIONAL TERMINATION...............................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or
                                                     obligated to purchase or sell any of the mortgage assets
                                                     underlying a series of offered certificates. In
                                                     particular, a master servicer, special servicer or other
                                                     designated party may be permitted or obligated to
                                                     purchase or sell--

                                                     -    all the mortgage assets in any particular trust,
                                                          thereby resulting in a termination of the trust; or

                                                     -    that portion of the mortgage assets in any
                                                          particular trust as is necessary or sufficient to
                                                          retire one or more classes of offered certificates
                                                          of the related series.

                                                     See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............  Any class of offered certificates will constitute or evidence ownership of--

                                                     -    regular interests or residual interests in a real
                                                          estate mortgage investment conduit under Sections
                                                          860A through 860G of the Internal Revenue Code of
                                                          1986; or

                                                     -    interests in a grantor trust under subpart E of Part
                                                          I of subchapter J of the Internal Revenue Code of
                                                          1986.

                                                     See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.......................  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review
                                                     with your legal advisor whether the purchase or holding
                                                     of offered certificates could give rise to a transaction
                                                     that is prohibited or is not otherwise permissible under
                                                     applicable law. See "ERISA Considerations."

LEGAL INVESTMENT...................................  If your investment activities are subject to legal investment laws and regulations, regulatory capital
                                                     requirements, or review by regulatory authorities, then
                                                     you may be subject to restrictions on investment in the
                                                     offered certificates. You should consult your own legal
                                                     advisors for assistance in determining the suitability of
                                                     and consequences to you of the purchase, ownership, and
                                                     sale of the offered certificates. See "Legal Investment"
                                                     herein.
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                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

         The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

         - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

         - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

         - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       12
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         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR
OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

         - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE
CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED
CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

         - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions

                                       13
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to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE
LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS
MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

         - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO
THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

         Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

         - that principal prepayments on the related mortgage loans will be made;

         - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated;
                  or

         - of the likelihood of early optional termination of the related trust fund.

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

         Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

         The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

         MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE
NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

         - the sufficiency of the net operating income of the applicable real property;

         - the market value of the applicable real property at or prior to maturity; and

         - the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL
PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

         -        the age, design and construction quality of the property;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         - the characteristics of the neighborhood where the property is located;

         -        the proximity and attractiveness of competing properties;

         -        the existence and construction of competing properties;

         -        the adequacy of the property's management and maintenance;

                                       15

         - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         -        demographic factors;

         -        customer tastes and preferences;

         -        retroactive changes in building codes; and

         - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

         - an increase in interest rates, real estate taxes and other operating expenses;

         - an increase in the capital expenditures needed to maintain the property or make improvements;

         - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         -        an increase in vacancy rates;

         -        a decline in rental rates as leases are renewed or replaced;
                  and

         - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

         -        the length of tenant leases;

         -        the creditworthiness of tenants;

         -        the rental rates at which leases are renewed or replaced;

         - the percentage of total property expenses in relation to revenue;

         - the ratio of fixed operating expenses to those that vary with revenues; and

         - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

         - to pay for maintenance and other operating expenses associated with the property;

         - to fund repairs, replacements and capital improvements at the property; and

         - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

         - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         -        an increase in tenant payment defaults;

         - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         - an increase in the capital expenditures needed to maintain the property or to make improvements; and

         - a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include--

         -        the business operated by the tenants;

         -        the creditworthiness of the tenants; and

         -        the number of tenants.

         DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

         - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

         -        changes in interest rates;

         -        the availability of refinancing sources;

         - changes in governmental regulations, licensing or fiscal policy;

         -        changes in zoning or tax laws; and

         -        potential environmental or other legal liabilities.

         PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

         -        responding to changes in the local market;

         - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         -        operating the property and providing building services;

         -        managing operating expenses; and

         - ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         -        maintain or improve occupancy rates, business and cash flow;

         -        reduce operating and repair costs; and

         -        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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

         MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

         -        rental rates;

         -        location;

         -        type of business or services and amenities offered; and

         -        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that--

         -        offers lower rents;

         -        has lower operating costs;

         -        offers a more favorable location; or

         -        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

         - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

         - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

         - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

         - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

         - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

         - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

         - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

         BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

         - the fair market value and condition of the underlying real property;

         -        the level of interest rates;

         -        the borrower's equity in the underlying real property;

         -        the borrower's financial condition;

         -        the operating history of the underlying real property;

         -        changes in zoning and tax laws;

         -        changes in competition in the relevant area;

         -        changes in rental rates in the relevant area;

         -        changes in governmental regulation and fiscal policy;

         -        prevailing general and regional economic conditions;

         -        the state of the fixed income and mortgage markets; and

         - the availability of credit for multifamily rental or commercial properties.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

         - any adverse economic developments that occur in the locale, state or region where the properties are located;

         - changes in the real estate market where the properties are located;

         - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

         Certain mortgage loans included in one of our trusts may either-

         - prohibit the related borrower from encumbering the related real property with additional secured debt, or

         - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

         However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

         To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

         The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

         The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

         CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         -        the bankrupt party--

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and

         - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         -        the related real property; or

         -        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

         -        the default is deemed to be immaterial;

         -        the exercise of those remedies would be inequitable or unjust;
                  or

         - the circumstances would render the acceleration unconscionable.

         ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

         - breach of contract involving a tenant, a supplier or other party;

         -        negligence resulting in a personal injury; or

         -        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

         -        war;

         -        revolution;

         -        governmental actions;

         -        floods and other water-related causes;

         - earth movement, including earthquakes, landslides and mudflows;

         -        wet or dry rot;

         -        vermin; and

         -        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

         We cannot provide any assurance--

         - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         - that the results of the environmental testing were accurately evaluated in all cases;

         - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         - tenants at the property, such as gasoline stations or dry cleaners; or

         - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         - agents or employees of the lender are deemed to have participated in the management of the borrower; or

         - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         - any condition on the property that causes exposure to lead-based paint; and

         - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

         The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

         INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

         -        generally will not be reduced by losses from other activities;

         - for a tax-exempt holder, will be treated as unrelated business taxable income; and

         - for a foreign holder, will not qualify for any exemption from withholding tax.

         INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

         -        individuals;

         -        estates;

         -        trusts beneficially owned by any individual or estate; and

         - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may--

         - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         -        reduce monthly payments due under a mortgage loan;

         -        change the rate of interest due on a mortgage loan; or

         -        otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

         - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         - you may have only limited access to information regarding your offered certificates;

         - you may suffer delays in the receipt of payments on your offered certificates; and

         - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

         We do not have, and do not expect to have in the future, any significant assets.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

         We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

         -        various types of multifamily and/or commercial mortgage loans;

         - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

         GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

         - rental or cooperatively-owned buildings with multiple dwelling units;

         - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         -        office properties;

         - hospitality properties, such as hotels, motels and other lodging facilities;

         -        casino properties;

         - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         -        industrial properties;

         - warehouse facilities, mini-warehouse facilities and self-storage facilities;

         - restaurants, taverns and other establishments involved in the food and beverage industry;

         - manufactured housing communities, mobile home parks and recreational vehicle parks;

         - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         -        arenas and stadiums;

         -        churches and other religious facilities;

         -        parking lots and garages;

         -        mixed use properties;

         -        other income-producing properties; and

         -        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         - a fee interest or estate, which consists of ownership of the property for an indefinite period;

         - an estate for years, which consists of ownership of the property for a specified period of years;

         - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

         -        shares in a cooperative corporation which owns the property;
                  or

         -        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         - first, to the payment of court costs and fees in connection with the foreclosure;

         -        second, to the payment of real estate taxes; and

         - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         -        the period of the delinquency;

         -        any forbearance arrangement then in effect;

         -        the condition of the related real property; and

         - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

         - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         -        the types of services offered at the property;

         -        the location of the property;

         - the characteristics of the surrounding neighborhood, which may change over time;

         - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         - the ability of management to provide adequate maintenance and insurance;

         -        the property's reputation;

         - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         -        the ability of management to respond to competition;

         - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         -        require written leases;

         -        require good cause for eviction;

         -        require disclosure of fees;

         -        prohibit unreasonable rules;

         -        prohibit retaliatory evictions;

         -        prohibit restrictions on a resident's choice of unit vendors;

         -        limit the bases on which a landlord may increase rent; or

         - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         -        fixed percentages;

         -        percentages of increases in the consumer price index;

         -        increases set or approved by a governmental agency; or

         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         - the related borrower's interest in multiple units in a residential condominium project; and

         - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

         -        mortgage loan payments;

         -        real property taxes;

         -        maintenance expenses; and

         -        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         -        maintenance payments from the tenant/shareholders; and

         - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

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         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         -        shopping centers;

         -        factory outlet centers;

         -        malls;

         -        automotive sales and service centers;

         -        consumer oriented businesses;

         -        department stores;

         -        grocery stores;

         -        convenience stores;

         -        specialty shops;

         -        gas stations;

         -        movie theaters;

         -        fitness centers;

         -        bowling alleys;

         -        salons; and

         -        dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         -        to lower rents;

         - to grant a potential tenant a free rent or reduced rent period;

         -        to improve the condition of the property generally; or

         - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

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

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         -        competition from other retail properties;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         -        perceptions regarding the safety of the surrounding area;

         -        demographics of the surrounding area;

         - the strength and stability of the local, regional and national economies;

         -        traffic patterns and access to major thoroughfares;

         -        the visibility of the property;

         -        availability of parking;

         - the particular mixture of the goods and services offered at the property;

         -        customer tastes, preferences and spending patterns; and

         -        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including--

         -        an anchor tenant's failure to renew its lease;

         -        termination of an anchor tenant's lease;

         - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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

         - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         -        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

         -        factory outlet centers;

         -        discount shopping centers and clubs;

         -        catalogue retailers;

         -        television shopping networks and programs;

         -        internet web sites; and

         -        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

         - the number and quality of the tenants, particularly significant tenants, at the property;

         - the physical attributes of the building in relation to competing buildings;

         - the location of the property with respect to the central business district or population centers;

         - demographic trends within the metropolitan area to move away from or towards the central business district;

         - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         -        the quality and philosophy of building management;

         -        access to mass transportation; and

         -        changes in zoning laws.

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

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

         -        rental rates;

         - the building's age, condition and design, including floor sizes and layout;

         -        access to public transportation and availability of parking;
                  and

         - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

         -        the cost and quality of labor;

         -        tax incentives; and

         - quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

         -        full service hotels;

         -        resort hotels with many amenities;

         -        limited service hotels;

         - hotels and motels associated with national or regional franchise chains;

         - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         -        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include--

         - the location of the property and its proximity to major population centers or attractions;

         -        the seasonal nature of business at the property;

         - the level of room rates relative to those charged by competitors;

         -        quality and perception of the franchise affiliation;

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

         - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         - the existence or construction of competing hospitality properties;

         -        nature and quality of the services and facilities;

         -        financial strength and capabilities of the owner and operator;

         - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         - increases in operating costs, which may not be offset by increased room rates;

         - the property's dependence on business and commercial travelers and tourism; and

         - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

         - the continued existence and financial strength of the franchisor;

         -        the public perception of the franchise service mark; and

         -        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

         CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

         - location, including proximity to or easy access from major population centers;

         -        appearance;

         - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         -        the existence or construction of competing casinos;

         -        dependence on tourism; and

         -        local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         - providing alternate forms of entertainment, such as performers and sporting events; and

         -        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

         -        hospitals;

         -        skilled nursing facilities;

         -        nursing homes;

         -        congregate care facilities; and

         - in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

         -        statutory and regulatory changes;

         -        retroactive rate adjustments;

         -        administrative rulings;

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

         -        policy interpretations;

         -        delays by fiscal intermediaries; and

         -        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

         -        federal and state licensing requirements;

         -        facility inspections;

         -        rate setting;

         -        reimbursement policies; and

         - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on--

         - location of the property, the desirability of which in a particular instance may depend on--

                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

         - building design of the property, the desirability of which in a particular instance may depend on--

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         -        building design;

         -        location and visibility;

         -        tenant privacy;

         -        efficient access to the property;

         - proximity to potential users, including apartment complexes or commercial users;

         -        services provided at the property, such as security;

         -        age and appearance of the improvements; and

         -        quality of management.

         RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

         - competition from facilities having businesses similar to a particular restaurant or tavern;

         - perceptions by prospective customers of safety, convenience, services and attractiveness;

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

         - the cost, quality and availability of food and beverage products;

         - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         -        changes in demographics, consumer habits and traffic patterns;

         -        the ability to provide or contract for capable management; and

         - retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         -        segment;

         -        product;

         -        price;

         -        value;

         -        quality;

         -        service;

         -        convenience;

         -        location; and

         -        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         -        lower operating costs;

         -        more favorable locations;

         -        more effective marketing;

         -        more efficient operations; or

         -        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

         Factors affecting the success of a regionally- or nationally-known chain restaurant include--

         - actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

         - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

         Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

         - the number of comparable competing properties in the local market;

         -        the age, appearance and reputation of the property;

         -        the quality of management; and

         -        the types of facilities and services it provides.

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

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         -        multifamily rental properties;

         -        cooperatively-owned apartment buildings;

         -        condominium complexes; and

         -        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         -        fixed percentages;

         -        percentages of increases in the consumer price index;

         -        increases set or approved by a governmental agency; or

         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

         -        the location and appearance of the property;

         -        the appeal of the recreational activities offered;

         - the existence or construction of competing properties, whether are not they offer the same activities;

         - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         -        geographic location and dependence on tourism;

                                       45
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         -        changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         -        sensitivity to weather and climate changes; and

         -        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

         -        the appeal of the particular event;

         -        the cost of admission;

         - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         - perceptions by prospective patrons of the safety of the surrounding area; and

         - the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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         PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

         -        the number of rentable parking spaces and rates charged;

         - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         -        the amount of alternative parking spaces in the area;

         -        the availability of mass transit; and

         - the perceptions of the safety, convenience and services of the lot or garage.

         UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

         -        its location;

         -        its size;

         -        the surrounding neighborhood; and

         -        local zoning laws.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         -        the successful operation of the property; and

         - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

         - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         -        make the loan payments on the related mortgage loan;

         -        cover operating expenses; and

         -        fund capital improvements at any given time.

         Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         -        some health care-related facilities;

         -        hotels and motels;

         -        recreational vehicle parks; and

         -        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         -        warehouses;

         -        retail stores;

         -        office buildings; and

         -        industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

         -        increases in energy costs and labor costs;

         -        increases in interest rates and real estate tax rates; and

         - changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

         - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

         - the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         - the income capitalization method, which takes into account the property's projected net cash flow; or

         - a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example--

         - it is often difficult to find truly comparable properties that have recently been sold;

         - the replacement cost of a property may have little to do with its current market value; and

         - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

         - an original term to maturity of not more than approximately 40 years; and

         - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that--

         - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         -        provide for no accrual of interest;

         - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         - permit the negative amortization or deferral of accrued interest;

         - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

         - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         - the type or types of property that provide security for repayment of the mortgage loans;

         - the earliest and latest origination date and maturity date of the mortgage loans;

         - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         -        more general information in the related prospectus supplement;
                  and

         - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include--

         - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

         - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         - will have been registered under the Securities Act of 1933, as amended;

         -        will be exempt from the registration requirements of that Act;

         - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

         - may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

         - the initial and outstanding principal amount(s) and type of the securities;

         - the original and remaining term(s) to stated maturity of the securities;

         - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         -        the payment characteristics of the securities;

         - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         -        a description of the related credit support, if any;

         -        the type of mortgage loans underlying the securities;

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

         - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         - the terms and conditions for substituting mortgage loans backing the securities; and

         - the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

         - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         -        other mortgage loans or mortgage-backed securities that--

                  1.       conform  to  the   description  of  mortgage  assets
                           in  this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         - conform to the description of mortgage assets in this prospectus; and

         - satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

         - the subordination or one or more other classes of certificates of the same series;

         -        a letter of credit;

         -        a surety bond;

         -        an insurance policy;

         -        a guarantee;

         -        a credit derivative; and/or

         -        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS  PROVIDING  REINVESTMENT,  INTEREST  RATE AND  CURRENCY  RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

         -        interest rate exchange agreements;

         -        interest rate cap agreements;

         -        interest rate floor agreements;

         -        currency exchange agreements; or

         - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         -        the price you paid for your offered certificates;

         -        the pass-through rate on your offered certificates; and

         - the amount and timing of payments on your offered certificates.

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

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

         - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         -        the dates on which any balloon payments are due; and

         - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

         - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         - be based on the principal balances of some or all of the mortgage assets in the related trust; or

         - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

         - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

         -        the availability of mortgage credit;

         - the relative economic vitality of the area in which the related real properties are located;

         -        the quality of management of the related real properties;

         -        the servicing of the mortgage loans;

         -        possible changes in tax laws; and

         -        other opportunities for investment.

In general, those factors that increase--

         - the attractiveness of selling or refinancing a commercial or multifamily property; or

         - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         -        prepayment lock-out periods; and

         - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

         -        to convert to a fixed rate loan and thereby lock in that rate;
                  or

         - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         -        realize its equity in the property;

         -        meet cash flow needs; or

         -        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

         -        the relative importance of those factors;

         - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

         -        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         -        scheduled amortization; or

         -        prepayments, including--

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         - the projected weighted average life of each class of those offered certificates with principal balances; and

         - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         -        to refinance the loan; or

         -        to sell the related real property.

         If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         -        the bankruptcy of the borrower; or

         - adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

         - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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         -        provides for constant scheduled payments regardless of
                  adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

         - the number of foreclosures with respect to the underlying mortgage loans; and

         - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

         - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         - the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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         ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         - any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         -        have the same series designation;

         -        were issued under the same Governing Document; and

         -        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         -        have the same class designation; and

         -        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

         - a stated principal amount, which will be represented by its principal balance;

         - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         - payments of principal, with disproportionate, nominal or no payments of interest;

         - payments of interest, with disproportionate, nominal or no payments of principal;

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

         - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         - payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,

                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

         -        the periodic payment date for that series; and

         - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

         - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of--

         -        a 360-day year consisting of twelve 30-day months;

         - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

         - the actual number of days elapsed during each relevant period in a normal calendar year; or

         - any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

         - based on the principal balances of some or all of the related mortgage assets; or

         - equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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

         PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         - payments of principal actually made to the holders of that class; and

         - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         - any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

         - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         -        by establishing a priority of payments among those classes.

         See "Description of Credit Support."

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ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         - delinquent payments of principal and/or interest, other than balloon payments;

         -        property protection expenses;

         -        other servicing expenses; or

         - any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

         - any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

         - at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         - the payments made on that payment date with respect to the applicable class of offered certificates; and

         -        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         -        that calendar year; or

         - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         - with respect to those amendments to the governing documents described under "Description of the Governing
                  Documents--Amendment"; or

         - as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following--

         - the final payment or other liquidation of the last mortgage asset in that trust; and

         - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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

BOOK-ENTRY REGISTRATION

         GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

         - a limited-purpose trust company organized under the New York Banking Law;

         -        a "banking corporation" within the meaning of the New York
                  Banking Law;

         -        a member of the Federal Reserve System;

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

                                       65
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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

         - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

         - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                   DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

         -        in the case of a mortgage loan--

                  1.       the address of the related real property,

                  2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

                  3.       the remaining term to maturity,

                  4. the remaining amortization term if that mortgage loan is a balloon loan, and

                  5.       the outstanding principal balance; and

         -        in the case of a mortgage-backed security--

                  1.       the outstanding principal balance, and

                  2.       the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

         - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

         - that the unaffiliated seller had good title to each mortgage loan;

         - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

         - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

         - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

         The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

         Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

         Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

         If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

         The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

         Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

         Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

         - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

         - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

         - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

         - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

         - those procedures are consistent with the terms of the related Governing Document; and

         - they do not impair recovery under any instrument of credit support included in the related trust.

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         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

         - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         -        ensuring that the related properties are properly insured;

         -        attempting to collect delinquent payments;

         -        supervising foreclosures;

         -        negotiating modifications;

         - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         - protecting the interests of certificateholders with respect to senior lienholders;

         - conducting inspections of the related real properties on a periodic or other basis;

         - collecting and evaluating financial statements for the related real properties;

         - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         - maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

         - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         - mortgage loans as to which there is a material non-monetary default;

         -        mortgage loans as to which the related borrower has--

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

         - real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         -        make the initial determination of appropriate action;

         -        evaluate the success of corrective action;

         -        develop additional initiatives;

         -        institute foreclosure proceedings and actually foreclose; or

         - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         -        performing property inspections; and

         -        collecting and evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         -        continuing to receive payments on the mortgage loan;

         -        making calculations with respect to the mortgage loan; and

         - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         - that mortgage-backed security will be registered in the name of the related trustee or its designee;

         - the related trustee will receive payments on that mortgage-backed security; and

         - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

         - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

         -        reckless disregard of those obligations and duties.

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         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

         - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

         - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         -        either--

                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

         - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

         - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

         1.       to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to maintain a rating or ratings assigned to a series of certificates.

         Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

         The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

         The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

         - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

         - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

         - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

         - the subordination of one or more other classes of certificates of the same series;

         - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         -        the establishment of one or more reserve funds; or

         -        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

         -        the nature and amount of coverage under that credit support;

         - any conditions to payment not otherwise described in this prospectus;

         - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         -        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         -        the terms of the mortgage;

         - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

         -        the knowledge of the parties to the mortgage; and

         - in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         - a mortgagor, who is the owner of the encumbered interest in the real property; and

         -        a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

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         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         -        the trustor, who is the equivalent of a mortgagor;

         -        the trustee to whom the real property is conveyed; and

         - the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

         -        the express provisions of the related instrument;

         -        the law of the state in which the real property is located;

         -        various federal laws; and

         - in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         -        without a hearing or the lender's consent; or

         - unless the lender's interest in the room rates is given adequate protection.

         For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

         -        judicial foreclosure, involving court proceedings; and

         - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         - all parties having a subordinate interest of record in the real property; and

         - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

         - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         -        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                  1. a failure to adequately maintain the mortgaged property, or

                  2.       an   impermissible   further   encumbrance  of  the
                           mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         -        upheld the reasonableness of the notice provisions; or

         - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

         - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         -        record a notice of default and notice of sale; and

         - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

         - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

         -        to enable the lender to realize upon its security; and

         - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

         - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

         - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         -        extend or shorten the term to maturity of the loan;

         - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         -        past due rent;

         -        accelerated rent;

         -        damages; or

         - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

         - assume the lease and either retain it or assign it to a third party; or

         -        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

         - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

         - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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         The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

         - assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         - impose liability for releases of or exposure to asbestos-containing materials; and

         - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

         - FIRST, to the payment of court costs and fees in connection with the foreclosure;

         -        SECOND, to real estate taxes;

         - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

         - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

         -        banks;

         -        insurance companies; and

         -        foreign investors.

         This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         - given with respect to events that have occurred at the time the advice is rendered; and

         - is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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         The following discussion addresses securities of two general types--

         - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

         - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

         - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         - those offered certificates of that series will be considered to evidence ownership of--

                  1.       REMIC "regular interests", or

                  2.       REMIC "residual interests".

         We refer in this discussion to--

         - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

         - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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         QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

         -        whole mortgage loans, such as the mortgage loans;

         - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

         - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

         - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

                  1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

                  2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

         - in exchange for any qualified mortgage within a three-month period thereafter; or

         - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

         - a mortgage in default or as to which default is reasonably foreseeable;

         - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

         -        a mortgage that was fraudulently procured by the mortgagor;
                  and

         - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

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         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

         In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

         -        one or more classes of regular interests; or

         - a single class of residual interests on which distributions, if any, are made pro rata.

         A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

         -        a fixed number of basis points;

         -        a fixed percentage of the total interest; or

         - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

         The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

         - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

         - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

         - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

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         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

         The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         -        a single fixed rate;

         -        a qualified floating rate;

         -        an objective rate;

         - a combination of a single fixed rate and one or more qualified floating rates;

         - a combination of a single fixed rate and one qualified inverse floating rate; or

         - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

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

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

         -        a fraction--

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         - the total amount of the DE MINIMIS original issue discount, and

         -        a fraction--

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

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

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

         -        the sum of--

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

         - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

         -        the issue price of the certificate; increased by

         - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

         - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

         - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

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

         - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

         MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

         - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

         -        on the basis of a constant yield method;

         - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         -        the purchase price paid for your certificate; and

         - the payments remaining to be made on your certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

         -        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior

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

holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

         -        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

         -        "excess inclusions";

         -        residual interests without "significant value"; and

         -        "noneconomic" residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

         TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

         - the income from the mortgage loans and other assets of the REMIC; plus

         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

         -        the following items--

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

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         Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

         - the amount paid for that REMIC residual certificate; increased by

         - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

         - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

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

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

         -        through distributions;

         -        through the deduction of any net losses of the REMIC; or

         - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

         Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

         - the daily portions of REMIC taxable income allocable to that certificate; over

         - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

         -        the issue price of the certificate; increased by

         - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

         - any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no

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

sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions--

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         -        regulated investment companies;

         -        common trust funds; and

         -        certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

         - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

         - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

         In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

         - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

                  1. the present value of any consideration given to the transferee to acquire the interest;

                  2. the present value of the expected future distributions on the interest; and

                  3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

         -        1.       the transferee must be a domestic "C" corporation
                  (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                  2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

                  3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

         MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of
Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

         FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         -        an individual;

         -        an estate or trust; or

         - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

         - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

         - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         -        an individual,

         -        an estate or trust, or

         - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

         -        an individual;

         -        an estate or trust; or

         - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

         -        the cost of the certificate to that certificateholder;
                  increased by

         - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

         - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -        entitle the holder to a specified principal amount;

         -        pay interest at a fixed or variable rate; and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

         -        reacquires that same REMIC residual certificate;

         -        acquires any other residual interest in a REMIC; or

         - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

         -        the disposition of a non-defaulted mortgage loan,

         - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

         -        the receipt of compensation for services, or

         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         -        the person has sufficient assets to do so; and

         - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

         - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         - the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

         -        events that have occurred up to the time of the transfer;

         -        the prepayment assumption; and

         - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

         - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

         - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

         - the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         - a statement under penalties of perjury that the record holder is not a disqualified organization.

         If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

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

         For these purposes, a "disqualified organization" means--

         -        the United States;

         -        any State or political subdivision thereof;

         -        any foreign government;

         -        any international organization;

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         -        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         - any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any--

         -        regulated investment company;

         -        real estate investment trust;

         -        trust;

         -        partnership; or

         - certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         - the residual interests in the entity are not held by disqualified organizations; and

         - the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.

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

Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         -        income;

         -        deductions;

         -        gains;

         -        losses; and

         -        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         -        corporations;

         -        trusts;

         -        securities dealers; and

         -        certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         - 30 days after the end of the quarter for which the information was requested; or

         -        two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         -        income;

         -        excess inclusions;

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

         -        investment expenses; and

         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

         - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

         -        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

         -        a foreign person; and

         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

         For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

         -        a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

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

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         -        owns 10% or more of one or more underlying mortgagors; or

         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

         -        foreign persons, or

         - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

         CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion--

         - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

         - A grantor trust certificate representing ownership of all or a portion of the difference between--

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of--

                           -        normal administration fees, and

                           - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

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

                  will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

         - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Code; and

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

         - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

         - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

         GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

         - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent

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

that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

         - a class of grantor trust strip certificates is issued as part of the same series; or

         - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         -        a master servicer;

         -        a special servicer;

         -        any sub-servicer; or

         -        their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

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

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

         - the treatment of certain stripped bonds as market discount bonds; and

         -        DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

         -        the sum of all payments to be made on that certificate;

         -        other than qualified stated interest, if any; and

         - the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

         - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

         - the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

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

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

         - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

         -        0.25% of the stated redemption price; and

         -        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

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         The original issue discount, if any, on mortgage loans will equal the difference between--

         -        the stated redemption price of the mortgage loans; and

         -        their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of--

         - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         - the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

         -        the issue price of the mortgage loan; increased by

         - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

         - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

         - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

         - be allocated among the payments of stated redemption price on the mortgage loan; and

         - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         - the price paid for that grantor trust strip certificate by you; and

         - the projected payments remaining to be made thereon at the time of the purchase; plus

         - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

         - the prepayment assumption we will disclose in the related prospectus supplement; and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

         - the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

         - the amount realized on the sale or exchange of a grantor trust certificate; and

         -        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal--

         -        its cost; increased by

         - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

         -        any and all--

                  1.       previously reported losses,

                  2.       amortized premium, and

                  3. payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the

Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         -        entitle the holder to a specified principal amount;

         -        pay interest at a fixed or variable rate; and

         - are not convertible into the stock of the issuer or a related party,

         cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

         - the amount of servicing compensation received by a master servicer or special servicer; and

         - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 30, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

         -        a custodian of a person's account;

         -        a nominee; and

         -        a broker holding an interest for a customer in street name.

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         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

REPORTABLE TRANSACTIONS

         Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose various requirements on--

         -        Plans; and

         -        persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under
Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

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

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

         -        investment prudence and diversification; and

         -        compliance with the investing Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

         The types of transactions between Plans and Parties in Interest that are prohibited include--

         -        sales, exchanges or leases of property;

         -        loans or other extensions of credit; and

         -        the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

         - those with discretionary authority or control over the assets of the entity;

         - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         - those who are affiliates of the persons described in the preceding two bullets.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         - has discretionary authority or control over the management or disposition of the assets of that Plan; or

         - provides investment advice with respect to the assets of that Plan for a fee.

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

         If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         -        deemed to be a fiduciary with respect to the investing Plan;
                  and

         -        subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

         - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

         - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

         -        consider your general fiduciary obligations under ERISA; and

         -        consult with your legal counsel as to--

                  1. the potential applicability of ERISA and the Code to investment, and

                  2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

         If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

         Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

         Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or

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more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

         Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

         - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

         - by placements by us with institutional investors through dealers; and

         -        by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         - the obligations of the underwriters will be subject to various conditions precedent;

         - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         -        Cadwalader, Wickersham & Taft LLP; or

         -        Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         -        whether the price paid for those certificates is fair;

         - whether those certificates are a suitable investment for any particular investor;

         - the tax attributes of those certificates or of the related trust;

         - the yield to maturity or, if they have principal balances, the average life of those certificates;

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

         "DISQUALIFIED ORGANIZATION" means--

         -        the United States;

         -        any State or political subdivision of the United States;

         -        any foreign government;

         -        any international organization;

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         -        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         - any organization described in Section 1381(a)(2)(C) of the Code.

         "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

         "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "FANNIE MAE" means the Federal National Mortgage Association.

         "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

         "FDIC" means the Federal Deposit Insurance Corporation. ----

         "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

         "GINNIE MAE" means the Government National Mortgage Association.

         "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "IRS" means the Internal Revenue Service.

         "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

         "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

         "PASS-THROUGH ENTITY" means any--

         -        regulated investment company;

         -        real estate investment trust;

         -        trust;

         -        partnership; or

         - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

         "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

         "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

         "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Code.

         "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. PERSON" means--

         -        a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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[GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

13. RACHEL BRIDGE APARTMENTS       14. BATTERY PARK CITY RETAIL AND
    NEW YORK, NY                       ENTERTAINMENT COMPLEX
                                       NEW YORK, NY

                                   [GRAPHIC OMITTED]

                                   5. THE MANSARDS
                                      GRIFFITH, IN

[GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

20. AUBURN APARTMENTS              2. PHELPS DODGE TOWER
    DURHAM, NC                        PHOENIX, AZ

[GRAPHIC OMITTED]

12. 2001 M STREET
    WASHNGTON, DC

[GRAPHIC OMITTED]                  [GRAPHIC OMITTED]

76. UNIZAN PLAZA                   1A. EASTERIDGE MALL
    CANTON, OH                         CASPER, WY

                                   [GRAPHIC OMITTED]

                                   95. LOGAN BUILDING
[GRAPHIC OMITTED]                      DENVER, CO

34. RANCHO VISTA INDUSTRIAL 5 & 6
    VISTA, CA

[GRAPHIC OMITTED]

7. BP SWEETWATER BRANCH APARTMENTS
   RICHARDSON, TX

         The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2005-C1.xls." The spreadsheet file "CSFBMSC 2005-C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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